EXHIBIT 10.1

                       ASSIGNMENT AND ASSUMPTION OF LEASE


1.  Identification and Parties.

This Agreement and Assumption of Lease ("Assignment") is made and entered into the day of June 25, 1996 by and between TLC RESTAURANT MANAGEMENT CORPORATION ("Assignor") and TEXAS LOOSEY'S STEAKHOUSE & SALOON, INC. ("Assignee").

2.  Recitals

         2.1 Assignor is the lessee under that certain lease (the Lease) dated November 1, 1994 between, WALTER BOLLENBACHER FAMILY TRUST as lessor and Assignor, as Lessee as amended, covering certain real property more particularly described in Exhibit "A" attached hereto.

         2.2 Assignor and Assignee desire to enter into this Assignment to consummate the assignment of the Lease from Assignor to Assignee.

3.  Assignment and Assumption.

         3.1 Assignor hereby transfers, grants, conveys and assigns to Assignee all of Assignors rights, title and interest in, to and under the Lease. Concurrently with the execution of this Assignment, Assignor shall deliver to Assignee a true, correct and complete copy of the Master Lease and all amendments thereto.

         3.2 Assignee hereby accepts the assignment of the Lease are shall be entitled to all of the rights and benefits accruing to the lessee thereunder, and hereto assumes and agrees to perform any and all obligations, duties, undertakings and liabilities of Assignor under the Lease first arising from and after the date of the Assignment.

         3.3 This Assignment shall inure to the benefit of and be binding upon the respective legal representatives, successor, and assigns for the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first set forth above.


"ASSIGNOR"                                                "ASSIGNEE"
TLC RESTAURANT MANAGEMENT CORP            TEXAS LOOSEY'S STEAKHOUSE & SALOON INC


-----------------------------------    ----------------------------------------
Ronald K. Walton, President                      Hiram J. Woo, President

                                SOUTHWOOD CENTER

                                   STORE LEASE

         This Agreement is dated as of November 1, 1994 by and between the WALTER BOLLENBACHER FAMILY TRUST, owner of the below described premises, hereinafter referred to for convenience as "LESSOR", who by this Agreement leases said premises, and TLC RESTAURANT MGMT. CORP., a California Corporation hereinafter referred to for convenience as "LESSEE" who be this Agreement leases said premises from said LESSOR.

                                   WITNESSETH:

         For and in consideration of the convenience and agreements herein set forth to be kept and performed by the LESSEE, LESSOR hereby leases to LESSEE and LESSEE hereby takes, accepts and hires from LESSOR the premises hereinafter described for the period, at the rental and subject to and upon the terms and conditions herein set forth as follows:

         1.       LEASED PREMISES

                  The premises leased hereunder are located in the City of Torrance, County of Los Angeles, and consists of certain store premises located in buildings owned at 22246 and 22250-52 Palos Verdes Boulevard, Torrance, CA 90505. The leased premises together with other property which the LESSOR owns comprise a shopping center development referred to herein and throughout this Lease as the "Center." Said Center is described on the attached Exhibit "A" incorporated herein by reference. The location and specific description of the premises which are the subject of this Lease (the "Leased Premises") is attached hereto as Exhibit "B" and incorporated herein by reference.

         2.       TERM

                  (A) The Term of this Lease shall be for a period of SIXTY TWO
(62) full and consecutive calendar months, plus the partial month, if any, commencing on the "Commencement Date," as hereinafter defined, of this Lease and expiring at midnight on the last day of December, 1999, unless sooner terminated or extended as hereinafter provided (the "Term").

                  (B) The "Commencement Date" as used in this Lease, shall be construed to mean November 1, 1994.

         3.       LEASE YEAR

                  The first partial lease year of the Term of this Lease shall commence on the Commencement Date hereof and shall continue until the following December 31. Subsequent lease years of the Term hereof shall be on a calendar year basis with the exception of the last lease year which shall be from January 1 to the expiration date of this Lease.

         4.       USE OF THE LEASED PREMISES

                  The Leased Premises shall be used and occupied by LESSEE for the purpose of operating the following described retail store operation and for no other purpose without the prior written consent of the LESSOR:

A FULL SERVICE RESTAURANT AND COCKTAIL LOUNGE WITH ENTERTAINMENT AND DANCING.

                  At all times in the operation of such business and use of the Leased Premises, LESSEE shall:

                  (A) Carry a full and complete stock of seasonable merchandise offered for sale at competitive prices; maintain adequate facilities and personnel for the efficient service of its customers; and employ LESSEE'S best judgment, efforts and abilities to operate the business conducted on the Leased Premises in a manner calculated to produce the maximum profitable and practical volume of sales and transactions obtainable and is in keeping with the quality of the Center; provided, however, that without LESSOR'S prior written consent, LESSEE shall not conduct any auction, fire, bankruptcy or other distress-type sale;

                  (B) Promptly comply with all laws, ordinances, orders and regulations affecting the Leased Premises and the cleanliness, safety, occupation and use thereof, and obtain all necessary governmental permits for activities conducted at or from the Leased Premises;

                  (C) Not use or permit the use of any portion of the Leased Premises as sleeping apartments, lodging rooms or, for any unlawful purpose or purposes.

                  (D) Not to solicit business nor distribute adverting matter in any common area;

                  (E) Warehouse, store and stock in the Leased Premises only such goods, wares and merchandise as LESSEE intends to offer for sale at retail in, at, upon or from the Leased Premises within a reasonable time after receipt, and use only such space in the Leased Premises for office, clerical or non-selling purposes as is from time to time reasonably required to LESSEE'S business conducted at or from the Leased Premises;

                  (F) Not interfere with or permit the interference with the use by other tenants or third parties of common areas or obstruct or permit the obstruction by LESSEE'S patrons or customers of any portion thereof;

                  (G) Not use or permit the use of the Leased Premises by LESSEE'S patrons or customers in any manner which will constitute a nuisance, disturbance or unreasonable annoyance to other tenants or third parties including, without limitation damages to the Leased Premises or common areas, or excessive noise or congestion caused by LESSEE'S patrons or customers;

                  (H) Not cause, suffer or permit any waste of, or injury to, the Leased Premises.

                  The restrictions set forth herein shall extend to all officers, agents, employees, licensees, sublessees, and concessionaires of LESSEE.

         5.       RENT

                  (A) The minimum rent during the Term of this Lease shall be as set forth in Paragraph 53 of Addendum One attached hereto. LESSEE agrees to pay the LESSOR upon the execution of the Lease the sum of SIX THOUSAND FIVE HUNDRED and 00/100 Dollars ($6,500.00), which shall be applied towards LESSEE'S first month's minimum rent. The minimum rent shall be payable, in advance on the first day of each and every month. Should the Commencement Date or the expiration of the Lease occur on a day other than the first day of a calendar month, then the rental for such partial month shall be prorated on a daily basis, based upon a thirty (30) day calendar month.

                  (B) LESSEE hereby acknowledges that late payment by LESSEE to LESSOR of Rent or other sums due hereunder will cause LESSOR to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon LESSOR by the terms of any mortgage or deed of trust covering the Leased Premises. Therefore, if any payment of rent or other sum due hereunder is not paid within ten (10) days after due, LESSEE shall pay to LESSOR, as additional rent, an amount equal to Four Hundred Fifty Dollars ($450.00). The parties hereby agree that such late charge represents a fair and reasonable estimate of the cost that LESSOR will incur by reason of the late payment by LESSEE. Acceptance of a late charge hereunder shall not constitute a waiver of LESSEE's default with respect to such overdue amount and shall not prevent LESSOR from exercising any of the other rights and remedies available to it.

                  (C) Lawful Money. All rental s to be paid by LESSEE to LESSOR shall be payable in lawful money of the United State of America.

                  (D) Construction of Agreement. The aforesaid payment of amounts due under the terms of this Lease shall be paid to the LESSOR at 15315 Magnolia Blvd., Suite 410, Sherman Oaks, CA 91403, or at such other place as may be designated by the LESSOR in writing at lease ten (10) days prior to the next ensuing minimum rent payment date.

         6.       SECURITY DEPOSIT

                  (A) The Security Deposit shall be equal to FIVE THOUSAND SIX HUNDRED EIGHTY-SIX and 50/100 Dollars ($5,686.50) (the "Security Deposit"). LESSOR hereby acknowledges that it is in possession of said Security Deposit. Said Security Deposit shall be held by LESSOR, without interest, as security for the faithful performance by LESSEE of all the terms, covenants, and conditions of this Lease by LESSEE to be kept and performed during the Term hereof. If at any time during the Term of this Lease any of the rent herein reserved shall be overdue and unpaid, or any other sum payable by LESSEE to LESSOR hereunder shall be overdue and unpaid then LESSOR may, at the option of LESSOR (but LESSOR shall not be required to), appropriate and apply any portion of said deposit to the payment of any such overdue rent or other sum.

         7.       USE AND RETURN OF SECURITY DEPOSIT

                  In the event of the failure of LESSEE to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by LESSEE then LESSOR, at its option may, with or without terminating this Lease, appropriate and apply said entire deposit, or so much thereof as may be necessary, to compensate LESSOR for all loss or damage sustained or suffered by LESSOR due to such breach on the part of the LESSEE. Should the entire deposit, or any portion thereof be appropriated and applied by LESSOR for the payment of overdue rent or other sums due and payable to LESSOR by LESSEE hereunder, then LESSEE shall, upon the written demand of LESSOR, forthwith remit to LESSOR, a sufficient amount in cash to restore said security to the original sum deposited, and LESSEE'S failure to do so within ten (10) days after receipt of such demand shall constitute a breach of this Lease. Should LESSEE comply with all of said terms, covenants and conditions and promptly pay all the rental herein provided for as it falls due, and all other sums payable by LESSEE to LESSOR hereunder, the said deposit shall be returned in full to LESSEE within fifteen (15) days after the end of the Term of this Lease, or earlier termination of this Lease.

         8.       TAXES

                  (A) Commencing on the Commencement Date and for the balance of the Term of this Lease, LESSEE shall pay to LESSOR, without deduction or offset of any kind, "LESSEE's pro rata share" of all "Real Property Taxes," as hereinafter defined, in accordance with paragraph 9 below. As used in this Lease, the term "Real Property Taxes" shall include all taxes and assessments or reassessments, general, supplemental, or special, ordinary or extraordinary, betterment or otherwise, whether ad valorem or otherwise, levied or assessed against the Leased Premises or the Center, or any portion thereof, including any tax and/or assessment of any kind or nature against, upon, or with respect to Rent payable by LESSEE to LESSOR or on any service provided by LESSOR under this LEASE (except net income or estate taxes) assessed or imposed by any governmental authority upon LESSOR or upon LESSEE, which is so assessed, imposed, or paid as a result of LESSOR's ownership of the Leased Premises or of this Lease or the Rent accruing under this Lease or as a result of LESSOR's business of leasing the Leased Premises; any so called "value added" tax; any tax which may be in lieu of, as a substitute for, or in addition to such taxes; and any tax, assessment or surcharge of any kind or nature, or any increase therein, imposed upon LESSOR which is otherwise measured by or based in whole or in part upon the Leased Premises or the Center, or any portion thereof, including without limitation, a tax, assessment or surcharge of any kind or nature, or an increase thereon, upon, against or with respect to any of the following: (i) the parking areas or the number of parking spaces In the Center,
(ii) a service or right not charged prior to June 1, 1978, or if previously charged, has been increased since June 1, 1978, (iii) except as hereinafter provided, a transfer, either partial or total, of LESSOR's interest in the Leased Premises or the Center, or (iv) this transaction, any modifications or changes hereto or any transfers hereof. Said Real Property Taxes levied or assessed for the fiscal tax year in which the Term commences and for the fiscal tax year in which the Term ends shall be prorated. With respect to any assessment that may be levied against or upon the Leased Premises or the Center and that under the laws then in force may be evidenced by improvement or other bonds, or may be paid in annual installments, there shall be included within the definition of Real Property Taxes with respect to any tax fiscal year only the amount currently payable on such bonds, including interest, for such tax fiscal year, or the current annual installment for such tax fiscal year. Notwithstanding anything to the contrary contained herein, during the initial Term, LESSEE shall not be required to pay its pro rata share of any increase in Real Property Taxes resulting from the transfer by LESSOR of any or all of its interest in the Leased Premises or the Center.

                  (B) LESSEE shall pay before delinquency and all taxes, assessments, licenses fees, and public charges levied, assessed or imposed and which become payable during the Term upon LESSEE'S fixtures, furniture, appliances and personal property installed, and in addition, on improvements in the Leased Premises, made or installed by LESSEE subsequent to the Commencement Date. If any time during the Term of this Lease any of the foregoing are assessed as a part of the real property of which the Leased Premises are a part, LESSEE shall pay to LESSOR upon demand the amount of such additional taxes as may be levied against said real property by reason thereof. For the purpose of determining said amount , figures supplied by the County Assessor as to the amount so assessed shall be conclusive.

                  (C) LESSEE shall indemnify and hold LESSOR and the property of LESSOR, including the Premises and any improvements now or hereafter on the Premises, free and harmless from any liability, loss, or damage resulting from LESSEE's failure to pay any taxes, assessments, or other charges required by this paragraph 8 to be paid by LESSEE and from all interest, penalties, and other sums imposed thereon, and from any sales or other proceedings to enforce collection of any such taxes, assessments, or other charges.

         9.       MAINTENANCE CHARGES

                  (A) In addition to other amounts set forth in this Lease, LESSEE shall pay to LESSOR, one twelfth (1/12) OF "LESSEE's pro rata share," as hereinafter defined, of the aggregate of "maintenance charges," as hereinafter defined, incurred by LESSOR during each calendar year of the Term hereof, in accordance with paragraph 9(B) below. If the expiration of the Term of this Lease shall not occur simultaneously with the end of the calendar year, LESSEE'S liability for additional sums set forth in this paragraph 9 for the last partial lease year shall be prorated on an annual basis. The common facilities and parking areas of the Center, together with all areas, facilities and buildings used in the maintenance and operation of the Center are referred to herein as "Common Areas." "LESSEE'S pro rata share," as used in this Lease, shall be equal to a fraction, the numerator of which shall be the total number of leasable square feet in the Leased Premises and the denominator of which shall be the total number of leasable square feet in the buildings located within the boundaries of the Center.

                  (B) For purposes hereof, "maintenance charges" shall include, without limitation, all sums expended in connection with the Common Areas for all general maintenance, repairs and restoration, resurfacing, painting, re-stripping, cleaning, sweeping and janitorial services; maintenance and repair of floors, sidewalks, curbs and Center signs, sprinkler systems, planting and landscaping, lighting and other utilities, directional signs and other markers and bumpers; maintenance and repair of any fire protection systems, lighting systems, storm drainage systems and any other utility systems within the Center; the costs incurred by LESSOR for personnel to implement such services including, if LESSOR deems necessary, the cost of security guards or devices; LESSOR's share of real and personal property taxes and governmental charges, fees or assessments of any kind or nature on the facilities, improvements and land comprising said common areas; Real Property Taxes generally assessed to the Center; transportation fees or similar charges payable to governmental bodies with respect to the development or operation of the Center; utilities not individually metered to tenants; the cost of any capital improvements made to the Premises or the Center by LESSOR that reduce common area expenses, benefit the health and safety of LESSEES and their employees or are required under any governmental law or regulation not applicable to the Center at the time it was constructed, such cost to be amortized over such reasonable period as LESSOR shall determine with a return on capital at the rate of ten percent (10%) per annum on the unamortized balance or at such higher rate as may have been paid by LESSOR on funds borrowed for the purpose of constructing such capital improvements; all costs and expenses pertaining to a security alarm system, if any is provided in LESSOR's sole discretion, for the tenants in the Center; depreciation on maintenance and operating machinery and equipment, if owned, and rental paid for such machinery and equipment if rented; premiums for public liability, property damage, fire and extended coverage insurance (including "Earthquake Insurance" and "Flood Insurance" if LESSOR deems desirable), together with insurance against sprinkler damage, vandalism and malicious mischief, and any other insurance carried by LESSOR on the Center, and any deductible portion of an insured loss concerning the buildings in the Center or the Common Area; all costs and expenses necessary to maintain, repair or replace the roofs of the buildings located within the Center; the expenses involved in contesting any tax or assessment affecting the Center; such other expenditures which, in LESSOR's sole discretion, LESSOR deems appropriate for the operation and maintenance of a first-class shopping center; and a management fee equal to the fee that LESSOR pays to the management company (including any affiliate of LESSOR) which manages the Center, provided that, for purposes of calculating LESSEE'S pro rata share of maintenance charges, such management fee shall not exceed three and one-half percent (3.5%) of $4,500.00 for months 1 - 32, three and one-half percent (3.5%) of $4,680.00 for months 33-45, three and one-half percent (3.5%) of $4,868.00 for months 46-58, three and one-half percent (3.5%) of $5,063.00 for months 59 - 62. Thereafter the management fee will be 3.5% of the base rent payable to Lessor by the Lessee.

         Commencing on the commencement date, and thereafter on the first day of each calendar month of the Term, LESSEE shall pay to LESSOR, as additional rent, it's pro rata share of one-twelfth (1/12) of an amount estimated by LESSOR to be the amount of the total maintenance charges for the ensuing calendar year or balance thereof. LESSOR may, from time to time, adjust the estimate of maintenance charges to LESSEE on the basis of LESSOR's experience and reasonably anticipated costs. Within ninety (90) days following the end of each calendar year, LESSOR shall furnish LESSEE with a statement covering the calendar year just expired, showing the actual maintenance charges for said calendar year, the amount of LESSEE's pro rata share thereof and the payments made by LESSEE with respect to such calendar year. If LESSEE's pro rata share of such maintenance charges exceeds LESSEE's payments so made, LESSEE shall pay LESSOR the deficiency with ten (10) days after receipt of said statement. If said payments exceed LESSEE's pro rata share of such maintenance charges, LESSEE shall be entitled to a credit the excess against payments of maintenance charges next thereafter to become due as set forth above. Failure of LESSEE to pay when due any of the charges required to be paid pursuant to this paragraph 9(B) shall constitute a default under the terms of this Lease. Failure or delay by LESSOR to prepare or submit such annual statement shall not be deemed a default by LESSOR or a waiver of any right thereafter to collect any amounts owed and payable by LESSEE under this paragraph 9(B).

         10.      REPAIRS BY LESSEE

                  LESSEE covenants and agrees at LESSEE'S own cost and expense to keep the Leased Premises, and each and every part thereof including the plumbing and electrical installations and the air conditioning and heating system within the Leased Premises, in good condition and repair at all times during the Term hereof and to make promptly any and all repairs, renewals and replacements which may at any time be necessary or proper to put and keep the premises in good condition (except any repairs or renewals or replacement resulting from), damage by fire, (except fire caused by elements or other casualty and normal wear and tear excepted; and to keep the Leased Premises and all appurtenances thereto in a good, clean, safe and wholesome condition at all times during said term. LESSEE's obligation to maintain the Leased Premises shall include compliance with all applicable laws, rules, ordinances, regulations and requirements of federal, state, county and municipal authorities now in force or which may hereafter be in force which shall impose any duty upon LESSOR or LESSEE with respect to the use, occupation or alteration of the premises. In the event that the Leased Premises an elevator or elevators, LESSEE'S said obligation shall also include the retaining by LESSEE of an elevator service company approved by LESSOR, which approval LESSOR will not unreasonably or arbitrarily withhold, to service and maintain the elevator equipment on a regular periodic inspection and service basis calling for inspection and servicing not less frequently than once each month. LESSEE agrees not to make any additions to or changes or improvements in the Leased Premises, or any part thereof, without the written consent of LESSOR first obtained, except those changes, additions and improvements, if any, which LESSEE is required to make by the provisions of this Lease. If during the Term hereof any additions, alterations and improvements to or of the Leased Premises (as distinguished from ordinary repairs and maintenance) are required by any legal or governmental authority or by the laws, ordinances or regulations of any governmental authority, whether adopted heretofore or hereafter, the same shall be made and paid for by LESSEE. LESSEE expressly agrees to pay promptly for any and all labor done or material furnished for any work or repair, maintenance, improvement, alteration or addition done by the LESSEE in connection with the Leased Premises and agrees to keep and hold the premises and LESSOR free, clear and harmless of and from any mechanic's liens or liens of a similar nature that might or could arise by reason of any such work.

                  Notwithstanding any of the above provisions it is agreed that LESSOR is authorized to have the outside walls and trim of the Leased Premises painted, once every five years of the Term of this Lease and such expense shall be considered an expense of maintenance of the common areas as hereinafter defined and LESSEE agrees to pay its pro rata share of such expenses as provided below in relation to common areas. LESSOR shall keep the structural exterior walls and the roof in good repair, except for damage by LESSEE, directly or indirectly.

         11.      LESSOR'S RIGHT TO INSPECT

                  LESSOR and its agents shall have free access to the Leased Premises during all reasonable hours (or at any time in the case of an emergency) for the purpose of examining the same and to ascertain if they are in good repair, to make reasonable repairs which LESSOR may be required to desire to make hereunder and to exhibit the same to prospective purchasers or tenants.

                  LESSEE hereby grants to LESSOR such licenses or easements in, under or over the Leased Premises or any portion or portions thereof as shall be reasonably required for the installation or maintenance of mains, conduits, pipes or other facilities to serve the Center or any part thereof, including but not by way of limitation the premises of any occupant.

         12.      CLEANLINESS AND WASTE

                  LESSEE shall keep the Leased Premises and the walls adjacent thereto at all times in a neat, clean and sanitary condition, free from refuse or debris and shall neither commit nor permit any waste or nuisance thereon.

         13.      INDEMNITY BY LESSEE

                  LESSEE hereby indemnifies, protects, defends, and holds LESSOR harmless from and against any and all claims, actions, demands, proceedings, losses, damages, costs of any kind or character (including attorney's fees and court costs), expenses, liabilities, judgements, fines, penalties, or interest, arising from or out of any occurrence in, at, or about the Premises or the Center in connection with or arising out of (i) the use or occupancy of the Premises, or any part thereof, or (ii) the failure by LESSEE, any person claiming under LESSEE, or LESSEE's employees, agents, contractors, servants, customers, licensees or invitees, to perform and comply with any provision of this Lease or any law, ordinance or governmental requirement, or (iii) the construction, repair, alteration or improvement of the Premises, or (iv) any act or omission or negligence of LESSEE, its agents, contractors, employees, servants, customers, invitees or licensees, or (v) the negligence, whether active or passive, of LESSOR or its agents, except that LESSEE shall not be liable for the gross negligence or willful misconduct of LESSOR, unless same is covered by insurance LESSEE is required to provide hereunder. This obligation to indemnify shall include the reasonable costs of legal counsel and investigation costs and all other reasonable costs, expenses, and liabilities incurred in connection with any and all claims of damage. For the purpose hereof, the Premises shall include the service areas adjoining the same, the loading platform area allocated to the use by LESSEE, and the sidewalks abutting the Premises.

         In the event LESSOR shall be made a party to any litigation commenced by or against LESSEE, then LESSEE shall protect, defend and hold LESSOR harmless and shall pay all costs, expenses, and attorneys' fees incurred or paid by LESSOR in connection with such litigation. Notwithstanding the foregoing, LESSEE shall have no obligation to defend or indemnify LESSOR from successful claims made by LESSEE against LESSOR for breaches of the Lease or claims for damage or injury caused by the willful or criminal act of LESSOR or its agents. LESSOR shall have the right to supervise any such litigation and LESSEE shall cooperate with any attorneys selected by LESSOR.

         LESSEE hereby agrees that LESSOR shall not be liable for injury to LESSEE's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of LESSEE, LESSEE's employees, invitees, customers, or any other person in or about the Premises or the Center, nor shall LESSOR be liable for injury to the person of LESSEE, LESSEE's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Center, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to LESSEE. LESSOR shall not be liable to LESSEE for any damage by or from any act or negligence of any other tenant or occupant of the Center or by any owner or occupant of any property adjoining or contiguous to the Center. LESSEE agrees to pay for all damage to the Center as well as to other tenants or occupants of the Center, caused by the acts or omissions of LESSEE, its agents, servants, employees or invitees.

         14.      INSURANCE

                  (A) LESSEE shall, at its own cost and expense, maintain full force and effect a policy of general liability insurance against claims for personal injury, bodily injury, death and property damage covering the Leased Premises and appurtenances thereto, or arising out of the maintenance, use or occupancy of the Leased Premises and all areas appurtenant thereto or the business operated by LESSEE and any other occupants of the Leased Premises in amounts of not less than One Million Dollars ($1,000,000.00) per occurrence, with an aggregate limit of not less than One Million Dollars ($1,000,000.00). Said liability policy shall specifically insure the performance by LESSEE of the indemnity agreement set forth in Paragraph 13 above. In addition, said liability policy shall include (i) products and completed operations coverage and (ii) contractual liability; and (iii) to the extent commonly carried for businesses of the type operated by LESSEE in the Premises, liquor liability coverage in an amount equal to not less than One Million Dollars ($1,000,000.00) per occurrence.

                  (B) LESSEE shall carry, at its sole cost and expense, (i) insurance against fire, vandalism, malicious mischief, and extended coverage, and such other perils as are from time to time included in a standard "All Risk" insurance policy insuring the leasehold improvements within the Leased Premises, LESSEE's merchandise, trade fixtures, furnishings, equipment, and all other items of personal property of LESSEE located on or within the Leased Premises in an amount equal to not less than one hundred percent (100%) of the actual replacement cost thereof, without depreciation, from time to time during the Term; and (ii) insurance for the plate glass on the Leased Premises. That portion of all such proceeds of such insurance issued for the damage or destruction of the leasehold improvements within the Leased Premises, LESSEE's merchandise, trade fixtures, furnishings, equipment, and all other items of personal property of LESSEE located on or within the Leased Premises shall be held in trust to be used for the repair or replacement of the fixtures and equipment so insured.

                  (C) LESSOR, its successors or assigns, and the holder of any fee or leasehold mortgage shall be named as additional insureds (or loss payees, as the case may be) under each such policy of general liability insurance maintained by LESSEE. LESSEE shall furnish LESSOR with a certificate of such insurance with shall provide for notification in writing by the insurer at least thirty (30) days prior to the cancellation or modification of such insurance by LESSEE or the insurer. A duplicate original of all policies procured by LESSEE in compliance with its obligations shall be delivered to LESSOR at least fifteen
(15) days prior to the time such insurance is first required to be carried by LESSEE, and thereafter at least fifteen (15) days prior to the expiration of any such policy. In the event LESSEE fails at any time during the Term of this Lease to obtain insurance as required hereby, LESSOR may do so and LESSEE shall pay to LESSOR the costs and expenses thereof as additional rent when the next payment of minimum rent is required to be made.

                  (D) LESSEE agrees to waive any right of subrogation against the LESSOR with respect to any policy of insurance maintained in connection with the occupancy of the Leased Premises by the LESSEE. LESSEE shall have no interest in or claim any portion of the proceeds of any insurance maintained by the LESSOR under the terms of this Lease.

                  (E) LESSEE agrees that it will not at any time during the Term of this Lease, carry and stock goods or do anything in or about the Leased Premises which will in any way tend to increase the insurance rates upon the building of which the Leased Premises are a part (the "Building"). LESSEE agrees to pay to LESSOR forthwith upon demand the amount of any increase in premiums for insurance against loss by fire that may be charged during the Term of this Lease on the amount of insurance to be carried by LESSOR on the building of which the Leased Premises are a part resulting from the foregoing or from LESSEE doing any act in or about said Leased Premises which does so increase the insurance rates, whether or not LESSOR shall have consented to such act on the part of LESSEE. If LESSEE installs upon the Leased Premises any electrical equipment which constitutes an overload on the electrical lines of the Leased Premises, LESSEE shall at its own expense make whatever changes are necessary to comply with the requirements of the insurance underwriters and any governmental authority having jurisdiction thereover, but nothing herein contained shall be deemed to constitute LESSOR'S consent to such overloading.

                  LESSEE shall maintain Workmen's Compensation Insurance to comply with California law.

                  (F) LESSEE hereby agrees that LESSOR shall not be liable for injury to LESSEE'S business or any loss of income therefrom or for damage to the goods, wares, merchandise, or other property of LESSEE, LESSEE'S employees, invitees, customers, or any other person in or about the Leased Premises, nor shall LESSOR be liable for injury to the person of LESSEE, LESSEE'S employees, agents, or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Leased Premises or upon other portions of the building of which the Leased Premises are part, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to LESSEE. LESSOR shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the building in which the Leased Premises are located.

         15.      SURRENDER OF THE LEASED PREMISES

                  At the expiration of the tenancy hereby created, LESSEE shall surrender the Leased Premises in the same condition as the Leased Premises were in upon delivery of possession thereto under this Lease, in addition to any alterations or additions as set forth in Paragraph 38, reasonable wear and tear excepted, and shall surrender all keys for the Leased Premises to LESSOR at the place then fixed for the payment of rent and shall inform LESSOR of all combinations on locks, safes and vaults, if any, in the Leased Premises. No act or conduct of LESSOR, except a written acknowledgment of acceptance of surrender sign by LESSOR, shall be deemed to be or constitute an acceptance of the surrender of the Leased Premises by LESSEE prior to the expiration of the Term of this Lease.

         16.      EMINENT DOMAIN

                  In the event the Leased Premises, or any part thereof, or if any part of the Center described in Exhibit "B", shall be taken or sold to such entity under threat of such taking or condemned for public purposes by any competent authority, the entire compensation award therefore shall belong to the LESSOR without any deduction therefrom for any present or future estate of LESSEE. The provisions of this paragraph, however, shall no preclude LESSEE from pursuing a separate compensation award from said competent authority for LESSEE'S fixtures and good will and the remaining portion of the lease.

                  In the event that more than 20% of the floor areas of the Leased Premises shall be so taken or condemned, then either LESSOR or LESSEE shall have the option of terminating this Lease upon giving written notice of such election within thirty (30) days after possession of the part condemned has been taken, whereupon the Term of the Lease shall be terminated as of the date on which possession is so taken. If neither LESSOR or LESSEE elects to so terminate this Lease, or if less than 20% of the Leased Premises shall be so taken or condemned, LESSOR at its own expense shall repair and restore the premises not affected by the taking and the minimum rent to be paid by LESSEE shall be equitably and proportionately reduced in the same proportion that the floor area of the Leased Premises so taken bears to the floor area leased to LESSEE immediately prior to the time of such taking.

         17.      ASSIGNMENT AND SUBLETTING

                  (A) Lessee shall not sublet the leased premises or any part thereof or assign this Lease or any interest herein, or suffer any other person to occupy or use the leased premises or any portion thereof (any of the foregoing herein defined as a "Transfer") without first having obtained LESSOR'S written consent, which consent shall not be unreasonably withheld. LESSEE hereby agrees that it shall not be unreasonable for LESSOR to withhold its consent to such Transfer for any of the reasons set forth in Paragraph 17 below.

                  Any and all Transfers made by LESSEE shall be made expressly subject to this Lease and all of the terms and provisions hereof.

                  (B) Lessee shall not suffer a Transfer of the Premises or any interest therein, or any part thereof, or any right or privilege appurtenant thereto without the prior written consent of Lessor, and a consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer of the Premises. Any Transfer without such consent shall be void, and shall, at the option of LESSOR, terminate this Lease.

                  (C) LESSEE and LESSOR hereby agree that it shall not be unreasonable for LESSOR to withhold its consent to a Transfer hereunder for any of the following reasons:

                      (1) The "financial net worth" of the proposed transferee is not reasonably acceptable to LESSOR;

                      (2) The occupation of the leased premises by the proposed transferee would, in the reasonable business judgement of LESSOR, cause diminution in the reputation of the Center or the other businesses located therein;

                      (3) The proposed Transfer would, in the reasonable business judgement of LESSOR, have a detrimental impact on the common areas of the Center or on the use and occupancy of the Center by the other occupants of the Center;

                      (4) The use and occupancy of the leased premises by the proposed transferee would violate any of the terms of the Lease, including, without limitation, Paragraph 4 of the Lease.

                      (5) The proposed assignee or sublessee does not HAVE REASONABLE OPERATING EXPERIENCE;

                      (6) The proposed Transfer would result in a breach of any lease for space in the Center then in effect or of any other agreement relating to the Center which is then in effect;

                  For purposes of this paragraph 17, "financial net worth" shall not include goodwill, intangible assets or the value of any privately held corporations or partnership interests.

                  (D) Any transfer, hypothecation, or assignment of more than forty-nine percent (49%) of the interest of LESSEE or LESSEE'S Guarantor, if any, whether a partnership, unincorporated association, or corporation, or the election of new officers of LESSEE if a corporation, shall constitute a Transfer within the meaning of this paragraph 17. Notwithstanding the foregoing, any offer or sale of the stock of LESSEE in a registered offering pursuant to the Securities Act of 1933, as amended shall not be deemed to be a Transfer under the terms of this paragraph 17.

                      (2) Notwithstanding anything to the contrary contained herein, provided that LESSEE is not in monetary default, LESSEE shall have the right to make the following Transfers without LESSOR'S consent:

                           (i) The  assignment  of this  Lease as part of the
sale by LESSEE of its entire business to such proposed assignee as an ongoing concern, provided that (i) such transferee shall continue to operate the business being operated in the Premises at the time of such proposed Transfer, and (ii) the transferee's "financial net worth" is equal to at least FIVE HUNDRED THOUSAND DOLLARS ($500.00) at the time of the proposed Transfer.

                           (ii)  The  assignment  of the  Lease  to a  "Texas
Loosey's" franchisee, provided that the "financial net worth" of the proposed transferee is sufficient, in the reasonable business judgement of LESSOR, to operate the business to be operated in the leased premises pursuant to paragraph 4 of this Lease.

                  (E) If LESSOR consents to a Transfer pursuant to this paragraph 17 of if LESSEE Transfers the Lease pursuant to paragraph 17(D)(2) above, the following conditions shall apply:

                      (1) Each and every covenant, condition and obligation imposed upon LESSEE by this Lease and each and every right, remedy or benefit afforded LESSOR by this Lease shall not be impaired or diminished as a result of such Transfer.

                      (2) Except as otherwise provided herein, if LESSOR consents to a Transfer, such Transfer shall not extend beyond the expiration of the original term AND OPTIONS of this Lease. This paragraph 17(E)(3) shall not apply to a Transfer under paragraph 17(D)(2) above.

                      (3) No Transfer shall be valid and no transferee shall take possession of the leased premises or any part thereof unless, within ten
(10) days after the execution of the assignment or sublease agreement, LESSEE shall deliver to LESSOR a duly executed duplicate original of such agreement in a form satisfactory to LESSOR which provides that (i) the transferee assumes Lessee's obligations for the payment of rent and for the full performance of the covenants, terms and conditions of the Lease, and (ii) that the transferee agrees to attorn, at LESSOR'S election, directly to LESSOR in the event the Lease is terminated for any reason.

         18.      DEFAULTS AND REMEDIES

                  (A) Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by
LESSEE:

                      (i) The vacating or abandonment of the Lease Premises by LESSEE.

                      (ii) The failure by LESSEE to make any payment of rent or any other payment required to be made by LESSEE hereunder, as and when due, where such failure shall continue for a period of three days after written notice thereof from LESSOR to LESSEE. In the event that LESSOR serves LESSEE with a Notice to Pay Rent of Quit pursuant to applicable unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

                      (iii) The failure by LESSEE to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by LESSEE, other than described in paragraph 18(A)(ii) above, where such failure shall continue for a period of 30 days after written notice thereof from LESSOR to LESSEE; provided however, that if the nature of LESSEE'S default is such that more than 30 days are reasonably required for its cure, then LESSEE shall not be deemed to be in default if LESSEE commenced such cure within said 30-day period and thereafter diligently prosecutes such cure to completion.

                      (iv) The making by LESSEE of any general arrangement or assignment for the benefit of creditors; (b) LESSEE becomes a "debtor" as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against LESSEE, the same is dismissed with 60 days); (c) the appointment of a trustee or receiver to take possession of substantially all of LESSEE'S assets located at the Leased Premises or of LESSEE'S interest in this Lease, where possession is not restored to LESSEE within 30 days; or (d) the attachment, execution or other judicial seizure is not discharged within 30 days. Provided, however, in the event that any provision of this paragraph 18(A)(iv) is contrary to any applicable law, such provision shall be of no force or effect.

                      (v) The discovery by LESSOR that any financial statement given to LESSOR by LESSEE, any assignee of LESSEE, any subtenant of LESSEE, any successor in interest of LESSEE or any guarantor of LESSEE'S obligation hereunder, and any of them, was materially false.

                  (B) Remedies. In the event of any such material default or breach by LESSEE, LESSOR may at any time thereafter, with or without notice of demand and without limiting LESSOR in the exercise of any right or remedy which LESSOR may have by reason of such default or breach:

                      (i) Terminate this Lease and LESSEE's rights to possession of the Leased Premises, in which event, upon such termination, LESSOR shall have the right to recover from LESSEE:
(1) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (2) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the LESSEE proves could have been reasonably avoided; (3) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that the LESSEE proves could have been reasonably avoided; (4) any other amount necessary to compensate LESSOR for all the detriment proximately caused by LESSEE's failure to perform LESSEE'S obligations under this LEASE or which, in the ordinary course of things, would be likely to result therefrom; and (5) any other rights and remedies available to LESSOR under California law.

         The "worth at the time of award" of the amounts referred to in subsections (1) and (2) of this paragraph 18(B)(i) is computed by allowing interest at the interest rate set forth in paragraph 49 below. The "worth at the time of award" of amount referred to in subsection (3) of this paragraph 18(B)(i) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of this paragraph, the term "rent" shall be deemed to be and to mean all sums of every nature required to be paid by LESSEE pursuant to the terms of this Lease, whether to LESSOR or to others.

                      (ii) Maintain LESSEE'S right to possession in which case this Lease shall continue in effect whether or not LESSEE shall have abandoned the Leased Premises, in which event LESSOR shall be entitled to enforce all of LESSOR'S rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.
After LESSEE'S default and for as long as LESSOR does not terminate
LESSEE'S right to possession of the Leased Premises, LESSEE shall have the right to assign its interest in the Lease upon the reasonable consent of LESSOR in accordance with the criteria set forth in paragraph 17(A) of the Lease (to the extent that such criteria are reasonable at the time of any such proposed assignment); provided, however, that LESSEE shall not be released from any liability under this Lease as a result of such assignment.

                  (C) Whether or not LESSOR elects to terminate this Lease on account of any default by LESSEE, LESSOR shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by LESSEE and affecting the Leased Premises or may, in LESSOR'S sole discretion, succeed to LESSEE's interest in such subleases, licenses, concessions or arrangements. In the event of LESSOR's election to succeed to LESSEE's interest in any such subleases, licenses, concessions or arrangements, LESSEE shall, as of the date of notice by LESSOR of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

                  (D) For the purposes of this paragraph 18, LESSEE's right to possession shall not be deemed to have been terminated by efforts of LESSOR to relet the Leased Premises, by its acts of maintenance or preservation with respect to the Leased Premises, or by appointment of a receiver to protect LESSOR's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by LESSOR without terminating LESSEE's right to possession.

                  (E) Notwithstanding anything to the contrary contained in this Lease, LESSEE hereby agrees to either assume or reject the Lease concurrently with the filing by or against LESSEE of a petition for relief under the Bankruptcy Code. In the event that LESSEE shall assume the Lease, LESSEE, and LESSEE's Trustee as the case may be, shall, at the time of such assumption, (1) cure any default by LESSEE under the Lease, or provide adequate assurance that such Default shall be cured promptly; (2) compensate or provide adequate assurance of prompt compensation to a party to the Lease (other than LESSEE) for any actual pecuniary loss resulting from such default; and (3) provide adequate assurance of future performance under the Lease, as provided in Section 365(b)(3) of the Bankruptcy Code. LESSEE hereby agrees that (i) if LESSEE shall fail to assume the Lease upon such filing of a petition for relief under the Bankruptcy Code, or (ii) if LESSEE, and LESSEE's Trustee as the case may be, assumes the Lease but fails to comply with subsections (1) through (3) of this paragraph 18(E), then LESSOR may, promptly thereafter, take whatever action it deems necessary and appropriate to protect its interests, including, but not limited to, filing an ex parte motion with the bankruptcy Court for relief from the automatic stay and for repossession of the Leased Premises and termination of the Lease and for any other relief available to it under the Bankruptcy Code or applicable law.

         19.      DESTRUCTION BY FIRE OR CASUALTY

                  In the event the Lease Premises, or any part thereof, shall be damaged by fire, explosion, windstorm or any other casualty, then LESSOR shall repair such damage and put the Leased Premises in good condition as rapidly as reasonably possible and LESSEE shall be entitled to an equitable abatement of the minimum rent, unless LESSOR shall establish that such damage was occasioned by the negligence of LESSEE, its agents or employees. Notwithstanding any other provisions of this paragraph to the contrary, if the Leased Premises shall be damaged, and such damage shall be to the extent of more than forty percent (40%) of the value of the Leased Premises at the time of such damage, then LESSOR may at its election upon notice to LESSEE, within ninety (90) days after such damage, terminate this Lease as of the date of such damage. In the event LESSOR notifies LESSEE of its intention to terminate this Lease pursuant to this paragraph, LESSEE may, at its sole cost and expense, repair such damage and put the Leased Premises back into good condition and this lease shall remain in full force and effect. Notwithstanding anything to the contrary contained herein, LESSOR shall not be required to repair the Premises or the Center if any holder of a mortgage or deed of trust on the Center should require that the insurance proceeds payable upon damage or destruction to the Center by fire or other casualty be used to retire the debt secured by such mortgage or deed of trust.

         20.      PARTIAL DESTRUCTION OF CENTER

                  In the event that one-third (1/3) or more of the rental area of the Building shall be damaged or destroyed fire, explosion, windstorm or any other casualty, notwithstanding that the Leased Premises may be unaffected by such fire or other cause set forth above, LESSOR may terminate this Lease and the tenancy hereby created by giving to LESSEE five (5) days written notice of LESSOR'S election so to do, which notice shall be given, if at all, within the ninety (90) days following the date of said occurrence. LESSOR CAN ONLY TERMINATE SAID LEASE AS DESCRIBED IN THIS PARAGRAPH ONLY IF LESSOR IS PROHIBITED TO REPLACE THE DESTRUCTED AREA. RENT SHALL BE ADJUSTED AS OF THE DATE OF SUCH TERMINATION.

         21.      REMEDIES SHALL BE CUMULATIVE

                  All rights and remedies of LESSOR herein enumerated shall be cumulative and none shall exclude any other right or remedy allowed by law. Likewise, the exercise by LESSOR of any remedy provided for herein or allowed by law shall not be to the exclusion of any other remedy.

         22.      ATTORNEY'S FEES

                  Should any litigation be commences between the parties hereto concerning said Leased Premises, this Lease, or the rights and duties of either in relation thereto, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to recover his actual attorney's fees, reasonably incurred. To the extent Section 1717(b)(2) of the California Civil Code is contrary to this provision, said statute is waived; and if one party files an action and voluntarily dismisses it, the other party shall be the "prevailing party," and entitled to recover their attorney's fees pursuant to this provision.

         23.      UTILITIES

                  LESSEE shall pay all water, gas, heat, light, power, telephone and other utilities and services supplied to the Leased Premises, together with any taxes thereon. If any such services are not separately metered to LESSEE, LESSEE shall pay a reasonable proportion to be determined by LESSOR of all charges jointly metered with other premises.

         24.      DEFAULT BY LESSOR

                  LESSOR shall in no event be charged with default in the performance of any of its obligations hereunder unless and until LESSOR shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonably required to correct any such defaults) after written notice by LESSEE to LESSOR properly specifying wherein LESSOR has failed to perform any such obligation.

         25.      OFFSET STATEMENT; ATTORNMENT AND SUBORDINATION

                  (A) Within seven (7) days after request therefor by LESSOR, LESSEE agrees to deliver, in recordable form, a certificate or offset statement to LESSOR, certifying (if such be the case) that this Lease is in full force and effect. LESSEE'S failure to deliver such certificate within such time shall be conclusive upon LESSEE (i) that this Lease is in full force and effect; (ii) that LESSEE has no right of Offset, counterclaim or deduction against rent hereunder; and (iii) that no more than one (1) month's rent has been paid in advance.

                  (B) Subordination - (i) This Lease, at LESSOR'S option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now hereafter placed upon the real property of which the premises are a part, and to any and all advance made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, LESSEE'S right to quiet possession of the premises shall not be disturbed if LESSEE is not in default and so long as LESSEE shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall have written notice thereof to LESSEE, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease whether this Lease is dated prior to subsequent to the date of said mortgage, deed of trust or ground lease, or the date of recording thereof. (ii) LESSEE agrees to execute any document required to effectuate such subordination or to make this Lease prior to the lien of any ground lease, mortgage, or deed of trust, as the case may be, and failing to do so within ten (10) days after written demand, does hereby irrevocably appoint LESSOR as LESSEE'S attorney-in-fact and in LESSEE'S name to do so.

         26.      BROKERAGE

                  LESSEE warrants that it has no dealing with any broker or agent in connection with this Lease, who will be compensated by LESSOR, and LESSEE covenants to pay, hold harmless, and indemnify LESSOR from any cost, expense or liability in connection with any claim, demand, cause of action or suit for any compensation, commission or charges claimed by any other broker or agent with respect to this Lease or the negotiation thereof.

         27.      RECORDATION

                  Neither LESSOR nor LESSEE shall record this Lease or a short form memoranda hereof without the prior written consent of the other party.

         28.      TIME ESSENTIAL

                  Time is of the essence in this Lease and with respect to the performance of the LESSEE hereunder.

         29.      NO OPTION

                  The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises and this Lease becomes effective as a Lease only upon execution and delivery thereof by LESSOR and LESSEE.

         30.      AGREEMENTS IN WRITING

                  It is understood that there are no oral agreements between the parties hereto affecting this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements, representations, and understandings, if any, between the parties hereto and none thereof shall be used to interpret or construe this Lease.

         31.      CONSTRUCTION NOTICES

                  At least fifteen (15) days prior to commencing any work or construction of any alterations, additions, replacements, or substantial repairs in or about the Leased Premises, LESSEE shall notify LESSOR in writing of the intended work and expected date of commencement thereof. Nothing in this paragraph shall be construed to permit LESSEE to make any alterations, additions, replacements, or substantial repairs in or about the Leased Premises. LESSOR shall have the right at any time and from time to time to post and maintain on the Leased Premise such notices as LESSOR deems necessary to protect the Leased Premises and LESSOR from mechanics' liens, materialmen's liens, or any other liens.

         32.      AUTHORITY

                  If LESSEE is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity. If LESSEE is a corporation, trust or partnership, LESSEE shall, within thirty (30) days after execution of this Lease, deliver to LESSOR evidence of such authority satisfactory to LESSOR.

         33.      PARAGRAPH HEADINGS

                  The paragraph titles herein are for convenience only and do not define, limit or construe the contents of such paragraphs.

         34.      NOTICES

                  All notices to be given to the parties hereunder may and shall be given by certified mail, return receipt requested, at the addresses indicated as follows:

                  A.  Lessor:       W.B.F.T.
                                    15315 Magnolia Boulevard, Suite 410
                                    Sherman Oaks, CA 91403

                  B.  Lessee:       TLC RESTAURANT MGMT. CORP.
                                    P.O. Box 1697
                                    Temecula, CA 92593

All notices given pursuant to this Lease shall be given to the addresses specified above or to such other address designated by written notice by either party. Notices shall be deemed delivered when either personally delivered or, if mailed, upon actual delivery as shown by the addressee's certification receipt or three (3) days after deposit in an official United States Postal Service office branch or official depository maintained by the United States Postal Service, whichever is earlier.

         35.      COMMON AREAS

                  LESSOR shall make available at all times during the Term of this Lease on such portion of the premises described in Exhibit "A" as LESSOR shall from time to time designate or relocate as appurtenant to or constituting a part of the Center, such common areas (as the term "common areas" is hereafter defined) as LESSOR shall from time to time deem appropriate, LESSEE shall have the nonexclusive right during the Term of this Lease to us the common areas for itself, its employees, agents, customers, invitees and licensees.

                  All common areas shall be subject to the exclusive control and management of LESSOR or such other persons or nominees as LESSOR may have delegated or assigned to exercise such management or control, in whole or in part, in LESSOR'S place and stead, and LESSOR and LESSOR'S nominees and assignees shall have the right to establish, modify, amend and enforce reasonable rules and regulations with respect to the common areas. LESSEE agrees to abide by and conform with such rules and regulations; to cause its concessionaires, and its and their employees and agents, so to abide and conform; and to use its best efforts to cause its customers, invitees and licensees so to abide and conform.

                  LESSOR shall have the right to close, if necessary, all or any portion of the common areas to such extent as may in the opinion of LESSOR'S counsel be legally necessary to prevent a dedication thereof or the accrual of any rights of any person or of the public therein; to close temporarily all or any portion of the common areas while engaged in making additional improvements or repairs or alterations to the Center; and to do and perform such other acts in, to, and with respect to the common areas as in the use of good business judgment LESSOR shall determine to be appropriate for the Center.

                  LESSOR shall have the unqualified right to increase or reduce the common areas, and to rearrange the parking spaces and improvements on the common areas.

                  LESSOR agrees that its officers, agents, employees, vendors, suppliers and other independent contractors will use such access roads and will operate trucks and trailer in delivery of merchandise to and from the Leased Premises upon and over such access roads as are designated therefor by LESSOR as a means of ingress to and egress from the Leased Premises. The use of such access roads, as above provided, or as LESSOR may from time to time designate, by LESSEE and their respective officers, agents, employees, vendors, suppliers and other independent contractor shall be subject to the rules and regulations established by LESSOR with respect to the use thereof and the operation of trucks, trailers and other vehicles traveling over and upon the same.

                  All delivery trucks and other delivery vehicles of LESSEE or its suppliers shall be parked only where and as permitted by LESSOR from time to time. LESSEE agrees that when and if requested by LESSOR so to do, LESSEE will furnish LESSOR with the license numbers of the vehicles of LESSEE and other respective officers, agents and employees. Until such time as LESSOR may give its written consent to the contrary, LESSEE'S officers, agents or employees shall not park their automobiles, trucks, bicycles or other vehicles in any part of the Center set aside for customer parking.

         36.      CHANGES AND ADDITIONS

                  LESSOR hereby reserves the right at any time to make alterations or additions to and to build additional stores on the site in which the Leased Premises are contained and to build adjoining the same. LESSOR also reserves the right to construct other buildings or improvements in the Center from time to time and to make alterations thereof or additions thereto and to build additional stories on any such building or buildings and to build adjoining same and to construct double deck or elevated parking facilities. All such alterations or additions shall be at LESSOR'S sole cost and expense.

         37.      SIGNS

                  LESSEE shall not erect or install any exterior signs or window or door signs, advertising media or window or door lettering or placards without LESSOR'S prior written consent. LESSEE shall not install any exterior lighting; shades or awnings; or make any exterior decoration; or build any fences; or install any radio or television antennae, loud speakers or sound amplifiers; or similar devices; on the roof or exterior walls of the Leased Premises, or make any changes to the store front without LESSOR'S prior written consent. Use of roof is reserved to LESSOR. Any electrical signs visible from the exterior must be designed or approved by the LESSOR'S architect or agent for color, size, shape and lettering in every detail for installation by the LESSEE at LESSEE'S cost.

         38.      ALTERATIONS

                  (A) LESSEE shall not make any alterations or additions to the Leased Premises nor make any contract therefor without first procuring LESSOR'S written consent. All alterations, additions, and improvements including utility installations as defined in paragraph 38(B) below, made by LESSEE to or upon the Leased Premises, shall at once when made of installed be deemed to have attached to the freehold and to have become the property of LESSOR; provided, however, if prior to termination of this Lease, or within fifteen (15) days thereafter, LESSOR so directs by written notice to LESSEE, LESSEE shall promptly remove the additions, improvements, and utility installations which were placed on the Leased Premises by LESSEE and which are designated in said notice, and shall repair any damage occasioned by such removal; and in default thereof LESSOR may effect said removals and repairs at LESSEE'S expense.

                  (B) "Utility Installation" shall mean air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing, and fencing (whether or not such utility installations constitute trade fixtures of LESSEE).

                  (C) LESSEE shall remove or suffer to be removed or demolished all or any portion of any of the improvements on the Leased Premises without the prior written consent of LESSOR. LESSOR agrees not to unreasonably withhold its consent from LESSEE with respect to LESSEE's installation of any necessary trade fixtures, equipment and furniture in the Leased Premises, provided that such improvements shall be removable without damage to the Leased Premises or the Building. LESSOR shall have the right to refuse consent if, among other reasons, LESSEE fails to deliver LESSOR plans and specifications satisfactory to LESSOR showing in detail the proposed removal, demolition and/or improvements or LESSEE fails to use contractors or subcontractors reasonably satisfactory to LESSOR. LESSOR's approval of the plans, specifications and working drawings for LESSEE's alterations shall create no responsibility or liability on the part of LESSOR for their completeness, design sufficiency or compliance with all laws, rules and regulations of governmental agencies or authorities. LESSOR will have 15 days from submission to LESSOR to approve or disapprove the plans and specifications and the contractors and subcontractors.

                  (D) All alterations, additions or installations made by LESSEE to or upon the Leased Premises, except for trade fixtures, shall be deemed to have been attached to the real property constituting the Leased Premises upon installation and shall not be removed by LESSEE except as provided herein. Such improvements shall remain the property of LESSOR and shall be, at LESSOR's option, removed upon the expiration or termination of the terms of the Lease. LESSEE shall repair, at its sole expense, all damage caused by the installation or removal of such property and shall leave the Leased Premises in their original condition, reasonable wear and tear excepted. Whether or not any alterations, additions or installations are to be removed by LESSEE, LESSEE shall leave the Leased Premises at the expiration or termination of the Term free of debris, broom clean and in good condition, reasonable wear and tear excepted. LESSOR shall be entitled to exercise the rights with respect to any personal property of LESSEE which shall remain on the Leased Premises within five (5) days after the expiration or termination of this Lease as afforded by
Section 1980 et seq of the California Civil Code, as from time to time amended, or other applicable law with respect thereto.

         39.      WAIVER

                  One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed by the other party as a waiver of a subsequent breach of the same or any other covenant, term or condition. The consent or approval of either party to or of any act by the other party of a nature requiring consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent act.

         40.      RELATIONSHIP OF PARTIES

                  Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent or of partnership or of joint venture or of any association whatsoever between LESSOR and LESSEE, it being expressly understood and agreed that neither the method of computation of rent nor any other provisions contained in this Lease nor any act or acts of the parties hereto shall be deemed to create any relationship between LESSOR and LESSEE other than the relationship of LESSOR and LESSEE.

         41.      LAW GOVERNING

                  The laws of the State of California shall govern the validity, construction, performance and enforcement of this Lease.

         42.      HOURS OF BUSINESS

                  LESSEE shall continuously during the entire Term hereof conduct and carry on LESSEE'S business in the Leased Premises and shall keep the Leased Premises open for business and cause LESSEE'S business to be conducted therein during the usual business hours of each and every business day as is customary for businesses of like character to be open for business; provided, however, that this provision shall not apply if the Leased Premises should be closed and the business of LESSEE temporarily discontinued therein on account of strikes, lockouts or similar causes beyond the reasonable control of LESSEE or closed for not more than three days out of respect to the memory of any deceased officer or employee of LESSEE, or the relative of any such officer or employee. LESSEE shall keep the Lease Premises adequately stocked with merchandise, and with sufficient sales personnel to care for the patronage and to conduct said business in accordance with sound business practices.

         43.      GENDER AND INTERPRETATION OF TERMS AND PROVISIONS

                  As used in this Lease and wherever required by the context thereof, each number both singular or plural, shall include all numbers, and each gender shall include all genders. LESSOR and LESSEE as used in this Lease or in any other instrument referred to in or made a part of this Lease shall likewise include both the singular and the plural, a corporation, co-partnership, individual or person acting in any fiduciary capacity as executor, administrator trustee, or in any other representative capacity. All covenants herein contained on the part of LESSEE shall be joint and several.

         44.      COVENANTS TO BIND SUCCESSORS

                  All and singular the terms hereof shall apply to, run in favor of and shall be binding upon and inure to the benefit of, as the case may require, the parties hereto, and also their respective heirs, executors, administrators, personal representatives, and assigns and successors in interest, subject at all times nevertheless to the provisions of paragraph 17 of this Lease relating to restrictions upon assignment or subletting this Lease or the Leased Premises.

         45.      LESSEE'S ACKNOWLEDGMENT OF CONDITION OF THE LEASED PREMISES

                  LESSEE agrees that its acceptance of the Leased Premises evidence LESSEE'S entry into possession thereof shall constitute unqualified proof that the Leased Premises are, as of the date of the commencement of LESSEE'S occupancy thereof, in a tenantable and good condition; that LESSEE will take good care thereof; and LESSEE hereby waives the right to make repairs at LESSOR'S expense under the provisions of Sections 1941 and 1942 of the Civil Code of California. In respect to any partial destruction which LESSOR is obligated to repair or may repair under any of the provisions of this Lease, the provisions of Section 1932, Sub-division 2, the Section 1933, Subdivision 4, of the Civil Code of California are waived by LESSEE.

         46.      SALE AND LEASING

                  LESSOR, and its authorized agents, and representative, shall be entitled to enter the premises at all reasonable times for the purpose of exhibiting the same to prospective purchasers and, during the final six (6) months of the Term of this Lease, LESSOR shall be entitled to exhibit the premises for hire or for rent and to display thereon in such manner as will not unreasonably interfere with LESSEE'S business the usual "For Rent" or "For Lease" signs, and such signs shall remain unmolested on the premises.

         47.      INTEREST ON PAST DUE OBLIGATIONS

                  Any sum accruing to LESSOR under the terms and conditions of this Lease which shall not be paid when due shall bear interest at the rate of seven percent (7%) per annum from the date when the same becomes due and payable.
         48.      HOLDING OVER

                  If LESSEE holds over after the Term hereof, with or without the express or implied consent of LESSOR, such tenancy shall be from month-to-month only, and not a renewal hereof or an extension for any further Term and, in such case, minimum rent shall be payable at one hundred fifty percent (150%) of the monthly amount applicable during the last complete month of the Term hereof and such month-to-month tenancy shall be subject to every other term, covenant, and agreement contained herein. All other rentals provided for herein shall continue during this month-to-month tenancy in accordance with the terms thereof.

         49.      HAZARDOUS MATERIALS

                  (A) Except as provided in Exhibit "D" attached hereto, LESSEE shall not cause, permit or suffer any "Hazardous Material" to be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, about or beneath the Leased Premises or the real property upon which they are located by LESSEE, its agents, employees, contractors, subtenants, invitees, licensees, or any other person without the prior written consent of LESSOR. Any request by LESSEE for such consent by LESSOR shall be in writing and shall demonstrate to the reasonable satisfaction of LESSOR that such Hazardous Material is necessary to the business of LESSEE and will be store, used and disposed of in a manner that complies with all "Environmental Requirements" applicable to such Hazardous Material. Such consent shall not be unreasonably withheld, but LESSOR shall in no case be obligated to consent to the presence of any Hazardous Material which will increase the likelihood or magnitude of liability for Environmental Damages or to any treatment, storage or disposal upon the Leased Premises or the real property of which they are a part of any Hazardous Material the treatment, storage or disposal of which requires a permit or variance under the Federal Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.) or any similar state statute and LESSOR shall in no case be obligated to execute any application for such a permit or variance.

                  (B) LESSEE shall not cause, permit or suffer the existence or the commission by LESSEE, its agents, employees, contractors, invitees, licensees or subtenants or by any other person of a violation of any Environmental Requirements upon, about or beneath the Leased Premises or the real property upon which they are located.

                  (C) LESSEE shall not cause, permit or suffer to exist with respect to the Leased Premises or the real property of which they are a part or permit any of its agents, employees, contractors, invitees, licenses, subtenants or any other person to create or suffer to exist any lie, security interest or other charge or encumbrance of any kind relating to Hazardous Materials or Environmental Requirements, including without limitation any liens imposed pursuant to Section 107(f) of the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9607(1)) or any similar state statute.

                  (D) If LESSEE does, or intends to, bring upon, treat, store, dispose of, discharge, release, produce, manufacture, generate, refine or use upon, about or beneath the Leased Premises or the real property of which they are a part, either directly or through agents, employees, contractors, invitees, licensees, subtenants or any other person, any Hazardous Material, whether or not such actions are sanctioned by this Lease and consents given pursuant hereto, LESSEE shall purchase insurance with coverage no less than $300,000 to insure against Environmental Damages which may result from such activities. Such policy of insurance shall name LESSOR as an additional insured. LESSEE shall pay for all such insurance immediately upon receipt of an invoice therefor, and shall at each anniversary date of this Lease or at such other additional times as may be requested by LESSOR provide evidence of such coverage and of such payment to LESSOR. Such insurance shall contain a waiver of subrogation clause and shall not be cancelable without 30 days prior written notice from the insurer to LESSOR.

                  (E) LESSEE, its successors, assigns and guarantors, agree to indemnify, defend, reimburse and hold harmless:

                      (i)  LESSOR; and

                      (ii) Any other person who acquires a portion of the Leased Premises or the real property of which they are a part or any portion of either thereof in any manner, including but not limited to purchase or foreclosure sale; and

                      (iii)         Trustees,   beneficiaries,   directors,
officers, shareholders, employees, partners, agents, contractors, subcontractors, experts, licensees, invitees, lessees and mortgagees of such persons from and against any and all Environmental Damages arising from the presence of Hazardous Materials upon, about or beneath the Leased Premises or migrating to or from the Leased Premises or the real property of which they are a part as a result of any act or omission of LESSEE or its agents, employees, contractors, subtenants, invitees, licensees or any other person on or near the Leased Premises or the real property of which they are a part through LESSEE or arising in any manner whatsoever out of the violation of any Environmental Requirements pertaining to the Leased Premises by LESSEE or any such other person.

                  The foregoing obligations shall include, but not be limited to, the burden and expense of defending all claims, suits and administrative proceedings (with counsel approved by LESSOR) even if such claims, suits or proceedings are groundless, false or fraudulent and paying and discharged, as the same come due, any and all judgments, penalties or other sums due against such indemnified parties. LESSOR, at its sole expense, may employ additional counsel of its choice to associate with counsel representing LESSEE.

                  The obligations of LESSEE under this paragraph 51 shall survive the termination or expiration of the Term of this Lease and any transfer of title to the Leased Premises (whether by sale, foreclosure, deed in lieu of foreclosure or otherwise).

                  (F) Hazardous Material means any substance:

                      (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or

                      (ii) which is or becomes defined as "Hazardous waste", "hazardous substance", "pollutant" or "contaminant" under any feral, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation in Liability Act (42 U.S.C. Section 9601, et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); or

                      (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous or is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; or

                      (iv) the presence of which on the Leased Premises causes or threatens to cause a nuisance upon the real property upon which the Leased Premises are a part or to adjacent properties or poses or threatens to pose a hazard to the health or safety or persons on or about the property; or

                      (v)  without   limiting  the  generality  of  the
foregoing,   which  contains gasoline, diesel fuel or other petroleum
hydrocarbons (excluding gasoline and other hydrocarbons in gas tanks and comparable portions of cars which come upon the real property of which the Leased Premises are a part); or

                      (vi) without   limiting  the  generality  of  the
foregoing,   which  contains polychlorinated bipheynols (PCBs), asbestos or urea formaldehyde foam insulation; or

                      (vi) without limiting the generality of the foregoing, radon gas.

                  (G) Environmental Requirements means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items of all governmental authorities of the United States, California and political subdivisions thereof and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including those relating to Hazardous Materials or the protection of the health and safety of employees of the public.

                  (H) Environmental Damages means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, cost and expenses of investigation in defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement or judgement, or whatever kind or nature, contingent or otherwise, mature or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorney's fees and disbursements and consultant's fees, any of which are incurred at any time after the date of this Lease as a result of any default by LESSEE in any provision of this Lease relating to Hazardous Materials or Environmental Requirements.

         50.      ADDENDUM

                  In addition to the written provisions 1 through 50 and Exhibits "A", "B", "C" and "D" this Lease includes on addendum setting forth numbered Paragraphs 53 through 55 which are incorporated herein by reference.

IN WITNESS WHEREOF, the parties have set their hand the date first above written.


LESSOR:                                     LESSEE:

WALTER BOLLENBACHER FAMILY TRUST    TLC RESTAURANT MGMT. CORP.



By: ________________________________          By: ______________________________
                                                       Ronald K. Walton

Its:              Trustee                         Its:     President


By: ________________________________

Its:              Trustee

Address:                                           Address:
15315 Magnolia Blvd., Ste 410                      P.O. Box 1697
Sherman Oaks, CA 91403                             Temecula, CA 92593
(818) 386-0080                                     (909) 677-3345








                                  ADDENDUM ONE

                            SOUTHWOOD SHOPPING CENTER


         53.      ADJUSTMENT OF MINIMUM RENT

         MONTHS                     DIFFERENCE                         RENT

         1-32                                                        $6,500.00
         33-45                   (1,820.00)                          $4,680.00
         46-58                      188.00                           $4,868.00
         59-62                      195.00                           $5,063.00

         54.      OPTION TO RENEW LEASE

                  Provided that LESSEE has not been in monetary default or other material default under the terms of the Lease during the twelve (12) month period immediately preceding the expiration of the term, or the first option period as the case may be, LESSEE shall have the right to extend the Term of the Lease for TWO (2) additional FIVE (5) year periods; however, that LESSEE notifies LESSOR his intention to exercise said option one not more than two hundred ten (210) days and not less than one hundred eighty (180) days prior to the expiration of the lease term; If LESSEE defaults under any of the terms of the Lease at any time after its notified LESSOR of its desire to exercise its option hereunder, LESSEE is Default of any of the terms of the Lease, option period shall not commence and the Lease shall expire at the end of the Term.

                  Each such option shall be on the terms and conditions set forth in the Lease, with the exception of Paragraph 5 (Rent). The minimum rent for the first year of each option period shall be equal to (i) the fair market rental value of the Leased Premises as of the date 6 months prior to the first day of the option period in question. For 20 days after LESSEE's timely exercise of its option, LESSOR and LESSEE shall attempt to mutually agree upon the fair rental value for the Leased Premises for the Option Period. At any time thereafter, either LESSOR or LESSEE may request that the fair market rental value be determined by appraisal; and within 15 days after notice, LESSOR shall appoint its appraiser and LESSEE shall appoint its appraiser. If the two appraiser do not agree, a third appraiser will be retained as selected by the two appraisers. The fair market rental value shall be the average of the two closest appraisals of the three appraisers. Any such appraisal of the fair market rental value of the Leased Premises shall take into account the leasehold improvements in the Leased Premises at the time of such appraisal. The cost of the third appraiser will be shared by LESSOR and LESSEE.

                  The minimum rent after the first year of each option period shall increase FOUR PERCENT (4%) annually for the Term of such option period.

         55.      ADDITIONAL SECURITY

                  LESSEE agrees to provide a FORM UCC-1 Financing Statement to be executed by LESSOR on all of LESSEE's trade fixtures, furniture and equipment installed on the Leased Premises. The UCC-1 filing will terminate upon the expiration of the first 32 months of the Term provided all MONETARY TERMS OF THE LEASE HAVE BEEN MET, and LESSOR shall take whatever steps are necessary to terminate such filing.


LESSOR and LESSEE have executed this Addendum One on Nov. 1, 1994.




LESSOR:                                     LESSEE:

WALTER BOLLENBACHER FAMILY TRUST    TLC RESTAURANT MGMT. CORP.



By: ________________________________        By: ______________________________
                                                       Ronald K. Walton

Its:              Trustee                       Its:     President


By: ________________________________

Its:              Trustee

Address:                                             Address:
15315 Magnolia Blvd., Ste 410                        P.O. Box 1697
Sherman Oaks, CA 91403                               Temecula, CA 92593
(818) 386-0080                                       (909) 677-3345

                                                                  EXHIBIT 10.2

                              SHOPPING CENTER LEASE


         THIS LEASE, made and entered into this 4th day of September, 1996 by and between University Plaza, Ltd. - JJ, a Ca. Limited Partnership ("Landlord") and Texas Loosey's Steakhouse & Saloon, Inc. a Delaware Corporation ("Tenant", without regard to gender or number), and simultaneously hereto a Guarantee to Lease, signed by "Guarantor": Mr. Hiram J. Woo, on behalf of Tenant in his Lease transaction.

                                   WITNESSETH:

         1. USE: The Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, those certain premises hereinafter described, to be used and occupied by Tenant for the limited purpose of the operations of a first class "family-style" restaurant and cocktail lounge, with the main theme of the business being that of a "country/western" atmosphere, food and entertainment, and for no other use or purpose.

         2. PREMISES: The premises leased to Tenant, together with appurtenances, are hereinafter referred to as the "demised premises" and are situated and commonly known as 2720 Nutwood Ave., located in the City of Fullerton, County of Orange, State of California, and are the premises outlined in read on the plat of the shopping center commonly known and designated as "University Plaza" (hereinafter referred to as the "shopping center"); said plat being marked Exhibit "A" and attached hereto and made a part hereof. The demised premises have a frontage of approximately irreg feet and a depth of approximately irreg feet for a total of approximately 8,285 square feet.

         3. TERM: *Note: The commencement of this lease agreement is contingent upon Landlord receiving the monies currently owed and delinquent on the existing lease between "Landlord" and Texas Loosey's Chili Parlor of Fullerton, Inc. (hereinafter referred to as "Existing Tenant") and Ron Walton, "Guarantor" to said lease, which monies must be received by Landlord prior to the commencement date as noted in Article A, below.

                  A. Term. The term of this Lease shall be for a period of eight (8) years, commencing on *October 1, 1996, and ending at midnight on September 30, 2004 unless sooner terminated pursuant to any provision hereof.

                  B. Delay In Commencement. Notwithstanding said commencement date, if for any reason Landlord cannot deliver possession of the demised premises to Tenant on said date, Landlord shall not be subject to any liability thereof, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder or extend the term hereof, but in such case Tenant shall not be obligated to pay rent until possession of the demised premises is tendered to Tenant; provided however, that if Landlord shall not have delivered possession of the demised premises within ninety (90) days from said commencement date, Tenant may, at Tenant's option, by notice in writing to Landlord within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder; provided further, however, that it such written notice of Tenant is not received by Landlord within said ten (10) day period, Tenant's right to cancel this Lease hereunder shall terminate and be of no further force or effect. If Tenant occupies the demised premises prior to said commencement date, such occupancy shall be subject to all provisions hereof, and Tenant shall pay rent for such period at the monthly rental provided in Paragraphs 4 and 5 below, however, such occupancy shall not advance the termination date hereinabove set forth.

         4.  BASIC RENTAL.

                  A.  Minimum Monthly Rental.

                      (i) Tenant shall pay to Landlord as minimum monthly rental for the demised premises the sum of Six Thousand Five Hundred and no/100 Dollars ($ 6,500.00) per month, which sum shall be subject to possible upward adjustment as provided in Paragraph 4A (ii) below. Said minimum monthly rental shall be paid in advance on the first day of each month of the term, with proration to occur for any partial month, if the commencement of the term hereof ward adjustment as provided in Paragraph 4A (ii) below. Said minimum monthly rental shall be paid in advance on the fir is other than on the first day of a calendar month. All rentals to be paid by Tenant to Landlord shall be in lawful money of the United States and shall be paid without deduction or offset, prior notice or demand, and at such places as may be designated from time to time by Landlord.

                      (ii) At the end of each and every lease year hereof, the minimum monthly rental as provided in Paragraph 4A(i) above, shall be adjusted as hereinafter set forth to reflect any increase in the cost of living based on the "Consumer Price Index for All Urban Consumers - Los Angeles - Long Beach - Anaheim Area (1967 - 100) All items" (hereinafter referred to as "Index"), published by the Bureau of Labor Statistics of the United States Department of Labor.

         The Index Number for the calendar month immediately preceding the month in which the Lease is made and entered into (according to the Introductory Paragraph hereof shall be the "Base Index Number" and the corresponding Index Number for the last full calendar month of the lease year just ended shall be the "Current Index Number". The Base Index Number shall be subtracted from the current Index Number, and the result obtained shall be converted to a percentage of the Base Index Number. The minimum monthly rental as provided in Paragraph 4A(i) above shall then be increased by such percentage and the result so obtained shall be the new minimum monthly rental of the premises effective as of the first day of the new lease year, Tenant shall continue payment of minimum monthly rental in effect for the expiring lease year until notified by Landlord of any increase in such minimum monthly rental. Such notification shall include a memorandum showing the calculations used by Landlord in determining the new minimum monthly rental. On the first day of the calendar month immediately succeeding receipt of such notice, Tenant shall commence payment of the new minimum monthly rental specified in the notice and shall also pay to the Landlord with respect to the month(s) already expired, the excess of the required monthly rentals specified in the notice over the monthly amounts actually paid by Tenant.

                      If publication of the Index shall -be discontinued, the most comparable index published by any branch or department of the United States Government shall be substituted by Landlord, and Landlord shall make such adjustments in the method of computation as may be reasonably required to carry out the intent of this cost-of-living provision.

                      The term "lease year" as used in the Lease shall mean the successive one (1) year periods during the lease term commencing on the first day of the term and on each anniversary of such commencement date.

                  B.  Percentage Rental.

                      (i) In addition to the minimum guaranteed monthly rental hereinabove agreed to be paid by Tenant, Tenant shall pay to Landlord, at the time and in the manner herein specified, the amount, if any, by which five percent (5%) of Tenant's gross sales made in, upon or from the demised premises during each month of the term hereof, exceeds the amount of minimum monthly rental payable by Tenant for said month pursuant to Paragraph 4A hereof. The 5% would apply only if the monthly gross sales is at least $142,000 or more.

                      (ii) Within ten (10) days after the end of each calendar month of the term hereof, commencing with the 10th day of the month following commencement of this Lease. And ending with the 10th day of the month next succeeding the last month of the lease term, Tenant shall furnish to Landlord a statement in writing certified by Tenant to be true and correct, showing the total gross sales made in, upon or from the demised premises during the preceding calendar month and shall accompany each such statement with a payment to Landlord of a sum equal to five percent (5%) of such total monthly gross sales, less the minimum monthly rental previously paid by Tenant for said month pursuant to Paragraph 4A hereof.

                      (iii) The term "gross sales" as used in the Lease shall include the entire gross receipts of every kind and nature from sales and services made in, upon or from the demised premises, whether upon credit or for cash, in every department operating in the demised premises, whether operated by the Tenant or by a subtenant or subtenants, excepting therefrom any rebates or refunds to customers and the amount of all sales tax receipts which has to be accounted for by Tenant to any government or governmental agency. Sales upon credit shall be deemed cash sales and shall be included in the gross sales for the period which the merchandise is delivered to the customer, whether or not title to the merchandise passes with delivery.

                      (iv) The Tenant shall keep fully, complete and proper books, records, and accounts of its daily gross sales, both for cash and on credit, of all business conducted upon or from the demised premises. The Landlord and its agents and employees shall have the right at any and all times, during regular business hours, to examine and inspect all of the books and records of the Tenant. Tenant shall also deliver to Landlord copies of all Sales Tax Reports relating to Tenant's gross sales which Tenant files with the Board of Equalization or other regulatory agency, concurrently with such filing; and shall deliver to Landlord copies of any documents relating to Tenant's gross sales which Tenant receives from the Board of Equalization, immediately following Tenant's receipt thereof.

                      Landlord may at any time and from time to time cause an audit of the business of Tenant to be made by a certified public accountant of Landlord's selection and it any statement of gross sales previously made to Landlord shall be found to be inaccurate, then and in that event, there shall be an adjustment and one party shall pay to the other on demand such sums as may be necessary to settle in full the accurate amount of said percentage rent that should have been paid to Landlord for the period or periods covered by such inaccurate statement or statements. If such audit shall disclose an inaccuracy of greater than 2% error with respect to the amount of gross sales reported by Tenant for the period of said report, then Tenant shall immediately pay to Landlord the cost of such audit; otherwise the cost of such an audit shall be paid by Landlord. If such audit shall disclose any willful or substantial inaccuracies, this Lease may thereupon be cancelled and terminated, at the option of the Landlord.

                      (v) Any information obtained by Landlord pursuant to the provisions of this paragraph shall be treated as confidential, except in any litigation or arbitration proceedings between the parties, and except further that Landlord may divulge such information to a prospective buyer or encumbrancer of the premises.

5. ADDITIONAL RENTAL: Note: All operating expenses shall be paid by Tenant on the basis of his pro-rata share using the square footage of the premises, which shall be deemed to include not only the "building" proper, but also the service area(s), fenced patio area(s) and entry which service or are particular only to the Tenant's use. This total square footage is herein agreed to be approximately 8,285 square feet.

                      A. Shopping Center Operating Costs. In addition to all other amounts specified in this Lease and as additional rent, Tenant shall pay, upon demand, tenant's pro rata share (as defined in Paragraph 5C hereof of all direct costs and expenses ("Operating Costs") of every kind and nature paid or incurred by Landlord in operating, managing, insuring, repairing, and maintaining the Shopping Center, including all parking and common areas thereof in a manner deemed reasonable and appropriate by Landlord and in the best interest of the shopping center. Operating costs shall be determined by standard accounting practices and shall include, but not be limited to: all real property taxes and assessments levied on the shopping center and all improvements thereon, rent or gross receipts, taxes, costs and expenses of cleaning, painting, striping, policing (including costs of uniforms, equipment and all employment taxes, regulating traffic, furnishing water, lights, music, heat, ventilation an air-conditioning to the common areas, depreciation for machinery and equipment used in maintaining common facilities, including the common area heating, air-conditioning and ventilating equipment and personal property taxes and other charges incurred in connection with such equipment; Costs and expenses exterior wall, foundations and structural portions of buildings, maintaining underground and overhead utility and service lines, repairing, resurfacing or replacing parking areas, driveways, curbs, walkways, sprinklers, drainage facilities and light standards; costs and expenses of gardening, relandscaping and replacing flowers, shrubbery and planters; legal and accounting fees; premiums for liability, business interruption, property damage, tire, extended coverage, malicious mischief, vandalism, workers' compensation, employees' liability, earthquake, sprinkler leakage and other casualty and/or risk insurance procured by Landlord in connection with the shopping center; together with an administrative charge by Landlord equal to 15% of the total (exclusive of depreciation of equipment) of said costs and expenses. Notwithstanding hereinabove to the contrary, Operating Costs shall not include promotional expenses included in Paragraph 5B, depreciation of improvements, loan payments, executive salaries or real estate broker's commissions.

                      Tenant's pro rata share of Operating Costs may be estimated by Landlord and shall be paid by Tenant monthly in advance, subject to adjustment in future billing to Tenant. Operating Costs shall be computed on a cash basis according to standard accounting practices. On or before March 1st of each year, Landlord shall determine (and furnish to Tenant a statement showing in reasonable detail) the Operating Costs for the preceding lease year. To the extent that Tenant's pro rata share of such Operating Costs is greater or less than the sum actually billed to and paid by Tenant for such year, the difference shall be billed to and paid by Tenant or credited to Tenant against its next successive Operating Cost payment(s), as the case may be. Any such annual statement from Landlord which is not objected to by Tenant (stating the reason for objection and the specific items being questioned) within 60 days after Tenant's receipt thereof from Landlord, shall be deemed binding and conclusive.

                  (1) Tenant further acknowledges that the premises are a part of a larger complex, commonly referred to as "University Plaza", which consists of a total of one office building called "University Plaza" and two restaurants, one of which is the "premises" referred to herein.

                  Therefore, Tenant agrees to the following:

                  (a) Tenant herein acknowledges that these three entities use in common with one another a certain number of utilities, services, and/or commonly shared facilities;

                  (b) That in some cases, certain of these utilities/services are connected to and have been the sole responsibility of each of the individual entities, i.e. water, lighting for the parking lot, etc.

                  (c) That these utilities, as they are presently connected to and paid for by each individual entity, and as they presently exist, shall remain unchanged and uncontested, and that Tenant shall continue, at Tenant's sole cost and expense, to be responsible at all times for (i) supplying electricity to and keeping turned on from "dusk to dawn" those parking lot lights which are connected to Tenant's electrical service at Tenant's cost, and shall keep in continuous service the water and/or electricity as necessary which controls any portion of the irrigation services that are presently connected to Tenant's utilities.

                  (2) Tenant is aware that in addition to those utilities indicated above for which the Tenant already agrees to pay, that Tenant is also responsible for paying his full pro-rata share of all other shared utilities, services and/or facilities, referenced hereinabove as "operating costs".

                  As such:

                  (a) The Landlord, at his sole discretion, may dictate the proportion for which the office building shares in the "shopping center operating costs' with the two restaurants. However, under no circumstances shall the two restaurants, as they presently exist, be designated to pay more than 50% of the total of all "operating costs" of the complex as a whole.

                  (b) Of that portion of all "operating costs" designated to be the responsibility of the two restaurants, the two restaurants shall then pay their respective proportionate share based upon their percentage of the total as determined by dividing their respective total square footage of their building and appurtenant surroundings as compared to the combined total of the two. Currently, the total square footage of the premises (including the building proper and the surrounding appurtenant area(s) shall be deemed to be a total square footage of 8,285 square feet.

                  C. Definition of "Tenant's Pro Rate Share". "Tenant's pro rate share" as said phrase is used in this Lease shall be a fraction, the numerator of which shall be the `floor area' of the premises, which in the case of this lease shall be the total of the square footage of the building proper plus the surrounding appurtenant areas as noted above in 5-A-(2)-(b) and the denominator of which shall be the total square footage area (total `floor areas') of the two restaurants in the shopping center so noted above, which are completed and operating, including the demised premises. The term "floor area" as used herein shall be computed by taking the aggregate number of square feet of floor space within the exterior faces of the exterior walls (except party and interior walls as to which the center thereof, instead of the exterior faces thereof, shall be used and except that the exterior building line shall be used as to all exterior entrances), plus the square footage of the surrounding appurtenant areas. No deduction or exclusion shall be make from floor area otherwise computed by reason of columns or other interior construction within the demised premises or buildings) of the shopping center. The "floor area" within the shopping center shall be increased or decreased (at Landlord's option) for additional buildings or demolition of buildings (if appropriated at Landlord's discretion and without Tenant's approval, with a corresponding increase or decrease in the denominator used in computing "Tenant's pro rata share" of costs.

         6. CONDITION OF PREMISES AND SHOPPING CENTER: Except as otherwise specifically provided in this Lease or any exhibit hereto, Tenant hereby agrees to accept the demised premises in their condition existing as of the date of execution hereof, reasonable wear and tear excepted, and acknowledges that Landlord shall not be required to make any improvements or alterations in connection with the demised premises or the shopping center. Tenant further agrees to accept the demised premises subject to all applicable zoning, ordinances and regulations governing and regulating the use of the demised premises, and any covenants of restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Tenant acknowledges that neither Landlord nor Landlord's agent has made any representation or warranty as to the present or future suitability of the demised premises for the conduct of Tenant's business, as to occupancy of the shopping center by other tenants or that Tenant shall have any exclusivity with respect to the type of business described in Paragraph 1 above.

         7.  PARKING AND COMMON AREAS:

                  A. Parking. With respect to the parking areas provided by Landlord as part of the shopping center, it is agreed as follows:

                      (i) Such parking areas shall be available to Tenant's customers and business invitees on a non-exclusive first-come, first-served basis.

                      (ii) Landlord Shall have the right to adopt rules and regulations for parking which, among other things, preclude or restrict the use of parking areas by employees of tenants in the shopping center and/or to designate a certain portion of the parking areas for use by such employees.

                      (iii) Landlord reserves the right to change the entrances, exits, traffic lanes, dimensions, boundaries and locations of such parking areas, provided that the total parking area available to the shopping center shall not be less than (and shall otherwise comply with) the requirements of law.

                      (iv) Nothing in this Lease shall be deemed to prohibit the establishment and enforcement by Landlord of a system of charging for the use of parking spaces in the Center; provided that the revenues derived by Landlord from such parking charges shall be applied to reduce the cost incurred for the operation of such parking area, including real estate taxes properly allocated thereto.

                  B. Common Areas. The term "common areas" refers to that part of the shopping center which is designated by Landlord from time to time for the common use of all tenants, including among other facilities, parking areas, sidewalks, landscaping, curbs, truckways, delivery passages, enclosed and open malls, loading areas, private streets and alleys, lighting facilities, drinking fountains, public toilets and the like. Landlord reserves the right to change from time to time the dimensions and location of the common areas as shown on Exhibit "A", as well as the dimensions, identity and type of any buildings (except the demised premises) shown on Exhibit "A" and to construct additional buildings or additional stories on existing buildings or make other alterations to the shopping center. Landlord also reserves the right to dedicate portions of the common area and other portions of the shopping center (except the demised premises) for street, park, utility and other public purposes. The use of common areas as constituted from time to time shall be subject to such reasonable rules and regulations governing use as Landlord may from time to time prescribe.

         8. RULES AND REGULATIONS: Tenant shall faithfully observe and comply with the Rules and Regulations attached hereto as Exhibit "C" and all reasonable modifications of and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the shopping center of any of said Rules and Regulations.

         9. USE PROHIBITED: Tenant shall not use or permit the demised premises, or any part thereof, to be used for any purpose or purposes other than the purpose and purposes for which said premises are hereby leased; and no use shall be made or permitted to be made of said premises, nor acts done, which will increase the existing rate of insurance upon the building in which said premises may be located (once said rate is established), or cause a cancellation of any insurance policy covering said building or any part thereof, nor shall Tenant sell or permit to kept, used or sold in or about said premises any article which may be prohibited by standard form or fire insurance policies. Tenant shall, at his sole cost, comply with any and all requirements pertaining to the use of said premises, of any insurance organization or company covering said building and appurtenances.

         10. COMPLIANCE WITH LAWS: Tenant shall, at his sole cost and expense, comply with all of the requirements of all Municipal, State and Federal authorities, now in force or which may hereafter be in force pertaining to the use of the demised premises, and shall faithfully observe in said use all Municipal ordinances and State and Federal statutes now in force or which shall hereinafter be in force.

         11. AUCTIONS: Tenant shall not conduct or permit to be conducted any sale by auction in, upon or from the demised premises, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

         12. CONTINUOUS USE; ABANDONMENT: Tenant shall continuously use the demised premises for uses specified in this Lease and shall continuously merchandise the demised premises during all usual business hours and on all such days as comparable business in the shopping center or businesses of like nature in the area are open for business but, in any event, not less than 54 hours per week.

                 Tenant shall not vacate or abandon the demised premises at any time during the term of this Lease; and if Tenant shall abandon, vacate or surrender the demised premises or be dispossessed by process of law, or otherwise, any of Tenant's personal property left on the demised premises shall be deemed to be abandoned, at the option of Landlord.

         13. ALTERATIONS: Except as may be otherwise provided herein, Tenant shall not make any alterations to the demised premises without Landlord's consent. Any alterations made shall remain on and be surrendered with the demised premises on expiration or termination of the term, except that Landlord can elect within 5 days after termination of the term, to require Tenant to remove any alteration that Tenant has made to the demised premises. If Landlord so elects. Tenant at its cost shall restore the demised premises to the condition designated by Landlord in its election, before the last day of the term, or within 10 days after notice of election is given, whichever is later.

                  If Tenant makes any alterations to the demised premises as provided in this Paragraph, the alterations shall not be commenced until 5 days after Landlord has received notice from Tenant stating the date the installation of the alterations is to commence so that Landlord can post and record an appropriate notice of nonresponsibility. Landlord's consent to said alterations shall not be unreasonably withheld.

         14. MAINTENANCE AND REPAIRS: Tenant agrees that its acceptance of the demised premises evidenced by Tenant's entry into possession thereof shall constitute conclusive proof that the demised premises are, as of that date of such acceptance, in a tenantable and good condition; that Tenant will take good care thereof; and Tenant hereby waives the right to make repairs at Landlord's expense under the provisions of Section 1941 and 1942 of the Civil Code of California. Any partial destruction which Landlord is obligated to repair or may repair under any of the provisions of Section 1932, Subdivision 2 and Section 1933, Subdivision 4 of the Civil Code of California are hereby waived by Tenant.

                  Tenant covenants and agrees to at Tenant's own cost and expense, keep the demised premises, and each and every part (including the building proper, as well as service areas, patio areas, entrances and any other parts or areas that are pertinent to the Tenant's business and premises), including without limitation, all plumbing and electrical conduits, wiring, fixtures and pipes and all sewers, floors, flooring, walls, lighting, light bulbs, light ballasts, identification signs, doors, door closures, store fronts, plate glass and glazing, air conditioning and heating systems, ceilings and all other parts thereof, in good condition and repair at all times during the term hereof and to promptly make any and all repairs, renewals and replacements which may at any time be necessary or proper to put and keep the demised premises in good condition and repair, and to keep the demised premises and all appurtenances thereto in a good, clean, safe and wholesome condition at all times during said term. In the event that the demised premises contain air conditioning and/or elevators, Tenant's said obligation shall also include the retaining by Tenant of an air conditioning service company and/or an elevator service company approved by Landlord, which approval Landlord will not unreasonably or arbitrarily withhold, to servicer and to maintain the air conditioning equipment and/or the elevator equipment on a regular periodic inspection and service basis, calling for inspection and servicing not less frequently than once each month. Tenant expressly agrees to pay promptly for any and all labor done or material furnished for any work or repair, maintenance, improvements, alteration or addition done by Tenant in connection with these items.

                  Landlord shall (subject to reimbursement under Paragraph 5A) repair and maintain the following items unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault or omission of any duty by Tenant, its agents, servants, employees, or invitees, in which case Tenant shall pay to Landlord the cost thereof: roofs (including gutters and downspouts), exterior walls, foundations and structural portions of the building, exterior trim, all underground and overhead utilities and service lines and drops located outside the perimeter of the demised premises, and painting or staining of exterior walls, trim or accessories at such intervals as Landlord shall determine and which work shall be performed by Landlord.

                  Tenant shall promptly notify Landlord in writing of the need for any of the foregoing repairs to be performed by Landlord and Landlord shall have the right to enter the demised premises at any time with men and equipment as may be deemed necessary by Landlord to make such repairs. In no event shall Landlord be liable to any person, including Tenant, its agents or employees, for any loss, damage (including water damage), theft, or destruction of or to any merchandise, fixtures, money or other property belonging to any person as a result of Landlord's failure promptly or correctly to perform any of the foregoing repairs or occasioned by acts of Landlord or its agents or employees while making such repairs. In no event shall Tenant be entitled to any offset, abatement or reduction in rent during periods of such repair.

                  In the event Tenant fails or refuses to perform any repairs required of it hereunder, in addition to all other remedies available hereunder or at law for Tenant's default, the Landlord may, but shall not be obligated to, enter the demised premises, with men and equipment and perform such repairs on behalf of and at expense of Tenant.

         15. INSURANCE BY TENANT: At all times during the term of this Lease, Tenant shall maintain in full force and effect with insurance companies licensed to do business in the state of California and otherwise satisfactory to Landlord in its sole discretion, one or more policies evidencing the following coverage and naming the Landlord and/or his designees as co-insured:

                  A. Combined Single Limit Bodily Injury and Property Damage Insurance, with dram shop coverage if deemed applicable by Landlord, against any liability arising out of the ownership, use, occupancy or maintenance of the demised premises and all areas appurtenant thereto. Such insurance shall be a combined single limit policy in an amount of not less than $1,000,000 per occurrence. The policy shall insure performance by Tenant of the indemnity provisions of Paragraph 16 hereof, however, the limits of said insurance shall not limit the liability of Tenant hereunder, Landlord may increase the foregoing limits if Landlord deems such increase desirable to protect Landlord and Tenant.

                  B. Plate glass insurance on the demised premises, and policies of fire insurance, including extended coverage and such other insurance as Landlord may require, on all of Tenant's improvements, alterations and personal property, such insurance to be in an amount equal to 100% of the insurable value thereof.

                      All proceeds of such property insurance shall be paid to Landlord and held in trust to be used for the repair or replacement of the plate glass, fixtures, improvements or personal property so insured. A duplicate original of all such policies shall be delivered to Landlord at least 15 days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least 15 days prior to the expiration or cancellation of any such policy. In the event Tenant fails at any time during the term of this Lease to obtain such insurance or to provide such evidence thereof, Landlord shall have the right but not the duty to procure such insurance and Tenant shall pay to Landlord the costs and expenses thereof as additional rent when the next payment of fixed minimum rent is required to be made.

                      Landlord and Tenant agree that all insurance policies shall contain a clause permitting the insured to waive the insurance carrier's right of subrogation against the other arising out of the occurrence of any casualty. Tenant and Landlord hereby waive any such right of subrogation against the other party hereto.

         16. HOLD HARMLESS AND INDEMNITY: Tenant shall hold Landlord harmless and indemnified at all times against any claims, loss, damage, cost or expense, including reasonable attorneys' fees, by reason of Tenant's failure to perform any obligation to be performed by Tenant under the terms of this Lease or from Tenant's use of the demised premises or from any activity, work or things done or permitted by Tenant, its contractors, agents, employees, licensees or invitees in or about the demised premises or elsewhere. Tenant covenants and agrees that in case Landlord shall without fault on its part be made a party to any litigation commenced by or against Tenant, then Tenant shall and will pay all costs and expenses, including attorneys' fees, incurred by or imposed on Landlord by or in connection with such litigation, and also shall pay all costs and expenses, including attorneys' fees, which may be incurred by Landlord in enforcing any of the convenants and agreements of this Lease, and all such cost, expenses and attorneys' fees shall, if paid by Landlord herein, be so much additional rent due on the next rent date after such payment or payments.

         17. FREE FROM LIENS: Tenant shall keep the demised premises and the property on which the demised premises are situated free from any liens arising out of any work performed, material furnished, or obligation incurred by Tenant.

         18. PERSONAL PROPERTY TAXES: During the term hereof Tenant shall pay prior to delinquency all taxes assessed against and levied upon fixtures, furnishings, equipment and all other personal property of Tenant contained in the demised premises.

         19. UTITILIES: Tenant agrees to pay before delinquency all charges for gas, heat, sewer, power, electricity, telephone, storm drain, water service and water meter charges and all other utility charges including any hook up or connection fees or charges which may accrue with respect to the demised premises during the term of this Lease whether the same be charged or assessed at flat rates, measured by separate meters or prorated by the utility company or Landlord. Landlord shall in no event be liable to Tenant for any interruption in service, of any such utilities to the demised premised, however such interruption may be caused; and this Lease shall continue in full force and effect despite any such interruptions.

         20. ENTRY AND INSPECTION: Tenant shall permit Landlord and his agents to enter into and upon the demised premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining the building in which said premises are situated, or for the purpose of making repairs, alterations or additions to any other portion of said building, including the erection and maintenance of such scaffolding, canopy, fences and props as may be required, or for the purpose of posting notices of non-liability for alterations, additions or repairs, or for the purpose of placing upon the property in which the premises are located any usual or ordinary For Sale" signs. Landlord shall be permitted to do any of the above without any rebate of rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the demised premises thereby occasioned. Tenant shall permit the Landlord, at any time within one hundred twenty (120) days prior to the expiration of this Lease, to place upon said premises any usual or ordinary "For Lease" signs and during such one hundred twenty (120) day period Landlord or his agents may, during normal business hours, enter upon said premises and exhibit same to prospective tenants.

         21. DAMAGE OR DESTRUCTION: In the event of a partial or total damage or destruction of the demised premises during the term hereof from any cause or casualty covered by fire and standard extended coverage insurance, Landlord shall forthwith repair or reconstruct the same unless Landlord shall elect to terminate this Lease as hereinafter set forth, provided such repairs or reconstruction can be made under the then existing laws and regulations of the relevant governmental authorities. If such repairs cannot be made under such laws and regulations, this Lease may be terminated at the option of either party. With respect to any damage or destruction which Landlord is obligated to repair or may elect to repair under the terms of this Paragraph 21, Tenant hereby waives the provisions of Section 1932 and Section 1033, Subdivision 4 of the Civil Code of the State of California and any amendments thereto or law which may hereafter be passed by the State of California during the term of this Lease authorizing the termination of a lease upon the complete or partial destruction of the leased premises. In the event the demised premises are partially or totally damaged or destroyed by a cause or casualty not covered by fire and standard extended coverage insurance, or by any cause at any time during the last two (2) years of the term hereof, or in the event the demised premises or the building in which the demised premises are situated are/is damaged or destroyed by any cause or casualty to the extent of more than thirty-three and one-third percent (33-1/3%) of the replacement cost thereof at the time of such damage or destruction, then Landlord shall have the right to terminate this Lease by giving notice to Tenant of such termination within sixty
(60) days after the occurrence of such damage or destruction.

                  The minimum guaranteed rental payable hereunder shall be abated proportionately to the extent that Tenant's use of the demised premises is impaired, commencing on the date of such damage or destruction and continuing during such period of repair or reconstruction: provided, that Tenant shall continue the operation of its business during any such period to the extent reasonably practicable from the standpoint of prudent business management, and the obligation to pay percentage rent shall during any such period remain in full force and effect.

                  Any such repair or reconstruction by Landlord shall be only to the extent of the Landlord's obligation with respect to the condition of the demised premises at the time they were delivered to Tenant at the commencement of the term, but exclusive of any work which was performed Landlord at Tenant's expense. Upon the completion of such work of repair or restoration by Landlord, Tenant shall forthwith repair and restore all other parts of the demised premises, including all of Tenant's improvements, alterations and trade fixtures.

         22. CONDEMNATION: If all or any part of the demised premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right at its option to terminate this Lease, and Landlord shall be entitled to any and all income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such public or quasi-public use or purpose, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. If a part of the demised premises shall be so taken or appropriated and neither party hereto shall elect to terminate this Lease, the rental thereafter to be paid shall be equitably reduced. Before Tenant may terminate this Lease by reason of taking or appropriation as above provided, such taking or appropriation shall be of such an extent and nature as to substantially handicap, impede, or impair Tenant's use of the demised premises. If any part of the building other than the demised premises shall be so taken or appropriated, Landlord shall have the right, at is option, to terminate this Lease and shall be entitled to the entire award, as above provided; and in such case, Tenant shall not have any claim against Landlord for the value of any unexpired term of this Lease. For purposes hereof, a voluntary sale or conveyance to an entity having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed an appropriation or taking under the power of eminent domain.

         23. ASSIGNMENT AND SUBLETTING: Tenant shall not assign, transfer or hypothecate this Lease or any interest therein whether voluntarily, by operation of law, or otherwise, and shall not sublet the demised premises or any part thereof, except by written permission and consent of Landlord being first had and obtained. Consent of Landlord shall not be unreasonably withheld, provided, however that in all instances, any assignment or subletting (and Landlord's consent to the same) shall be subject to and conditioned upon the followings (i) That at the time of the assignment or subletting, Tenant shall not be in default under any terms, provisions or conditions of this Lease: (ii) That the demised premises shall continue to be used solely for the purposed set forth in Paragraph 1; (iii) That if the fixed minimum monthly rent, or any additional rent or charges required to be paid by any such subtenant or assignee exceeds the rentals and/or charges reserved hereunder, then Tenant shall pay to Landlord monthly, the entire amount of such excess, which shall be deemed additional rent hereunder, (iv) That the assignee or subtenant of Tenant shall expressly assume in writing all of Tenant's obligations hereunder, (v) That both Tenant and its Guarantor, if any, shall acknowledge in writing that notwithstanding such assignment or sublease, both Tenant and its Guarantor, if any, shall not be released or discharged from any liability whatsoever under this Lease and shall continue to be liable hereunder (vi) That at the time of its request for Landlord's consent, Tenant shall furnish to Landlord all relevant documents pertaining to the proposed transaction, including a current certified financial statement of the proposed transferee and shall, concurrently therewith, pay to Landlord a non-refundable administrative (review) fee of $250; and (vii) and assignee/subtenant must be capable, in Landlord's opinion, of operating said business.

                  Any attempted assignment, transfer, hypothecation, encumbrance or subletting without Landlord's consent shall be void and constitute a breach of this Lease. The acceptance of rent from any person shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to the assignment or subletting of the demised premises. Consent to any assignment or subletting shall not be deemed a consent to any future assignment or subletting.

                  If Tenant is a corporation or a partnership, and if at any time during the term of this Lease, the person or persons who, at the date hereof, own(s) a majority of such corporation's voting shares or a general partners interest in such partnership, as the case may be, cease(s) to own a majority of such shares (whether such sale occurs at one time or at intervals or by merger or consolidation) or general partner's interest, as the case may be, (except as a result of transfer by gift or inheritance) Tenant shall promptly give Landlord notice of such occurrence and Landlord shall have the right, at its option, to terminate this Lease by notice to Tenant within 30 days after Landlord receives notice of such occurrence.

         24. INTEREST ON PAST-DUE OBLIGATIONS: Except as otherwise expressly provided, any amount due to Landlord not paid when due shall bear interest at the maximum legal rate then allowable by law from the date due. Payment of such interest shall not excuse or cure any default by Tenant, provided however, that interest shall not be payable on late charges incurred by Tenant nor upon any amounts upon which late charges are paid by Tenant.

         25.  DEFAULTS; REMEDIES:
                  A. Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:

                      (i) The vacating or abandonment of the demised premises by Tenant.

                      (ii) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where no such failure shall continue for a period of three days after written notice thereof from Landlord to Tenant. In the event that Landlord serves Tenant with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

                      (iii) The failure by Tenant to observe or perform any of the covenants, or provisions of this Lease to be observed or performed by Tenant, other than described in paragraph (ii) above, where such failure shall continue for a period of 30 days after written notice hereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than 30 days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said 30-day period and thereafter diligently prosecutes such cure to completion.

                      (iv) (a) The making by Tenant of any general arrangement or assignment for the benefit of creditors; (b) Tenant becomes a "debtor" as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within 60 days); (c) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the demised premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within 30 days; or
(d) the attachment, executioner other judicial seizure of substantially all of Tenant's assets located at the demised premises or of Tenant's interest in this Lease, where such seizure is not discharged within 30 days. Provided, however, in the event that any provision of this subparagraph (iv) is contrary to any applicable law, such provision shall be of no force or effect.

                      (v) The discovery by Landlord that any financial statement given to Landlord by Tenant, any assignee of Tenant, any subtenant of Tenant, any successor in interest of Tenant or any guarantor of Tenant's obligation hereunder, and any of them, was materially false.

                  B. Remedies. In the event of any such material default of breach by Tenant, Landlord may at any time thereafter with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

                      (i) Terminate Tenant's right to possession of the demised premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the demised premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the demised premises, expenses of reletting, including necessary renovation and alteration of the demised premises, reasonable attorneys' fees, and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss of the same period that Tenant proves could be reasonably avoided; that portion of any leasing commission paid by Landlord applicable to the unexpired term of this Lease.

                      (ii) Maintain Tenant's right to possession in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the demised premises. In such event Landlord shall be entitled to enforce all of Tenant's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

                      (iii) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state wherein the demised premises are located. Unpaid installments of rent and other unpaid monetary obligations of Tenant under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

                  C. Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the demised premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Lessor or Lessor's designee within five (5) days after such amount shall be due, then without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to 10% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Lessor shall in event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of rent then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding paragraph 4 or any other provision of this Lease to the contrary. Any late charges incurred by Tenant shall be deemed to be "additional rental", and shall be immediately due and payable in full, without notice being required, with the next scheduled monthly base rental amount.

                      Late charges shall be deemed as "additional rental" effective on the 6th day of the calendar month, and shall be immediately due and payable as a part of the base minimum monthly rent for the calendar month in which the late charge is incurred, with no formal or written notice of same being required.

                  D. Payment in Cash. In addition to all other rights and remedies provided hereunder, in the event Tenant shall at any time tender to Landlord in payment of rent or any other sum due from Tenant hereunder, a check or draft which the bank or financial institution upon which it is drawn fails or refuses to promptly pay, whether by reason of insufficient funds, stop payment order or otherwise, or in the event there has been a material default by Tenant under Paragraph 25 A hereof, then Landlord may, at its option, require that all rent and other sums payable under this Leased, including sums required to cure any outstanding default hereunder, be paid by cash, cashier's check, certified check or money order only; in the event payments tendered in any other form (e.g., personal check) may be rejected by Landlord and shall not serve to extinguish any obligation of Tenant under this Lease.

                  E. Default By Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the demised premises whose name and address shall have theretofore been furnished by Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such 30-day period and thereafter diligently prosecutes the same to completion.

         26. SUBORDINATION: Landlord shall, at any time during the term of this Lease, have the right to subject and subordinate this Lease to any and all mortgages and deeds of trust which may affect, or which may hereafter be created by Landlord and affect the demised premises, and to all advances made or hereafter to be made upon the security thereof, to the interest on all obligations secured by them, and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding any other provision of this paragraph, however, should the demised premises be purchased or otherwise acquired by any person in connection with any foreclosure or power of sale proceeding under any such mortgage or deed of trust, and should not disturb Tenant in the quiet enjoyment of the demised premises and in such event, this Lease shall continue in full force and effect and Tenant hereby attorns and agrees to attorn to such person.

                  In confirmation of any such subordination, Tenant shall promptly execute any certificate or other instrument which Landlord may deem proper to evidence such subordination, without expense to Landlord. Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney in fact to execute (and to deliver to any third party) any such certificate or instrument for and on behalf of Tenant, it Tenant shall have failed to do so within ten (10) days after written request therefore by Landlord, which request shall in addition confirm that Landlord has exercised his right to subordinate as set forth herein.

         27. ESTOPPEL CERTIFICATES: Tenant agrees at any time and from time to time, upon not less than ten (10) business days' prior written request from Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect, as modified, and stating the modifications) and that there are no uncured defaults hereunder if such state of facts shall be true, or if there be uncured defects, stating the same, and the dates to which the rental and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the fee or mortgage upon the fee of the demised premises or any assignee of the Landlord's interest hereunder. Failure of Tenant to give any certificate within said ten (10) business day period shall be deemed equivalent to a statement by Tenant that this Lease is in full force and effect, unmodified and that there are no uncured defaults hereunder and that all rent has been paid to date.

         28. SALE OF PREMISES BY LANDLORD: In the event of any sale of the demised premises by Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the Purchaser, at such sale or any subsequent sale of the demised premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease.

         29. EXEMPTION OF LANDLORD FROM LIABILITY: Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the demised premises, nor shall Landlord be liable for injury to the person of Tenant. Tenant's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, gas, electricity, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury from conditions arising upon the demised premises or upon other portions of the shopping center of which the demised premises are a part, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant, Landlord shall not be liable for any damages arising from any act or neglect of any other Tenant, if any, of the shopping center in which the demised premises are located.

         30. ATTORNEYS' FEES: In the event the Landlord finds it necessary to retain an attorney in connection with the default by the Tenant in any of the agreements or covenants contained in this Lease, Tenant shall pay reasonable attorneys' fees to said attorney.

                  In the event of any litigation regarding this Lease, the losing party shall pay to the prevailing party reasonable attorneys fees.

         32. WAIVER: No delay or omission in the exercise of any right or remedy of Landlord on any default by Tenant shall impair such a right or remedy or be construed as a waiver.

                  The receipt and acceptance by Landlord of delinquent rent shall not constitute a waiver of any default by Tenant shall constitute only a waiver of timely payment for the particular rent payment involved.

                  No act or conduct of Landlord, including, without limitation, the acceptance of the keys to the demised premises, shall constitute an acceptance of the surrender of the demised premises by Tenant before the expiration of the term. Only a notice from Landlord to Tenant shall constitute acceptance of the surrender of the demised premises and accomplish a termination of the Lease.

                  Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary to Landlord's consent to or approval of any subsequent act by Tenant.

                  Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

                  No payment by Tenant, or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord, shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount shall be deemed payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other right or remedies which Landlord may have against Tenant.

         33. SURRENDER OF DEMISED PREMISES: On expiration of the term, Tenant shall surrender to Landlord the demised premises and all Tenant's improvements and alterations in good condition (except for ordinary wear and tear occurring after the last necessary maintenance made by Tenant and destruction to the demised premised covered by Paragraph 21), except for alterations that Tenant has the right to remove or is obligated to remove under the provisions of Paragraph 13, Tenant shall remove all of Tenant's personal property and shall perform all restoration made necessary by the removal of any alterations or Tenant's personal property within the time period stated in this paragraph.

                  Landlord can elect to retain or dispose of in any manner any alterations or Tenant's personal property that Tenant does not remove from the demised premises on expiration or termination of the term as allowed or required by this Lease after giving at least 3 days notice to Tenant. Title to any such alterations or Tenant's personal property that Landlord elects to retain or dispose of on expiration of the 3-day period shall vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of any such alterations or Tenant's personal property. Tenant shall be liable to Landlord for Landlord's costs of storing, removing and disposing of any alterations or Tenant's personal property.

                  If Tenant fails to surrender the demised premises to Landlord on expiration of the term as required by this paragraph. Tenant shall hold Landlord harmless from all damages resulting from Tenant's failure to surrender the demised premises, including, without limitation, claims made by a succeeding tenant resulting from Tenant's failure to surrender the demised premises.

         34. HOLDING OVER: Any holding over after the expiration of the term of this Lease, with the consent of Landlord, shall be construed to be a tenancy from month to month, cancellable by either party upon thirty (30) days written notice, and upon terms and conditions as existed at the expiration of the term, except that the minimum monthly rental under Paragraph 4A shall be 150% of the minimum monthly rental in effect at the expiration of the term.

         35.  SECURITY:

                  A. Security Deposit. On execution of this Lease, Tenant shall deposit with Landlord $ 8,000.00 as a security deposit for the performance by Tenant of the provisions of this Lease. If Tenant is in default, Landlord can use the security deposit, or any Portion of it, to cure the default or to compensate Landlord for all damage sustained by Landlord re-suiting from Tenant's default. Tenant shall immediately on demand pay to Landlord a sum equal to the portion of the security deposit expended or applied by Landlord as provided in this paragraph so as to maintain the security deposit in the sum initially deposited with Landlord. If Tenant is not in default at the expiration of termination of this Lease, Landlord shall return the security deposit to Tenant. Landlord's obligaion with respect to the security deposit are those of a debtor and not a trustee. Landlord can maintain the security deposit separate and apart from Landlord's general funds or can co-mingle the security deposit with Landlord's general and other funds. Landlord shall not be required to pay Tenant interest on the security deposit.

                  B. Security Interest. In consideration of the mutual benefits arising under this Lease, Tenant hereby grants to Landlord a lien and security interest on all property of Tenant now or hereafter placed in or upon the demised premises, and such property shall be and remain subject to such lien and security interest of Landlord for payment of all rent and other sums agreed to be paid by Tenant herein. The provisions of this paragraph relating to said lien and security interest shall constitute a security agreement under the Uniform Commercial Code ("The Code") so that Landlord shall have and may enforce a security interest on all property of Tenant now or hereafter placed in or on the demised premises, including but not limited to all fixtures, machinery, equipment, furnishings, inventory and other articles of personal property now or hereafter place in or upon the demised premises by Tenant. Tenant agrees to execute as debtor such financial statement or statements as Landlord may now or hereafter reasonably request in order that such security interest or interests be protected pursuant to the Code.

                  Landlord may, at its election, at any time file a copy of this Lease (or a copy of this Lease with the rental and other major business terms of this Lease deleted therefrom) as a financing statement. Landlord, as a secured party, shall be entitled to all of the rights and remedies afforded a secured party under the Code in addition to and cumulative with Landlord's liens and right provided by law or by other terms and provisions of this Lease. Concurrently with the execution of this Lease or at any time thereafter upon request of Landlord, Tenant shall execute the UCC-1 Financing Statement covering all Tenant's property herein referred to.

         36. NOTICES: Any notice, demand, request, consent, approval, or communication that either party desires or is required to give to the other party or any other person shall be in writing and either served personally or sent prepaid, first class main. Any notice, demand, request, consent, approval, or communication that either party desires or is required to give to the other party shall be addressed to the other party at the address set forth opposite its signature at the end of this Lease. Either party may change its address by notifying the other party of the change of address Notices shall be deemed communicated within 48 hours from the time of mailing if mailed as provided in this paragraph.

         37. BROKERS OR FINDERS: Each party represents and warrants to the other that, except for Investment Concepts, Inc. who shall be compensated by Landlord subject to the terms and conditions of a separate written Commission Agreement executed by Landlord, it has engaged no Broker or Finder and that no claims for brokerage commissions or finders' fees will arise in connection with the execution of this Lease and each Party agrees to indemnify the other against, and hold it harmless from any liability or expense (including attorneys' fees) arising from any such claim.

         38. DEFINITIONS: As used in this Lease, the following words and phrases have the following meanings:

                  "Alteration" - any addition or change to, or modification of, the demised premises made by Tenant after the fixturizing period, including, without limitation, fixtures, but excluding trade fixtures as defined here, and Tenant's improvements as defined here.

                  "Damage" - injury, deterioration, or loss to a person or property caused by another person's acts or omissions. Damage includes death.

                  "Destruction" - any damage, as defined here, to or disfigurement of the subject premises.

                  "Good Condition" - the good physical condition of the demised premises and each portion of the demised premises, including, without limitation, signs, windows, show windows, walls, appurtenances, and Tenant's personal property as defined here. "In good condition" means first-class, neat, clean, and broom clean, and is equivalent to similar phrases referring to physical adequacy in appearance and for use.

                  "Substantial completion" - completion of Landlord's construction obligation as evidence by Landlord's architect or by the general contractor performing Landlord's construction obligation.

                  "Tenant's improvement" - any addition to or modification of the demised premises made by or at the expense of Tenant before, at or near the commencement of the term, including without limitation, fixtures (not including Tenant's trade fixtures, as defined here),

                  "Tenant's personal property" - Tenant's equipment, furniture, merchandise, and movable property placed in the demised premises by Tenant, including Tenant's trade fixtures as defined here.

                  "Tenant's trade fixtures" - any property installed in or on the demised premises by Tenant for purposes of trade, manufacture, ornament, or related use.

         39.  MISCELLANEOUS:

                  A. Successors. The covenants herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

                  B. Partial Invalidity. If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

                  C. Captions. The various headings and numbers herein and the grouping of the provisions of this Lease into paragraphs are for the purpose of convenience only and shall not be considered to part hereof.

                  D. Gender; Number. As used in this Lease whenever required by the context hereof, each number, both singular or plural, shall include all numbers, and each gender shall include all genders.

                  E. Applicable Law. This Lease shall be governed by the laws of the State of California.

                  F. Corporation As Tenant. If a corporation executes this Lease as Tenant, it shall promptly furnish Landlord with certified corporate resolutions attesting to the authority of the officers executing this Lease on behalf of such corporation.

                  G. Time. Time is of the essence of this Lease.

         40. INTERGRATION: Tenant acknowledges that this Lease, including the Exhibits and Addenda, if any, attached hereto, set forth the entire agreement between the parties and that all prior negotiations, understandings, conversations, or writings between the parties are superseded, merged herein and extinguished. Tenant acknowledges that it has not relied upon any estimates, representations or statements of opinion or fact by Landlord or its agents or employees in entering into this Lease Agreement, other than expressly provided herein. This Lease may not be modified except by a writing subscribed to by all parties, nor may this Lease be cancelled by Tenant or the demised premises surrendered except with the written consent of the Landlord.

         41. EFFECTIVENESS OF LEASE: The submission by Landlord to Tenant of this Lease in draft form shall be deemed solely for Tenant's consideration and not acceptance or execution. Such submission shall have no binding force or effect, shall not constitute an option for leasing the premises herein described, nor confer any rights or impose any obligations upon either party. The submission by Landlord of this Lease for execution by tenant and the actual execution and delivery thereof by Tenant shall similarly have no binding effect unless and until it is executed on behalf of Landlord by the President or a Vice President thereof and a duplicate original of such executed Lease shall have been delivered to Tenant.

                  Tenant further acknowledges that this Lease may be subject to approval of Landlord's lender; and agrees that Landlord shall have the right to cancel this Lease within 15 business days after execution hereof by both parties (provided that possession of the premises has not been delivered to Tenant), if such lender's approval is not obtained.

                  IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.


LANDLORD:
University Plaza, Ltd. -JJ                     University Plaza, Ltd. - JJ
a Ca. Limited Partnership                         c/o Investment Concepts, Inc.
Investment Concepts, Inc., General Partner        1667 E. Lincoln Ave.
                                                  Orange, Ca. 92665
_____________________________________
BY:  Collen M. Khouri, Vice President

-------------------------------------
Date:

TENANT:
Texas Loosey's Steakhouse and Saloon, Inc.     Texas Loosey's Steakhouse
a Delaware Corporation                         and Saloon
                                                  2720 Nutwood
____________________________________              Fullerton, Ca 92831
BY:  Hiram J. Woo, President

------------------------------------
Date:

                                   EXHIBIT "B"

                DESCRIPTION OF LANDLORD'S WORK AND TENANT'S WORK


         A. Landlord's Work: NONE: Tenant herein acknowledges that he is taking possession of the premises directly from the existing and currently occupying tenant of the premises, and as such agrees to take the premises on a completely AS IS basis. Tenant has had ample time to inspect and evaluate the premises, and Tenant warrants to Landlord that Landlord shall not be liable for any repairs, improvements, cost or damages as a result of the condition of the premises which is now known or unknown or which may be discovered at any time in the future. Whatever the condition, the Tenant shall adhere to all conditions of the Tenant's responsibility to maintain the premises in good condition as prescribed within the Lease Agreement.

                  1. Standard Work: None required. Tenant accepts premises in an "as is" condition.

                  2. Non-Standard Work to be performed by Landlord: Landlord may, but shall not be required to enter into a written construction agreement with Tenant to provide, at Tenant's sole cost and expense, improvements other than those specifically set forth in Paragraph 1 above. In the event Landlord shall enter into a written construction agreement with Tenant to provide any such Non-Standard Work and upon condition that Tenant performs all of its obligations under said construction contract, including but not limited to the obligation for payments as called for in said contract, Landlord shall be required to substantially complete such Non-Standard Work in accordance with such contract, together with all Standard Work required under Paragraph A.1 above, before giving Tenant notice of completion under Paragraph 6 of this Lease.

         B. Tenant's Work:

                  Tenant shall be required to provide by his own means and at his own cost and expense, any Non-Standard Work which Landlord has not agreed in writing to provide, it being understood and agreed that:

                      (a) All plans shall be subject to Landlord's prior approval which shall not be unreasonably withheld.

                      (b) All work shall be performed in a good workmanlike and substantial manner.

                      (c) Fixturization and decor of the demised premises shall be consistent with a first-class shopping center and conform to general architectural theme of the shopping center.

                      (d) Lessee shall contract with Lessor and pay for construction and installation of signs in accordance with Sign Criteria to be supplied by Landlord.

                      (e) Tenant shall comply with all other terms and conditions of this lease relating to alterations.

         C. Conditions upon which Landlord will ordinarily Contract to Provide Selected Non-Standard Work:

                  In the event Tenant should desire to have Landlord perform Non-Standard Work at Tenant's sole cost and expense, Landlord will ordinarily contract to perform selected portions thereof, on the following conditions:

                      (a) That  Tenant  deliver to  Landlord  within  twenty
(20) days from the date of the Lease, a set of drawings which adequately describe those improvements which Tenant desires to have furnished by Landlord.

                      (b) That Tenant and/or its architects be available to confer with Landlord as requested, to clarity Tenant's plans.

                      (c) That Tenant promptly obtain all permits required by any public authority.

                      (d) That Tenant approve of the plans and specifications and tentative cost breakdown prepared by Landlord or indicate what specific changes are desired, within ten (10) days after submission by Landlord; and

                      (e)  That  Tenant  execute  the  written   construction
agreement submitted by Landlord for such Non-Standard Work within ten (10) days following its submission by Landlord; it being understood that such construction contract will provide that: (i) Tenant is require to pay at least 50% of the contract price immediately upon execution thereof and the balance upon completion of such improvements; (ii) Tenant is solely responsible for the design, function and maintenance of such Non-Standard Work, provided that it is constructed in a good and workmanlike manner in accordance with plans and specifications, and (iii) any disputes arising out of such contract shall be submitted to Arbitration by the Building Industry Association of California, Incorporated (BIA) in accordance with its rules.

         D. Integration:

                  This Exhibit "B" represents the entire understanding and agreement between the parties related to the construction of improvements by Landlord upon the demised premises and there have been no oral representations made by Landlord which are not included in this Exhibit "B".

                                   EXHIBIT "C"

                              RULES AND REGULATIONS

THESE RULES AND REGULATIONS ARE ESTABLISHED FOR THE COMMON BENEFIT OF ALL OF THE TENANTS OF THE SHOPPING CENTER GENERALLY, AND LANDLORD RESERVES THE RIGHT TO MAKE SUCH OTHER AND FURTHER RULES AND REGULATIONS AS IN ITS JUDGMENT MAY BE REQUIRED FOR THE SAFETY, CARE AND CLEANLINESS OF THE PREMISES AND FOR THE PRESERVATION OF GOOD ORDER THEREIN. TENANT AGREES TO ABIDE BY ALL OF THE RULES AND REGULATIONS HEREINAFTER STATED AND ANY ADDITIONAL RULES AND REGULATIONS WHICH ARE HEREAFTER ADOPTED.

         1. No sign, advertising placard, insignia trademark, descriptive material, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the demised premises, building, common area or upon any public street adjacent to the shopping center without firs obtaining the written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, insignia, material, name or notice without notice to Tenant and at the expense of Tenant. All approved signs or lettering on windows, doors, or store fronts shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord.

         2. If Landlord, by a notice in writing to Tenant, shall object to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the demised premises, (other than as may currently exist and which may have previously been approved by Landlord in writing) such use shall-be forthwith discontinued by Tenant.

         3. Tenant shall not place, or allow anything to be place, near the glass of any window, door, partition or wall (other than as may currently exist and which may have previously been approved by Landlord in writing) which, in Landlord's judgement, appears unsightly from outside the demised premises.

         4. No exterior lighting, amplifiers or other advertising devices or medium which can be heard or seen outside the demised premises, such as flashing lights, searchlights, loud speakers, phonographs or radio broadcasts shall be used in or about the demised premises or shopping center, (other than as may currently exist and have previously been approved by Landlord in writing).

         5. No awning or other structure extending outside the demised premises shall be permitted, (other than as may currently exist and have previously been approved by Landlord in writing).

         6. Sidewalks, passages, exits, entrances, driveways and stairways shall not be obstructed by Tenant, its employees or invitees, or used for any purpose other than for ingress to and egress from the demised premises or shopping center.

         7. Tenants are not permitted to park any trucks, trailers, or service vehicles of any kind in the parking areas or on any surface street that would block the visibility of any shops in the shopping center.

         8. Tenant shall cooperate with Landlord in excluding or expelling any person whose presence, in the judgement of Landlord, shall be injurious to the safety, character, reputation and interests of the shopping center and its tenants, including but without limitation, persons who are under the influence of alcohol or drugs or engaging in any activity which is illegal or constitutes a public or private nuisance.

         11. The toilets, wash bowls and other apparatus shall not be used for any purposes other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant who, or whose employees or invitees, shall have caused it.

         12. Tenant shall not overload the floor of the demised premises or mark, drive nails, screw or drill holes into the partitions, woodwork or plaster or in any way deface the demised premises or any part thereof.

         13. Landlord will not be responsible for loss of or damage to any such safe or property and all damage done to the building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.

         14. Tenant shall not use, keep or permit to be used or keep any foul or noxious gas or substances in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the shopping center by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or their invitees, nor shall any animals or birds be brought in or kept in or about the demised premises or the building.

         15. Tenant shall not use or keep in the demised premises or the building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.
         16. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the demised premises in any manner except as approved by Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant by whom, or by whose contractors, employees or invitees, the damages shall have been caused.

         17. Tenant shall see that the doors of the demised premises are closed and securely locked before leaving the building and shall observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the building, and that air conditioning and heating systems shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the building or by Landlord.

         18. Without special instructions from Landlord, Tenant is not to request or permit employees of Landlord to perform any work or do anything outside of their regular duties and are not to seek entry into any office or premises other than the demised premises.

         19. Tenant shall not disturb, solicit or canvass other tenants of shopping center or their invitees and shall cooperate to prevent such activity.

         20. Tenant shall direct and require its employees not to park in the shopping center parking lot. If and when requested to do so, Tenant will furnish Landlord with the license numbers of the vehicles of Tenants and of its officers, agents and employees.

         21. In addition to any or all other remedies available to Landlord by law against Tenant for the non-compliance of any of the above, Landlord may, at Landlord's option, give Tenant a fine of exceed $100.00 per month, which fine may be incurred for each and every month that passes, for any item referenced hereinabove that is not brought into compliance by Tenant within thirty (30) days of notification to Tenant to do so.

                                   EXHIBIT "D"

I.       NOTIFICATION OF ASBESTOS
         A. Prior to the 1980's, asbestos was a common component of construction materials used in the construction of hospitals, schools, offices, commercial buildings, and some residential buildings.

                  Under certain circumstances, the presence of asbestos in buildings may pose a health risk to the occupants or workers in the building. In order to ensure that the public is informed of these risks, the California legislature adopted Assembly Bill 3713, which requires, among other things, that a building owner inform employees, contractors, and tenants if the building owner has knowledge of the presence of asbestos-containing building materials
(ACBM) in the building.

                  A survey conducted in 1990 for the building(s) identified as 2720 Nutwood Ave., Fullerton, Ca. was conducted in order to determine whether there is ACBM present in the building. The conclusions, and a list of the contents are summarized in this notification. However, the survey report did not include information regarding potential health risks, (if any) that may result from exposure to ACBM in the building. The results (as well as the survey itself) are available for review in the main management office of Investment Concepts, Inc.

                  Therefore, let this exhibit serve as notification that a survey has been conducted and that it has revealed that there is the presence of ACBM's in the premises in the approximate following locations:

                  (i) Some existing linolium sheet flooring and some acoustic ceiling tiles were found or assumed to have evidence of ACBMs.

II.      MANAGEMENT PLAN:
         A. The survey recommends the following operation and maintenance procedures which the Landlord has adopted and for which the tenant in occupancy shall be responsible for, to minimize disturbance, release, and exposure to the ACBM.

                  (1) The results of the survey show that the ACBM is bonded asbestos, and is presently in a non-friable condition, (not crushable by hand).
                  (2) In its non-friable state, there is low probability for damage due to its location and present condition, and should be managed in place, with periodic surveillance by Tenant.
                  (3) No work or action should be taken without approval of Landlord, and any change in the present condition should be reported to Landlord.
                  (4) A.B. requires that notice of this condition be given to employees/contractors working in or performing repair or maintenance work in the building. Accordingly, you the "Tenant" must comply by giving copies of this notice and the start of work or occupancy of the building.
                  (5) If any work is to be performed and/or involves the area where ACBMs have been identified, you must notify Landlord prior to commencing such work, of your plan for dealing with the area containing ACBMs. Such plan must be in compliance with current required standards.
                  (6) Tenant shall be bound by these provisions and agrees to comply with all notification requirements as may be established by any local or state agencies.
                  (7) Any breach of the obligations set forth herein shall be a breach of this Lease.

III.     ACKNOWLEDGEMENT
         A. Tenant acknowledges that he has been informed of the survey of the building which has determined that there may/does exist ACBMs (i.e.asbestos) in some locations within the premises, known to the state of California to cause cancer. Disturbance of/or damage to certain surfaces may increase the potential for exposure to this asbestos.
         B. Tenant acknowledges that certain rules and regulations concerning ACBMs have been established and Landlord and Tenant are obliged to comply therewith. Such compliance shall be fully binding on Tenant as part of the Lease provisions, and Tenant acknowledges that he will fully comply as may be required.
         C. Tenant agrees that he has received all those materials, (or that said materials in Landlord's possession have been made available to Tenant) related to an asbestos survey of the building, and the asbestos operations and maintenance program as are set forth in the management plan described in this Exhibit "D".

LANDLORD                                         TENANT
University Plaza, Ltd. - JJ                      Texas Loosey's Steakhouse
a Ca. Limited Partnership                        and Saloon
Investment Concepts, Inc., General Partner       a Delaware Corporation

-----------------------------------              ------------------------------
BY:  Colleen M. Khouri, Vice President           BY:  Hiram J. Woo, President

-----------------------------------              ------------------------------
Date:                                            Date:

                                  SIGN ADDENDUM


            TO SHOPPING CENTER LEASE DATED September 4, 1996 BETWEEN

                    University Plaza, Ltd., LANDLORD, AND
              Texas Loosey's Steakhouse and Saloon, Inc., TENANT

*SEE NOTE BELOW:

         1. Landlord shall, on behalf of and for the account of Tenant, subject to reimbursement by Tenant as hereinafter set forth, purchase and install any/all identification sign(s) in accordance with the sign criteria (covering dimensions, material, color, design, content and location) established by Landlord for the Shopping Center. In order to secure Tenant's obligation hereunder and any initial commitment which Landlord may be required to make to a sign company. Tenant shall deposit with Landlord upon the execution of this Lease, the sum of $ to be determined, representing approximately 100% of the estimated cost of such sign(s) and shall pay to Landlord the balance of the estimated cost (as such estimate may be revised upward or downward based on changes or other factors) within 5 days after notice from Landlord that work on the sign(s) is ready to begin. In the event that the actual cost incurred by Landlord for the purchase and installation of such sign(s) shall be more or less than the amount paid by Tenant pursuant to this paragraph, the difference shall be immediately paid by Tenant upon notice from Landlord as to amount due, or refunded by Landlord, as the case may be.

         2. Within two weeks of Tenant's possession date, tenant will provide Landlord with sign drawings, prepared by a licensed sign company, indicating sign design, dimensions, colors and other specifications of all of Tenant's proposed sign(s). These plans must be first approved in writing by Landlord prior to sign installation.

              Within two weeks of Tenant's receipt of Landlord's written approval, Tenant must provide satisfactory evidence to Landlord that a contract has been entered into for fabrication and installation thereof, and within 30 days after Tenant's possession of the premises, all signage must have been installed.

               Should Tenant fail to comply with the requirements herein, the Landlord reserves the right to proceed with the sign purchase and installation at Tenant's sole cost as noted in Paragraph #1 above.

               Should Tenant fail to reimburse Landlord in full any/all payment for signage upon demand, such failure shall be considered a material default of the Lease terms and conditions.

               All signage, in addition to having, first received Landlord's written approval, must at all times be in compliance with city or other governmental code requirements, and all permits must be obtained as may be required.


*NOTE: As of the date of this Lease, the Tenant is simply taking over the existing signage presently installed on the building. Should Tenant, at some time in the future, desire to change the signage, then Tenant shall adhere to and comply with the requirements of Articles 1 & 2 hereinabove.

                                 ADDENDUM NO. 1
                             Date: September 4, 1996

         This Agreement made and entered into this 4th day of September, 1996, by University Plaza, Ltd., a Ca. Limited Partnership ("Landlord"), and Texas Loosey's Steakhouse and Saloon, Inc., a Delaware Corporation, "Tenant"), to amend their Lease dated on or about September 4, 1996 pertaining to the premises located at 2720 Nutwood Ave., Fullerton, Ca. 92831 is as follows:

1.       OPTION TO RENEW:
         A. Provided Tenant is not in default of any of the terms, conditions, restrictions, convenants or agreements of the Lease Agreement at either the time of exercise or at the then pending lease termination date, the Tenant shall have the option to renew the lease term for two (2) additional tiem periods of five
(5) years each under the same terms and conditions as in the original Lease agreement.
         B. Tenant must give notice to Landlord of his intention to renew the term in writing at Landlord's office no later than sixty (60) and no more than one hundred and twenty (120) days prior to the then pending lease termination date.
         C. Failure by Tenant to give proper notification as specified above within the time perimeters above shall render Tenant's then current option and any future option(s) to renew null and void and of no further force and/or effect.




Except as specifically altered by this Addendum, all of the terms, provisions, conditions, covenants and agreements of said Lease shall be and remain in full force and effect.



LANDLORD                                          TENANT
University Plaza, Ltd. - JJ                       Texas Loosey's Steakhouse
a Ca. Limited Partnership                         and Saloon
Investment Concepts, Inc., General Partner        a Delaware Corporation

-----------------------------------               -----------------------------
BY:  Colleen M. Khouri, Vice President            BY:  Hiram J. Woo, President

-----------------------------------               -----------------------------
Date:                                             Date:

                                GUARANTY TO LEASE



This Guaranty to Lease dated September 4, 1996 is between University Plaza, Ltd.
- JJ, a California Limited Partnership as "Landlord" Texas Loosey's Steakhouse and Saloon, Inc., a Delaware Corporation as "Tenant", and Hiram J. Woo, the individual as "Guarantor" on behalf of Tenant.

         Guarantor, as a material inducement to and in consideration of "Landlord" entering into a written lease ("the Lease") with "Tenant", dated the same date as this Guaranty, unconditionally guarantees and promises to and for the benefit of Landlord that Tenant shall perform the provisions of the Lease that Tenant is to perform.


         If Guarantor is more than one person, Guarantor's obligations are joint and several and are independent of Tenant's obligation. A separate action may be brought or prosecuted against any Guarantor whether the action is brought or prosecuted against any other Guarantor or Tenant, or all, or whether any other Guarantor or Tenant, or all, are joined in the action.


         Guarantor waives the benefit of any statute of limitations affecting Guarantor's liability under this Guaranty.

         The provisions of the Lease may be changed by agreement between Landlord and Tenant at any time, or by course of conduct, without the consent of or without notice to Guarantor. This Guaranty shall guarantee the performance of the Lease as changed. Assignment of the Lease (as permitted by the Lease) shall not affect this Guaranty.

         This Guaranty shall not be affected by Landlord's failure or delay to enforce any of its rights.

         If Tenant defaults under the Lease, Landlord can proceed immediately against Guarantor or Tenant, or both, or Landlord can enforce against Guarantor or Tenant, or all, any rights that it has under the Lease, or pursuant to applicable laws. If the Lease terminates and Landlord has any rights it can enforce against Tenant after termination, Landlord can enforce those rights against Guarantor without giving previous notice to Tenant or Guarantor, or without making any demand on either of them.

Guaranty to Lease
Page 2



         Guarantor waives the right to require Landlord to (1) proceed against Tenant; (2) proceed against or exhaust any security that Landlord holds from Tenant; or (3) pursue any other remedy in Landlord's power. Guarantor waives any defense by reason of any disability of Tenant, and waives any other defense based on the termination of Tenant's liability from any cause. Until all Tenant's obligation to Landlord have been discharged in full, Guarantor has no right of subrogation against Tenant. Guarantor waives theri right to enforce any remedies that Landlord now has, or later may have, against Tenant. Guarantor waives any right to participate in any security now or later held by Landlord. Guarantor waives all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor, and notice of acceptance of this Guaranty, and waives all notices of the existence, creation, or incurring of new or additional obligations.


         If Landlord disposes of its interest in the Lease, "Landlord", as used in this Guaranty, shall mean Landlord's successors.


         If Landlord is required to enforce Guarantor's obligations by legal proceedings, Guarantor shall pay to Landlord all costs incurred, including, without limitation, reasonable attorneys' fees.


         Guarantor's obligations under this Guaranty shall be binding on Guarantor's successors.


Dated: __________________

Guarantor:

------------------------
Hiram J. Woo

                                                                  EXHIBIT 10.3

                               ASSIGNMENT OF LEASE


                  The parties to this Agreement are MISSION GROVE PLAZA, L.P., a California limited partnership (the "Landlord"), KENT ANDERSON and JENNY ANDERSON, husband and wife (the "Assignor") and GALVESTON'S STEAKHOUSE, INC., a Delaware corporation (the "Assignee").


                                R E C I T A L S :


                  Landlord and Assignor entered into a written Lease Agreement dated March 9, 1993 (the "Lease") for the lease of certain premises located in Mission Grove Plaza (hereinafter the "Shopping Center").

                   Assignor desires by this Agreement to assign all of Assignor's right, title and interest in and to the Lease to the Assignee subject to the terms of the Lease and this Agreement.

                                   T E R M S :


                  In consideration of the mutual agreements herein contained, the parties hereby agree as follows:

                  Assignor assigns to Assignee all of Assignor's right, title and interest in the Lease as of March 1, 1997 (the "Effective Date").

                  Assignee assumes and agrees to be bound; by and perform all covenants, conditions, obligations and duties of Assignor; under the Lease as of the Effective Date.

                  (a) Assignor acknowledges and consents that the Lease may be reassigned by Assignee and/or its successor (s) in the future. Assignor further acknowledges and consents that the Assignee, as well as any future assignee, shall have the right to all benefits of all provisions existing in the original Lease, and all modifications and amendments existing, as of the Effective Date of this Agreement; provided, however, specifically excluded therefrom is the right to exercise all existing options to extend the Lease Term as set forth in
Article 2.B. of the Lease. At the expiration of the Basic Term of the Lease, Landlord agrees to negotiate in good faith with Assignee for a new lease for the Leased Premises.

                      Assignor agrees that it shall remain primarily obligated to Landlord for the full performance of all covenants, conditions, obligations and duties required of Tenant under the Lease during the Lease Term, and during any such option periods and shall not be relieved of any such performance thereunder, for any reason whatsoever, including, without limitation, (i) this or any future assignment, (ii) any exercise by Assignee, or any successor, of any option to extend, and/or (iii) any amendment or modification to the Lease.

                      (b)In furtherance of Assignor's express agreement to remain primarily liable under the Lease, as set forth in Section 3 (a) above, Assignor, furthermore, waives notice of any demand by Landlord as well as any notice of default in the payment of rent or any other amounts contained or reserved in the Lease and further waives the provisions of Sections 2809, 2810, 2819, 2845, 2849, 2850 and 3433 of the California Civil Code.


                           4.  Assignor  agrees that the  Security  Deposit
currently being held by Landlord shall be retained by Landlord to satisfy Assignee's Security Deposit requirements under the Lease. Any Security Deposit remaining at the end of the term of the Lease shall be paid to Assignee after full satisfaction of any amount owed to Landlord.

                           5.  Assignee  acknowledges  that  the sums due as
Common Area Expenses, Property Taxes and Insurance (collectively "Expenses") through the Effective Date do not include and adjustment for Expenses, which will be made on or about March 15, 1997 based on actual Expenses from January
1, 1996 through December 31, 1996 and an adjustment for Expenses which will be made on or about March 15, 1998 based on actual Expenses from January 1, 1997 through the Effective Date. Assignee agrees that upon receipt of bills therefor, Assignee shall pay any additional amounts for Expenses which may be due as a result of such adjustments.

                           6.  Landlord consents to the assignment of the lease
to Assignee.

                           7. Assignor  represents  and covenants that the Lease
is in full force and effect, that Assignor's interest therein is free and clear of all encumbrances, and that Assignor has fully performed all covenants and obligations under the Lease and has not done or permitted any acts in violation of the covenants contained in the Lease.

                           8. Assignor  represents  and covenants  that Landlord
has fully performed all the covenants and obligations on its part to be performed and observed under the Lease, that Landlord has not done or permitted any act or acts in violation of any of the covenants, provisions or terms thereof, and that there is not now in existence any reason of claim to offset, deduct or decrease any payments due under the lease.

                           9.  Assignee  agrees that it has  inspected the
Premises and hereby agrees to take the Premises in the condition existing upon the Effective Date.

                           10.  Landlord  and  Assignee  agree that  Paragraph
4.B (ii) of the Lease shall be amended as of the Effective Date as Follows:

                                (i) From the  Effective  Date  through  the
end of the fifth year following the Commencement Date, the Annual Breakpoint shall be One Million Eight Hundred Fifty Thousand and No/100 Dollars ($1,850,000.00).

                               (ii) During the sixth (6th) year  following  the
Commencement Date, the Annual Breakpoint shall be Two Million One Hundred Thousand and No/100 Dollars ($2,100,000.00).

                              (iii) Effective at the  commencement  of the
seventh (7th);year following the Commencement Date and annually thereafter, the Annual Breakpoint shall be adjusted in the manner prescribed for adjustment of Fixed Minimum Rent in Paragraph 4. B (i) (b).

                           11.  Nothing in this  Agreement  shall be deemed to
waive or modify any of the provisions of the Lease.

                           12.  The  provisions  of  this  Agreement  shall
bind and inure to the benefits of the heirs, representative, successors and assigns of the parties hereto. Assignor warrants to Landlord that they have not heretofore assigned, mortgaged or otherwise transferred, amended or encumbered, voluntarily or involuntarily, the Lease or their interest herein.

                           13.  This  Agreement  may be  executed  in several
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

                           14.  Assignee's  address  for  notices  shall  be
P.O. Box 9490, Moreno Valley, California 92552, unless changed in accordance with the Lease.

                  This Agreement has been executed by the parties as of March 1, 1997.



 "ASSIGNOR"                __________________________________________
                           KENT ANDERSON


                           ------------------------------------------
                           JENNY ANDERSON


 "ASSIGNEE"                GALVESTON'S STEAKHOUSE, INC.,
                           a Delaware corporation


                           By:    ______________________________________
                             Hiram J. Woo, President


 "LANDLORD"                MISSION GROVE PLAZA, L.P.,
                           a California limited partnership


                                    By:      Regional Properties, Inc.,
                                            a California corporation
                                            Its:  General Partner

                                    By:    __________________________________







                                    L E A S E

                                TABLE OF CONTENTS

 ARTICLE                                                                                PAGE

LEASED PREMISES....................................................................       1

TERN AND RENEWAL OPTION............................................................       1

CONDITIONS PRECEDENT...............................................................       2

RENT...............................................................................       3

GROSS SALES AND RECORDS............................................................       5

USE; TRADE NAME; LIMITED EXCLUSIVE; CESSATION OF
       BUSINESS; RESTRICTIONS......................................................       6

UTILITIES..........................................................................       8

REPAIRS............................................................................       8

ALTERATIONS........................................................................       9

TAXES AND ASSESSMENTS..............................................................       9

COMMON AREA........................................................................      10

INSURANCE..........................................................................      12

DAMAGE AND DESTRUCTION.............................................................      13

EMINENT DOMAIN.....................................................................      14

ASSIGNMENT AND SUBLETTING..........................................................      15

DEFAULT BY TENANT..................................................................      16

DEFAULT BY LANDLORD................................................................      18

SURRENDER OF PREMISES..............................................................      19

INDEMNIFICATION, RELEASE AND LIENS.................................................      19

SUBORDINATION AND FINANCING........................................................      20

ATTORNEYS' FEES....................................................................      21

NOTICES............................................................................      21

CONSTRUCTION OF LEASED PREMISES....................................................      21

SIGNS..............................................................................      21

HAZARDOUS MATERIALS................................................................      21

FRANCHISOR RIGHTS..................................................................      24

MISCELLANEOUS......................................................................      25



      EXHIBITS:            "A"      Plot Plan of Shopping Center
                           "B"      Legal Description of Shopping Center
                           "C"      Construction of Tenant's Building
                           "D"      Estoppel Certificate
                           "E"      Sign Criteria




                                      LEASE

    THIS LEASE, executed this 9th day of March, 1993, by and between MISSION GROVE PLAZA, L.P., a California limited partnership, hereinafter called "Landlord", and KENT ANDERSEN and JENNY ANDERSEN, husband and wife, hereinafter called "Tenant".

                              W I T N E S S E T H :

   That for and in consideration of the covenants and agreements hereinafter set forth to be kept and performed by Tenant, Landlord hereby leases to Tenant and Tenant does hereby take, accept and hire from Landlord the leased premises hereinafter described for; the period, and at the rental, subject to, and upon the terms and conditions herein set forth as follows:

         LEASED PREMISES.

                           Landlord  leases to Tenant,  and  Tenant  leases
from Landlord a certain parcel of land located in the City of Riverside, ounty of Riverside, State of California, which is designated as "Pad G" on the plan attached hereto as Exhibit "A", together with a building containing not more than 5,000 square feet of Building Area to be constructed thereon in accordance with the terms hereof and a patio area consisting of a minimum of 500 square feet of Exclusive Use Area. The land and the building and other improvements to be erected thereon, are hereinafter collectively called the "Premises", or "Demised Premises", or "Leased Premises".

                           The Leased  Premises,  together with and including
other property owned by Landlord, or in which Landlord has a valid leasehold or easement, is referred to hereinafter and throughout this Lease as the "Shopping Center". The Shopping Center is depicted on Exhibit "A" and legally described in Exhibit "B", both attached hereto and made a part hereof.

                           In  addition  to the  demising  of the Leased
Premises, Landlord hereby grants to Tenant a non-exclusive right, in common (as with others, during the Term of this Lease to use the Common Areas (hereinafter defined) located in the Shopping Center for the purposes hereinafter described.

                           The term  "Floor  Area" as used  throughout  the
Lease shall be deemed to mean and include all areas for the exclusive use and occupancy by a tenant of Landlord, or by any other occupant of any portion of the Shopping Center measured (i) with respect to interior areas, from the exterior surface of exterior walls (and from the extensions thereof, in the case of openings) and from the center of interior demising partitions, including, without limitation, restrooms, mezzanines, warehousing or storage areas, clerical or office areas and employee areas ("Building Area") and (ii) with respect to exterior areas, the areas shown on Exhibit "A", which are reserved for the exclusive use of Tenant, Tenant's licensees and invitees, including, without limitation, perimeter sidewalks and patio area and accesses leading thereto ("Exclusive Use Area").

         TERM AND RENEWAL OPTION.

                           The initial term of this Lease ("Initial Term") shall be as follows: An interim term (Interim Term") commencing on the date of this
Lease and expiring on the earliest to occur of (a) the date Tenant opens for business in the Premises, or (b) one hundred eighty (180) days from delivery of possession of the Premises to Tenant from Landlord.

                                A  basic  term  (the  "Basic  Term")  commencing
on the date of the expiration of the Interim Term (the "Commencement Date") and expiring on the date which is ten (10) years following the Commencement Date. When the Commencement Date and expiration date have been established, Tenant and Landlord shall execute a memorandum of lease, in recordable form, confirming same. The recording party shall pay all costs, direct and indirect, in connection with recordation of the memorandum of lease.

                           Tenant is given the right and option to extend the
Initial Term for four (4) successive five (5)-year periods ("First Option Term", "Second Option Term", "Third Option Term" and "Fourth Option Term" respectively) following the expiration of the Initial Term, upon all the provisions contained in this lease, including an adjustment of Fixed Minimum Rent at the commencement of each Option Term and annually thereafter in accordance with Paragraph 4B (i) (b), by giving notice of exercise of the applicable option ("Option Notice") to Landlord at least six (6) months but not more than one (1) year before the expiration of the Initial
Term, First Option Term, Second Option Term, or Third Option Term, as the case may be; provided, however that it is an express condition of the foregoing options to extend, that if Tenant shall be in default in the performance of its obligations hereunder at the time the Option Notice is given or when the applicable Option Term is to commence, the applicable Option Notice shall be null, void and totally ineffective, and in such case the Option Term shall not commence and this Lease shall expire at the end of the Initial Term, First Option Term, Second Option Term, or Third Option Term, as the case may be, (or on such earlier date, if this Lease is terminated earlier pursuant to the provisions hereof). Tenant shall have no other right to extend the term except as herein expressly provided.

                           As used in this Lease the phrase "Term of this
Lease", "the Term Hereof", or words of like import shall refer to the Initial Term as the same may be extended.

                           In the event the  Interim  Term of this Lease  shall
not commence within thirty-six (36) months from the date of execution hereof, this Lease shall be null, void and of no force and effect.

         3.       CONDITION PRECEDENT.

                  All obligations of Tenant and Landlord under this Lease are conditioned upon the occurrence of, or Tenant's written waiver of, each of the following conditions precedent within the shorter of (i) one hundred twenty
(120) days after execution of the Lease; or (ii) the time periods hereinafter specifically provided. In the event Tenant fails to approve or waive said items within the time period provided, the items shall be deemed approved.

                  In the event an application is pending before any governmental or municipal agency at the end of the above one hundred twenty (120) day period, either party's right to terminate shall be exercisable only at the end of an additional sixty (60) day period.

                  `Both parties agree to reasonably cooperate with each other in the pursuit of the satisfaction of their respective conditions precedent and both parties will exercise due diligence in attempting to satisfy their respective conditions precedent.

                  In the event, however, each of the conditions precedent are not either satisfied or waived, Tenant may terminate the Lease within ten (10) days following the applicable approval period upon (10) days written notice to Landlord.

                                    Conditional  Use Permit.  The  premises  are
zoned for the use by Tenant as set forth in Paragraph 6.A. Premises, immediately upon execution of this Lease by both parties.

                                    Permits.  Immediately  upon  execution  of
this Lease by both parties, Tenant shall apply for and Tenant will attempt to obtain all necessary licenses, permits and other authorizations to utilize the Premises for its use as stated herein. Such approvals shall include, without limiting same, right to erect the signs approved by Landlord, alcoholic beverage licenses and permits issued directly by appropriate government authority at the fees set by statute, ordinance or regulation. Landlord agrees to cooperate with Tenant and the state, or county municipal authorities to obtain such permits and will execute any documents necessary for Tenant's use at no cost to Landlord.

                           Financing.  Notwithstanding  anything  contained  in
this Lease to the contrary, Landlord and Tenant agree that Tenant shall have the right, for a period of ninety (90) days from the date of this Lease to attempt to obtain a commitment for and/or consummation of financing, reasonably acceptable to Tenant, for the purpose of fixturizing the Premises. The terms of such financing shall be subject to Tenant's reasonable discretion.

         RENT.

                           Tenant hereby  covenants and agrees to pay rent to
Landlord in the form of "Fixed Minimum Rent", "Percentage Rent" and
"Additional Rent", all as hereinafter defined. Except as otherwise herein expressly provided, the payment of all rents hereinafter set forth shall begin on the Commencement Date. All rents shall be paid without set-off or demand, and without abatement, set-off or deduction (unless otherwise expressly provided to the contrary herein) to Landlord at the address specified in this lease, unless and until Tenant is otherwise notified. Time is of the essence in the payment of all forms of rent payable hereunder. No rental, or other charges, shall accrue or be payable by Tenant during the Interim term.

        Tenant shall pay to Landlord, commencing on the Commencement Date, and continuing thereafter during the Term of this Lease, as rental hereunder, the aggregate of the following:

                                (a)   An annual fixed  minimum  rent (Fixed
Minimum Rent") payable during the first (1st) sixty (60) months following the Commencement Date, in the amount of Seventy-six Thousand Eight Hundred and No/100 Dollars ($76,800.00) per annum, payable in monthly installments of Six Thousand Four Hundred and No/100 Dollars ($6,400.00) per month.



                          The foregoing  Fixed Minimum Rent is calculated
at the rate of One and 28/100 Dollars ($1.28) per square foot of Building
Area per month, based on an estimated finished Building Area of 5,000 square feet. Within thirty (30) days following delivery of possession of the Premises to Tenant, Tenant shall have the right, at its expense, to cause an architect or licensed engineer to measure the square footage of Floor Area in the Premises in order to determined the Building Area for calculation of Fixed Minimum Rent and the Floor Area for determination of Tenant's Pro Rata Share in accordance with Paragraph 4 (B) (iii) hereof. If there is a deviation in the number of square feet of Building Area and/or Floor Area from that proposed in Paragraph 1A, upon verification of same by Landlord, such Fixed Minimum Rent shall be adjusted to reflect the actual square footage of Building Area and Additional Rent or other charges based on Floor Area shall be based on the actual Floor Area of the Premises.

                                      Each such  monthly  installment  shall be
payable in advance on the first (1st) day of each month throughout the Term of this Lease, without notice or demand, and without any off-set or deduction. Should the Term of this Lease commence on a day other than the first (1st) day of a month, the first monthly installment of Fixed Minimum Rent shall be prorated on the basis of a thirty (30) day month and shall be paid on the Commencement Date.

                                      At the end of the sixtieth (60th) month
after the Commencement Date, and at the end of each twelve (12) months thereafter ("Adjustment Date"), This fraction shall have as its numerator the Consumer Price Index for Urban Wage Earners and Clerical Workers (Revised) (all items) (Based Period 1982-84 = 100), as published by the U.S. Department of Labor, Bureau of Labor Statistics for the Los Angeles-Anaheim-Riverside area, as published for the third (3rd) calendar month prior to which the Adjustment Date occurs. For the first Adjustment Date, the fraction shall have as its denominator said Consumer Price Index as published for the third (3rd) calendar month prior to the Commencement Date. For subsequent Adjustment Dates, the denominator of said fraction will be the Consumer Price Index for the calendar month fifteen (15) months prior to the particular Adjustment Date. In no event shall the Fixed Minimum Rent as adjusted be less than the Fixed Minimum Rent in effect immediately prior to the Adjustment Date. In the event the numerator of said fraction is not available, Tenant shall continue to pay the then current Fixed Minimum Rent; provided, however, Tenant shall promptly pay to Landlord the additional amounts due, if any, at such time as the Fixed Minimum Rent adjustment can be calculated. Notwithstanding the actual increase or decrease in Fixed Consumer Price Index, in no event shall the increase in Fixed Minimum Rent on the first Adjustment Date be more than twenty percent (20%) of the Fixed Minimum Rent payable immediately prior to such first Adjustment Date and in no event shall the increase in Fixed Minimum Rent on any subsequent Adjustment Date be more than four percent (4%) of the Fixed Minimum Rent payable immediately prior to such Adjustment Date.

                                Percentage  rent  ("Percentage  Rent")  equal to
six percent (6%) of Gross Sales (as defined in Paragraph 5) made during each calendar year in the Premises in excess of the Annual Breakpoint. During the first (1st) five (5) years following the Commencement Date, the Annual Breakpoint shall be One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00). During the sixth (6th) year following the Commencement Date, the Annual Breakpoint shall be Two Million Dollars ($2,000,000.00). Effective at the commencement of the seventh (7th) year following the Commencement Date and annually thereafter, the Annual Breakpoint shall be adjusted in the manner prescribed for adjustment of Fixed Minimum Rent in Paragraph 4B (i) (b).

                                Additional  rent  ("Additional  Rent"),
(monthly or quarterly as Landlord shall designate) being Tenant's Pro Rata
Share (defined below) of the aggregate of the following: (a) estimated annual taxes and assessments as defined in Paragraph 10 hereof; and (b) estimated common area charges as defined in Paragraph 11 hereof incurred or to be incurred in connection with the operation of the Common Areas in the Shopping Center. Tenant's Pro Rata Share of such Additional Rent shall be calculated as a fraction, the numerator of which shall be the Floor Area of the Premises and the denominator of which shall be the Floor Area of the Shopping Center, as calculated from time to time by Landlord. It is understood that the foregoing charges shall be paid in estimated amounts determined periodically by Landlord. Within sixty (60) days following the end of each calendar year, the actual amounts of such charges shall be determined, and if Tenant shall have paid an amount less than it is required to pay, Tenant shall pay the balance due within ten (10) days after receipt of said statement, and if Tenant shall have paid and amount greater than it is required to pay, the additional amount shall be credited to Tenant's next such payments.

                           Tenant  hereby  acknowledges  that  late  payment
by Tenant of the Fixed Minimum Rent, additional rent, or any other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by the terms of any mortgage or trust deed covering the premises. Accordingly, if any installment of Fixed Minimum Rent, additional rent, or any other sums due from Tenant under this Lease, shall not be paid within ten (10) days after the time set forth in this Lease for payment thereof, Tenant shall thereupon pay to Landlord a late charge equal to five percent (5%) of the overdue amount. Landlord and Tenant agree that this late charge represents a reasonable sum considering all of the circumstances existing on the date of this Lease, including the relationship of the sum to the loss to Landlord that could be reasonably anticipated by such nonpayment by Tenant and the anticipation that proof of actual damages sustained by Landlord would be costly or inconvenient to determine. Landlord and Tenant agree that such late charge shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord at law, in equity, or under this Lease. Landlord, at its option, may deem any such overdue amounts and/or late charges so; unpaid to be additional rent, nonpayment of which shall, in addition to any other rights and remedies available to Landlord, give rise to those rights and remedies of Landlord set forth in Section 16 of this Lease.

         GROSS SALES AND RECORDS.

                  The Term "Gross Sales" as used in this Lease, shall mean the total of the gross selling price of all merchandise and/or services sold and/or provided by tenant, its subtenants, concessionaires and any other person, in or from the Premises including, without limitation: (i) All sales made in, or upon orders placed at, or completed by delivery in, through, or from the Premises;
(ii) All charges made for services rendered in or from or upon orders placed at the Premises; and (iii) All sales and charges made in connection with business transacted in whole or in part in, upon, or from the Premises. Gross Sales shall include sales and charges made for cash, credit card or upon credit, or partly for cash and partly for credit, without regard to whether or not collection is made of the amounts for which is given, and shall also include (iv) Sales and charges, whether made by Tenant or any other occupant or occupants of the Premises or any part or parts thereof; and (v) Sales made by means of mechanical or other vending machines in the Premises. Each sale, charge or business transaction upon installment or contract therefor shall be included in Gross Sales for the full price or charge thereof, in the month during which such charge or contract is made.
                  B. Gross Sales shall exclude (i) refunds for merchandise returned which were previously included in Gross Sales; (ii) allowances or adjustments granted to customers, to the extent that these were previously included in Gross Sales; (iii) transfers of merchandise from the Premises to any other store or stores, warehouse or warehouses of Tenant provided any such transfer is not for the purpose of delivery of merchandise sold from the Premises; (iv) merchandise returned to vendors; (v) sales, excise and like taxes which are added to the selling price of merchandise at the point of sale and paid for by the customer; (vi) bulk sales and bulk transfers of business merchandise made at other than retail; (vii) revenue from the sales of trade fixtures which are not stock; (viii) revenue from cigarette machines, pay telephones and lotto machines installed for the convenience of customers; (ix) insurance proceeds recovered for damage to merchandise or trade fixtures; (x) sales to employees at a discount (not to exceed two percent (2%) of Gross Sales); (xi) complimentary meals for the manager, employees, and/or customers of Tenant; and (xii) monies stolen through theft, burglary or robbery which are not reimbursed by the insurance company.

                  C. Tenant shall keep full and complete records and books of account reflecting all sales or business transactions in or from the Premises in order to enable Landlord to ascertain the Percentage Rent due hereunder . Tenant shall install one or more recording cash registers on which all sales including credit card sales in, on, or from the Premises shall be recorded, and such cash register tapes shall be retained as part of the records. Landlord, or its duly authorized representatives, shall have access thereto at all reasonable times for the purpose of examining the same and, if Landlord elects, of auditing the same, in the manner hereinafter provided. Tenant shall keep all records pertaining to Gross Sales within the State of California for a period of not less than three(3) years following the date on which Tenant submits its report of Gross Sales based on such records.

                  D. Tenant represents that its records of Gross Sales are computed on the basis of 4-week periods rather than monthly and thus, there are thirteen (13) 4-week periods in each year. Within twenty (20) days following the expiration of each three (3) 4-week periods, Tenant shall prepare and deliver to Landlord at the place where Fixed Minimum Rent is then required to be paid hereunder, a true written statement signed by Tenant or Tenant's duly authorized officer or agent showing in such form and detail as Landlord shall reasonably specify the elements and amounts of Gross Sales made by Tenant during such three
(3) 4-week periods or fraction thereof. In addition, Tenant shall further prepare and deliver to Landlord on or before the sixtieth (60th) day following the end of each thirteen (13) 4-week periods during the Term of this Lease, and on or before the sixtieth (60th) day after the end of the Term of this Lease, a complete annual statement, prepared and signed by Tenant's duly authorized officer or representative, showing in such detail as Landlord shall specify the elements and amounts of Gross Sales made during the preceding thirteen (13) 4-week periods or fraction thereof. With said statement for each thirteen (13) 4-week periods, Tenant shall pay to Landlord the amount of Percentage Rent due for such year.

                  E. If Tenant shall fail to prepare and deliver, within the time hereinabove specified, any statement of Gross Sales or other related information required hereunder, Landlord may elect to treat Tenant's failure as a breach of this Lease, entitling Landlord to terminate this Lease or to exercise any other remedy provided for in Paragraph 16 hereof; provided, however, that Tenant shall have the right to cure such default prior to Landlord's instituting any of the remedies available to Landlord for Tenant's failure to provide Landlord with such Gross Sales statements and/or information. In the alternative, or in any case in which Landlord questions the accuracy of any statement submitted by Tenant, at any time within three (3) years following the date on which Tenant was required to submit its statement of Gross Sales, Landlord may elect to conduct an audit of all books and records of Tenant which in any way pertain to or show Gross Sales. Such audit may be conducted by Landlord or by its authorized representative. If the statement prepare as a result of such audit indicates that any additional Percentage Rent is due, Tenant shall pay such Percentage Rent, plus interest thereon at the maximum lawful rate from the date such payment was due until the date of payment, and in addition, in any case where the amount of Gross Sales shown by such audit is equal to or in excess of one hundred four percent (104%) of the amount disclosed by Tenant's statement for the same period, Tenant shall pay for the cost of the audit.

6. USE; TRADE NAME; LIMITED EXCLUSIVE; CESSATION OF BUSINESS; RESTRICTIONS.

              A. Tenant shall occupy and use the Premises during the entire Term of this Lease only for a sit-down restaurant with its primary business featuring a menu-mix of southwestern-style entrees, ribs and hamburgers, with on-premises beer, wine and liquor under the trade name "Texas Loosey's Chili Parlor" including incidental dancing and entertainment incidental to the restaurant operation, and for no other use or purpose. Tenant shall have the right to change the use of the Premises provided Landlord's consent is first obtained. Landlord shall not unreasonably withhold its consent to a change in use provided such change in use (i) does not violate any exclusive or restrictive use granted by Landlord to another Tenant or occupant in the Shopping Center, and (ii) is not in competition with the primary business of another tenant or occupant in the Shopping Center, and (iii) is in keeping with the character of a first-class retail shopping center. "Primary business" shall be defined as deriving more than fifteen percent (15%) of sales from the sale of a particular product. In no event shall Tenant feature, offer or serve Mexican food as it primary business.

              B. In the event Tenant shall cease operating in the Premises for any reason other than temporary closures for casualty repairs, or remodeling, for a period exceeding sixty (60) days, then Landlord shall have the right to terminate the Lease upon thirty (30) days' written notice to Tenant.

              C. So long as Tenant is operating a Texas Loosey's restaurant and has not ceased operating in the Premises, Landlord will not hereafter lease space in the Shopping Center to another major whose primary business is a menu-mix of southwestern style entrees, ribs and hamburgers. The foregoing restriction shall not apply to the occupants of Major A, Major B, Major C and Pad C, as shown on Exhibit "A" hereto. Notwithstanding anything herein to the contrary, nothing herein shall prevent the sale of southwestern-style entrees, ribs and/or hamburgers as an incidental menu item in connection with the operation of the business of any other tenant or occupant of the Shopping Center.

              D.      Tenant shall not:

                      (i) Use or permit the Premises to be used for any purpose other than that set forth in this Paragraph 6, and Tenant further covenants and agrees to comply promptly with all statutes, ordinances, rules, orders or regulations of any governmental authority regulating the use or occupation or physical condition of the Premises.

                      (ii) Use or permit the use of the Premises in any manner that will tend to create a nuisance or disturb other tenants or occupants of the Shopping Center or tend to adversely affect or injure the reputation of the Shopping Center.

                      (iii) Conduct or permit to be conducted in the Premises any fire sale, auction, bankruptcy sale, second-hand sale, going-out-of-business sale or other promotions or sales without Landlord's prior written consent.

                      (iv) Allow any activity to be conducted on the Premises or store any material on the Premises which will increase premiums for or violate the terms of any insurance policy maintained by or for the benefit of Landlord or the Shopping Center or any other occupant thereof. In no event shall any explosive, radioactive or dangerous materials be stored in or about the Premises.

                      (v) Use or allow the Premises to be used for sleeping quarters, dwelling rooms or for any unlawful purpose.

                      (vi) Solicit business, distribute advertising, obstruct, or place or permit to be placed any merchandise, vending or amusement machines on, or otherwise use in the conduct of its business, any part of the common Areas of the Shopping Center.

                      (vii)  Erect  or  install  any   exterior   signs  or
window or door signs, advertising media or window or door lettering or placards; install any exterior lighting, plumbing fixtures, shades or awnings; make any exterior decoration or painting; build any fences, walls, barricades or other obstructions; or, install any radio, television, phonograph, antennae, loud speakers, sound amplifiers, flashing or revolving lights, or similar devices on the roof, exterior walls or in the windows of the Premises or make any changes to the exterior of the Premises, including the storefront, without Landlord's prior written consent. Any signs, lights, advertising material, loud speakers or anything installed by Tenant on the Premises which may be seen, heard or experienced outside the Premises must be designed or approved by Landlord in writing. Notwithstanding the foregoing, Tenant shall have the right, at its sole cost and expense and subject to governmental approval, to install a satellite dish on the roof of the Premises. The manner of installation of such satellite dish shall be subject to Landlord's prior written approval. If required by Landlord or governmental authority, an enclosure shall be erected for such satellite dish and a higher parapet for the purpose of concealing the satellite dish shall be constructed, at the sole expense of Tenant. If Tenant shall install such satellite dish, Tenant shall submit to Landlord specifications (including elevations) for such satellite dish. In the event such installation requires any roof-cut whatsoever, Tenant shall use Tenant's roof contractor so that such roof bond shall not be invalidated. If no such roof bond exists and Landlord consents to a roof cut, Tenant shall indemnify Landlord against all costs and expenses which may be incurred in connection with any roof leaks caused, in the opinion of a qualified roofing expert, by such roof cut. Tenant shall furthermore be responsible for, and indemnify and hold Landlord harmless from, any damage or interference caused by the installation or operation of said satellite dish. Upon expiration of the term of the Lease, or earlier termination, Tenant shall remove the satellite dish and repair any damage caused by such removal. Tenant shall not display, paint or place, or cause to be displayed, painted or placed any handbills, or other advertising devices on any vehicles parked in the Common Area of the Shopping Center nor shall Tenant distribute or cause to be distributed in the Shopping Center any handbills or other advertising devices.

                      (viii) Interfere with any other Tenant's use of the Common Area or cause or permit any waste in the Premises or in the Shopping Center.

         E.  Tenant shall:

              (i) Warehouse, store and/or stock in the Premises only such goods, wares and merchandise as Tenant intends to offer for sale at retail at, in, from or upon the Premises. Tenant shall use for office, clerical or other non-selling purposes only such space in the Premises as is from time to time reasonably required for Tenant's business in the Premises.

              (ii) Operate all of the Premises during the entire Term of this Lease with due diligence and efficiency. Tenant shall provide sufficient personnel and carry at all times in said Premises, a stock of merchandise of sizes, character, and quality as shall be reasonably designed to produce the maximum Gross Sales. Tenant shall keep the Premises open for business during all days and hours as is reasonable and customary for a typical "Texas Loosey's Chili Parlor".

              (iii) Keep the Premises, entrances thereto, walkways adjacent thereto, loading platforms, service areas and the garbage and refuse storage areas free from obstruction and clean and neat, and arrange for the prompt and frequent pick-up of rubbish at such intervals as Landlord may reasonably direct.

     7.  UTILITIES.

         A. Tenant covenants and agrees to pay before delinquency all charges for gas, heat, sewer, power, electricity, telephone, storm drain, water service and water meter charges and all other utility charges including any hook-up or connection or tap-in fees or charges which may accrue with respect to the Premises during construction, or thereafter during the term of this Lease (except sewer hook-up which shall be Landlord's responsibility) whether the same be charged or assessed at flat rates, measured by separate meters or prorated by the utility company or Landlord. All such utility lines shall be brought to the Premises by Landlord.

         B. Unless caused by the willful act of Landlord or Landlord's agent, Landlord shall in no event be liable to Tenant for any interruption in the service of any such utilities to the Premises, howsoever such interruption may be caused; and the Lease shall, in any event, continue in full force and effect, with no abatement of rent whatsoever despite any such interruptions.

         C. In the event a utility easement is necessary to provide utility service necessary to the Tenant's use, the Landlord agrees to execute any reasonable non-exclusive utility easement grant.

     8.  REPAIRS.

         A. Except as specifically set forth in Paragraph 8.C hereof, Tenant covenants and agrees that it shall at Tenant's sole cost and expense, at all times during the Term of this Lease, keep the Premises, and each and every part thereof including, without limitation, all plumbing and electrical conduits, utility meters, wiring, fixtures and pipes and all sewers, floors, flooring, interior and exterior walls, exterior building maintenance, lighting, store fronts, plate glass and glazing, air conditioning, foundations, interior and exterior heating and utility systems, ceilings and all other parts thereof, as well as all improvements within the "Improvement Area" shown on Exhibit "A", including, without limitation, all sidewalks, walk-ways, patios and landscaped areas within such Improvement Area, in good condition and repair at all times during the term hereof and that it shall make promptly any and all repairs and replacements which may at any time be necessary or proper to put and keep the Premises in good condition and repair, and to keep the Premises and all appurtenances thereto in a good, clean, safe and wholesome condition al all times during the Term of this Lease. Tenant expressly agrees to pay promptly for any and all labor done or material furnished for any work or repair, maintenance, improvements, alteration or addition done by the Tenant in connection with these items.

         B. Tenant hereby waives the right to make repairs at Landlord's expense under the provisions of Sections 1941 and 1942 of the Civil Code of California. Any partial destruction which Landlord is obligated to repair or may repair under any of the provisions of Section 1932, Subdivision 2 and Section 1933, Subdivision 4 of the Civil Code of California are hereby waived by Tenant.

         C. Landlord covenants and agrees that it shall at Landlord's sole cost and expense maintain the roof and structural portions of the Premises. Except as specifically set forth in this Paragraph 8.C, Landlord shall have no obligation to repair or maintain any portion of the Premises, unless the need therefor is due to Landlord's negligence.

         D. In the event either party fails or refuses to perform any repairs to the Premises required of it hereunder after notice to the other party (except in an emergency, in which event no notice shall be required), then, in addition to all other remedies available hereunder or at law or in equity, such party may, but shall not be obligated to, perform or cause to be performed such repairs on behalf of, and at the expense of the other party. Landlord may undertake on behalf of and at the expense of Tenant such emergency repairs as Landlord deems necessary. All expenses so incurred by Landlord shall be repaid in the form of Additional Rent to be remitted with the next subsequent rent payment.

     9.  ALTERATIONS.

        A. Tenant shall not make any exterior or structural alterations, additions or modifications to the Premises without first obtaining Landlord's prior written consent, in each instance. Prior to making any alterations, additions or modifications to the Premises costing in excess in Twenty Thousand Dollars ($20,000.00),whether or not Landlords consent is required, Tenant shall provide Landlord with at least ten (10) days' prior written notice before commencing any such work.

        B. Any alterations to the Premises which are required by reason of any present or future law, ordinance, rule, regulation or order of any governmental authority having jurisdiction over the Premises or the Shopping Center or of any insurance company insuring the Premises, and regardless of whether or not such alteration pertains to the nature, construction or structure of the building or to the use made thereof by Tenant, shall be performed by Tenant. Any such alterations necessitated by reason of Tenant's particular use of the Premises shall be at the sole cost of Tenant. Any such alterations which are general in nature and are not necessitated by reason of Tenant's particular use of the Premises shall be performed by Tenant unless Landlord elects to perform same and in either such case Tenant shall be responsible for a maximum of Twenty Thousand-Five Thousand Dollars ($20,000.00) of such alterations and any costs in excess thereof shall be the responsibility of Landlord. All alterations, to or upon the Premises, except removable trade fixtures, shall at once when made or installed be deemed to have attached to the real property and to have become the property of Landlord.

     10.  TAXES AND ASSESSMENTS.

          A. Tenant shall be responsible for and shall pay all real property taxes, assessments (whether special or general), fees, city business license, rental tax, (the term "rental tax" as used herein, shall include any tax imposed upon Landlord by the State of California, or any political subdivision thereof, or any country, municipality or agency thereof, which is based upon or measured in whole or in part by amounts charged or received by Landlord under this Lease, provided that Tenant shall only pay the amount of such rental tax that would be payable by Landlord if the Premises were the only property of Landlord) or surcharges including, without limitation, any tax, excise on rent, or levy for parking privileges or in any way relating to environmental protection, or any other tax, levy, assessment or other charge of any nature whatsoever imposed by any governmental authority having jurisdiction over the Shopping Center and levied upon or payable in connection with the Shopping Center, the Premises, the operation thereof, or business conducted therein including any such tax, fee or assessment levied or assessed in lieu of such real property taxes (all of which are herein referred to as "taxes and assessments"). For purposes of this Lease, taxes and assessments shall exclude all general income taxes, gift taxes, inheritance taxes and estate taxes. Notwithstanding any of the foregoing to the contrary, Tenant shall be responsible for the increase in taxes and assessments resulting from the first (1st) change of ownership, however, Tenant shall not be responsible for subsequent increases resulting from a change of ownership. Landlord will use its best efforts to obtain a separate assessment for the building in which the Premises are located in which event Tenant shall be responsible for all taxes and assessments on the improvements and land included within such tax bill. If the Premises are not separately assessed, Tenant shall be responsible for Tenant's Pro Rata Share as defined in Paragraph 4B (iii) of all taxes and assessments except that for purposes of this paragraph, the denominator for computing Pro Rata Share shall be the ground floor area of such buildings as are included in such tax bill. In the event Tenant does not pay such taxes and assessments in accordance with Paragraph 4B (iii) of this Lease, Landlord may, in addition to all other remedies permitted in this Lease, add interest at the maximum lawful rate to the penalty and interest that would have been due if Tenant had failed to make timely payments directly to the tax collector in order to reimburse Landlord for its administrative costs incurred as a result of Tenant's failure to pay.

          B. Tenant shall pay or cause to be paid, before delinquency, all property taxes and assessments on the furniture, fixtures, equipment, merchandise and other property at any time situated or installed in the Premises, and, in addition, on improvements in the Premises made or installed subsequent to the Commencement Date. If at any time during the Term of this Lease any of the foregoing are assessed as a part of the real property of which the Premises are a part, Tenant shall pay to Landlord upon demand the amount of such additional taxes as may be levied against said real property by reason thereof. For the purpose of determining said amount, figures supplied by the taxing authority as the amount so assessed shall be conclusive.

          C. The Tenant shall have the right at its own cost and expense to initiate and prosecute any proceedings permitted by law for the purpose of obtaining an abatement or otherwise contesting the validity or amount of taxes assessed to or levied upon the Premises and, if required by law, Tenant may take such action in the name of the Landlord who shall at no cost or expense to Landlord cooperate with the Tenant to such extent as the Tenant may reasonably require to the end that such proceedings may be brought to a successful conclusion provided, however, that the Tenant shall fully indemnify, defend and hold Landlord harmless from all loss, cost, damage and expense incurred.

     11.  COMMON AREA.

          A. Landlord hereby grants to Tenant the non-exclusive right in common with others during the term of this Lease to use the Common Area (as hereinafter defined) of the Shopping Center for itself, its employees, agents, customer, invitees and licensees.

          B. The Common Area shall be subject to the exclusive control and management of Landlord or such other persons or nominees as Landlord may designate to exercise such management or control in whole or in part over the Common Area, in Landlord's place and stead, and Landlord, and Landlord's nominees and assignees, shall have the right to establish, modify, amend and enforce reasonable rules and regulations with respect to the Common Area. Tenant agrees to abide by and conform with such rules and regulations, provided the same are reasonable, to cause its concessionaires, and its and their employees and agents, to so abide and conform, and to use its best efforts to cause its customers, invitees and licensees so to abide and conform.

          C. Landlord shall have the right to close, if necessary, all or any portion of the Common Area to such extent as may in the reasonable opinion of Landlord be necessary or desirable in order to prevent a dedication thereof or the accrual of any rights of any person or of the public therein; to close temporarily all or any portion of the Common Area to discourage non-customer use; to use portions of the Common Area while engaged in making additional improvements or repairs or alterations to the Shopping Center; and to do and perform such other acts, to, and with respect to the Common Area as Landlord, in its reasonable judgment, shall determine to be appropriate for the Shopping Center.

          D. Landlord shall have the right to increase or reduce the Common Area and to rearrange the parking spaces, driveways and improvements on the Common Area.

          E. As used herein, "Common Area" means all areas of the Shopping Center except those areas which from time to time are designated by Landlord as being outside the Common Area or which are leased to a tenant and/or owned by an occupant of the Shopping Center. The Common Area includes, without limitation, the land and facilities utilized for as parking areas, access and perimeter roads, truck passageways (which may be elevated or subsurface in whole or in part), and platforms therein (including, notwithstanding anything herein contained, any such platform as is for the use of Tenant or its concessionaire); service corridors and stairways providing access from premises to such platforms and truck passageways; loading docks, special easement areas, easement areas, seasonal decorations, exterior walks, arcades and/or balconies; directory equipment; wash room, comfort rooms, drinking fountains, toilets and other pubic facilities, bus stations, taxi stands and the like; areas devoted to or for maintenance purposes or equipment including management offices; and any areas dedicated or belonging to the public or any governmental authority which are contiguous or near to the Shopping Center and which are required to be maintained by or the cost of maintenance required to be borne by Landlord.

          F. Landlord and Tenant agree that the common Area shall be unobstructed and open. Neither Landlord nor Tenant shall take or permit any action inconsistent therewith.

         G. Tenant shall pay to Landlord in the manner set forth in Paragraph 4B(iii) Tenant's Pro Rate Share as defined in Paragraph 4B (iii) of the charges incurred or paid by Landlord in connection with the maintenance, repair, operation or ownership of the Common Area, which charges shall include but not necessarily be limited to the expense of the following:

               Repair, replacement, maintenance, surfacing, resurfacing, painting, restriping, cleaning, sweeping, janitorial services, planting and landscaping, signs and markers, lighting and other utilities, fire protection service, security service, all real property and personal property taxes and assessments (as defined in Paragraph 10) levied or assessed against the Common Area, premiums for all forms of insurance described in Paragraph 12 covering the Common Area as well as Worker's Compensation Insurance and any other insurance carried by and deemed advisable by Landlord wages and salaries for personnel employed to operate the Common Area, cost (if purchased) of machinery and equipment used for Common Area maintenance or rental thereof (if rented or leased), plus fifteen percent (15%) of the foregoing charges (excluding taxes and insurance) to cover Landlord's overhead.

         H. Tenant shall have the right at any time within three (3) years following the date Tenant receives a statement for Common Area charges, but no more frequently than once per calendar year to audit Landlord's books and records pertaining to Common Area charges. If the results of such audit show that Landlord overstated Common Area charges by more than one hundred four percent (104%), then Landlord shall refund any overpayment to Tenant and shall reimburse Tenant for the reasonable cost of such audit.


         I. It is understood that the employees of Tenant and the other tenants of Landlord within the shopping Center and the employees of other owners of the shopping center shall not be permitted to park their automobiles in those portions of the automobile parking areas in the common Area, which may from time to time be designated for patrons of the Shopping Center. Landlord agrees to use its best efforts to designate and/or cause to be designated either within the automobile parking area in the Shopping Center or reasonably close thereto, space for employee parking. During the hours from dusk until one (1) hour after Tenant closes for business for business each day, employee parking shall be in reasonable proximity to the Premises.

         J. During the hours from dusk to one (1) hour after Tenant closes for business each day, the lighting in the parking area immediately adjacent to the Premises shall remain illuminated. The cost of providing such lighting beyond the hours of operation of Tenant shell be allocated by Landlord between Tenant and other tenants in the Shopping Center requiring such late lighting.

     12.   Insurance.

           A.  Landlord's Insurance.

               At all times during the Term of this Lease, Landlord shall maintain or cause to be maintained in full force and effect with insurance companies licensed to do business in the State of California one or more policies including the following coverages:

               (i) General public liability insurance against claims for bodily injury, death or property damage occurring in or upon the Common Area with limits of coverage of not less than $500,000 for death or injury to one person, $3,000,000 for death or injury to more than one person in a common accident or occurrence, and $50,000 for damage or injury to property. Landlord may increase the foregoing limits if it deems such increase desirable to protect Landlord and Tenant.

               (ii) Tenant shall pay its Pro Rata Share of such premiums as defined in Paragraph 4B (iii) as part of the Common Area expense. Landlord shall have the right to maintain blanket policies with the foregoing limits provided that the amount of insurance premium payable by Tenant hereunder shall be determined as premium Tenant would have been required to reimburse Landlord if Landlord had caused to be issued a separate policy of insurance for the Common Area in accordance with applicable tariff rules and rates duly promulgated for same by the Insurance Service Bureau or any successor insurance industry rating authority.

         B.  Tenant's Insurance

              At all times during the Term of this Lease, Tenant shall maintain in full force and effect with insurance companies licensed to do business in the State of California one or more policies evidencing the following coverage a certificate of which shall be submitted to Landlord prior to Tenant's undertaking any of the work required of Tenant pursuant to this Lease:

              (i) Fire, extended coverage, vandalism, malicious mischief, earthquake, loss of rental income, and sprinkler damage (if the building contains sprinklers) insurance in an amount equal to one hundred percent (100%) of the replacement value of the buildings and other improvements on the Premises, excluding Tenant's furniture, fixtures and equipment which shall be insured pursuant to Paragraph 12.B (v). All proceeds of insurance carried pursuant to this Paragraph 12.B(i) shall belong to and be the sole property of Landlord and Tenant hereby assigns to Landlord or its nominee all of Tenant's right, title and interest thereto.

              (ii) Comprehensive General Liability insurance insuring all Premises-Operations, Independent Contractors, Products and Completed Operations and Contractual Liability arising from the operation, possession, maintenance or use of the Premises or areas immediately adjacent thereto with Limits of Liability of not less than $500,000 Each person and $2,000,000 Each Occurrence for Bodily Injury and Personal Injury and $50,000 Each Occurrence for Property Damage. At any time commencing five (5) years following the date hereof, Tenant shall increase the foregoing limits of $2,000,00.00 to $3,000,000.00 if such increase is reasonably justified in Landlord's reasonable discretion. Provided, however, Tenant shall not be required to carry limits of liability in excess of that customarily carried by similar businesses in Riverside County operating in a prudent manner.

              (iii) Comprehensive Automobile Liability insurance insuring all owned, non-owned and hired vehicles used in the conduct of the Tenant's business and operated upon or parked upon the Common Area with Limits of Liability of not less then $500,00 Each Person and $2,00,00 Each Occurrence for Bodily Injury and $50,000 Each Occurrence for Property Damage. At any time commencing five (5) years following the date hereof, Tenant shall increase the foregoing limits of $2,000,000.00 to $3,000,000.00 if such increase is reasonably justified in Landlord's reasonable discretion. Provided, however, Tenant shall not be required to carry limits of liability in excess of that customarily carried by similar businesses in Riverside County operating in a prudent manner.

              (iv) Standard form Worker's Compensation and Employer's Liability insurance covering all Tenant's employees for injury or illness suffered in the course of or arising out of their employment, providing Statutory Worker's Compensation benefits and Employer's Liability Limits of not less than $100,000.

              (v) Fire, Extended Coverage, Vandalism and Malicious Mischief and other insurance, in Landlord's reasonable discretion, in an amount equal to the full Actual Cash Value of all furniture, fixtures, stock and equipment, including fixtures and improvements and betterments installed by Tenant in the Premises. Tenants shall have the right to self-insure for the coverage under this Paragraph 12.B(v).

         C. All proceeds of insurance carried under Paragraph 12.B(v) shall be payable to Tenant. All proceeds insurance carried under Paragraph 12. B(I) shall be paid to Landlord and held in trust to be used for the repair or replacement of the premises. In event this the Lease shall terminate for any cause whatsoever, such proceeds shall belong to Landlord, to be retained by Landlord, and, at Landlord's sole discretion, Landlord shall have the right to apply such funds for the redevelopment of the Premises. A duplicate original of all such policies, or a certificate evidencing same shall be delivered to Landlord at least thirty (30) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least thirty (30) days prior to the expiration or cancellation of any such policy of any such policy. In the event Tenant fails at any time during the term of this Lease to obtain such insurance or to provide such evidence thereof, Landlord shall have the right, but not the obligation, to procure such insurance and Tenant shall pay to Landlord the costs and expenses thereof as Additional Rent when next payment of Fixed Minimum Rent is required to be made.

         D. Tenant agrees that all insurance policies (except Worker's Compensation insurance), shall contain an endorsement stipulating that Landlord, its officers, employees and agents and such other parties as Landlord, in its sole discretion, shall name, are included as Additional In thereon, and that such insurance shall not be cancelled without thirty (30) days' written notice to be sent by certified nail to Landlord.

         E. Tenant agrees that all insurance policies shall contain a clause waiving the insurance carrier's right of subrogation against Landlord arising out of the occurrence of any casualty insured against. Tenant and Landlord each hereby waives any such right of subrogation against the other party.

     13.  DAMAGE AND DESTRUCTION.

          A. In the event the Premises, or any part thereof, shall be damaged or destroyed by any casualty whatsoever, this Lease shall remain in full force and effect, with no abatement of rental, or other charges, and Tenant shall repair such damage or destruction and put the Premises in good condition as rapidly as reasonably possible, and Landlord shall make the insurance proceeds applicable to the Premises available to Tenant for such purpose; provided, however, that Landlord shall in no event be required to expend any funds in excess of the insurance proceeds available for such restoration.

          B. Notwithstanding any other provision of this Paragraph 13 to the contrary, if the Premises shall be damaged or destroyed and such damage or destruction shall be to the extent of more than twenty-five percent (25%) of the replacement value of the Premises at the time of such damage, and if at the time of such damage or destruction there shall remain less than two (2) years of the Term of this Lease, then either Landlord or Tenant may at its election, upon notice to the other party, within ninety (90) days after such damage, terminate this Lease as of the date of such damage or destruction.

          C. In the event that twenty-five percent (25%) or more of the building area or Common Area of the Shopping Center shall be damaged or destroyed by casualty, then, notwithstanding that the Premises may be unaffected by such casualty, Landlord may terminate this Lease and the tenancy hereby created by giving to Tenant written notice of such election, within the ninety (90) days following the date of said occurrence.

          D.  Rent shall be adjusted as of the date of such termination.


     14.  EMINENT DOMAIN.

          A. If there is any taking of or damage to all or any part of the Premises or any interest therein because of the exercise of the power of eminent domain, whether by condemnation proceedings or otherwise, or any transfer of any part of the Premises or any interest therein made in avoidance of the exercise of the power of eminent domain (all of the foregoing being hereinafter referred to as "taking") prior to or during the term hereof, the rights and obligations of the Landlord and Tenant with respect to such taking shall be as follows:

              (i) If there is a taking of all of the Premises, this Lease shall terminate as of the date of such taking.

              (ii) If twenty-five percent (25%) or more of the floor area the Premises shall be taken, or if twenty-five percent (25%) of the land area of the Shopping Center, as described in Exhibit "B" (as the same may be amended) shall be taken (regardless of whether or not any part of the Premises is taken), then, in that event, Landlord shall be entitled to elect to terminate this Lease. If Landlord does not terminate this Lease, Tenant shall rebuild the remainder of the Premises, and Landlord will rebuild the remainder of the Shopping Center, as the case may be. Landlord shall give written notice to Tenant of its election no later than ninety (90) days after the date Landlord receives notice that possession or title to the portion of the Premises or Shopping Center, whichever is taken, has vested in the condemnor.

          B. If this Lease is terminated in accordance with the provisions of this Paragraph 14, such termination shall become effective as of the date physical possession of the particular portion is taken or immediate possession is ordered. The parties shall be released from all further liability hereunder accruing thereafter. If this Lease is not terminated as provided in this Paragraph 14, the party so restoring shall perform such restoration so far as practicable to a complete unit of like quality, character, and condition as that which existed immediately prior to the taking.

          C. If this Lease is not terminated as provided in this Paragraph 14, the Fixed Minimum Rent set forth in Paragraph 4B(i) square feet of Floor Area of the Premises taken bears to the total Floor Area of the Premises immediately before the taking.

          D. The entire award or compensation in such proceedings, whether for a total or partial taking or for diminution in the value of the leasehold or for the fee shall belong to and be the property of Landlord, and Tenant hereby assigns to Landlord all of Tenant's interest in any award.

          E. In any event the date of such taking shall be deemed to have occurred on the date that possession of the Premises is taken by the condemning authority.


     15.  ASSIGNMENT AND SUBLETTING.

          A. Tenant shall not, and shall not have the power to, assign this Lease or any interest therein whether voluntarily, by operation of law, or otherwise, and shall not sublet the Premises or any part thereof, except with the written permission and consent of Landlord being first had and obtained, and any such attempted assignment or subletting without Landlord's prior consent shall be null and void and shall confer no interest in this Lease, or in the Premises, to anyone. Landlord's consent to a proposed assignment or sublease shall not be unreasonably withheld if the criteria set forth in Paragraph 15.C is met. Landlord's consent shall not be required for a transfer of Tenant's interest in this Lease to "Texas Loosey's Corporation".

          B. Should Tenant desire to assign this Lease or sublet the Premises or any part thereof, Tenant shall in each instance, give written notice of its intention to do so to Landlord at least sixty (60) days or more before the effective date of any such proposed subletting or assignment, specifying in such notice whether Tenant proposes to assign, or sublet, and the proposed date thereof, and specifically identifying the proposed assignee or sublessee. Such notice must be accompanied by a recent financial statement of the proposed assignee or sublessee, together with all pertinent data necessary for Landlord to determine the credit, character, quality of business operation, merchandising reputation and experience and business standing of the proposed assignee or sublessee. In the case of a proposed subletting, such notice shall also be accompanied by a copy of the proposed sublease, or it same is not available, a letter of commitment, or letter of intent. Within sixty (60) days after Landlord's receipt of such notice and the accompanying documentation required hereunder, Landlord shall approve or disapprove the proposed assignment in writing. Landlord's approval of any assignment shall only be deemed an approval of the assignment specified in such notice from Tenant to Landlord, and shall in no event be deemed an approval of any other assignment, or an assignment to a different assignee, or to any subsequent or prior assignment.

          C. Consent of Landlord to any such assignment or subletting shall not be unreasonably withheld if: (I) At the time of such proposed assignment or subletting Tenant is not in default in the performance and observance of any of the covenants and conditions of this Lease: (ii) The assignee or subtenant of Tenant shall expressly assume in writing all of tenant's obligations hereunder:
(iii) Tenant shall provide proof to Landlord that the assignee or subtenant has a financial condition which is satisfactory to Landlord in Landlord's sole discretion; and (iv) The Premises continue to be used solely for the purposes set forth in Paragraph 6 and the assignee or subtenant is, in Landlord's reasonable opinion, capable of operating such business.

          D. Any such subletting or assignment, even with the consent of Landlord shall not relieve Tenant from liability for payment of all forms of rental and other charges herein provided or from the obligations of Tenant to keep and be bound by the terms, conditions and covenants of this Lease. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease, or a consent to the assignment or subletting of the Premises. Consent to any assignment or subletting shall not be deemed a consent to any future assignment or subletting.

          E. If Tenant is a corporation which, under the then cuurent laws of the State of California, is not deemed a public corporation or a publicly traded corporation, or is an unincorpo rated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate of ll transactions in excess of forty-nine percent (49%) (or the transfer of less than forty-nine percent (49%) of any stock or interest which transfers voting control, including the transfer of voting control to a party previously holding a minority interest in such corporation, association or partnership) or the legal or beneficial transfer of voting control shall be deemed an assignment requiring Landlord's approval. In the event of a transfer not requiring the approval of Landlord, Tenant shall notify Landlord of the specifics of such transfer within thirty (30) days following the effective date thereof.

          F. Notwithstanding anything to the contrary contained herein, tenant shall have the right to assign this Lease or sublet the Premises to a corporation in which Tenant owns fifty-one percent (51%) or more of the issued and outstanding stock. No such assignment or sublease shall release the original Tenant hereunder from any liability under this Lease and upon any assignment or sublease pursuant to this Paragraph 15.F, the original Tenant shall execute and deliver to Landlord a document evidencing such liability in form acceptable to Landlord. Following any assignment pursuant to this Paragraph 15.F, any transfer, assignment or hypothecation of any stock or interest in the corporation shall be subject to the terms of Paragraph 15. E.

     16.  DEFAULT BY TENANT.

          The following shall be deemed to be acts of default under this Lease.

          A. Tenant shall fail, neglect or refuse to pay any installment of Fixed Minimum Rent, Additional Rent, Percentage Rent or any other charge including, without limitation, penalty charges required to be paid by Tenant hereunder at the time and in the amount as herein provided, or pay any moneys agreed by it to be paid, promptly when and as the same shall become due and payable under the terms hereof and such default shall continue for a period of more than five (5) days after notice thereof in writing given to Tenant by Landlord.

          B. Tenant shall fail, neglect or refuse to keep and perform any of the other covenants, conditions, stipulations or agreements herein contained and agreed to be kept and performed by Tenant and such default shall continue for a period of more than thirty (30) days after notice thereof in writing has been given to Tenant by Landlord; provided, however, that if the cause for giving such notice involves the making of repairs or other matters reasonably requiring a longer period of time, Tenant shall be deemed to comply with such notice if Tenant has commenced such performance within fifteen (15) days of such notice and is diligently prosecuting compliance therewith.

          C. Any attachment or levy of execution or similar seizure of the Premises or Tenant's merchandise, fixtures or other property at the Premises or any foreclosure, repossession, or sale under any chattel mortgage, security agreement or conditional sales contract covering Tenant's merchandise, fixtures or other property at the Premises; or the filing of any petition by or against Tenant under any chapter of the Bankruptcy Act, or the adjudication of Tenant as a bankrupt or insolvent; or the appointment of a receiver or trustee to take possession of all or substantially all of the assets of Tenant, or a general assignment by Tenant for the benefit of creditors; or any other action taken or suffered by Tenant under any State or Federal insolvency or bankruptcy act and the continuation thereof for more than ninety (90) days.

          D. In the event of an act of default by Tenant, Landlord my, at its option:

               (i) Declare the term hereof ended and re-enter the Premises and take possession thereof and remove all persons therefrom, and Tenant shall have no further claim thereon or hereunder; or

               (ii) Without declaring this Lease ended, re-enter the Premises and occupy the whole or any part thereof for and on account of Tenant and collect said rent and any other rent that may thereafter become payable; or

               (iii) Even though Landlord may have re-entered the Premises, Landlord may thereafter elect to terminate this Lease and all of the rights of Tenant in or to the Premises.

          E. Should Landlord have re-entered the Premises under the provisions of subparagraph D (ii) above, Landlord shall not be deemed to have terminated this Lease, or the liability of Tenant to pay rent thereafter to accrue, or its liability for damages under any of the provisions hereof, by any such re-entry or by any action in unlawful detainer, or otherwise, to obtain possession of the Premises, unless Landlord shall have notified Tenant in writing that it has so elected to terminate this Lease, and Tenant further covenants that the service by Landlord of any notice pursuant to the unlawful detainer statutes of the State where the Shopping Center is situated and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time or at any time subsequent to the serving of such notices and such election be evidenced by a written notice to Tenant) be deemed to be a termination of this Lease. In the event of any entry or taking possession of the Premises as aforesaid, Landlord shall have the right, but not the obligation, to remove therefrom all or any part of the personal property located therein and may place the same in storage at a public warehouse at the expense and risk of the Tenant.

          F. Should Landlord elect to terminate this Lease under the Provisions of subparagraphs D (i) or (iii) above, Landlord may recover from Tenant as damages:
               (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

               (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

               (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

               (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to any costs or expenses incurred by Landlord in maintaining or preserving the Premises after such default, preparing the premises for such reletting, leasing commissions, or any other costs necessary or appropriate to relet the Premises; plus

               (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State where the Shopping Center is situated.

         G. As used in subparagraphs F(i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the maximum lawful rate. As used in subparagraph F(iii) above, the "worth at time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank situated nearest to the location of the Shopping Center at the time of award plus one percent(1%).

         H. For all purposes of the Paragraph 16, the term "rent" shall be deemed to be the Fixed Minimum Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease. Ass such sums, other than the Fixed Minimum Rent, shall be computed on the basis of the average monthly amount thereof accruing during the immediately preceding sixty (60) month period, except that if it becomes necessary to compute such rental before such a sixty
(60) month period has occurred then on the basis of the average monthly amount thereof accruing during such shorter period.

         I. Notwithstanding any other provisions of this Paragraph 16, Landlord agrees that is the default complained of, other than for the payment of monies, is of such a nature that the same cannot be rectified or cured within the period requiring such rectification or curing as specified in the written notice relating thereto, then such default shall be deemed to be rectified and cured if the Tenant within such period shall have commenced the rectification and curing thereof and shall continue thereafter with all due diligence to cause such rectification and curing and does so complete the same with the use of such diligence as aforesaid.

         J. The remedies given to Landlord in this Paragraph 16 shall be in addition to and supplemental to all other rights or remedies which the Landlord may have under the laws then in force.

         K. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term, or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord.

     17.  DEFAULT BY LANDLORD.

          A. Landlord shall in no event be charged with default in the performance of any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonable required to correct any such defaults) after written notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.

          B. In the event that Landlord shall be liable to Tenant for damage sustained by Tenant as a result of Landlord's breach, it is expressly understood and agreed that any money judgment resulting from any default or other claim arising under this Lease shall be satisfied only out of the rents, issues, profits and other income ("income") actually received from the operation of the Shopping Center, and no other real, personal or mixed property of Landlord (the term "Landlord" for purposes of this Paragraph 17 only shall mean any and all partner, both general and/or limited, if any, which comprise Landlord), wherever situated, shall be subject to levy on any such judgment obtained against Landlord and if such income is insufficient for the payment of such judgment, Tenant will not institute any further action, suit, claim or demand, in law or in equity, against Landlord for or on the account of such deficiency. Tenant hereby waives, to the extent waivable under law, any right to satisfy said money judgment against Landlord except income received by Landlord from the operation of the Shopping Center.

          C. If the Premises or any part thereof are at any time subject to a mortgage or deed of trust and this Lease or the rentals due from Tenant hereunder are assigned to such mortgagee, trustee or beneficiary (referred to as "Mortgagee" for purposes of this Paragraph 17) and Tenant is given written notice thereof, including the address of such Mortgagee, then Tenant shall not terminate this Lease for any default on the part of Landlord without first giving written notice to such Mortgagee, specifying in detail the default complained of, and affording such Mortgagee a reasonable opportunity to make performance for and on behalf of Landlord. If and when the Mortgagee has make performance on behalf of Landlord, such default shall be deemed cured.


     18.  SURRENDER OF PREMISES.

          A. At the expiration or earlier termination of the Term of this Lease, in accordance with the terms hereof, Tenant shall surrender the Premises in the same condition as the Premises were in upon delivery of possession thereof under this Lease, in addition to any alterations or additions thereto, reasonable wear and tear excepted, and shall surrender all keys for the Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises.


     19.  INDEMNIFICATION, RELEASE AND LIENS.

          A. Tenant expressly agrees, and this Lease is made upon the express condition, that Landlord shall not be liable, responsible, or in any way accountable to Tenant, Tenant's agents, employees, servants, customers or invitees, or to any person whomever, for any loss, theft or destruction of or damage (including but not limited to any damage caused by rainstorm or other water damage) to the Premises, or to any goods, wares, merchandise, fixtures or other property stored, kept, maintained, or displayed in, on or about the Premises, or in, on or about the facilities, the use of which Tenant may have in conjunction with its use and occupancy of the Premises, nor for injury to or death of any person or persons who may at any time be using, occupying or visiting the Premises or the Shopping Center, regardless of the nature or cause of such injury, damage or destruction excluding however, the gross negligence of Landlord.

          B. Except for the willful acts, omissions or negligence of Landlord, Tenant agrees to indemnify, defend and hold harmless Landlord, its agents and employees from and against any and all expense, liability and claims for damage to or loss of property (including Tenant's property) or injury to or death of persons (including Tenant, its agents, employees, visitors, licensees, or invitees) directly or indirectly resulting from any cause on or about the Premises, in connection with the maintenance or operation of Tenant's business, or Tenant's occupation or use of the Premises. Tenant shall discharge any judgment or compromise rendered against or suffered by Landlord as a result of anything indemnified against hereunder and shall reimburse Landlord for any and all costs, fees, or expenses incurred or paid by Landlord (including, without limitation, reasonable attorneys' fees), in connection with the defense of any action or claim resulting therefrom.

          C. Landlord expressly agrees and this Lease is made upon the express condition, that Tenant shall not be liable, responsible, or in any way accountable to Landlord, Landlord's agents, employees, servants, customers or invitees, or to any person whomever, for any loss, theft or destruction of or damage (including but not limited to any damage caused by rainstorm or other water damage) to the Common Area, or to any goods, wares, merchandise, fixtures or other property stored, kept, maintained, or displayed in, on or about the Common Area, or in, on or about the facilities, the use of which Landlord may have in conjunction with its use and operation of the Common Area, nor for injury to or death of any person or persons who may at any time be using, occupying or visiting the Common Area or the Shopping Center, regardless of the nature or cause of such injury, damage or destruction except however, the negligence of Tenant.

          D. Except for the willful acts, omissions or negligence of Tenant, Landlord agrees to indemnify, defend and hold harmless Tenant, its agents and employees from and against any and all expense, liability and claims for damage to or loss of property (including Landlord's property) or injury to or death of persons (including Landlord, its agents, employees, visitors, licensees, or invitees) directly or indirectly resulting from any cause on or about the Common Area, in connection with the maintenance or operation of the Common Area. Landlord shall discharge any judgment or compromise rendered against or suffered by Tenant as a result of anything indemnified against hereunder and shall reimburse Tenant for any and all cost, fees, or expenses incurred or paid by Tenant (Including, without limitation, reasonable attorneys' fees), in connection with the defense of any action or claim resulting therefrom.

         E. Tenant shall keep the Premises and any improvements located thereon, and all the right, title and interest of Tenant and Landlord therein free and clear of all liens or claims which may ripen into such a lien or encumbrance. Tenant shall have thirty (30) days in which to discharge any lien or claim. In the event Tenant fails to do so, Landlord may pay such lien or encumbrance or claim and on or before the tenth (10th) day of the month following the month during which such payment is made, Tenant shall pay to Landlord such sums so paid, plus such reasonable costs and attorneys' fees as may have been incurred by Landlord; provided, however, that in the event Tenant in good faith disputes such lien or encumbrance and with reasonable promptness furnishes an indemnity bond or other undertaking in an amount sufficient either to procure the release of such lien or encumbrance or to indemnify against the principal amounts thereof, together with such costs or attorneys' fees as may be covered by said lien or encumbrance, then the furnishing of such bond or undertaking shall be deemed due compliance with the foregoing provision.

     20.  SUBORDINATION AND FINANCING.

         A. This Lease shall in all respects be junior and subordinate to matters of record affection the Premises and/or the Shopping Center and all of the provisions contained therein. In the event of any conflict between the terms hereof and any of the foregoing, the provisions of the forgoing shall prevail. Subject to the foregoing, and upon payment by Tenant of all of the rents herein provided, and upon the observation and performance of all of the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall quietly hold and enjoy the Premises for the Term hereof without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject nevertheless to the terms and conditions of this Lease.

         B. Tenant covenants and agrees that upon written request of Landlord, Tenant will make, execute, acknowledge and deliver any and all instruments requested by Landlord which are necessary or proper to effect the subordination of this Lease to any mortgage, deed of trust or indenture affection the Premises or the Shopping Center, provided that, if Tenant is not in default hereunder, the party to whose interest this lease is subordinated shall agree in the event it acquires Landlord's interest hereunder, to continue this Lease in full force and effect in the same manner and with like effect as if such person had been named as Landlord herein, and Tenant hereby attorns and agrees to attorn to such party. Tenant agrees to attorn directly to any such party.

         C. At any time and from time to time, upon request in writing from Landlord, Tenant agrees to execute, acknowledge and deliver to Landlord a statement in writing in the form attached hereto as Exhibit "D" certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, stating the modifications) the commencement and termination dates, the Fixed Minimum Rent, Percentage Rent and other charges payable hereunder and the dates to which the same have been paid. It is understood and agreed that any such statement may be relied upon by any prospective purchaser of the Premises or the Shopping Center or any mortgagee, beneficiary or grantee of any security or interest, or any assignee of any thereof, under any mortgage or deed of trust now or hereafter made covering any leasehold interest in the Premises or the Shopping Center.

         D. If during the Term of this Lease, Landlord sells its interest in the Premises, or this Lease, or all or any portion of the Shopping Center, then all rights and obligations of Tenant hereunder shall remain in full force and effect as though there had been no such sale or transfer. Upon such transfer and conveyance, Landlord shall be released of all obligations of Landlord accruing hereunder from and after the date of such sale or transfer.

     21.  ATTORNEYS' FEES.

         In case suit shall be brought for any breach for any breach of this lease, including, without limitation, unlawful detainer of the Premises, or for the recovery of any rent due under the provisions of this Lease, or because of any covenant herein contained on the part of either party to be kept or performed, the prevailing party shall be entitled to a reasonable attorney's fee which shall be fixed by the Court.

     22.  NOTICES.

          A. Whenever under this Lease a provision is made for any demand, notice or declaration of any kind or where it is deemed desirable or necessary by either party to give or serve any such notice, demand or declaration to the other, the same shall not be effective unless it shall be in writing delivered personally or by Certified of Registered Mail with postage prepaid addressed to Tenant or to Landlord at the address appearing below:

                           Landlord:        MISSION GROVE PLAZA, L.P.
                                            c/o Regional Properties, Inc.
                                            1801 Century Park East, Suite 820
                                            Los Angeles, Ca.  90067

                           Tenant: KENT ANDERSEN and JENNY ANDERSEN 205 Bathhurst Road
                                            Riverside, California 92506

         B. Either party may, by like notice, at any time and from time to time designate a different address to which or a different person to whom or in care of whom notices shall be sent. Notices delivered by mail shall be deemed delivered forty-eight (48) hours after deposit thereof in a U.S. Mail Post Box, postage prepaid Certified or Register Mail and addresses as required herein.

     23.  CONSTRUCTION OF LEASED PREMISES.

         Landlord shall complete, at its own expense, the work so designated on Exhibit "C" as "Landlord's Work". All other work of any character, shall be performed by Tenant as provided in Exhibit "C", and whether performed by Landlord or Tenant, shall except as expressly provided in Exhibit "C" be at Tenant's sole expense. All work to be performed by either party shall be done in accordance with the plans and specifications referred to in Exhibit "C" and all such improvements shall at once become property of Landlord.

     24.  SIGNS.

         Tenant shall only erect signs on the exterior of the Premises which shall strictly conform to the provisions of the Sign Criteria attached hereto as Exhibit "E".

         In the event Landlord erects pylon sign on which another tenant in the Shopping Center occupying the same square footage of Building Area as Tenant, or less, places its identification sigh thereon, Tenant at Tenant's sole cost shall have the right to place its identification sign on said pylon sign of Landlord's designation.

     25.  HAZARDOUS MATERIALS.

         A. Tenant shall at all times and in all respects comply with all Laws (as defined below) relating to industrial hygiene, environmental protection and the use, analysis, generation, emission, manufacture, storage, disposal or transportation of any Hazardous Material (as defined below).

         B. Tenant shall indemnity, defend (by counsel reasonably acceptable to Landlord), protect, and hold Landlord and each of Landlord's partners, employees, agents, lenders, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorneys' fees) or death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by (i) the presence in, on, under or about the Premises or discharge in or from the Premises of any Hazardous Materials and/or Tenant's use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises, or (ii) Tenant's failure to comply with any Laws. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any investigation (including consultant's and attorneys' fees and testing) required or necessary repair, remediation, restoration, cleanup or detoxification or decontamination of the Premises and/or the Shopping Center and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of the term of the Lease. For purposes of the release and indemnity provisions hereof, any acts or omissions of tenant, or by employees, agents, assignees, contractors or subcontractors of Tenant or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant.

         C. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises is caused or permitted by Tenant and results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material.

         D. Provided, however, Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in or about the Premises nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Premises, without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest respect thereto.

         E. Tenant shall immediately notify Landlord in writing of: (i) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Laws; (ii) any claim made or threatened by any person against Tenant, and/or the Premises, relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, emanating from, or removed from the Premises, including any complaints notices, warnings or asserted violations in connection therewith. Tenant shall also provide to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, with copies of all claims, reports, complaints, notices, citations, report warnings or asserted violations relating in any way to the Premises, or Tenant's use thereof, or involving failure by Tenant or the Premises to comply with any Law. Tenant shall promptly deliver to Landlord copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises.

         F. Tenant shall, within five (5) days after receipt of Landlord's written request, provide Landlord with copies of all documents and information, including, but not limited to permits, registrations, manifests, applications, reports and certificates, evidencing Tenant's compliance with any Law specified by Landlord.

                  G. Tenant shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits licenses, and other governmental and regulatory approvals required for Tenant's use of the Premises, and any construction in the Premises for the Permitted Use, including without limitation, the disposal of vapors from the Premises and discharge of (appropriately treated materials or wastes into or through any sanitary sewer serving the Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Laws, Tenant shall cause any and all Hazardous Materials removed from the Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Tenant shall in all respects handle, treat, deal with and manage any and all Hazardous Materials in, on under about the Premises in total conformity with all applicable Laws and prudent industry practices regarding management of such Hazardous Materials.

         H. Notwithstanding any of the foregoing, Landlord's prior written approval of all such actions and the contractors to be used by Tenant in complying with the provisions of the Lease shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Shopping Center.

         I. Upon expiration or earlier termination of the term of the Lease, Tenant shall cause all Hazardous Materials to be removed from the Premises and transported for use, storage or disposal in accordance and compliance with all applicable Laws and in accordance with the requirements of this Lease.

         J. Landlord and Landlord's lender(s) shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Laws, and th employ experts and/or consultants in connection therewith and/or to advise Landlord with respect to Tenant's activities, including but not limited to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Material or storage tank on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a default or breach of this Lease, violation of Law, or a contamination, caused or materially contributed to by Tenant is found to exist or be imminent or unless the inspection is requested of ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In any such case, Tenant shall upon request reimburse Landlord or Landlord's lender, as the case may be, for the costs and expenses of such inspections.

         K. It shall not be unreasonable for Landlord to withhold its consent to any proposed transfer of the Lease if (i) the proposed transferee's anticipated use of the Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material: (ii) the proposed transferee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such transferee's actions or use of the property in question; or (iii) the proposed transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Material.

         L. As used herein, the term "Hazardous Material" means any oil, flammable explosive, asbestos, ureaformaldehyde, radioactive material, vapor, solvent, or waste, contaminated or polluting materials, hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as "hazardous waste", "extremely hazardous waste", or "restricted hazardous waste", under Sections 25115, 25117, or 15122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "Hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a "Hazardous material", "Hazardous substance", or "Hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a "Hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum (vi) asbestos,
(vii) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a "hazardous substance" pursuant to
Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317),
(ix) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act.42 U.S.C. Section 6901 et seq. (42 U.S.C.
Section 6903), or (x) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 9601).

         M. As used herein, the term "Laws" means any applicable federal, state or local laws, ordinances, or regulations relating to any Hazardous Material affecting the Premises, whether in effect as of the date hereof or hereinafter enacted including, without limitation, Proposition 65 of the State of California, California Assembly Bill 3713 and the laws, ordinances, and regulations referred to above.

         N. In no event shall Landlord's compliance with or performance of voluntary measures of any Law governing Hazardous Materials with respect to any portion of the Shopping Center entitle Tenant to any damages from Landlord, relieve Tenant of the obligations to pay any sum due under the Lease or perform any other of Tenant's obligations hereunder, or give Tenant the right to terminate or cancel the Lease, or constitute or be construed as constructive or other eviction of Tenant or interference with Tenant's right of quiet enjoyment of the Premises.

     26.  FRANCHISOR RIGHTS.

         Notwithstanding anything to the contrary contained in this Lease, Tenant, as franchisee, has entered into a franchise agreement (dated _____________, 19____) with Texas Loosey's _________________________________,
a_________________, as franchisor. (Herein "Franchisor") and if such franchise agreement is terminated for any reason, Tenant's rights under this Lease shall, at the option of Franchisor, be transferred and assigned to Franchisor. Said option may be exercised by Franchisor giving Landlord written notice within fifteen (15) days following such termination. Such notice shall, without further act, operate as an effective assignment of Tenant's rights hereunder to Franchisor and the assumption by Franchisor of the covenants herein required to be performed by Tenant. Franchisor shall thereafter have the right to assign or sublease the Premises to its bona fide franchisee provided such assignment or sublease shall not release Franchisor from its obligation to perform, or cause to be performed, all of the obligations of Tenant arising under this Lease from and after the time of the exercise of such option.

         Landlord agrees that in the event of a default under the Lease by Tenant, Landlord shall provide to Franchisor a copy of any such default notice and afford Franchisor a simultaneous cure period to cure such default on behalf of Tenant. In the event of any such default by Tenant, if Franchisor shall cure such default on behalf of tenant, Franchisor shall have the right, but not the obligation, and provided Franchisor cures or causes to be cured all of Tenant's defaults under the Lease, to assume the Lease and take possession of the Premises and operate the business conducted therein until such time as Franchisor procures a franchisee to commence operations in the Premises.

         In the event that Franchisor shall terminate the franchise agreement and/or assume the Lease pursuant to any of the foregoing, Franchisor shall exercise such right pursuant to its contractual agreements with Tenant and/or applicable law, and shall indemnify, defend and hold Landlord harmless from and against any claim, loss, damage or liability which may be incurred by Landlord as a result of such default by Tenant, and/or resulting from Franchisor's takeover of the Premises, including, without limitation any claim against Landlord, which may be made by Tenant.

                  Franchisor's address for notices, until changed by written notice to Landlord and shall be:
                                    --------------------------
                                    --------------------------
                                    --------------------------

         In the event Franchisor shall become the Tenant under the Lease as provided above, it shall have the right to assign this Lease or sublease the entire Premises to a franchisee on the following conditions:

         (i) The franchisee shall be contractually obligated to operate the Premises under the trade name and for the use specified in
                the Paragraph 6.A.;                      ;

         (ii) The franchisee shall have a net worth equal to or greater than Tenant as of the date hereof;

         (iii) Franchisor shall not be released from its obligations and liabilities under this Lease by virtue of such assignment or subletting;

         (iv) Franchisor shall submit to Landlord a notice and a true and correct copy of any such assignment or sublease and all amendments thereto, and franchise agreements;

         (v) In no event shall such franchisee be permitted to transfer, sublease or assign this Lease of any interest therein;

         (vi) The franchisee shall assume all of the obligations and liabilities of Tenant under this Lease; and

         (vii) In the event such franchisee shall default under the provisions of this Lease or the franchise agreement, as provided above, Franchisor shall take possession of the Premises pursuant to said agreement and this Lease and shall operate such business until such time as another franchisee commences operations in the Premises, and all of the terms and provisions set forth herein shall be applicable to the replacement franchisee.

     27.  MISCELLANEOUS.

         A. Landlord and its agents shall have free access to the Premises during all reasonable hours and after reasonable notice (except that no such notice shall be required in an emergency) for the purposes of examining the same and to ascertain if Tenant is in compliance with the terms of this Lease, to perform any repairs or maintenance deemed necessary or desirable by Landlord (although no obligation to make such repairs or maintenance shall be construed thereby), to exhibit the same to prospective purchasers or tenants and to post such notices as may be desirable or necessary in Landlord's reasonable judgment.

         B. The unenforceability or invalidity of any one or more provisions hereof shall not render any other provisions herein contained unenforceable or invalid.

         C. As used in this Lease and whenever required by the context thereof, each number, both singular or plural, shall include all numbers, and each gender shall include all genders. "Landlord" and "Tenant" as used in this Lease or in any other instrument referred to in or made a part of this Lease shall likewise include both the singular and the plural, a corporation, co-partnership, individual or person acting in any fiduciary capacity as executor, administrator, trustee, or in any other representative capacity. All covenants herein contained on the part of Tenant shall be joint and several.

         D. All of the terms hereof shall apply to, run in favor of and shall be binding upon and inure to the benefit of, as the case may require, the parties hereto, and also their respective heirs, executors, administrators, personal representatives and assigns and successors in interest, subject at all times nevertheless to the provisions of Paragraph 15 of this Lease or subletting the restrictions upon assignment of this Lease or subletting the Premises.

         E. One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed by the other party as a waiver of a subsequent breach of the same or any other covenant, term or condition. The consent or approval of either party to or of any act by the other party of a nature requiring consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent act.

         F. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, or of partnership, or of joint venture, or of any association whatsoever between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of rent nor any other provisions contained in this Lease nor any act or acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

         G. The laws of the State of California shall govern the validity, construction, performance and enforcement of this Lease.

         H. Landlord and Tenant acknowledge and agree that except for DAUM Commercial Real Estate Services, neither party has dealt with any real estate brokers in connection with this Lease. Each of the parties agrees to indemnify the other against claims for brokerage commissions or finders fees in connection with this Lease transaction, and to hold such other party harmless from all liabilities arising from any such claim (including, without limitation, the cost of attorneys' fees in connection therewith).

         I. The submission of this Lease for examination does not constitute a reservation of, or option for the Premises and this Lease shall become effective as a Lease only upon complete execution thereof by both Landlord and Tenant.

         J. It is understood that there are no oral agreements between the parties affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements, representations and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof and none thereof shall be used to interpret or construe this Lease.

         K. If a corporation executes this Lease as Tenant, Tenant shall promptly furnish Landlord with a Secretary's Certificate attesting to the authority of the officers to execute the Lease on behalf of such corporation.

         L. The Paragraph titles herein are for convenience only and do not define, limit or construe the contents of such Paragraphs.

         M. Tenant hereby grants to Landlord such licenses or easements in, under or over the Premises or any portion or portions thereof as shall be reasonably required for the installation or maintenance of mains, conduits, pipes or other facilities to serve the Shopping Center or an part thereof, including but not by way of limitation the premises of any other occupant of the Shopping Center. The installation of pipes and other conduits shall be done in such a manner as to cause the least possible interference with Tenant's business activity.

         N. In the event the Tenant shall hold over in the Premises after the expiration of the Term hereof with the consent of the Landlord either express or implied, such holding over shall be construed to be only a tenancy from month to month, subject to all the covenants, conditions and obligations hereof and the Tenant hereby agrees to pay the Landlord the same rentals provided for by this Lease for such additional time as Tenant shall hold such property.

         O. Tenant hereby covenants by and for itself, its successors and assigns, and all persons claiming under or through them, that this Lease is made and accepted upon and subject to the following conditions:

                That there shall be no discrimination against or segregation of any person or group of persons on account of sex, marital status, race, color, creed, religion, national origin or ancestry in the leasing, subleasing, renting, transferring, use, occupancy, tenure or enjoyment of the Premises herein leased, nor shall Tenant itself, or any person claiming under or through it, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use, or occupancy of tenants, lessees, sublessees, subtenants, or vendees in the Premises herein leased.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

MISSION GROVE PLAZA, L.P.,          _____________________________
a California Limited Partnership            KENT ANDERSEN

By: Regional Properties, Inc.,              _____________________________
       a California corporation             JENNY ANDERSEN
       Its: General Partner

       By:______________________


                  "LANDLORD'                                           "TENANT"

Legal Description of Shopping Area

That portion of Parcels 14, 15 and 16 of Parcel Map 4806 as shown by Map on file in Book 7 of Parcel Maps, at Pages 8 through 12 thereof, Records of Riverside County, California, described as follows:

Commencing at the centerline intersection of Alessandro Boulevard and Mission Grove Parkway South as shown on Record of Survey on file in Book 83, at pages 59 and 60 thereof, Records of Riverside County, California; Thence S. 00(Degree) 09' 43" E. along the centerline of said Mission Grove Parkway South, a distance of 136.00 feet;

Thence S. 89(Degree) 50' 17" W., a distance of 50.00 feet to a point on the Westerly line of Parcel 4 (Mission Grove Parkway South) of said Record of Survey, said point being the most Southerly corner of parcel "A" of that certain parcel of land as conveyed to the City of Riverside by Deed recorded October 20, 1989 as Instrument No. 365394 of Official Records of Riverside County, California; also being the point of beginning of the parcel of land to be described; Thence S. 00(Degree) 09' 43" E., a distance of 435.18 feet; Thence Southerly on a curve concave Easterly having a radius of 1050.00 feet, through an angle of 19(Degree) 10' 00", an arc length of 351.25; Thence S. 19(Degree) 19' 43" E., a distance of 351.16 feet.

The preceding three (3) courses being along the Westerly line of said Parcel 4 (Mission Grove Parkway South); Thence S. 70(Degree) 40' 17" W., a distance of
42.05 feet; Thence Westerly on a curve concave Northerly having a radius of 1000.00 feet, through an angle 40(Degree) 24' 07", an arc length of 705.15 feet; Thence N. 68(Degree)55' 36" W., a distance of 438.29 feet; Thence Westerly on a curve concave Southerly having a radius of 1000.00 feet, through an angle of 37(Degree) 24' 07", an arc length of 652.79 feet; Thence S. 73(Degree) 40' 17" W., a distance of 40.04 feet to the Easterly line of Parcel "B" of said parcel as conveyed to the City of Riverside; Thence N. 22(Degree) 02' 52" W. along said Easterly line, a distance of 72.57 feet to the Easterly line of Parcel 1 (Trautwein Road) of said Record of Survey; Thence N. 16(Degree) 19' 43" W., a distance of 6.44 feet; Thence N. 11(Degree) 56' 58" W., a distance of 584.85 feet; Thence Northerly and Easterly on a non-tangent curve, concave Southeasterly having a radius of 323.00 feet, through an angle of 99(Degree) 23' 37", an arc length of 560.32 feet (the initial radial line bears S. 78(Degree) 32' 25" W.) to the most Westerly corner of said Parcel "A".

The preceding three (3) courses being along the Easterly line of said Parcel 1 (Trautwein Road); Thence S. 81(Degree) 58' 18" E.., a distance of 395.91 feet; Thence Easterly on a curve concave Northerly having a radius of 1543.92 feet, through an angle of 08(Degree) 11' 26", an arc length of 220.70 feet; Thence N. 89(Degree) 50' 17" E., a distance of 849.85 feet; Thence S. 47(Degree) 32' 52" E., a distance of 33.97 feet to the point of beginning.

The preceding four (4) courses being along the southerly line of said Parcel
"A".

Per Certificate of Compliance as recorded July 20, 1990 as Instrument No. 269242 of Official Records.

Said land is located in the City of Riverside.

                                   Exhibit "C"
                          CONSTRUCTION OF THE PREMISES

     1. Landlord shall, at Landlord's expense, and in accordance with plans and specifications prepared by Landlord, perform the following work on the Premises and deliver to Tenant a finished building consisting of approximately 5,000 square feet of Building Area, together with an outside seating area (patio) consisting of a minimum of 500 square feet of Exclusive Use Area:

                  (i)      Concrete foundation, perimeter walls and roof.

                  (ii) Drywall on perimeter walls (excluding masonry walls), taped, sanded and painted.

                  (iii) All underground plumbing (water and waste) including stubbing of plumbing lines, floor sinks, drains, and beer line chases per space plans provided and supplied by tenant.

                  (iv) Concrete flooring including curbs and raised elevation in bathrooms.

                  (v) 1,500 gallon grease trap with inspection box per Health Department Codes.

                  (vi) Electrical panels sized for restaurant use-minimum of 600 amps.

                  (vii)    Rear exterior door (3'6" x 7'0").

                  (viii) Trash and receiving enclosures will be constructed as close to rear exterior door per city ordinances.

                  (ix) Roofing to be installed after all penetrations are in.

                  (x) Requirements of Building and Health Departments such as sewer hook up charge and back flow preventor.

                  (xi) French style (aluminum, turquoise-green) multi-pane windows and double door entry to be added to conform to Texas Loosey's style. The building exterior must conform to the Mission Grove design guidelines, and subject to the city of Riverside.

                  (xii)    Minimum size requirements on gas and water.

                  (xiii) All A/C units for public areas, restrooms, dressing rooms, and offices (3 units, minimum 15 tons with heat pumps).

                  (xiv)    Sprinklers set and finished at final ceiling height.

                  (xv) Patio area including concrete stub wall with glass, or plexi-glass and/or wrought iron wind shields, which patio area shall be subject to approval by Landlord and shall blend with the architectural design of the Shopping Center, including stucco.

                  Landlord shall submit preliminary plans to Tenant for Tenant's approval and Tenant shall have ten (10) business days within which to approve same, or to indicate those matters which are not approved. The parties shall work together in good faith to resolve any objections of Tenant and to arrive at a mutually satisfactory set of plans and specifications. If the parties are unable to agree on a mutually satisfactory set of plans and specifications within sixty (60) days after Landlord first submits same to Tenant. Landlord may, at its option, terminate the Lease.

     2. Within thirty (30) days after the later to occur of (i) approval of the plans by Landlord and Tenant, or (ii) the issuance by the city of Riverside of the Conditional Use Permit and all other required approvals, Landlord shall enter into a contract for the construction of the improvements described in the plans.

     3. As soon as possible after the contract for construction of the premises has been entered into but in no event before the obtaining of the building permit and other required governmental approvals for the Premises, Landlord shall cause construction to commence on the Premises. Landlord agrees that such construction will be diligently and continuously pursued to completion.

     4. Tenant shall pay the cost of any change order for the Premises after the building permit is in a position to be issued and the contract has been entered into, if (i) Tenant or the Tenant's architect initiated the change order, or
(ii) such change order is the resulted from an order, rule or regulation of a governmental entity having jurisdiction or a utility company, or (iii) the change order is the result of the design of the Premises as set forth in the approved plans being incorrect, insufficient or inaccurate. Landlord shall be responsible for the cost of any change order initiated by Landlord after Landlord has approved the plans.

     5. All work to the Premises not specifically set forth in Section 1 above shall be Tenant's responsibility, including without limitation, construction and/or installation of any interior walls, floor coverings, and all of Tenant's furniture, fixtures and equipment necessary for operation of a restaurant facility.

     6. Notwithstanding anything to the contrary contained herein, Landlord agrees to contribute a sum not to exceed One Hundred Thousand Dollars ($100,000.00) to apply toward installation of tenant improvement work. Said sum is hereinafter referred to as "Construction Allowance". The Construction Allowance shall in no event be applied toward Tenant's trade fixtures, signs or architect fees of Tenant to Tenant's architect.

         The Construction Allowance shall be paid in the form of progress payments based on the portion of Tenant's Work performed, and in accordance with Tenant's "Draw Request" as follows: Tenant shall submit to Landlord, every two
(2) weeks, beginning two weeks after Tenant's Work is commenced, Tenant's Draw Request consisting of invoices for completed work or progress of work, certified by Tenant and Tenant's contractor, which shall show thereon the percentage of Tenant's Work completed and the amount of the payment requested by Tenant's contractor, and which shall in addition, show in sufficient detail the work performed for which payment is sought. All such Draw Requests shall be accompanied by receipted bills for work already paid for, and in the case of work not yet paid for, such evidence of payment shall be submitted within five
(5) business days thereafter. Provided Landlord shall approve such Draw Request by Tenant, Landlord shall within ten (10) days thereafter, pay to Tenant the amount of such Draw Request. With regard to the final Draw Request, Landlord shall pay to Tenant the amount of such final Draw Request within ten (10) days after Tenant has opened for business and executed and delivered to Landlord the Estoppel Certificate which is labeled Exhibit "D", attached to the Lease and made a part hereof, provided the Premises are free and clear of all mechanics' liens and other liens on account of such construction work, evidenced by mechanics' lien releases or other lien releases.

     7.  The following conditions shall apply to Tenant's Work:

         (a) All work, once commenced, shall be diligently Prosecuted to completion (subject to force majeure); shall comply in all respects with the Uniform Building Code and/or State, County or City or other laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, inspector or agent. Applicable standards of the National Board of Fire Underwriters, the National Electrical code, the American Gas Association, and the American Society of Heating, Refrigeration and Air-Conditioning Engineers shall be observed.

         (b) Each contractor or subcontractor shall guarantee that portion of the work for which he is responsible to be free from defects in workmanship or materials for a period of not less than one (1) year from the date of completion thereof, and such guarantees shall be in writing. Every such contractor and subcontractor shall be responsible for the replacement or repair without additional charge, if any, for all work done or furnished in accordance with its contract, if such shall become defective within one (1) year after completion and acceptance thereof by Tenant, The correction of such work shall include, without additional charge, all expenses and repair of damages in connection with removal or replacement of all or any part of such work. All such guarantees and warranties as to materials or workmanship shall be continued in the written contract of the contractor or subcontractor, which shall be written so that such guarantees and warranties shall inure to the benefit of both Landlord and Tenant as their respective interests may appear, and cab be directly enforced by either. Tenant shall, upon request, give to the Landlord any assignment or other assurances necessary to effect such right of direct enforcement.

         (c ) Where required by law, all design and engineering shall be done by architects or engineers licensed to practice in the state in which the Project is located. Tests and inspections shall be performed by firms whose work is approved and accepted by the governmental agency having jurisdiction.

         (d) Tenant shall act as its own contractor with respect to the interior work performed in the Premises, building as an owner/occupant. Tenant is a licensed B-1 general contractor, contractor's license no. B381636. All other contractors and subcontractors shall be licenses by the state and city in which the work is to be performed. Contracts and subcontracts shall require that all work be performed in a thoroughly first-class and workmanlike manner in conformance with plans. The cost of permits and fees shall be included in the contractor's price in all instances.

         (e) All contractors and subcontractors shall carry workman's compensation insurance covering all their respective employees shall also carry public liability insurance including property damage insurance, with limits and in form and in companies approved in advance by Landlord, and the policies therefor shall insure Landlord and Tenant as well as contractor. Builder's risk insurance shall be carried by the Tenant or Tenant's contractors on all Tenant's Work. Certificates or endorsements of such insurance coverage shall be delivered to each party on request.

                                   EXHIBIT "D"

                              ESTOPPEL CERTIFICATE

                                          Date: ______________________, 19____
                                          Re: address: _______________________
                                          ------------------------------------
                                          For Premises in:____________________
                                          ------------------------------------

Gentleman:

                  It is our understanding that you have committed to place a mortgage upon the subject premises and, as a condition precedent thereof, have required this certification by the undersigned.

                  The undersigned, as Tenant under that certain Lease dated ______________________, 19______, made and entered into between
_____________________________________, as Landlord and the undersigned, as
Tenant, hereby ratifies said Lease and certifies that the undersigned has entered into occupancy of the premises described in said Lease on _________________, 19____, and the fixed minimum rent in the monthly amount of $_______________________ was payable from that date; that said Lease is in full force and effects and has not been assigned, modified, supplemented or amended in any way (except by agreement(s) dated _____________, 19 ____); that the same represents the entire agreement between the parties as to this leasing; that the term of said Lease expires on ___________________, 19____; that all conditions under said Lease to be performed by the Landlord have been satisfied, but without limitation, all cotenancy requirements thereunder, all required contributions by Landlord to Tenant on account of Tenant's improvements have been received, and on this date there are no existing defenses or offsets which the undersigned has against the enforcement of said Lease by the Landlord; that no rental has been paid in advance and no security (or the sum of $_____________) has been deposited with Landlord; and that the fixed minimum rent for the period to and including _____________________, 19____, has been paid.

Very truly yours,

                                   ---------------------------------------------



                                   ---------------------------------------------
Tenant

                                  SIGN CRITERIA
                               Mission Grove Plaza
                         100-300 Blvd. Alessandro Blvd.



General Specifications

1. Purpose: The purpose of the following criteria is to establish a coordinated sign program that gives each Tenant adequate Identification, while achieving a unified, attractive appearance among all lease spaces. In order to maintain the integrity of the criteria and equity among all tenants, deviations from the criteria will not generally be approved.

2. Exceptions: All exceptions to these criteria must be approved by the landlord and City of Riverside Design Review Board.

3. Landlord Approval: Prior to sign fabrication, the tenant shall submit three (3) copies of drawings of the proposed signs to the landlord for approval. Such drawings must include all of the items listed below under "City Approval and Permits". One (1) copy of the drawings shall be colored.

4. City Approval and Permits: Upon approval by the landlord, the tenant shall secure a sign permit from the City of Riverside Planning Department by submitting three (3) copies fully dimensioned scaled drawings as follows:

         a. A site plan showing the location of the lease space on the site.

         b. An elevation of the lease space drawn to scale and showing sign placement and lease space width.

         c. A detailed elevation of the sign drawn to scale and showing all colors, materials, dimensions and copy.

         d. Fabrication and installation details, Including structural and engineering data, U.L. electrical specifications, and type and intensity of illumination (for electrical signs).

5. Cost of permits: All permits for signs and the installation thereof shall be obtained and paid for by the tenant.

6. Compliance with Code: All signs and the installation thereof shall comply with all local zoning, building and electrical codes.

B.1.     Location of Signs (ANCHOR TENANTS)

1. Approval Required: All signs shall be attached to the building only at a location specified by these criteria and approved by the landlord and the City of Riverside Planning Department.

2. Main Business ID Sign: The main business identification sigh shall be centered on the building fascia, both vertically and horizontally, above the lease space.

3. Delivery Entrance Sign: If applicable, the tenant may attach a sign consisting of 2" high helvetica medium letters, identifying the business name and address on a non-customer delivery entrance. The location of this sign will be subject to landlord approval.

4. Under Canopy Business ID Sign: If provided for in the criteria the under canopy business ID sign shall be centered on the lease space and oriented perpendicular to the adjacent building wall.

5. Window Sign: The business identification window sign shall be centered on the storefront glass nearest the main pedestrian entrance. The sign shall not exceed 180 square inches and shall be composed of white vinyl lettering (Helvetica Medium letter style).

B.2.     Location of Signs (Shop Building Tenants).

1. Approval Required: All signs shall be attached to the building only at a location specified by these criteria and approved by the landlord and the City of Riverside Planning Department.

2. Main Business ID Sign: The main business identification sign shall be centered on the building fascia, both vertically and horizontally, above the lease space.

3. Delivery Entrance Sign: If applicable, the tenant may attach a sign consisting of 2" high helvetica medium letters, identifying the business name and address on a non-customer delivery entrance. The location of this sign will be subject to landlord approval.

4. Under Canopy Business ID Sign: If provided for in the criteria, the under canopy business ID sign shall be centered on the lease space and oriented perpendicular to the adjacent building wall.

5. Window Sign: If provided for in the criteria, the business identification window sign shall be centered on the storefront glass nearest the main pedestrian entrance.

C.1. Design of Sign (Anchor Tenants).

1. Sign Type: All tenant signs shall be composed of single face cabinet or channel letters, with one (1) square foot of sign area per foot of building frontage, not to exceed 150 square feet in area. Sandblasted or painted signs are not permitted.

2.       Sign Size: Tenant signs shall be dimensioned as follows:
         a.  Sign height: Maximum 10'
         b.  Sign Width: Not to exceed 70% of the tenant's lease space.

3. Sign Copy: Wording of signs shall not include the product sold or services offered, except as part of Tenant's trade name or insignia.

4.       Sign Colors: All signs shall consist of the following colors:
         a. Sign Copy Color(s): Subject to Planning Department and landlord approval.
         b. Sign Background Color: Subject to Planning Department and landlord approval.
         c.       Cabinet/Letter Return Color: To match main building color.
         d.       Trim Cap Color: To match main building color.

5. Logos: LOGOS ARE NOT TO EXCEED 10% OF THE OVERALL SIGN AREA. Logos will be considered on a case by case basis, at the discretion of the landlord subject to approval of the City of Riverside Design Review staff as follows:
         a.       Logo Height: Maximum 10'
         b.       Logo Copy  Color(s):  Maximum  three (3) colors,  at least on
                  (1) to match the sign color, and subject to Planning and landlord approval.
         c. Logo Background Color: Subject to Planning and landlord approval.
         d.       Logo Return Color: To match main building color.
         e.       Logo Trim Cap Color: To match main building color.

6.       Materials:

         Sign Face Material: Plastic
         Cabinet/Letter Return Material: Sheet metal or aluminum.
         Cabinet/Letter Return Depth: Subject to Planning and landlord approval. Trim Cap Size: 3/4'

7.       Lighting:

         Type of Lamps: Fluorescent or neon
         Milliamps: 430 MA (florescent) and 30MA (neon)

C.2.     Design of Sign (Shop Building Tenants)

1. Sign Type: All tenant signs shall be composed of internally illuminated channel letters, with one (1) square foot of sign area per foot of tenant lease space frontage. A maximum of four (4) letter styles will be allowed, subject to landlord and planning approval.

2.       Sign Size: Tenant signs shall be dimensioned as follows:
         a.  Sign Height: Maximum 24"
         b.  Sign Width: Not to exceed 70% of the Tenant's lease space.

3. Sign Copy: Wording of signs shall not include the product sold or services offered, except as a part of Tenant's trade name or insignia.

4.       Sign Colors: All signs shall consist of the following colors:
         a. Sign Copy Color(s): Maximum four (4) colors, including red (2,157 or 2793) and white (W-7328), to Planning and landlord approval.
         b.  Sign background Color: same as fascia color.
         c.  Cabinet/Letter Return Color: To match storefront color.
         d.  Trim Cap Color: To match storefront color.

5.       Logos: LOGOS ARE NOT TO EXCEED 10% OF THE OVERALL SIGN AREA.
         Logos will be considered on a case by case basis, at the discretion of the landlord subject to the approval of the City of Riverside Design Review staff as follows:
         a.  Logo Height: Maximum 24'
         b. Logo Copy Color(s): Maximum four (4) colors, at least one (1) to match copy color
         c.  Logo Background Color: Same as fascia color.
         d.  Logo Return Color: To match storefront color.
         e.  Logo Trim Cap Color: To match storefront color.

6.       Materials:

         Sign Face Material: Plastic
         Cabinet/Letter Return Material: Sheet metal
         Cabinet/Letter Return Depth: 5"
         Trim Cap Size: 3/4"

7.       Lighting:

         Type of Lamps: Neon
         Milliamps: 30 MA

D.       Construction Requirements

1. Fastners: All exterior signs, bolts, fastenings and clips shall be enameling iron with porcelain enamel finch, stainless steel, aluminum, brass or bronze. No black iron or other rust prone materials of any type will be permitted.

2. Conduit Openings: Location of all openings for conduits in the walls of the building shall be indicated by sign drawings submitted to and approved in writing by the landlord.

3. Sealing of Openings: All penetrations of the building structure required for sign installation and which shall have been approved in writing by the landlord, shall be neatly sealed in a water tight condition.

4. Labels: A "U.L." label must be placed on every separate electrical sign element (eg: every sign cabinet or channel letter). A city permit label must be placed on at least one (1) sign element of each sign. All required labels must be placed in a conspicuous location. No other labels are allowed.

5.       Exposed lamps or lubing will not be permitted.

6. Concealment of Mechanical Equipment: Raceways, crossovers, conductors, transformers and other equipment shall be concealed.

7. Repair of Damage: The tenant is responsible for assuring that the sign contractor repairs (in a good and workman like manner) any damage caused by the contractor's work within two (2) days after such damage is caused.

8. Responsibility for Work: The tenant shall be fully responsible for the work of its sign contractors.

9. Cost of Electricity: Electrical service to all signs shall be on the tenant's meters and shall be part of the tenant's operational costs.

E.  Miscellaneous Restrictions

1. Hours of Business and Telephone Numbers: Limited to no more than four (4) square feet for each business frontage with a customer entrance.

2. Flashing Signs: Animated, flashing or audible signs will not be permitted.

3.       Lettering painted directly on a building surface will not be permitted.

4. Projections above or below the designated sign area will not be permitted.

5. Temporary Signs: All paper signs, banners, balloons, streamers, placards, pennants, or portable signs which direct, promote, attract, service, or which are otherwise designed to attract attention are prohibited, except that the following temporary signs shall be permitted:

1. One banner not exceeding 60 square feet shall be permitted for a period not exceeding thirty consecutive days when announcing a grand opening of a new business at the site where the banner is to be displayed. The banner shall be stretched and secured flat against the building surface and shall not exceed higher than the building eave or the building parapet wall.

2. Merchandise sale and special event signs not exceeding 30% of a window area may be displayed for a period of time not to exceed thirty consecutive days in and not to exceed a total of thirty days in any ninety day period. Such signs may be painted in water soluble paints or constructed of paper, wood, fabric, plastic or similar materials and shall be restricted to a window area on the premises where the sale is conducted. No more than two (2) colors shall be used for such signs including black and white. Fluorescent colors are prohibited.



E.       All Companies Bidding To Manufacture

1. Substitutions: All companies bidding to manufacture a tenant's signs are advised that no substitutes will be accepted by the landlord whatsoever, unless so indicated in the specifications which are approved in writing by the landlord, the tenant and City of Riverside Planning Department. Signs that deviate from these criteria without such approval must be removed at the tenant's expense.

2. Inspection: Prior to acceptance and final payment, each sign will be inspected for conformance to these criteria by the City of Riverside Planning Department and by an authorized representative of the landlord. Any signs found not in conformance will be rejected and removed at the tenant's expense.

3. Guarantee: The entire sign display shall be guaranteed for one (1) year against defects in material and workmanship. Defective parts shall be replaced without charge.

4. Insurance: The tenant's sign fabrication and installation company shall carry Workmen's Compensation and Public Liability Insurance against all damage suffered or done to any and all persons and/or property while engaged in the construction or erection of signs in the amount of Five Hundred Thousand Dollars ($500,00.00), or as provided by current ordinance, combined single limit.

5. Erection: The tenant's sign company shall completely erect and connect (including all wiring) the subject sign in accordance with these criteria.

G.       No Assurances

1. The tenant acknowledges that the landlord gives no assurances that a sign approved by the landlord, which is in accordance with the provision of these criteria, will be acceptable to the City of Riverside.

2. The tenant shall be solely responsible for bringing its sign into compliance with all local rules and ordinances.



                          LANDLORD APPROVAL OF CRITERIA


Signature:______________________________ Date:_____________________

Printed:___________________________  Title:__________________________




                            *TENANT ACKNOWLEDGEMENT:

I have read, understand, and agree to abide by the above Sign Criteria.

Signature:______________________________ Date:_____________________

Printed:___________________________ Title:__________________________

*Each tenant must be supplied with a copy of these criteria and sign the above acknowledgement.


CITY OF RIVERSIDE
                                             Sign permits will not be issued
DESIGN  REVIEW STAFF                         unless the criteria have been
                                             APPROVED stamped approved to
                                             the left.
BY_____________ DATE_____________

                                    EXHIBIT E

                                                                  EXHIBIT 10.4

                                 LEASE AGREEMENT


1. PARTIES. THIS LEASE AGREEMENT, made and entered into by and between E & R Co-Ownership The Family Corner, hereinafter referred to as LESSOR, and TEXAS LOOSEY'S STEAKHOUSE & SALOON, hereinafter referred to as LESSEE.

         LESSOR hereby leases to LESSEE, and LESSEE hereby takes from LESSOR that certain space ( herein called the " premises " ) delineated on Exhibit A
( Plot Plan ), which premises are located on that real property described in Exhibit B ( Legal Description ) and situated within the City of Norco, County of Riverside, State of California, commonly known as 1825 Hamner Ave., Suites A-E TO HAVE AND TO HOLD the same for the term of Six (6) years and five (5) months beginning on Commencement Date as defined in Paragraph 2 hereof, upon the following terms, conditions and covenants. SEE ADDENDUM I.

2. TERM. The term of this Lease shall commence February 1, 1997 ( the "Commencement Date" ) No rent shall be payable by LESSEE until the term hereof shall have commenced.

3. RENT. LESSEE agrees to pay at such place as may be designated by LESSOR, rent for said premises at a rental of $ 5,112.00 per month in advance on the first day of each calendar month during the Lease term, as adjusted in accordance with the Consumer Price Index described below. If the Lease commences on any day other than the first day of a calendar month, that prorata fraction of the first month's minimum rental based on a (30) day month shall be paid at the end of that portion of the month. SEE ADDENDUM I.

         If LESSEE shall fail to pay, when the same is due and payable, any rent or additional rent or any amount or other charges required to be paid under this Lease, LESSEE promises to pay to LESSOR, in addition to such unpaid amounts, a late payment charge equal to Ten Percent (10%) of such unpaid amounts. Other than the Minimum Rent, All monetary obligations of LESSEE under this Lease, including the obligation to pay insurance premiums, taxes, utilities, maintenance expenses and all " Common Area " ( as hereinafter defined ) expenses, shall be deemed to be additional rent. LESSEE acknowledges that in the event that he does not pay rent in a timely manner,

LESSOR will incur administrative and other costs and that the late charge is a fair compensation to LESSOR for the late payment, and in not a penalty.

4. SECURITY DEPOSIT. As further consideration for the execution of this Lease by LESSOR, LESSEE agrees to pay LESSOR, upon LESSEE'S execution of this lease, the first month's rent plus the sum of Six thousand one hundred & seventy seven dollars ($6,177.00) which shall constitute a Security Deposit. LESSEE, upon vacating the premises, hereby warrants that all damage, if any, will have been repaired, that the premises will be clean, swept and free of rubbish to LESSOR'S specification and that LESSEE will have fully complied with all rental obligations by LESSEE shall result in a full refund of the Security Deposit. In lieu of the above, costs including, but not limited to, repair, cleaning or fulfillment of LESSEE'S rental obligation may be deducted, by and at LESSOR'S sole discretion, from the Security deposit and upon LESSOR'S satisfaction that the terms, covenants and conditions of this Lease have been fully met, the balance, if any, of the Security Deposit shall be returned to LESSEE.

         Notwithstanding the above, LESSOR'S right under this Lease prevail beyond this clause and use of the Security Deposit does not affect or abrogate LESSOR'S claims that have not been fully remedied by use of said Security Deposit.

5.  USE OF PREMISES.

         The premises shall be used as a restaurant and cocktail lounge to be operated under the trade name of " Texas Loosey's Steakhouse & Saloon. " The operation shall be consistent with other Texas Loosey's restaurant operations. The premises may be used for any other lawful purpose not in conflict with other tenants in the shopping center.

         Lessee shall not sell any product which directly competes with the principle product of any other tenant in the shopping center.

6. COMPLIANCE WITH LAW. LESSEE shall comply with all governmental laws, ordinances and regulations applicable to the use of the premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisance in or upon or connected with the premises, at the LESSEE'S sole expense.

7. TAXES AND ASSESSMENTS. LESSEE shall pay before delinquency all taxes, assessments, license fees and other charges that are levied and assessed against LESSEE'S personal property installed or located in or on the premises, and have become payable during the term. On demand by LESSOR, LESSEE shall furnish LESSOR with satisfactory evidence of these payments.

         LESSEE shall pay to LESSOR ( or, at LESSOR'S option, to the applicable taxing authority ) its share of the " Real Estate Taxes " ( as hereinafter defined ) applicable to the shopping center. LESSOR and LESSEE acknowledge and agree that the percentage rate of Sixteen (16%) ( the "Contribution Rate " ) is an equitable percentage negotiated and agreed upon by LESSOR and LESSEE and is not intended to be a pro-rata formula for LESSEE'S share of costs. It is expressly agreed by LESSOR and LESSEE that the Contribution Rate shall remain constant and shall not be subject to adjustment of LESSEE'S share during the term of the Lease. There shall be an appropriate adjustment of LESSEE'S share during the term of the Lease. There shall be an appropriate adjustment of LESSEE'S share of the common area expenses as of the commencement and expiration of the term of this Lease.

         The term " Real Estate Taxes " shall include all taxes, excises and assessments, both general and special levied on or assessed against LESSOR or the shopping center and all taxes, excises or assessments measured by or based in whole or in part upon the business or leasing the shopping center, including those taxes, excises and assessments imposed in addition to or as a substitution in whole or in part for any taxes prevailing at the Commencement Date; provided, however Real Estate Taxes shall not include any municipal, county, state or federal income, estate, succession, inheritance or transfer tax imposed upon LESSOR. LESSEE agrees to and shall pay all such Real Estate Taxes not more that ten (10) days after receipt of a statement from LESSOR setting forth the amount then to be paid.

         LESSEE acknowledges and understands that in the even LESSOR should at any time in the future sell the Premises, then pursuant to California Article XIIIA ( Proposition 13, Jarvis-Gann Initiative ) there would probable be a substantial increase in the real property taxes. LESSOR makes no representations, statements or warranties to LESSEE, expressly or implied, that it will not see the Premises at any time in the future during the term or extended term of this Lease.

8. MAINTENANCE. LESSEE shall at its expense and risk maintain all of the interior and other and other improvements of the premises in good repair and condition including, but not limited to, all necessary repairs and replacements to the plumbing, electrical wiring, window glass, plate glass, doors, painting, heating system, and the air conditioning equipment. LESSOR shall provide, as necessary maintenance, repair, replacement, repainting and cleaning of all exterior areas of the building, including the roof and Common Areas. LESSEE shall bear a part of the cost of such maintenance, repair, replacement, repainting, cleaning and utilities at the same Contribution Rate as set forth in Paragraph 7. LESSEE shall throughout the Lease term take good care of the building and other improvements and keep them free from waste or nuisance, shall deliver up the premises broom clean at the termination of this Lease in good repair and condition (reasonable wear and damage by fire, tornado, or other casualty excepted ). In the event LESSEE should neglect reasonably to maintain the premises, LESSOR shall have the right ( but not the obligation ) to cause repairs or corrections to be made and any reasonable costs therefore shall be payable by LESSEE to LESSOR as additional rental on the next rental installment date. LESSOR shall have first given 10 days prior written notice to LESSEE before the repairs are made by LESSOR.

         LESSOR may provided as LESSOR deems necessary, servicing for the air conditioning unit(s) located on the premises. LESSEE shall bear the cost of such servicing as a part of the common area maintenance charges. LESSEE shall remain responsible for all necessary air conditioning repairs.

         LESSEE'S obligations set forth in this paragraph form a material part of the consideration for this Lease, and LESSEE hereby waives all rights to make repairs at the expense of LESSOR as provided by any law, statute or ordinance now or hereafter in effect.

9. ALTERATION, ADDITIONS, AND IMPROVEMENTS. LESSEE shall not create any openings in the roof or exterior walls, nor make any structural alterations, additions or improvements to the premised without prior written consent of LESSOR, which consent shall not be unreasonable withheld. LESSEE shall have the right at all times to erect or install shelves, bins, machinery and trade fixtures, provided that LESSEE complies with all applicable governmental law, ordinances, and regulations. LESSEE shall have the right to remove at the termination of the Lease such items so installed, however, LESSEE shall, prior to the termination of this Lease, repair any damage caused by such removal.

         All alterations, additions, or improvements made by LESSEE that are permanently attached to the real estate shall become the property of the LESSOR at the termination of this Lease; however, LESSEE shall promptly remove, if LESSOR so elects, all alterations, additions and improvements and any other property placed in the premised by LESSEE and LESSEE shall repair any damage caused by such removal.

         LESSEE has the right to make minor interior alterations of a nonstructural nature, without LESSOR'S consent.

         If LESSEE makes any alterations to the premises after obtaining LESSOR'S consent, such alterations shall not be commenced until ten (10) days after LESSOR has received notice from LESSEE stating the date installation is to commence so that LESSOR can record and post an appropriate Notice of Non responsibility.

10. SIGNS. LESSEE shall not have the right to place, construct, or maintain on the exterior wall or roof of the building in which the premises are located, any signs, advertisements, names, insignia, trademarks, descriptive material or any other items without first procuring LESSOR'S express written consent. LESSEE will provide a facia sigh for LESSEE'S use at LESSEE'S expense. LESSOR shall designate the size, shape, color, design, and location of all exterior signs to be installed by LESSEE. LESSEE agrees to submit to LESSOR, copies of LESSEE'S sign plans for LESSOR'S written approval within (30) days after LESSOR'S request for such plans. LESSEE shall not open for business prior to the installation of the facia sign without the express written consent of LESSOR. LESSOR at LESSEE'S cost can remove any item placed, constructed, or maintained that does not comply with the provisions of this section. LESSEE shall not place, construct, or maintain on the premises any advertisement media, including without limitations, search lights, flashing light, loudspeakers, phonographs, or other visual or audio media. LESSEE shall remove all signs at the termination of this Lease and shall repair any damage and close any holes caused by such removal.

         LESSOR, at LESSOR'S option, may install a pole and pole sign, if said pole and pole sign are installed by LESSOR, and if LESSEE is granted space on said sign, LESSEE shall pay its proportionate cost in purchasing and maintaining said sign.

11. UTILITY SERVICES. LESSEE shall be solely responsible for and promptly pay when due all charges for water, gas, telephone, heat, electricity or any other utility used or consumed on the premises during the term of the Lease. If LESSEE refuses or neglects to pay any utility charges, as provided in the Lease, LESSOR may, at LESSOR'S option, pay for such charges, and LESSEE shall pay such amount and all costs incurred in connection therewith to LESSOR, as additional rent, upon demand. In no event shall LESSOR be liable for an interruption or failure in the supply of any utilities to the premises, unless caused by the gross negligence or intentional act of LESSOR. LESSEE shall, at its own expense, be solely responsible for prompt removal and disposal of refuse and rubbish from the premises.

         In the event that the utility usage by LESSEE is not separately metered, LESSEE agrees to pay to LESSOR, as additional rent, its equitable share of the charges for each utility on such common meter; provided, however, that LESSOR shall have the option to be exercised within its sole discretion, of allocating utility charges with reference to criteria other than comparative net leasable floor area ( including, without limitation, the particular uses and hours of usage by lessees ) and LESSEE agrees to pay within ten (10) days after receipt of a statement from LESSOR, the amount of such allocation to LESSOR as additional rent. If LESSEE disputed, the reasonableness of such allocation, LESSEE shall have, as its sole and bargained-for-remedy, the option to cause, at its sole cost and expense, the installation of separate meters or sub meters and incidental auxiliary lines, for the premises.

         Tenant responsible for any special water meter devices, installed on his meter, including any annual maintenance and/or devices. This is not a CAM item.

12. INSURANCE. LESSOR shall obtain and maintain a fire insurance and lessor's risk liability insurance policy covering the building and/or buildings and common areas on the described premises. LESSEE shall reimburse LESSOR for the cost of said insurance policy at the same Contribution Rate as set forth in Paragraph 7. The policy of insurance will include the Special Extended Coverage Endorsement or its equivalent, and shall include but not be limited to the perils of fire and lightning, extended coverage, and vandalism and malicious mischief. Said policy shall also include Rental Value insurance coverage for any period of at least six (6) months during which the premises are partially or totally untenantable.

LESSEE shall, at LESSEES sole cost and expense, at all times during the term of this Lease procure and maintain in full force and effect, fire legal liability insurance with limits of not less than $100,000.00 and Broad Form general liability insurance with limits of not less than $1,000,000.00 for death or injury to any one person, and not less than $250,000.00 for damage to property of others. Such insurance policy shall name LESSOR as an additional insured and a certificate by the insurer that such insurance is in force shall be furnished the LESSOR. The Certificate of Insurance shall provide (30) days notice in the event the policy is terminated for any reason.

         Indemnity - Insurance Waiver of Subrogation. The LESSEE covenants with the LESSOR that LESSOR shall not be liable for any damage or liability of any kind or for any injury to or death of any persons during the term of this lease, from any cause whatsoever, which arises out of, is connected with, or is holding under said LESSEE, and that LESSEE will indemnify and hold harmless the LESSOR from all liability whatsoever, on account of any such real or claimed damage or injury as above described and from all liens, claims and demands arising out of the use of the premises and its facilities, or any repairs or alterations which the LESSEE may make upon said premises, but the LESSEE shall not be liable for damage or injury arising out of the negligence of the LESSOR and its designated agents, servants or employees.

         This obligation to indemnify shall include the retention of legal counsel and investigation costs and all other reasonable costs, expenses and liabilities from the first notice that any claim or demand is to be made or may be made.

         The LESSOR and LESSEE hereby waive an rights each may have against the other on account of any loss or damage occasioned to the LESSOR or the LESSEE, as the case may be, their respective property, the premises, or its contents on to other portions of the shopping center, arising from any risk generally covered by fire and extended coverage insurance, vandalism, malicious mischief and sprinkler leakage; and the parties each, on behalf of their respective insurance companies insuring the LESSOR or the LESSEE, as the case may be.

13. MONTHLY CHARGES. LESSEE shall pay to LESSOR as additional monthly rent on the first of the month, the total sum of One Thousand & Sixty Five Dollars ($1065.00) ( the "Estimated Monthly Charges " ). This sum is LESSEE'S estimated Contribution of: (1) the estimated monthly cost of real property taxes ( exclusive of special assessments ): (2) the estimated monthly cost of Common Area Maintenance charges; and (3) the actual monthly cost of the fire insurance required to be purchased by LESSOR. LESSOR may increase the Estimated Monthly Charges due each month at the time any semiannual or annual adjustment is made.

         LESSOR shall furnish at least annually, in December, of every calendar year, or at LESSOR'S sole option semiannually, in June and December, for each calendar year or portion thereof, an expense statement to LESSEE setting forth the actual taxes, common area maintenance charges and insurance incurred for the annual or semi-annual period covered by the expense statement together with the actual amount of Estimated Monthly Charges collected for the period covered. LESSEE agrees to pay any deficiency within (10) days after receipt of a statement from LESSOR setting forth the amount to be paid. In the event of any overpayment, such overpayment will be credited to future estimated monthly charges.

14. LESSOR'S RIGHT OF ENTRY. LESSOR or its authorized agents shall have the right to enter premises during normal working hours for the following purposes:
(a) inspecting the general conditions and the state of repair of the premises:
(b) the making of repairs required of LESSOR; and (c) the showing of the premises to any prospective purchaser.

         If LESSEE shall not have renewed or extended this Lease prior to the final ninety (90) day period of the Lease term, LESSOR or its authorized agents shall have the right to erect on or about the premises a customary sign advertising the property for lease or for sale. During said ninety (90) day period LESSOR or its authorized agents shall have the right to enter the premises during normal working hours for the showing of the premises to prospective tenants.

15. HOLDING OVER Should LESSEE, or any of its successors in interest, hold over the premises, or any part thereof, after expiration of the term of this Lease, unless otherwise agreed to in writing, such holding over shall constitute and be construed as tenancy from month to month only, at a monthly rental equal to the rent paid for the last month of the term of this Lease, and subject to all the terms and conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.

16. ASSIGNMENT AND SUBLETTING. LESSEE shall not assign this Lease, nor any interest therein and shall not sublet the premises or any part thereof, or any right or privilege appurtenant thereto, or permit any other person ( the agents and servants of LESSEE excepted ) to occupy or use the premises, or any portion thereof, without first obtaining the written consent of LESSOR, which consent shall not be unreasonable withheld. LESSOR reserves the right, at its option, to terminate this Lease rather than consent to such assignment, subletting, occupation or use by another person whose use of the premises is not in compliance with the use set forth in Paragraph 5. Consent to an assignment, subletting or occupation shall not release the original LESSEE from liability for the continued performance of the terms and provisions on the part of LESSEE to be kept and performed.

17. REPAIR OF DAMAGE. If the building or other improvements on the premises should be damaged or destroyed by fire, tornado or other casualty, LESSEE shall give immediate written notice thereof to LESSOR. In the event the improvements on the premises are damaged or destroyed, then LESSOR shall repair and restore the improvements then owned by LESSOR, only to the extent of insurance proceeds actually received by LESSOR from insurance policies maintained pursuant to Paragraph 12 and this Lease shall continue in full force and effect; provided, however, LESSOR shall not be obligated to repair or restore damage or destruction arising from uninsured events. For purposes of this paragraph, improvements owned by LESSOR shall include the building and common areas and those tenant improvements provided by LESSOR, and shall not include fixtures and equipment, interior decorating or other improvements installed by LESSEE. LESSOR shall commence such repair or rebuilding with reasonable diligence and shall complete the same within five (5) months after the same is commenced, or such longer period as may be reasonably required; provided, however, that any delay in the completion of said repairs resulting from fire or other casualty, strikes, shortages of material or labor, governmental laws, rules and regulations, the elements or matters beyond the reasonable control of LESSOR shall extend the time within which LESSOR may complete said repairs or rebuilding by the period of such delay. There shall be an abatement of rental by reason of such damage or destruction for the time required to repair or rebuild. In the event of an uninsured casualty wherein at least twenty percent (20%) of the square footage of the premises is damaged or destroyed so as to be unusable, the Lease may terminate at LESSOR'S option. The net proceeds of any and all insurance on the premises shall be paid to LESSOR to be applied to the costs and expense of repair or rebuilding of the premises. Notwithstanding anything contained herein to the contrary, if the premises are damaged or destroyed during the final twenty-four (24) months of the Lease terms, LESSOR shall not be required to rebuild or repair such damage and this Lease may terminate at LESSOR'S option.

18. HOLD HARMLESS. LESSOR shall not be liable to LESSEE or LESSEE'S employees, agents or invitees or to any other persons whomsoever, for any injury to person or damage to property on or about the premises resulting from any cause whatsoever, unless causes by or due to the negligence of LESSOR, its agents, servants or employees, LESSEE agrees to indemnify LESSOR and hold it harmless from any liability, loss, expense or claims arising out of any damage or injury, unless such damage or injury result from LESSOR'S act or neglect.

19. ATTORNEY'S FEES. should any party hereto institute any action or proceeding at low or in equity, or in connection with an arbitration, to enforce any provision of this Agreement, including an action for relief, or for damages by reason of an alleged breach of any provision of this Agreement or otherwise in connection with this Agreement, or any provision thereof, the prevailing party shall be entitled to recover from the losing party or parties reasonable attorney's fees and costs for services rendered to the prevailing party in such action or proceeding.

20. QUIET ENJOYMENT. LESSOR warrant that it has full right and power to execute and perform this Lease and to grant the estate demised herein that LESSEE, on payment of the rent and performing the covenants herein contained, shall peaceable and quietly have, hold and enjoy the premises during the full term of this Lease and any extension or renewal thereof.

21. CONDEMNATION. If, during the term of this lease or any extension or renewal thereof, a portion of the premises or common area should be taken for any public or quasi-public use under any governmental law, ordinance or regulation of by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, ( a "taking" ) so as to render the premises unsuitable for LESSEE'S continued use ( a "substantial taking" ), this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective as of the date of taking of said premises by the condemning authority.

         If the taking is less than a substantial taking, the Lease shall not terminate but LESSOR shall forthwith at its sole expense restore and reconstruct the buildings and other improvements situated on the premises, to the extent of the amount of condemnation proceeds actually received by LESSOR, provided such restoration and reconstruction shall make the same reasonable tenantable and suitable for the uses for which the premises are leased as defined in Paragraph 5 above. The rent payable hereunder during the unexpired portion of this Lease shall be adjusted equitably.

         In all cases the entire condemnation award shall belong to and be paid to the order of LESSOR, except that to the extent it is expressly awarded separately, LESSEE shall receive the amount awarded for the LESSEE'S trade fixtures and relocation expenses. LESSEE shall have no claim against LESSOR for the value of any unexpired term of this lease.

22.  DEFAULT.

1. The following events shall be deemed to be events of default by LESSEE under this Lease:

         a) Lessee shall fail to pay any installment of the rent, or additional rent, or other charges payable by LESSEE, on the date that same is due and such failure shall continue for a period of three (3) days after written notice from LESSOR.

         b) LESSEE shall fail to comply with any term, condition, or covenant of this Lease other that the payment and shall not cure such failure within ten
(10) days after written notice thereof to LESSEE or if such failure cannot reasonable be cured within the said ten ( 10 ) days after written notice thereof to LESSEE.

         c) LESSEE shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

         d) LESSEE shall file petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof, or LESSEE shall be adjudged bankrupt or insolvent in proceedings files against LESSEE thereunder.

         e) A receiver or trustee shall be appointed for all or substantially all of the assets of lessee.

2. Upon the occurrence of any such events or default by LESSEE, LESSOR shall have the option to pursue any one or more of the following remedies without any notice of demand whatsoever:

         a) Terminate this Lease, in which event LESSEE shall immediately surrender the premises to LESSOR, and if LESSEE fails to do so, LESSOR may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the premises or any part thereof, by force if necessary, without being liable for prosecution of any claim or damages therefore; and LESSEE agrees to pay LESSOR on demand the amount of all loss and damage which LESSOR may suffer by reason of such termination, whether through inability to relet the premises on satisfactory terms or otherwise, including the worth at the time of award of the amount by which the unpaid rent for the balance of the term of the Lease after the time of award exceeds the amount of such rental loss that the LESSEE proves could be reasonable avoided ( such amount to computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus 1% ).

         b) Continue this Lease in full force and effect, and the Lease will continue in effect as long as LESSOR does not terminated LESSEE'S right to possession, and LESSOR shall have the right to collect rent when due. During the time LESSEE is in default LESSOR can enter the premises and relet them or any part of them for period shorter or longer than the remaining term of this Lease, and LESSEE shall pay all costs incurred in reletting the premises and the rent due under this Lease, less the rent LESSOR receives from subletting. No acts by LESSOR allowed by this paragraph shall terminate this Lease unless LESSOR notifies LESSEE that LESSOR elects to terminate this Lease.

         c) Enter upon the premises by force if necessary without being liable to prosecution or any claim for damages therefore, and do whatever LESSEE is obligated to do under the terms of this Lease, and LESSEE agrees to reimburse LESSOR on demand for expenses which LESSOR may incur in effecting compliance with LESSEE'S obligation under this Lease, and LESSEE further agrees that LESSOR shall not be liable for any damages resulting to the LESSEE from such action, whether caused by negligence of LESSOR or otherwise.

3. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to LESSOR hereunder or of any damages accruing to LESSOR by reason of the violation of any of the terms, conditions and covenants herein contained.

4. The LESSEE'S sole remedy in the event of a default by LESSOR under this Lease, shall be an action for damages, injunction or specific performance, and not the withholding of rent or the termination of the Lease.

23. SUBORDINATION. LESSEE accepts this Lease subject and subordinate to any recorded mortgage, deed of trust, or other lien presently existing upon the premises. LESSOR is hereby vested with full power and authority to subordinate LESSEE'S interest hereunder to any mortgage, deed of trust or other lien hereafter placed on the premises, and LESSEE agrees upon demand to execute such further instruments, subordinating this Lease as LESSOR may request provided such further subordination shall be upon the express condition that this LEASE shall be recognized by the mortgage and that the rights of LESSEE shall remain in full force and effect during the term of this Lease so long as LESSEE shall continue to perform all of the covenants of this Lease.

24. LESSEE'S CONDUCT OF BUSINESS. LESSEE covenants and agrees that, continuously and uninterruptedly during the term hereof, it will operate and conduct within the premises a business that is required to operate and conduct under the provisions of Paragraph 5, and that it will staff the premises with sufficient sales personnel, stock, the premises with adequate merchandise, and will exercise sound business practices, due diligence and efficiency so as to maximize Net Sales for the mutual benefit of LESSOR and LESSEE. LESSEE agrees that it will not at any time during the term of this Lease, carry any stock of goods nor do anything in or about the premises that will in any way increase the insurance rates upon the building of which the premises are a part. LESSEE shall continuously, during the entire term hereof, keep the premises open for business and cause

LESSEE'S business to be conducted therein during the usual business hours of each and every business day as is customary for businesses of like character in the city in which the premises are located to be open for business.

25. WAIVER OF DEFAULT. No waiver by the parties hereto of any default or breach of any term, condition or covenant of this Lease shall be deemed to be a waiver of any subsequent default or breach of the same or any other term, condition or covenant contained herein.

26. FORCE MAJEURE. LESSOR or LESSEE shall not be required to perform any term, condition or covenant in this Lease so long as the commencement of the term of this Lease is delayed or prevented by force majeure, which shall mean Acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods, and any other cause not reasonably with the control of LESSOR or LESSEE and which by the exercise of due diligence LESSOR or LESSEE is unable, wholly or in part, to prevent or overcome.

27. PARKING AND COMMON AREA CONTROL. The Common Area of the Shopping Center is defined as that space beyond the exterior walls of all buildings and within the exterior boundaries of the real property described in Exhibit B ( Legal Description ) attached hereto. The Common Area consists of, but is not limited to, all walkways, driveways, sidewalks, parking areas, landscaped areas, loading zones and plazas. Such Common Areas shall be available for the non-exclusive use of LESSEE, provided that the condemnation or other taking of any or all of the Common Areas by any public authority, or a sale thereof in lieu of condemnation, shall not constitute a violation of this provision.

         LESSOR shall at all times have the right and privilege of determining and changing the nature and extent of the automobile parking and Common Area, and of modifying the plot plan of the Shopping Center and the Common Area provided such modification does not adversely affect the operation of LESSEE'S business.

         LESSOR shall also have the right to establish, and from time to time to change, alter and demand, and to enforce against LESSEE and other users of the Common Area such reasonable rules and regulations as may be deemed necessary and advisable for the Area. LESSEE shall faithfully observe and comply with all such rules and regulations including all modifications thereof and additions thereto from time to time put unto effect by LESSOR. LESSOR shall not be responsible to LESSEE for the violation or nonperformance by any other less or occupant of the Shopping Center of any rules and regulations. It is specifically agreed that LESSEE and LESSEE'S employees are restricted from parking in the Shopping Center parking lot unless LESSOR designated a portion of the parking lot for employee parking.

28. NET, NET, NET LEASE. LESSOR and LESSEE understand and agree that this Lease is what is commonly known in the business as a " net, net, net Lease." LESSEE recognizes and acknowledges without limiting the generality of any other terms or provisions of the Lease, that it is the intent of the parties hereto that any and all rentals in this Lease provided to be paid by LESSEE to LESSOR, shall be net to LESSOR, and any and all expenses incurred in connection with the premises and the Center, or in connection with the operations thereon, including any and all taxes, assessments, general or special license fees, insurance premiums, public utility bills and costs or repair, maintenance, management, and operation of the premises and the Center and all buildings, structures, permanent fixtures and other improvements comprised therein, together with the appurtenances thereto, shall be paid by LESSEE, in addition to the rentals herein provided for, as its sole and exclusive proper costs and expenses. LESSOR may add an amount equal to 10% of such costs to cover LESSOR'S administrative costs.

29. ESTOPPEL CERTIFICATE. LESSEE shall at any time from time to time upon not less than ten (10) days prior written notice from LESSOR execute, acknowledge and deliver to LESSOR a statement in writing certifying that the Lease is unmodified and in full force and effect ( or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect ) and the dates to which the rental and other charges are paid in advance, if any, and acknowledging that there are not, to LESSEE'S knowledge, any uncured defaults on the part of LESSOR hereunder, or specifying such defaults if any are claimed. If is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrance of all or any portion of the real property of which the premises are part.

         LESSEE'S failure to deliver such statement with such time shall be conclusive upon LESSEE that that this Lease is in full force and effect, without modification except as may be represented by LESSOR, that there are no uncured defaults in LESSOR'S performance, and that not more that two (2) months rental has been paid in advance.

30. CONSENTS. Wherever I the Lease the consent of one party is required to an act or the other party, such consent shall not unreasonably be withheld. Similarly wherever in the Lease one party is required to do an act to the satisfaction or specification of the other party, such satisfaction or specification shall be reasonable.

31. EFFECTIVENESS OF LEASE. Except as provided herein, all other provisions of the Lease shall remain unchanged and in full force and effect in accordance with their terms.

32. WAIVER. Except as otherwise specifically provided in this Lease, LESSEE hereby waives and relinquishes any right which LESSEE may have to terminate the Lease or withhold rent on account of any damages, destruction or state of disrepair of the premises.

33. NOTICES. Unless applicable law requires a different method of giving notice, any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if served either personally or if deposited in the United States mail, certified or registered, postage prepaid. If such notice, demand or other communication is served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given by mail, such shall be conclusively deemed given seventy-two (72) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as follows:

                  TO LESSOR:                E & R FAMILY CORNER
                                            P.O. BOX 910
                                            NORCO, CA 91760
                                            ( 909 ) 737-6735

                  TO LESSEE:                TEXAS LOOSEY'S STEAKHOUSE & SALOON
                                            1752 CLEMENT STREET
                                            SAN FRANCISCO, CA 94121-2321
                                            ( 415 ) 668-3179

         Any party hereto may change its address for the purpose of receiving notices, demands and other communications as herein provided by a written notice given in the manner aforesaid to the other party or parties hereto.

34. EQUITABLE RELIEF. It is agreed that the rights granted to the parties hereunder are of a special and unique kind and character and that, if there is a breach by any party of any material provision of this Agreement, the other party or parties would not have an adequate remedy at law. It is expressly agreed, thereafter, that the rights of the parties hereunder may be enforced by equitable relief as is provided under the laws of the State of California.

35. FINDER'S OR BROKER'S FEES. Each of the parties represents and warrants that it has not dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and insofar as it knows, no broker or other person is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement. The parties hereto each agree to indemnify and hold harmless one another against any loss, liability, damage, cost, claim or expense, including interest, penalties and reasonable attorney's fees, that it shall incur or suffer by reason of a brokerage commission or finder's fee payable because of any act, omission or statement or the indemnifying party.

36. FULL AUTHORITY. Each of the parties and signatories to this Agreement represents and warrants that he has the full right, power, legal capacity and authority to enter into and perform the party's respective obligations hereunder and no approvals or consents of any other person are necessary in connection herewith.

37.  MISCELLANEOUS.

         a) Applicable Law. This agreement shall, in all respects, be governed by the laws of the State of California applicable to agreements executed and to be wholly performed with California.

         b) Severability. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provisions contained herein and may present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail; but the provision of this Agreement which is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law. Neither party shall have any liability to the other arising out of or based upon this Lease by reason of the failure of any of these provisions.

         c) Medications or Amendments. No amendment, change or modification of this Agreement shall be valid, unless in writing and signed by all of the parties hereto.

         d) Successors and Assigns. The terms, conditions and covenants contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and their respective successors in interest and legal representatives except as otherwise herein expressly provided. All rights, powers, privileges, immunities and duties of LESSOR under this Lease including but not limited to any notice required or permitted to be delivered by LESSOR to LESSEE hereunder may at LESSOR'S option, be exercised or performed by LESSOR'S agent or attorney.

         e) Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to its subject matter and any and all prior agreements, understandings or representations with respect to its subject matter are hereby terminated and canceled in their entirety and are of no further force or effect.

         f) Number and Gender. In this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall each be deemed to include the others whenever the context so requires.

         g) Captions. The captions appearing at the commencement of the sections hereof are descriptive only and for convenience in reference. Should there be any conflict between any such caption and the section at the head of which it appears, the section and not such caption shall control and govern the construction of the Agreements.

37. OPTION Provided the LESSEE is not then in default hereunder, LESSEE shall have the right to extend the term of this Lease and all the provisions in this Lease, for Three (3) Five (5) year option following expiration of the initial term by giving written notice of exercise of the option to LESSOR at least four months, but not more than eight months before the expiration of the then current lease term or option term.

EXECUTED BY LESSEE THIS                day of                    19           .
                       ----------------       ------------------    ----------

LESSEE:  TEXAS LOOSEY STEAKHOUSE & SALOON.


By:                                                       .
         Hiram J. Woo

EXECUTED BY LESSOR this               day of                     19           .
                        -------------        -------------------    ----------

LESSOR:  FAMILY CORNER

By:                                              .
         MARY RUBINSTEIN

ADDENDUM 1 TO LEASE BY AND BETWEEN E & R CO-OWNERSHIP, dba FAMILY CORNER ("LANDLORD " ) AND HIRAM J. WOO, dba TEXAS LOOSEY'S STEAKHOUSE & SALOON
( "TENANT " ) WITH RESPECT TO THE PREMISES AT 1825 HANMER AVE., #A-E, NORCO, CALIFORNIA



By this Addendum, Landlord and Tenant intend to supplement the provisions of their Lease in the following respect:

         SEC. 2            TERM

         SEC. 3            RENT

The Term & the Rent of this Lease are hereby broken down as follows:

February 1997 through June 1998
(17 months ) to be at rate of 1.20 per
square foot, 4260 square ft.                                  $5,112.00
CAM                                                            1,065.00
                                                              ----------
                                                              $6,177.00


July 1998 - June 2001 - or 3 years
to be at the rate of $1.10 per sq. Ft.                         4,686.00
CAM                                                            1,061.00
                                                              ---------
                                                              $5,751.00


The final 2 years of this Lease
1.20 per sq. Ft.                                               5,112.00
CAM                                                            1,065.00
                                                               --------
                                                              $6,177.00



AGREED UPON THIS DATE ______________________________________________.


________________________________            _______________________________
         HIRAM J. WOO                                MARY RUBINSTEIN,
                                                              FAMILY CORNER

                                                                  EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT


AGREEMENT made as of ___________________ 1996, by and between Texas Loosey's Steakhouse & Saloon, Inc., a Delaware corporation having its principal office at 1752 Clement Street, San Francisco, California 94121 (hereinafter referred to as the "Company"), and Michael Dunmire, currently residing at _______________________ ______________, California, (hereinafter referred to as
"Director of Operations").

WHEREAS, the Company desires to employ Director of Operations, and Director of Operations desires to be employed by the Company, pursuant to the terms and conditions hereof;

NOW THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereto agree as follows;

1. EMPLOYMENT. The Company hereby employs Director of Operations and Director of Operations hereby agrees to be employed by the Company, subject to the terms and condition hereinafter set forth.

2. TERM. The initial term of this agreement shall be on The date hereof (the "Employment Date") and shall continue for a period of four (4) years from that date, subject to prior termination in accordance with the term hereof. Thereafter, the term of this Agreement may be extended for such additional period or periods as shall be mutually agreed to in writing by Director of Operations and the Company.

3. DUTIES. The Director of Operations shall perform such duties and functions as a Director of Operations of the Company as are determined by the Chief Operating Officer and/or Designee (C/E/O) of the Company, including, without limitation, overseeing the Company's operations. In the performance of his duties Director of Operations shall comply with the policies of and be subject to the reasonable direction of the C/E/O of the Company. The Director of Operations agrees to devote his entire working time, attention and energies to the performance of the business of the Company and of any of its subsidiaries or affiliates by which he may be employed; and Director of Operations shall not, directly or indirectly, alone or as a member of any partnership, or as an officer, director or employee of any other corporation, partnership or other organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of his duties hereunder, or which even if non-interfering, may be inimical to or contrary to the best interests of the Company.

4. COMPENSATION. As compensation for the services to be render by Director of Operations hereunder, the Company agrees to pay or cause to be paid to Director of Operations and Director of Operations agrees to accept, an annual salary of $40,000.00 payable in bi-weekly installments, provided however, that effective upon Company's initial public offering , such annual salary shall be increased to $60,000.00.

5. ADDITIONAL COMPENSATION. The Company shall grant to the Director of Operations, effective as of the date hereof, stock options/Bonus Plan (the "option") to purchase up to 35,000 shares of the company's common stock at an exercise price equal to the initial public offering price per share. The Options shall not be exercisable on any respect until the first anniversary of their date of grant and shall thereafter be exercisable over a four year period in accordance with the following vesting schedule:

               ANNIVERSARY DATE OF GRANT       NUMBER OF VESTED SHARE
               ------------------------------------------------------
               First Anniversary Date                   5,000
               Second Anniversary Date                  5,000
               Third Anniversary Date                  10,000
               Fourth Anniversary Date                 15,000

The Company may also pay Director of Operations such other additional compensation as may from time to time be determined by the company.

6. EMPLOYEE BENEFITS. During the period Director of Operations is employed hereunder, Director of Operations shall be permitted to participate in all group health, hospitalization and disability insurance programs, pension plans and similar benefits that are now or may become available to employees of the Company. During the period Director of Operations is employed hereunder, Director of Operations shall be entitled to vacations in accordance with the vacation policy of the Company.

7. REIMBURSEMENT OF EXPENSES. During the period Director of Operations is employed hereunder, the Company will reimburse Director of Operations for reasonable and necessary out-of-pocket expenses advanced or expended by Director of Operations or incurred by him on the behalf of the Company in connection with his duties hereunder in accordance with its customary policies and practices, provided, however, that Director of Operations shall not expend or incur any such expenses, individually or in the aggregate, in excess of ($300.00) without the prior written approval of the C/E/O or President of the Company. The Company further agrees to reimburse Director of Operations in respect of his moving expenses to Orange County, California, subject to a maximum reimbursement of $2,000.00.

8.  TERMINATION OF EMPLOYMENT, EFFECT OF TERMINATION.
     (a) The Director of Operation's employment hereunder may be terminated at any time upon written notice by the Company, upon the occurrence of any of the following events:

                (i) the death of Director of Operations
               (ii) the disability of the Director of Operations as defined in paragraph (b), or
              (iii) the determination that there is cause (as hereinafter defined) for termination upon ten (10) day's prior written notice to Director of Operations.

     (b) For purposes hereof, the term "disability" shall mean the inability of Director of Operations, due to illness, accident or any other physical or mental incapacity, to perform in a normal manner for a period of (3) consecutive months or for a total of six (6) months (whether or not consecutive) in any twelve (12) month period during the term of the agreement.

     (c) For purposes hereof, "cause" shall mean and be limited to (i) Director of Operations' conviction (which, through lapse of time or otherwise, is not subject to appeal) of any crime or offense involving money or other property of the Company or its subsidiaries or which constitutes a Felony in the jurisdiction involved; (ii) Director of Operations' performance of any act or failure to act, for which if he were prosecuted and convicted, a crime or offense involving money or property of the Company or its subsidiaries, or which would constitute a felony in the jurisdiction involved would have occurred,
(iii) Director of Operations' breach of any of the representations, warranties or covenants set forth in this Agreement, or (iv) Director of Operations' continuing, repeated, willful failure or refusal to perform his duties required by this Agreement, provided that Director of Operations shall have first received written notice from the Company stating with specificity the nature of such failure and refusal and affording Director of Operations an opportunity, as soon as practicable, to correct the acts or omissions complained of. Whether or not "cause" shall exist in each case shall be determined by the C/E/O and/or President of the Company in their sole discretion.

     (d) In the event the Director of Operations is terminated by the Company as hereinabove provided, Director of Operations (or his estate, as the case may be) will be entitled to only his accrued salary through the termination date and nothing more.


9.  REPRESENTATIONS AND AGREEMENTS OF DIRECTOR OF OPERATIONS.
The Director of Operations represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts, restrictive covenants or other restrictions preventing the performance of his duties hereunder.

10.  NON-COMPETITION.
     (a) Director of Operations agrees that if his employment is terminated for any reason or if he leaves the employ of the Company for any reason, for a period of three (3) years from that date of such termination of employment, he will not directly or indirectly, as owner, partner, joint venture, stockholder, employee, broker, agent, principal, trustee, corporate officer or director, licenser or in any capacity whatsoever engage in, become financially interested in, be employed by, render consulting services to, or have any connection with, any business which is competitive with the business activities of the Company or its subsidiaries ("Competitive Business"), in any geographic area where, during the time of his employment, the business of the Company or any of its subsidiaries is being or had been conducted in any manner whatsoever, or hire or attempt to hire for any Competitive Business any employee of the Company or any subsidiary thereof, or solicit, call on or induce others to solicit or call on directly or indirectly, any customers or prospective customers of the Company for the purpose of inducing them to purchase or lease a product or service which may compete with any product or service of the Company; provided, however that Director of Operations may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any time one percent of any class of stock or securities of such company.

     (b) If any portion of the restrictions set forth in paragraph (a) should, for any reason whatsoever be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of restrictions shall not thereby be adversely affected.

     (c) The Director of Operations declares that the foregoing territorial and time limitations are reasonable and properly required for the adequate protection of the business of the Company. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction. Director of Operations agrees to the reduction of either said territorial or time limitation to such area or period which said court shall have deemed reasonable.

     (d) The existence of any claim or cause of action by Director of Operations against the Company or any subsidiary other than this Agreement shall not constitute a defense to the enforcement by the Company or any subsidiary of foregoing restrictive covenants, but such claim or cause of action shall be litigated separately.

11.  NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.
The Director of Operations shall not, during the term of this Agreement, and at any time following termination of this Agreement , directly or indirectly, disclose or permit to be known, to any person, firm or corporation, any confidential information acquired by him during the course of or as an incident to his employment hereunder, relating to the Company or any of its subsidiaries, the directors of the Company or its subsidiaries, any client of the Company or any of its subsidiaries, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, but not limited to, the business affairs of each of the foregoing. Such confidential information shall include, but shall not be limited to proprietary information, trade secrets, know-how, market studies and forecast, competitive analyses, the substance of agreements with clients and others, client list and any other documents embodying such confidential information.

12. AMENDMENT OR ALTERATION. No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

13. GOVERNING LAW. All matters concerning the validity, construction, interpretation and performance under this Agreement shall be governed by the State of California, without giving effect to any conflict of laws, principles thereunder.

14. SEVERABILITY. The holding of any provision of the Agreement to be illegal, invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

15. NOTICES. Any notices required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand or sent by certified mail to the addresses set forth above or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of delivery or mailing.

16. WAIVER OR BREACH. It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by that same party.

17. ENTIRE AGREEMENT AND BINDING EFFECT. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heir, distributes, successors and assign.

18. ASSIGNMENT. This Agreement may not be transferred or assigned by either party without the prior written consent of the other party, provided however, that if the Company transfer the Texas Loosey's business to a new corporation formed as the successor-in-interest to the Company ("Newco") the Company shall be entitled to assign all of its rights and obligations hereunder to Newco and thereafter all reference to the Company herein will apply to, and deemed to refer to Newco.

19. SURVIVAL. The termination of Director of Operations' employment hereunder shall not affect the enforceability of Section 10 or 11 hereof.

20. FURTHER ASSURANCES. The parties agree to execute and deliver all such further instrument and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement.

21. HEADING. The section heading appearing in this Agreement are for purposes of easy reference and shall not be considered a part of the Agreement or in any way modify, amend or affect its provisions.

22. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall not be an original, but all of which together, shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

Texas Loosey's Steakhouse & Saloon, Inc.

By:
---------------------------------------
     Richard M. Lee, Chairman & CEO


---------------------------------------
     Michael R. Dunmire

     S/S# ###-##-####

                                                                  EXHIBIT 10.6

                             EMPLOYMENT AGREEMENT


AGREEMENT made as of ___________________ 1996, by and between Texas Loosey's Steakhouse & Saloon, Inc., a Delaware corporation having its principal office at 1752 Clement Street, San Francisco, California 94121 (hereinafter referred to as the "Company"), and Rebecca L. Rotman, currently residing at _____________________ ______________, California, (hereinafter referred to as
"Director of Training").

WHEREAS, the Company desires to employ Director of Training, and Director of Training desires to be employed by the Company, pursuant to the terms and conditions hereof;

NOW THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereto agree as follows;

1. EMPLOYMENT. The Company hereby employs Director of Training and Director of Training hereby agrees to be employed by the Company, subject to the terms and condition hereinafter set forth.

2. TERM. The initial term of this agreement shall be on The date hereof (the "Employment Date") and shall continue for a period of four (4) years from that date, subject to prior termination in accordance with the term hereof. Thereafter, the term of this Agreement may be extended for such additional period or periods as shall be mutually agreed to in writing by Director of Training and the Company.

3. DUTIES. The Director of Training shall perform such duties and functions as a Director of Training of the Company as are determined by the Chief Executive Officer and/or Designee (CEO) of the Company, including, without limitation, overseeing the Company's operations. In the performance of his duties Director of Training shall comply with the policies of and be subject to the reasonable direction of the CEO of the Company. The Director of Training agrees to devote her entire working time, attention and energies to the performance of the business of the Company and of any of its subsidiaries or affiliates by which she may be employed; and Director of Training shall not, directly or indirectly, alone or as a member of any partnership, or as an officer, director or employee of any other corporation, partnership or other organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of her duties hereunder, or which even if non-interfering, may be inimical to or contrary to the best interests of the Company.

4. COMPENSATION. As compensation for the services to be render by Director of Training hereunder, the Company agrees to pay or cause to be paid to Director of Training and Director of Training agrees to accept, an annual salary of $32,000.00 payable in bi-weekly installments, provided however, that effective upon Company's initial public offering, such annual salary shall be increased to $50,000.00.

5. ADDITIONAL COMPENSATION. The Company shall grant to the Director of Training, effective as of the date hereof, stock options/Bonus Plan (the "option") to purchase up to 25,000 shares of the company's common stock at an exercise price equal to the initial public offering price per share. The Options shall not be exercisable on any respect until the first anniversary of their date of grant and shall thereafter be exercisable over a four year period in accordance with the following vesting schedule:

ANNIVERSARY DATE OF GRANT  NUMBER OF VESTED SHARE

                  First Anniversary Date      3,500
                  Second Anniversary Date     3,500
                  Third Anniversary Date      7,500
                  Fourth Anniversary Date    10,500

The Company may also pay Director of Training such other additional compensation as may from time to time be determined by the company.

6. EMPLOYEE BENEFITS. During the period Director of Training is employed hereunder, Director of Training shall be permitted to participate in all group health, hospitalization and disability insurance programs, pension plans and similar benefits that are now or may become available to employees of the Company. During the period Director of Training is employed hereunder, Director of Training shall be entitled to vacations in accordance with the vacation policy of the Company.

7. REIMBURSEMENT OF EXPENSES. During the period Director of Training is employed hereunder, the Company will reimburse Director of Training for reasonable and necessary out-of-pocket expenses advanced or expended by Director of Training or incurred by her on the behalf of the Company in connection with her duties hereunder in accordance with its customary policies and practices, provided, however, that Director of Training shall not expend or incur any such expenses, individually or in the aggregate, in excess of ($300.00) without the prior written approval of the C/E/O or President of the Company. The Company further agrees to reimburse Director of Training in respect of her moving expenses to Orange County, California, subject to a maximum reimbursement of $2,000.00.

8.  TERMINATION OF EMPLOYMENT, EFFECT OF TERMINATION.
         (a) The Director of Training's employment hereunder may be terminated at any time upon written notice by the Company, upon the occurrence of any of the following events:

                        (i) the death of Director of Training
                       (ii) the disability of the Director Training as
                            defined in paragraph (b), or
                      (iii) the determination that there is cause (as
                            hereinafter defined) for termination upon ten (10) day's prior written notice to Director of Training.

         (b) For purposes hereof, the term "disability" shall mean the inability of Director of Training, due to illness, accident or any other physical or mental incapacity, to perform in a normal manner for a period of (3) consecutive months or for a total of six (6) months (whether or not consecutive) in any twelve (12) month period during the term of the agreement.

         (c) For purposes hereof, "cause" shall mean and be limited to (i) Director of Training's conviction (which, through lapse of time or otherwise, is not subject to appeal) of any crime or offense involving money or other property of the Company or its subsidiaries or which constitutes a Felony in the jurisdiction involved; (ii) Director of Training's performance of any act or failure to act, for which if she were prosecuted and convicted, a crime or offense involving money or property of the Company or its subsidiaries, or which would constitute a felony in the jurisdiction involved would have occurred,
(iii) Director of Training's breach of any of the representations, warranties or covenants set forth in this Agreement, or (iv) Director of Training's continuing, repeated, willful failure or refusal to perform his duties required by this Agreement, provided that Director of Training shall have first received written notice from the Company stating with specificity the nature of such failure and refusal and affording Director of Training an opportunity, as soon as practicable, to correct the acts or omissions complained of. Whether or not "cause" shall exist in each case shall be determined by the C/E/O or President of the Company in their sole discretion.

         (d) In the event the Director of Training is terminated by the Company as hereinabove provided, Director of Training (or his estate, as the case may be) will be entitled to only her accrued salary through the termination date and nothing more.


9.  REPRESENTATIONS AND AGREEMENTS OF DIRECTOR OF TRAINING.
The Director of Training represents and warrants that she is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts, restrictive covenants or other restrictions preventing the performance of her duties hereunder.


10.  NON-COMPETITION.
         (a) Director of Training agrees that if her employment is terminated for any reason or if she leaves the employ of the Company for any reason, for a period of three (3) years from that date of such termination of employment, she will not directly or indirectly, as owner, partner, joint venture, stockholder, employee, broker, agent, principal, trustee, corporate officer or director, licenser or in any capacity whatsoever engage in, become financially interested in, be employed by, render consulting services to, or have any connection with, any business which is competitive with the business activities of the Company or its subsidiaries ("Competitive Business"), in any geographic area where, during the time of her employment, the business of the Company or any of its subsidiaries is being or had been conducted in any manner whatsoever, or hire or attempt to hire for any Competitive Business any employee of the Company or any subsidiary thereof, or solicit, call on or induce others to solicit or call on directly or indirectly, any customers or prospective customers of the Company for the purpose of inducing them to purchase or lease a product or service which may compete with any product or service of the Company; provided, however that Director of Training may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any time one percent of any class of stock or securities of such company.

         (b) If any portion of the restrictions set forth in paragraph (a) should, for any reason whatsoever be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of restrictions shall not thereby be adversely affected.

         (c) The Director of Training declares that the foregoing territorial and time limitations are reasonable and properly required for the adequate protection of the business of the Company. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction. Director of Training agrees to the reduction of either said territorial or time limitation to such area or period which said court shall have deemed reasonable.

         (d) The existence of any claim or cause of action by Director of Training against the Company or any subsidiary other than this Agreement shall not constitute a defense to the enforcement by the Company or any subsidiary of foregoing restrictive covenants, but such claim or cause of action shall be litigated separately.

11.  NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.
The Director of Training shall not, during the term of this Agreement, and at any time following termination of this Agreement , directly or indirectly, disclose or permit to be known, to any person, firm or corporation, any confidential information acquired by her during the course of or as an incident to his employment hereunder, relating to the Company or any of its subsidiaries, the directors of the Company or its subsidiaries, any client of the Company or any of its subsidiaries, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, but not limited to, the business affairs of each of the foregoing. Such confidential information shall include, but shall not be limited to proprietary information, trade secrets, know-how, market studies and forecast, competitive analyses, the substance of agreements with clients and others, client list and any other documents embodying such confidential information.

12. AMENDMENT OR ALTERATION. No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

13. GOVERNING LAW. All matters concerning the validity, construction, interpretation and performance under this Agreement shall be governed by the State of California, without giving effect to any conflict of laws, principles thereunder.

14. SEVERABILITY. The holding of any provision of the Agreement to be illegal, invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

15. NOTICES. Any notices required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand or sent by certified mail to the addresses set forth above or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of delivery or mailing.

16. WAIVER OR BREACH. It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by that same party.

17. ENTIRE AGREEMENT AND BINDING EFFECT. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heir, distributes, successors and assign.

18. ASSIGNMENT. This Agreement may not be transferred or assigned by either party without the prior written consent of the other party, provided however, that if the Company transfer the Texas Loosey's business to a new corporation formed as the successor-in-interest to the Company ("Newco") the Company shall be entitled to assign all of its rights and obligations hereunder to Newco and thereafter all reference to the Company herein will apply to, and deemed to refer to Newco.

19. SURVIVAL. The termination of Director of Training employment hereunder shall not affect the enforceability of Section 10 or 11 hereof.

20. FURTHER ASSURANCES. The parties agree to execute and deliver all such further instrument and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement.

21. HEADING. The section heading appearing in this Agreement are for purposes of easy reference and shall not be considered a part of the Agreement or in any way modify, amend or affect its provisions.

22. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall not be an original, but all of which together, shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

Texas Loosey's Steakhouse & Saloon, Inc.

By:
---------------------------------------
     Richard M. Lee, Chairman & CEO


---------------------------------------
     Rebecca L. Rotman
         S/S# ###-##-####

                                                                  EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT


         AGREEMENT made as of June 3, 1996, by and between TEXAS LOOSEY'S STEAKHOUSE & SALOON, INC., a Delaware corporation having its principal office at 151 E. Alessandro Blvd., Riverside, California 92508 (hereinafter referred to as the "Company"), and HIRAM J. WOO (hereinafter referred to as "Executive").


                               W I T N E S S E T H


         WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, pursuant to the terms and conditions hereof;

         NOW THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereto agree as follows:

         1. EMPLOYMENT. The Company hereby employs Executive and Executive hereby agrees to be employed by the Company, subject to the terms and conditions hereinafter set forth.

         2. TERM. The initial term of this Agreement shall begin on the date hereof (the "Employment Date") and shall continue for a period of four (4) years from that date, subject to prior termination in accordance with the terms hereof. Thereafter, the term of this Agreement may be extended for such additional period or periods as shall be mutually agreed to in writing by Executive and the Company.

         3. DUTIES. The Executive shall perform such duties and functions as President and Secretary of the Company as are determined from time to time by the Board of Directors of the Company. In the performance of his duties, Executive shall comply with the policies of and be subject to the reasonable direction of the Board of Directors of the Company.

         The Executive agrees to devote his entire working time, attention and energies to the performance of the business of the Company and of any of its subsidiaries or affiliates by which he may be employed; and Executive shall not, directly or indirectly, alone or as a member of any partnership, or as an officer, director or employee of any other corporation, partnership or other organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of his duties hereunder, or which, even if non-interfering, may be inimical to or contrary to the best interests of the Company.

         4. COMPENSATION. As compensation for the services to be rendered by Executive hereunder, the Company agrees to pay or cause to be paid to Executive, and Executive agrees to accept, an annual salary of $45,000.00 payable in bi-weekly installments; provided, however, that following any initial public offering by the Company such annual salary shall be increased to $80,000.00.

         5. ADDITIONAL COMPENSATION. The Company shall grant to the Executive, effective as of the date hereof, stock options (the "Options") to purchase up to 82,500 shares of the Company's common stock at an exercise price of $1.00 per share.

         The Company may also pay Executive such other additional compensation as may from time to time be determined by the Company.

         6. EMPLOYEE BENEFITS. During the period Executive is employed hereunder, Executive shall be permitted to participate in all group health, hospitalization and disability insurance programs, pension plans and similar benefits that are now or may become available to employees of the Company. During the period Executive is employed hereunder, Executive shall be entitled to vacations in accordance with the vacation policy of the Company.

         7. REIMBURSEMENT OF EXPENSES. During the period Executive is employed hereunder, the Company shall reimburse Executive for reasonable and necessary out-of-pocket expenses advanced or expended by Executive or incurred by him for or on behalf of the Company in connection with his duties hereunder in accordance with its customary policies and practices.

         8.  TERMINATION OF EMPLOYMENT; EFFECT OF TERMINATION.

                  (a) The Executive's employment hereunder may be terminated at any time upon written notice by the Company, upon the occurrence of any of the following events:

                           (i)  the death of Executive;

                           (ii)  the disability of Executive (as defined in
paragraph (b)); or

                           (iii)  the determination that there is cause (as
hereinafter defined) for such termina tion upon ten (10) days' prior written notice to Executive.

                  (b) For purposes hereof, the term "disability" shall mean the inability of Executive, due to illness, accident or any other physical or mental incapacity, to perform his duties in a normal manner for a period of three (3) consecutive months or for a total of six (6) months (whether or not consecutive) in any twelve (12) month period during the term of this Agreement.

                  (c) For purposes hereof, "cause" shall mean and be limited to
(i) Executive's conviction (which, through lapse of time or otherwise, is not subject to appeal) of any crime or offense involving money or other property of the Company or its subsidiaries or which constitutes a felony in the jurisdiction involved; (ii) Executive's performance of any act or his failure to act, for which if he were prosecuted and convicted, a crime or offense involving money or property of the Company or its subsidiaries, or which would constitute a felony in the jurisdiction involved would have occurred, (iii) Executive's breach of any of the representa tions, warranties or covenants set forth in this Agreement, or (iv) Executive's continuing, repeated, wilful failure or refusal to perform his duties required by this Agreement, provided that Executive shall have first received written notice from the Company stating with specificity the nature of such failure and refusal and affording Executive an opportunity, as soon as practicable, to correct the acts or omissions complained of. Whether or not "cause" shall exist in each case shall be determined by the Board of Directors of the Company in its sole discretion.

                  (d) In the event that the Executive's employment is terminated by the Company as hereinabove provided, Executive (or his estate, as the case may be) will be entitled to only his accrued salary through the termination date and nothing more.

         9.  REPRESENTATIONS AND AGREEMENTS OF EXECUTIVE.

         The Executive represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts, restrictive covenants or other restrictions preventing the performance of his duties hereunder.

         10.  NON-COMPETITION.

                  (a) Executive agrees that if his employment is terminated for any reason or if he leaves the employ of the Company for any reason, for a period of one (1) year from the date of such termination of employment, he will not directly or indirectly, as owner, partner, joint venture, stockholder, employee, broker, agent, principal, trustee, corporate officer or director, licensor or in any capacity whatsoever engage in, become financially interested in, be employed by, render consulting services to, or have any connection with, any business which is competitive with the business activities of the Company or its subsidiaries ("Competitive Business"), in any geographic area where, during the time of his employment, the business of the Company or any of its subsidiaries is being or had been conducted in any manner whatsoever, or hire or attempt to hire for any Competitive Business any employee of the Company or any subsidiary thereof, or solicit, call on or induce others to solicit or call on, directly or indirectly, any customers or prospective customers of the Company for the purpose of inducing them to purchase or lease a product or service which may compete with any product or service of the Company; provided, however, that Executive may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time one percent of any class of stock or securities of such company.

                  (b) If any portion of the restrictions set forth in paragraph
(a) should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

                  (c) The Executive declares that the foregoing territorial and time limitations are reasonable and properly required for the adequate protection of the business of the Company. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Executive agrees to the reduction of either said territorial or time limitation to such area or period which said court shall have deemed reasonable.

                  (d) The existence of any claim or cause of action by Executive against the Company or any subsidiary other than under this Agreement shall not constitute a defense to the enforcement by the Company or any subsidiary of the foregoing restrictive covenants, but such claim or cause of action shall be litigated separately.

         11.  NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

                  (a) The Executive shall not, during the term of this Agreement, and at any time following termination of this Agreement, directly or indirectly, disclose or permit to be known, to any person, firm or corporation, any confidential information acquired by him during the course of or as an incident to his employment hereunder, relating to the Company or any of its subsidiaries, the directors of the Company or its subsidiaries, any client of the Company or any of its subsidiaries, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, but not limited to, the business affairs of each of the foregoing. Such confidential information shall include, but shall not be limited to, proprietary information, trade secrets, know-how, market studies and forecasts, competitive analyses, the substance of agreements with clients and others, client lists and any other documents embodying such confidential information.

                  (b) All information and documents relating to the Company, its affiliates as hereinabove described (or other business affairs) shall be the exclusive property of the Company, and Executive shall use his best efforts to prevent any publication or disclosure thereof. Upon termination of Executive's employment with the Company, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in Executive's possession or control shall be returned and left with the Company.

         12. RIGHT TO INJUNCTION. The Executive recognizes that the services to be rendered by him hereunder are of a special, unique, unusual, extraordinary and intellectual character involving skill of the highest order and giving them peculiar value, the loss of which cannot be adequately compensated for in damages. In the event of a breach of this Agreement by Executive, the Company shall be entitled to injunctive relief or any other legal or equitable remedies. Executive agrees that the Company may recover by appropriate action the amount of the actual damage caused the Company by any failure, refusal or neglect of Executive to perform his agreements, representations and warranties herein contained. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

         13. AMENDMENT OR ALTERATION. No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

         14. GOVERNING LAW. All matters concerning the validity, construction, interpretation and performance under this Agreement shall be governed by the laws of the State of New York, without giving effect to any conflict of laws principles thereunder.

         15. SEVERABILITY. The holding of any provision of this Agreement to be illegal, invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

         16. NOTICES. Any notices required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand or sent by certified mail to the addresses set forth above or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of the delivery or mailing.

         17. WAIVER OR BREACH. It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by that same party.

         18. ENTIRE AGREEMENT AND BINDING EFFECT. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributees, successors and assigns.

         19. ASSIGNMENT. This Agreement may not be transferred or assigned by either party without the prior written consent of the other party.

         20. SURVIVAL. The termination of Executive's employment hereunder shall not affect the enforceability of Sections 10 and 11 hereof.

         21. FURTHER ASSURANCES. The parties agree to execute and deliver all such further instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement.

         22. HEADINGS. The Section headings appearing in this Agreement are for purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, amend or affect its provisions.

         23. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together, shall constitute one instrument.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


TEXAS LOOSEY'S STEAKHOUSE & SALOON, INC.

By: /s/ Richard M. Lee
    ------------------------------
       Richard M. Lee
       Chairman and
       Chief Executive Officer


       /s/ Hiram J. Woo
    ------------------------------
       Hiram J. Woo

                                                                  EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT


         AGREEMENT made as of June 3, 1996, by and between TEXAS LOOSEY'S STEAKHOUSE & SALOON, INC., a Delaware corporation having its principal office at 151 E. Alessandro Blvd., Riverside, California 92508 (hereinafter referred to as the "Company"), and RICHARD M. LEE (hereinafter referred to as "Executive").


                               W I T N E S S E T H


         WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, pursuant to the terms and conditions hereof;

         NOW THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereto agree as follows:

         1. EMPLOYMENT. The Company hereby employs Executive and Executive hereby agrees to be employed by the Company, subject to the terms and conditions hereinafter set forth.

         2. TERM. The initial term of this Agreement shall begin on the date hereof (the "Employment Date") and shall continue for a period of four (4) years from that date, subject to prior termination in accordance with the terms hereof. Thereafter, the term of this Agreement may be extended for such additional period or periods as shall be mutually agreed to in writing by Executive and the Company.

         3. DUTIES. The Executive shall perform such duties and functions as Chairman and Chief Executive Officer of the Company as are determined from time to time by the Board of Directors of the Company. In the performance of his duties, Executive shall comply with the policies of and be subject to the reasonable direction of the Board of Directors of the Company.

         The Executive agrees to devote his entire working time, attention and energies to the performance of the business of the Company and of any of its subsidiaries or affiliates by which he may be employed; and Executive shall not, directly or indirectly, alone or as a member of any partnership, or as an officer, director or employee of any other corporation, partnership or other organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of his duties hereunder, or which, even if non-interfering, may be inimical to or contrary to the best interests of the Company.

         4. COMPENSATION. As compensation for the services to be rendered by Executive hereunder, the Company agrees to pay or cause to be paid to Executive, and Executive agrees to accept, an annual salary of $50,000.00 payable in bi-weekly installments; provided, however, that following any initial public offering by the Company such annual salary shall be increased to $100,000.00.

         5. ADDITIONAL COMPENSATION. The Company shall grant to the Executive, effective as of the date hereof, stock options (the "Options") to purchase up to 82,500 shares of the Company's common stock at an exercise price of $1.00 per share.

         The Company may also pay Executive such other additional compensation as may from time to time be determined by the Company.

         6. EMPLOYEE BENEFITS. During the period Executive is employed hereunder, Executive shall be permitted to participate in all group health, hospitalization and disability insurance programs, pension plans and similar benefits that are now or may become available to employees of the Company. During the period Executive is employed hereunder, Executive shall be entitled to vacations in accordance with the vacation policy of the Company.

         7. REIMBURSEMENT OF EXPENSES. During the period Executive is employed hereunder, the Company shall reimburse Executive for reasonable and necessary out-of-pocket expenses advanced or expended by Executive or incurred by him for or on behalf of the Company in connection with his duties hereunder in accordance with its customary policies and practice.

         8.  TERMINATION OF EMPLOYMENT; EFFECT OF TERMINATION.

                  (a) The Executive's employment hereunder may be terminated at any time upon written notice by the Company, upon the occurrence of any of the following events:

                           (i)  the death of Executive;

                           (ii)  the disability of Executive (as defined in
paragraph (b)); or

                           (iii)  the determination that there is cause (as
hereinafter defined) for such termina tion upon ten (10) days' prior written notice to Executive.

                  (b) For purposes hereof, the term "disability" shall mean the inability of Executive, due to illness, accident or any other physical or mental incapacity, to perform his duties in a normal manner for a period of three (3) consecutive months or for a total of six (6) months (whether or not consecutive) in any twelve (12) month period during the term of this Agreement.

                  (c) For purposes hereof, "cause" shall mean and be limited to
(i) Executive's conviction (which, through lapse of time or otherwise, is not subject to appeal) of any crime or offense involving money or other property of the Company or its subsidiaries or which constitutes a felony in the jurisdiction involved; (ii) Executive's performance of any act or his failure to act, for which if he were prosecuted and convicted, a crime or offense involving money or property of the Company or its subsidiaries, or which would constitute a felony in the jurisdiction involved would have occurred, (iii) Executive's breach of any of the representa tions, warranties or covenants set forth in this Agreement, or (iv) Executive's continuing, repeated, wilful failure or refusal to perform his duties required by this Agreement, provided that Executive shall have first received written notice from the Company stating with specificity the nature of such failure and refusal and affording Executive an opportunity, as soon as practicable, to correct the acts or omissions complained of. Whether or not "cause" shall exist in each case shall be determined by the Board of Directors of the Company in its sole discretion.

         (d) In the event that the Executive's employment is terminated by the Company as hereinabove provided, Executive (or his estate, as the case may be) will be entitled to only his accrued salary through the termination date and nothing more.

         9.  REPRESENTATIONS AND AGREEMENTS OF EXECUTIVE.

         The Executive represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts, restrictive covenants or other restrictions preventing the performance of his duties hereunder.

         10.  NON-COMPETITION.

                  (a) Executive agrees that if his employment is terminated for any reason or if he leaves the employ of the Company for any reason, for a period of one (1) year from the date of such termination of employment, he will not directly or indirectly, as owner, partner, joint venture, stockholder, employee, broker, agent, principal, trustee, corporate officer or director, licensor or in any capacity whatsoever engage in, become financially interested in, be employed by, render consulting services to, or have any connection with, any business which is competitive with the business activities of the Company or its subsidiaries ("Competitive Business"), in any geographic area where, during the time of his employment, the business of the Company or any of its subsidiaries is being or had been conducted in any manner whatsoever, or hire or attempt to hire for any Competitive Business any employee of the Company or any subsidiary thereof, or solicit, call on or induce others to solicit or call on, directly or indirectly, any customers or prospective customers of the Company for the purpose of inducing them to purchase or lease a product or service which may compete with any product or service of the Company; provided, however, that Executive may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time one percent of any class of stock or securities of such company.

                  (b) If any portion of the restrictions set forth in paragraph
(a) should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

                  (c) The Executive declares that the foregoing territorial and time limitations are reasonable and properly required for the adequate protection of the business of the Company. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Executive agrees to the reduction of either said territorial or time limitation to such area or period which said court shall have deemed reasonable.

                  (d) The existence of any claim or cause of action by Executive against the Company or any subsidiary other than under this Agreement shall not constitute a defense to the enforcement by the Company or any subsidiary of the foregoing restrictive covenants, but such claim or cause of action shall be litigated separately.

         11.  NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

                  (a) The Executive shall not, during the term of this Agreement, and at any time following termination of this Agreement, directly or indirectly, disclose or permit to be known, to any person, firm or corporation, any confidential information acquired by him during the course of or as an incident to his employment hereunder, relating to the Company or any of its subsidiaries, the directors of the Company or its subsidiaries, any client of the Company or any of its subsidiaries, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, but not limited to, the business affairs of each of the foregoing. Such confidential information shall include, but shall not be limited to, proprietary information, trade secrets, know-how, market studies and forecasts, competitive analyses, the substance of agreements with clients and others, client lists and any other documents embodying such confidential information.

                 (b) All information and documents relating to the Company, its affiliates as hereinabove described (or other business affairs) shall be the exclusive property of the Company, and Executive shall use his best efforts to prevent any publication or disclosure thereof. Upon termination of Executive's employment with the Company, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in Executive's possession or control shall be returned and left with the Company.

         12. RIGHT TO INJUNCTION. The Executive recognizes that the services to be rendered by him hereunder are of a special, unique, unusual, extraordinary and intellectual character involving skill of the highest order and giving them peculiar value, the loss of which cannot be adequately compensated for in damages. In the event of a breach of this Agreement by Executive, the Company shall be entitled to injunctive relief or any other legal or equitable remedies. Executive agrees that the Company may recover by appropriate action the amount of the actual damage caused the Company by any failure, refusal or neglect of Executive to perform his agreements, representations and warranties herein contained. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

         13. AMENDMENT OR ALTERATION. No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

         14. GOVERNING LAW. All matters concerning the validity, construction, interpretation and performance under this Agreement shall be governed by the laws of the State of California, without giving effect to any conflict of laws principles thereunder.

         15. SEVERABILITY. The holding of any provision of this Agreement to be illegal, invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

         16. NOTICES. Any notices required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand or sent by certified mail to the addresses set forth above or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of the delivery or mailing.

         17. WAIVER OR BREACH. It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by that same party.

         18. ENTIRE AGREEMENT AND BINDING EFFECT. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributees, successors and assigns.

         19. ASSIGNMENT. This Agreement may not be transferred or assigned by either party without the prior written consent of the other party.

         20. SURVIVAL. The termination of Executive's employment hereunder shall not affect the enforceability of Sections 10 and 11 hereof.

         21. FURTHER ASSURANCES. The parties agree to execute and deliver all such further instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement.

         22. HEADINGS. The Section headings appearing in this Agreement are for purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, amend or affect its provisions.

         23. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together, shall constitute one instrument.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


TEXAS LOOSEY'S STEAKHOUSE & SALOON, INC.

By: /s/ Hiram J. Woo
    -----------------------------------
       Hiram J. Woo
       Chairman and
       Chief Executive Officer


       /s/ Richard M. Lee
    -----------------------------------
       Richard M. Lee

                                                                  EXHIBIT 10.9

                AMENDED AND RESTATED
              ASSET PURCHASE AGREEMENT

                 by and among

             TLC Restaurant Mgmt. Corp.,
           Better Business Security, Inc.,
          River Diego Investment Corp. and
                 Ron Walton
           collectively, as "Sellers,"

                     and

      Texas Loosey's Steakhouse Holdings, Inc.
                   as "Buyer"

             Dated: April 10, 1996

              ASSET PURCHASE AGREEMENT

                 TABLE OF CONTENTS

                                                                  Page

ARTICLE I--DEFINITIONS ..............................................1
     1.1.   Defined Terms............................................1
     1.2.   Other Defined Terms .....................................9

ARTICLE II--PURCHASE AND SALE OF ASSETS .............................8
     2.1.   Transfer of Assets ......................................8
     2.2.   Assumption of Liabilities ...............................8
     2.3.   Excluded Liabilities ....................................8
     2.4.   Purchase Price ..........................................9
     2.5.   Inventory...............................................10
     2.6.   Prorations .............................................10
     2.7.   Closing Costs; Transfer Taxes and Fees .................11

ARTICLE III--CLOSING ...............................................11
     3.1.   Closing ................................................11
     3.2.   Conveyances at Closing .................................11
     3.3.   Escrow .................................................12

ARTICLE IV--REPRESENTATIONS AND WARRANTIES OF SELLERS ..............12
     4.1.   Organization of Companies ..............................13
     4.2.   Subsidiaries............................................13
     4.3.   Authorization ..........................................13
     4.4.   Absence of Certain Changes or Events ...................13
     4.5.   Assets .................................................15
     4.6.   Facilities .............................................15
     4.7.   Franchise Agreements, Contracts and Commitments ........16
     4.8.   Permits ................................................18
     4.9.   No Conflict or Violation ...............................18
     4.10.  Financial Statements ...................................19
     4.11.  Books and Records ......................................19
     4.12.  Litigation .............................................19
     4.13.  Labor Matters ..........................................19
     4.14.  Liabilities ............................................20
     4.15.  Compliance with Law ....................................20
     4.16.  No Brokers .............................................20
     4.17.  No Other Agreements to Sell the Assets .................20
     4.18.  Proprietary Rights .....................................21
     4.19.  Employees ..............................................21
     4.20.  Transactions with Certain Persons ......................22
     4.21.  Tax Matters ............................................22
     4.22.  Insurance ..............................................23
     4.23.  Inventory ..............................................23
     4.24.  Purchase Commitments and Outstanding Bids ..............24

                                                                  Page

     4.25.  Payments ...............................................24
     4.26.  Distributors and Suppliers .............................24
     4.27.  Compliance With Environmental Laws .....................24
     4.28.  Banking Relationships ..................................26
     4.29.  Material Misstatements Or Omissions.....................26

ARTICLE V-- REPRESENTATIONS AND WARRANTIES OF BUYER ................27
     5.1.   Organization of Buyer ..................................27
     5.2.   Authorization...........................................27
     5.3.   No Conflict or Violation. ..............................27
     5.4.   Litigation .............................................27
     5.5.   Consents and Approvals . ...............................27
     5.6.   No Brokers .............................................28

ARTICLE VI--COVENANTS OF SELLERS AND BUYER .........................28
     6.1.   Further Assurances .....................................28
     6.2.   Consents; Franchisee and Landlord Estoppel Certificates 28
     6.3.   No Solicitation ........................................29
     6.4.   Notification Certain Matters ...........................29
     6.5.   Investigation by Buyer .................................30
     6.6.   Conduct of Business ....................................33

ARTICLE VII--CONDITIONS TO SELLERS' OBLIGATIONS ....................33
     7.1.   Representations, Warranties and Covenants ..............34
     7.2    No Actions or Court Orders..............................34
     7.3.   Opinion of Counsel .....................................34
     7.4.   Certificates ...........................................35
     7.5.   Corporate Documents ....................................35
     7.6.   Assumption Document ....................................35
     7.7.   Ancillary Agreements ...................................35

ARTICLE VIII--CONDITIONS TO BUYER'S OBLIGATIONS ....................35
     8.1.   Representations, Warranties and Covenants ..............35
     8.2.   Consents; Regulatory Compliance and Approval ...........35
     8.3.   No Actions or Court Orders .............................35
     8.4.   Opinion of Counsel .....................................36
     8.5.   Certificates ...........................................37
     8.6.   Material Changes .......................................37
     8.7.   Corporate Documents ....................................37
     8.8.   Due Diligence Review ...................................37
     8.9.   Financing ..............................................37
     8.10.  Conveyancing Documents; Release of Encumbrances ........37
     8.11.  Permits. ...............................................37
     8.12.  Other Agreements .......................................37
     8.13.  Fullerton Lease ........................................38
     8.14.  Westminster Franchise ..................................38

                                                                  Page
     8.15.  Franchisee Estoppel Certificates .......................38
     8.16.  Landlord Estoppel Certificates .........................38
     8.17.  Bulk Sales .............................................38

ARTICLE IX--RISK OF LOSS; CONSENTS TO ASSIGNMENT ...................38
     9.1.  Risk of Loss ............................................38
     9.2.  Consents to Assignment ..................................39
     9.3.  Facility Lease Consents .................................39

ARTICLE X--ACTIONS BY SELLERS AND BUYER AFTER THE CLOSING ..........40
     10.1.  Books and Records; Tax Matters .........................40
     10.2.  Survival of Representations, Etc. ......................41
     10.3.  Indemnifications .......................................41
     10.4.  Bulk Sales .............................................43
     10.5.  Name ...................................................43
     10.6.  Return of Liquor License ...............................43

ARTICLE XI--MISCELLANEOUS ..........................................44
     11.1.  Termination ............................................44
     11.2.  Assignment .............................................45
     11.3.  Notices ................................................45
     11.4.  Choice of Law ..........................................46
     11.5.  Termination of Prior Agreement; Entire Agreement;
            Amendments and Waivers .................................46
     11.6.  Multiple Counterparts ..................................46
     11.7.  Expenses ...............................................46
     11.8.  Invalidity .............................................46
     11.9.  Titles; Gender .........................................46
     11.10. Publicity ..............................................46
     11.11. Confidential Information ...............................47
     11.12. Cumulative Remedies. ...................................48
     11.13. Service of Process, Consent to Jurisdiction. ...........48
     11.14. Arbitration. ...........................................48
     11.15. Attorneys' Fees.........................................48
     11.16. Nature of Obligations ..................................49

                              EXHIBITS
                                                               Exhibit

A    Facilities ...................................................A-1
B    Allocation of Purchase Price .................................B-1
C    Security Agreement ...........................................C-l
D    Bill of Sale .................................................D-l
E    Assignment of Leases .........................................E-1
F    Assignment of Contract Rights ................................F-1
G    Assignment of Patents and Trademarks .........................G-1
H    Assumption of Certain Liabilities ............................H-1
I    Required Consents or Approvals of Buyer ......................I-1
J    [Intentionally Omitted]
K    Agreement Not to Compete .....................................K-1
L    Form of Franchisee's Estoppel Certificate ....................L-1
M    Secured Promissory Note ($375,000) ...........................M-1
N    Secured Promissory Note ($870,000) ...........................N-1
O    Consulting Agreement .........................................O-1

                        AMENDED AND RESTATED
                      ASSET PURCHASE AGREEMENT

     This Amended and Restated Asset Purchase Agreement, dated as of April 10, 1996 (this "Agreement"), is by and among TLC Restaurant Mgmt. Corp., a California corporation ("TLC"), Better Business Security, Inc., a California corporation ("Better Business"), River Diego Investment Corp., a California corporation ("River Diego"), Ron Walton ("Walton") and Texas Loosey's Steakhouse Holdings, Inc., a Delaware corporation, formerly named China Coast Foods, Inc. ("Buyer"). TLC, Better Business and River Diego shall be sometimes referred to collectively as the "Companies"; reference to a "Company" shall mean any one of the Companies. The Companies together with Walton shall be sometimes referred to collectively as the "Sellers"; reference to a "Seller" shall mean any one of the Sellers.

     RECITALS A. Sellers and Buyer have previously entered into an Asset Purchase Agreement dated as of October 2, 1995 (the "Prior Agreement") pursuant to which provided for the sale to Buyer of certain assets owned by Sellers and used in the conduct of the Business (as defined below).

     B. Buyer and Seller desire to terminate the Prior Agreement and Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, certain of such assets of Sellers, all upon the terms and subject to the conditions of this Agreement.

                                  AGREEMENT


     NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I.

                                 DEFINITIONS

     1.1. Defined Terms. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

     "ABC" shall mean the Department of Alcoholic Beverage Control of the State of California .

     "ABC License Requirements" shall mean the Alcoholic Beverage Control Act (California Business and Professions Code Sections 23000, et seq.) and the Regulations of the ABC.

     "Action" shall mean any action, claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental audit, inquiry, criminal prosecution, investigation or unfair labor practice charge or complaint.

     "affiliate" shall have the meaning set forth in the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Ancillary Agreements" shall mean the Security Agreement, Agreement Not to Compete, and Consulting Agreement substantially in the forms attached hereto as Exhibits C, K and 0, respectively.

     "Assets" shall mean all of the right, title and interest in and to the business, properties, assets and rights of any kind, whether tangible or intangible, real or personal and constituting, or used or useful in connection with, or related to, the Business owned by Sellers or in which Sellers have any interest, including without limitation all of Sellers' right, title and interest in the following:

     (a) all Contract Rights, to the extent transferable, and the Franchise Rights;

     (b) all Leases;

     (c) all Leasehold Estates;

     (d) all Leasehold Improvements;

     (e) all Fixtures and Equipment;

     (f) all Inventory;

     (g) all Books and Records;

     (h) all Proprietary Rights relating to the Business;

     (i) the Liquor Licenses and to the extent transferable, all Permits;

     (j) all computers and software, except those which have been used predominantly at the corporate office of the Companies located in Temecula, California;

     (k) all available supplies, manuals, menus, sales literature, promotional literature, customer, prospective customer, supplier and distributor lists, art work, display units, files, telephone and fax numbers and purchasing records related to the Business;

     (l) all promotional merchandise, including without limitation shirts, hats and pins;

     (m) all rights under or pursuant to all warranties, representations and guarantees made by suppliers in connection with the Assets or services furnished to Sellers pertaining to the Business or affecting the Assets, to the extent such warranties, representations and guarantees are assignable; and

     (n) all goodwill related to the Business;

but excluding therefrom the Excluded Assets.

     "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Central District of California.

     "Bankruptcy Plan" shall mean the Plan of Reorganization, as amended, of TLC filed on September 2, 1994 with the Bankruptcy Court pursuant to Chapter 11 of the United States Bankruptcy Code.

     "Books and Records" shall mean copies of any of the following, as may be reasonably requested by Buyer: (a) all records and lists of the Sellers pertaining to the Assets, (b) all records and lists pertaining to the Business, customers, suppliers or personnel of the Companies, (c) all product, business and marketing plans of the Companies, (d) all books, ledgers, files, reports, plans, drawings and operating records of every kind maintained by the Sellers, but excluding the originals of the Companies' minute books, stock books and tax returns and (e) any information referred to in clauses (a) through (d) which is computer maintained and stored data and all computer software necessary to access and process such data.

     "Business" shall include all business and operations of Sellers of any type, kind or nature, conducted at or with respect to the Restaurants and the business conducted pursuant to the Franchise Agreements.

     "Closing Date" shall mean the date upon which the Closing occurs, or such other date as Buyer and Sellers shall mutually agree upon.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

     "Contract" shall mean any agreement, contract, note, loan, evidence of indebtedness, purchase order, letter of credit, indenture, security or pledge agreement, franchise agreement, undertaking, practice, covenant not to compete, employment agreement, license, instrument, obligation or commitment to which any Seller is a party or is bound and which relates to the Business or the Assets, whether oral or written, but excluding all Leases, and accounts receivable.

     "Contract Rights" shall mean all of Sellers' rights and obligations under the Contracts listed on Schedule 4.7(b) and not rejected by Buyer and under any Contracts not so listed which Buyer, in its sole discretion, elects to accept and assume.

     "Copyrights" shall mean registered copyrights, copyright applications and unregistered copyrights.

     "Court Order" shall mean any judgment, decision, consent decree, injunction, ruling or order of any federal, state or local court or governmental agency, department or authority that is binding on any person or its property under applicable law.

     "Debt Agreements" shall mean the Security Agreement, Note A and Note B.

     "Default" shall mean (a) a breach of or default under any Contract, Franchise Agreement or Lease, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract, Franchise Agreement or

Lease, or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract, Franchise Agreement or Lease.

     "Disclosure Schedule" shall mean a schedule executed and delivered by Sellers to Buyer as of the date hereof which sets forth the exceptions to the representations and warranties contained in Article IV hereof and certain other information called for by this Agreement. Unless otherwise specified, each reference in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Disclosure Schedule.

     "Employee Plans" shall mean (a) all employee pension benefit plans and employee welfare benefit plans as defined in Section 3 of ERISA and (b) all employment, consulting, severance or other similar contracts, arrangements or policies and all plans, arrangements (written or oral), programs, agreements or commitments providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits, in either case (a) or (b) which (i) any Seller (or any entity under common control with any Seller or within a controlled group or affiliated service group with such Seller, within the meaning of Section 414 of the Code) maintains, administers, contributes to or is required to contribute to, or at any time prior to the Closing Date, under which any Seller (or any such other entity) maintained, administered, contributed to or was required to contribute to, or under which any Seller (or any such other entity) may incur any liability and (ii) which cover any employees or former employees of any Seller employed in connection with the Business.

     "Encumbrance" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Excluded Assets," notwithstanding any other provision of this Agreement, shall mean the following assets of the Companies which are not to be acquired by Buyer hereunder:

     (a) all assets identified in Schedule 1.1 hereto;

     (b) all cash and cash equivalents held by the Companies;

     (c) all accounts and notes receivable (whether current or noncurrent), refunds, deposits, prepayments or prepaid expenses (including without limitation any prepaid insurance premiums) of Sellers;

     (d) all Permits, to the extent not transferable; and

     (e) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind against any person or entity arising out of or relating to the Assets to the extent related to the Excluded Liabilities.

     "Facilities" shall mean all stores, restaurant buildings, offices, warehouses, improvements, administration buildings, and all real property and related facilities which are identified or listed on Exhibit "A" attached hereto.

     "Facility Leases" shall mean all of the leases of Facilities listed on
Schedule 4.6.

     "Financial Statements" shall mean the Year-End Financial Statements and the Interim Financial Statements.

     "Fixtures and Equipment" shall mean all of the furniture, fixtures, furnishings, machinery, supplies, equipment, tooling, molds, patterns, dies, kitchenware, food-processors, refrigerators, ovens, utensils and other tangible personal property owned by Sellers and used in connection with the Business, wherever located (but excluding those located in the headquarters and warehouse of the Sellers in Temecula, California and that are not used in connection with the Business) and including any such Fixtures and Equipment in the possession of any of Sellers' suppliers, including all warranty rights with respect thereto.

     "Former Facility" shall mean each plant, office, manufacturing facility, store, warehouse, improvement, administrative building and all real property and related facilities that was owned, leased or operated by any Company at any time prior to the date hereof, but excluding any Facilities.

     "Franchise" shall mean any franchise operating pursuant to a Franchise Agreement.

     "Franchise Agreements" shall mean the franchise agreements identified as such on Schedule 4.7(a) hereto; reference to a "Franchise Agreement" shall mean any one of the "Franchise Agreements".

     "Franchisee" shall mean any franchisee party to any Franchise Agreement, franchise, license, territorial or similar Contract to which any Seller is a party.

     "Franchisee Estoppel Certificate" shall mean a consent and estoppel certificate from a Franchisee of any of the Franchise Agreements substantially in the form of Exhibit L hereto.

     "Franchise Rights" shall mean all of Sellers' rights and obligations under the Franchise Agreements, but excluding the franchise royalties payable on or before the Closing Date.

     "Insurance Policies" shall mean the insurance policies related to the Assets listed on Schedule 4.22.

     "Interim Financial Statements" shall mean the combined statement of revenue and expenses of the companies for the twenty-four (24) week period ended June 17, 1995, together with the notes thereto.

     "Inventory" shall mean all of the Companies' inventory held for sale and all of the Companies' food items, beverage items, liquor, paper products, merchandise, wrapping, supply and packaging items and similar items with respect to the Business, in each case wherever the same may be located.

     "Leased Real Property" shall mean all leased property described in the Facility Leases.

     "Leasehold Estates" shall mean all of the Companies rights and obligations as lessee under the Leases.

     "Leasehold Improvements" shall mean all leasehold improvements situated in or on the Leased Real Property and owned by any Seller.

     "Leases" shall mean all of the Facility Leases and all of the existing leases with respect to the personal or real property of the Sellers listed on
Schedule 4.7(b) and not rejected by Buyer.

     "Liabilities" shall mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any person of any type, whether accrued, absolute, contingent, matured, unmatured or other.

     "Liquor Licenses" shall mean the liquor licenses with respect to all of the Restaurants, including any and all documents affecting the validity of such licenses, issued to any of the Sellers by the ABC.

     "material adverse effect" or "material adverse change" shall mean with respect to the Business or the Assets any significant adverse effect or change in the condition (financial or other), business, results of operations, prospects, assets, Liabilities or operations of the Business and/or the Assets or on the ability of any Seller to consummate the transactions contemplated hereby, or any event or condition which would, with the passage of time, constitute a "material adverse effect" or "material adverse change."

     "ordinary course of business" or "ordinary course" or any similar phrase shall mean the ordinary course of the Business and consistent with Sellers' past practice.

     "Patents" shall mean all patents and patent applications and registered design and registered design applications.

     "Permits" shall mean all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, or any other person, necessary or desirable for the past, present or anticipated conduct of, or relating to the operation of the Business or the ownership of the Assets, including without limitation the Temporary Liquor Permits but excluding the Liquor Licenses.

     "Proprietary Rights" shall mean all of Sellers' Copyrights, Patents, Trademarks, Trade Names, technology rights and licenses, computer software (including without limitation any source or object codes therefor or documentation relating thereto), trade secrets, recipes, food and drink formulas, menus, processes, secret ingredients, franchises, know-how, inventions, designs, specifications, plans, drawings and intellectual property rights, that are related to the Business.

     "Regulations" shall mean any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any foreign, federal, state or local government and any other governmental department or agency, including without limitation Environmental Laws, energy, motor vehicle safety, public utility, zoning, building and health codes, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

     "Representative" shall mean any officer, director, principal, attorney, agent, employee or other representative.

     "Restaurant" shall mean one of the Texas Loosey's Chili Parlor and Saloon restaurants listed on Schedule 4.6(b) hereto. "Restaurants" shall mean any or all of such Restaurants.

     "Tax" shall mean any federal, state, local, foreign or other tax, levy, impost, fee, assessment or other government charge, including without limitation income, estimated income, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, franchise or withholding taxes, and any premium, including without limitation interest, penalties and additions in connection therewith.

     "Temporary Liquor Permits" shall mean temporary operating permits with respect to all of the Restaurants necessary for the sale of alcoholic beverages issued by the ABC.

     "Trademarks" shall mean registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

     "Trade Names" shall mean "Texas Loosey's," "Texas Loosey's Chili Parlor and Saloon," "Texas Tested Tried and Trusted," designs showing the state of Texas superimposed on the flag of the State of Texas, any and all variations thereof and all other trade names used in or useful in connection with, or related to, the Business.

     "Warrants" shall mean (a) agreements, rights to subscribe (including any preemptive rights), options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire any common stock or other equity securities of any Company, and (b) outstanding securities of the Companies that are convertible into or exchangeable for capital shares or other equity securities of the Companies.

     "Year-End Financial Statements" shall mean the unaudited combined statement of revenues and expenses of the Companies for the year ended December 30, 1995 and the audited combined statements of revenues and expenses of the Companies for the years ended December 26, 1992, December 25, 1993 and December 31, 1994, together with the notes thereto.

     1.2. Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

            Term                                      Section
            Assumed Liabilities                       2.2
            Assumption Documents                      3.2(b)
            Bulk Sales Act                            10.4
            Claim                                     10.3(d)
            Claim Notice                              10.3(d)
            Closing                                   3.1
            Confidential Information                  11.11
            Damages                                   10.3(a)
            Environmental Conditions                  4.27(a)
            Environmental Laws                        4.27(a)
            Excluded Liabilities                      2.3
            Hazardous Substance                       4.27(a)
            Permitted Encumbrances                    2.1
            Proposed Acquisition Transaction          6.3(a)
            Purchase Price                            2.4
            Release                                   4.27(a)
            Rehired Employee                          6.7(a)

                                 ARTICLE II.

                         PURCHASE AND SALE OF ASSETS

     2.1. Transfer of Assets. Upon the terms and subject to the conditions contained herein, at the Closing, Sellers will sell, convey, transfer, assign and deliver to Buyer, and Buyer will acquire from Sellers, the Assets, free and clear of all Encumbrances, other than minor liens which in the aggregate are not substantial in amount, do not materially detract from the value or transferability of the property or assets subject thereto or interfere with the present use and have not arisen other than in the ordinary course of business ("Permitted Encumbrances"). The term Permitted Encumbrances shall also include any liens disclosed in the Disclosure Schedule which Buyer expressly agrees may encumber the Assets as of the Closing.

     2.2. Assumption of Liabilities. Upon the terms and subject to the conditions contained herein, at the Closing, Buyer shall assume the Liabilities, and only the Liabilities (the "Assumed Liabilities"), of Sellers accruing, arising out of, or relating to events or occurrences happening after the Closing Date under the Contracts, Franchise Agreements and Leases listed on
Schedule 4.7 and not rejected by Buyer, or under Contracts or Leases which are not listed on Schedule 4.7 but which Buyer, in its sole discretion, elects to accept and assume, but not including any Liability for any Default under any such Contract occurring on or prior to the Closing Date.

     2.3. Excluded Liabilities. Notwithstanding any other provision of this Agreement, except for the Assumed Liabilities expressly specified in Section 2.2, Buyer shall not assume, or otherwise be responsible for, any Liabilities of Sellers, whether liquidated or unliquidated, or known or unknown, whether arising out of occurrences prior to, at or after the date hereof ("Excluded Liabilities"), which Excluded Liabilities include, without limitation:

     (a) Any Liability to or in respect of any employees or former employees of any Seller including without limitation (i) any employment agreement, whether or not written, between any Seller and any person, (ii) any Liability under any Employee Plan at any time maintained, contributed to or required to be contributed to by or with respect to any Seller or under which any Seller may incur Liability, or any contributions, benefits or Liabilities therefor, or any Liability with respect to any Seller's withdrawal or partial withdrawal from or termination of any Employee Plan and (iii) any claim of an unfair labor practice, or any claim under any state unemployment compensation or worker's compensation law or regulation or under any federal or state employment discrimination law or regulation, which shall have been asserted on or prior to the Closing Date or is based on acts or omissions which occurred on or prior to the Closing Date;

     (b) Any Liability of any Seller in respect of any Tax, except for any documentary and transfer taxes and any sales, use or other taxes imposed by reason of the transfers of Assets as provided hereunder;

     (c) Any Liability arising from any injury to or death of any person or damage to or destruction of any property, whether based on negligence, breach of warranty, strict liability, enterprise liability or any other legal or equitable theory arising from foods, beverages or goods sold or from services performed by or on behalf of any Seller or any other person or entity on or prior to the Closing Date;

     (d) Any Liability of any Seller arising out of or related to any Action against such Seller or any Action which adversely affects the Assets and which shall have been asserted on or prior to the Closing Date or to the extent the basis of which shall have arisen on or prior to the Closing Date;

     (e) Any accounts payable of any Seller arising before or after the Closing Date which relate to the period prior to the Closing Date;

     (f) Any Liability of any Seller resulting from entering into, performing its obligations pursuant to or consummating the transactions contemplated by, this Agreement (including without limitation any Liability of any Seller pursuant to Article X hereof);

     (g) Any Liability related to any Former Facility; and

     (h) Any Liability of any Seller under the Franchise Agreements which arose or were to be performed prior to the Closing Date.

     2.4. Purchase Price. At the Closing, upon the terms and subject to the conditions set forth herein, Buyer shall: (a) pay to Sellers for the sale, transfer, assignment, conveyance and delivery of the Assets (other than the Inventory), the aggregate amount of One Million Five Hundred Twenty Thousand Dollars ($1,520,000) (the "Purchase Price"), consisting of (i) Two Hundred Seventy-Five Thousand Dollars ($275,000) in cash, which shall be paid directly to the Internal Revenue Service (the "IRS") and certain California tax authorities in partial satisfaction of certain tax obligations of Sellers, (ii) a promissory note in the principal amount of Three Hundred Seventy-five Thousand Dollars ($375,000) ("Note A"), substantially in the form of Exhibit M attached hereto, subject, however, to the adjustments as set forth in Section 2.5 and
(iii) a promissory note in the principal amount of Eight Hundred Seventy Thousand Dollars ($870,000) ("Note B"), substantially in the form of Exhibit N attached hereto, both Note A and Note B to be secured by the Assets, and (b) shall assume the Assumed Liabilities pursuant to this Agreement. The Purchase
Price shall be allocated among the Assets in the manner required by Section
1060 of the Code and regulations thereunder as shall be mutually agreed to by the parties prior to the Closing. The Purchase Price so allocated shall be attached hereto as Exhibit B. Buyer and Sellers agree to each prepare and file on a timely basis with the Internal Revenue Service substantially identical initial and supplemental Internal Revenue Service Forms 8594 "Asset Acquisition Statements Under Section 1060" consistent with Exhibit B.

     2.5. Inventory. On the Closing Date, Sellers shall provide Buyer with a written itemized list of existing Inventory and the wholesale cost of each item of Inventory paid by the Sellers. At Buyer's election, Buyer or its designated representative may participate in taking the physical Inventory and preparing the Inventory list. Buyer shall purchase, at wholesale cost, such Inventory, provided that such item of Inventory is usable and/or re-sellable. The payment of such Inventory shall be reflected by increasing the principal amount of Note A by an amount equal to the purchase price of such Inventory.

     2.6. Prorations.

     (a) Utilities; Taxes. As promptly as practicable following the Closing Date, but in no event later than thirty (30) calendar days thereafter, the real and personal property taxes, water, gas, electricity and other utilities, common area maintenance reimbursements to lessors, local business or other license fees or taxes, merchants' association dues and other similar periodic charges payable with respect to the Assets or the Business shall be prorated between Buyer and Sellers effective as of the Closing Date. To the extent practicable, utility meter readings for the Facilities shall be determined as of the Closing Date. If the real property tax rate for the current tax year is not established by the Closing Date, the prorations shall be made on the basis of the rate in effect for the preceding tax year and shall be adjusted when the exact amounts are determined. All such prorations shall be based upon the most recent available assessed value of any Facility prior to the Closing Date.

     (b) Rents. Sellers shall pay all minimum or base rent under the Leases through the end of the calendar month in which the Closing Date occurs, and Buyer shall reimburse Sellers for such rent accrued from the Closing Date through the end of such month within thirty (30) calendar days following the Closing Date. Payments of percentage rent, if any, due under the provisions of the Leases shall be adjusted to the Closing Date as follows. Buyer shall pay any percentage rent due for periods expiring after the Closing Date, and Sellers shall be responsible for that portion of such percentage rent paid by Buyer and due under the Leases based on sales from the commencement of the current lease year through the Closing Date, and Buyer shall be responsible for that portion due under the Lease based on sales from and after the Closing Date. Within thirty (30) calendar days after the Closing Date, Sellers will furnish to Buyer records which evidence the gross sales of Sellers at each Facility to the extent necessary to enable Buyer to comply with the percentage rent provision of each Lease. Buyer shall provide to Sellers, within thirty
(30) calendar days before the annual settlement of percentage rent under any Lease for the partial year in which Sellers was operating such Facility, a statement showing the manner of computation of all percentage rent due under each Lease for such year. Any reimbursement due Buyer from Sellers in respect of its pro rata share of percentage rent shall be paid within fifteen (15) calendar days after written demand therefor by Buyer.

     (c) Payments in Cash. All payments due under this Section 2.6 shall be payable in cash.

     2.7. Closing Costs; Transfer Taxes and Fees. Buyer shall be responsible for any documentary and transfer taxes and any sales, use or other taxes imposed by reason of the transfers of Assets provided hereunder and any deficiency, interest or penalty asserted with respect thereto and for any title searches or insurance premiums for title insurance to be obtained by Buyer. Buyer shall pay the fees and costs of recording or filing all applicable conveyancing instruments described in Section 3.2(a). Buyer shall pay all costs of applying for new Permits and obtaining the transfer of existing Permits which may be lawfully transferred. Buyer shall pay one-half (1/2) the fees and other charges incurred in connection with the Escrow as provided in Section 3.3, and Sellers shall be responsible for the remainder.

                                 ARTICLE III.

                                   CLOSING

     3.1. Closing. The Closing of the transactions contemplated herein (the "Closing") shall be held at 10:00 a.m. local time on the Closing Date at the offices of Latham & Watkins, 650 Town Center Drive, Twentieth Floor, Costa Mesa, California 92626, unless the parties hereto otherwise agree.

     3.2. Conveyances at Closing.

     (a) Instruments and Possession. To effect the sale and transfer referred to in Section 2.1 hereof, Sellers will, at the Closing, execute and deliver to
Buyer:

     (i) one or more bills of sale, in the form attached hereto as Exhibit D, conveying in the aggregate all of Sellers' owned personal property included in the Assets;

     (ii) subject to Sections 9.2 and 9.3, one or more Assignments of Lease substantially in the form attached hereto as Exhibit E with respect to the Leases;

     (iii) subject to Sections 9.2 and 9.3, one or more Assignments of Contract Rights, each in the form as shall be mutually agreed to by the parties prior to the Closing and attached hereto as Exhibit F, with respect to the Contract Rights and Franchise Rights;

     (iv) Assignments of Patents, Trademarks Trade Names and other Proprietary Rights (including an assignment of all of Sellers' rights, title and interest to the names "Texas Loosey's," "Texas Loosey's Chili Parlor and Saloon," "Texas Tested Tried and Trusted" and all variations thereof) each in the form as shall be mutually agreed to by the parties prior to the Closing and attached hereto as Exhibit G, in recordable form to the extent necessary to assign such rights; and

     (v) such other instruments as shall be requested by Buyer to vest in Buyer title in and to the Assets in accordance with the provisions hereof.

     (b) Assumption Document. Upon the terms and subject to the conditions contained herein, at the Closing Buyer shall deliver to Sellers an instrument of assumption substantially in the form attached hereto as Exhibit H, evidencing Buyer's assumption, pursuant to Section 2.2, of the Assumed Liabilities (the "Assumption Document").

     (c) Form of Instruments. To the extent that a form of any document to be delivered hereunder is not attached as an Exhibit hereto, such documents shall be in form and substance, and shall be executed and delivered in a manner, satisfactory to both Buyer and Sellers.

     (d) Certificates; Opinions. Buyer and Sellers shall deliver the certificates, opinions of counsel and other matters described in Articles VII and VIII, as applicable.

     (e) Consents. Subject to Sections 9.2 and 9.3, Sellers shall take all actions necessary to deliver (and Buyer shall cooperate with Sellers in connection with the delivery of) all Permits and any other third party consents required for the valid transfer of the Assets as contemplated by this Agreement, except for the Liquor Licenses which shall be deposited in an escrow account as provided in Section 3.3 below.

     (f) Ancillary Agreements. Each of the Ancillary Agreements shall be executed and delivered to the parties thereto.

     (g) Books and Records. Sellers shall deliver to Buyer the Books and Records.

     (h) Franchisee Estoppel Certificates. Sellers shall deliver to Buyer copies of all Franchisee Estoppel Certificates received from Franchisees to any of the Franchise Agreements.

     (i) Landlord Estoppel Certificates. Sellers shall deliver to Buyer copies of all Landlord Estoppel Certificates received from the landlord or lessor for all Facility Leases.

     3.3. Escrow. On or before the Closing Date, Sellers and Buyer shall enter into an escrow agreement (the "Escrow Agreement") on terms mutually acceptable to the parties for the purpose of effecting the transfer of the Liquor Licenses from Sellers to Buyer and paying certain creditors of Sellers from the proceeds of Note A and, if necessary, Note B. Sellers and Buyer shall establish an escrow account (the "Escrow") with, and shall deliver escrow instructions that are mutually acceptable to, Jean Allen Escrow Company at 4012 Katella Avenue Suite 103, Los Alamitos, California 90720 (the "Escrow Holder"). At the Closing, Buyer shall deliver to the Escrow Holder for deposit into the Escrow
(a) Two Hundred Seventy-Five Thousand Dollars ($275,000) constituting the cash portion of the Purchase Price payable pursuant to Section 2.2, which shall be paid by the Escrow Holder to the IRS and certain California taxing authorities in satisfaction of certain tax obligations of Sellers, and (b) an additional Five Thousand Dollars ($5,000), which shall be applied to the portion of the Escrow fees and charges payable by Buyer. At the Closing, the Sellers shall deliver the Liquor Licenses, Note A and Note B to the Escrow Holder for deposit into the Escrow. The Escrow shall be conducted in accordance with the ABC License Requirements and the provisions of the Escrow Agreement.

                                 ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF SELLERS

     Each Seller, jointly and severally, hereby represents and warrants to Buyer as follows, except as otherwise set forth on the Disclosure Schedule, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

     4.1. Organization of Companies. Each Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California with full-corporate power and authority to conduct the Business as it is presently being conducted and to own and lease its properties and assets. Each Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary. Copies of the Articles of Incorporation and Bylaws of each Company, and all amendments thereto, heretofore delivered to Buyer are accurate and complete as of the date hereof. Schedule 4.1 contains a true, correct and complete list of all jurisdictions in which each Company is qualified to do business as a foreign corporation.

     4.2. Subsidiaries. The Companies have no direct or indirect stock or other equity or ownership interest in any corporation, association, partnership, joint venture or other entity.

     4.3. Authorization. Each Company has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and the Ancillary Agreements, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements by each Company and the consummation by such Company of the transactions contemplated hereby and thereby have been duly approved by the boards of directors and shareholders of such Company. No other corporate proceedings on the part of any Company are necessary to authorize this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each Seller and is, and upon execution and delivery of the Ancillary Agreements will be, legal, valid and binding obligation of each Seller, enforceable against each of them in accordance with its terms.

     4.4. Absence of Certain Changes or Events. Since June 17, 1995, there has not been any:

     (a) actual or threatened material adverse change in the financial condition, working capital, shareholders' equity, assets, Liabilities, reserves, revenues, income earnings, prospects or Business of any Company;

     (b) change in accounting methods, principles or practices by any Company affecting the Assets, its Liabilities or the Business;

     (c) material revaluation by any Seller of any of the Assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable;

     (d) damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Assets or the Business;

     (e) cancellation of any indebtedness or waiver or release of any right or claim of any Seller relating to its activities or properties which had or will have a material adverse effect on the Assets or the Business;

     (f) declaration, setting aside, or payment of dividends or distributions by any Seller in respect of any equity securities thereof or any redemption, purchase or other acquisition of any Seller's securities;

     (g) material increase in the rate of compensation payable or to become payable to any director, officer or other employee of any Seller or any consultant, Representative or agent of any Seller, including without limitation the making of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, service award or other similar benefit to, any such person, or the addition to, modification of, or contribution to any Employee Plan, arrangement, or practice described in the Disclosure Schedule;

     (h) adverse change in employee relations which has or is reasonably likely to have a material adverse effect on the productivity, the financial condition, results of operations or Business of any Seller or the relationships between the employees of any Seller and the management of any Seller;

     (i) amendment, cancellation or termination of any Contract, Franchise Agreement, commitment, agreement, Lease, transaction or Permit relating to the Assets or the Business or entry into any Contract, Franchise Agreement, commitment, agreement, Lease, transaction or Permit which is not in the ordinary course of any Seller's business, including without limitation any employment or consulting agreements;

     (j) mortgage, pledge or other encumbrance of any Assets, except purchase money mortgages arising in the ordinary course of business;

     (k) sale, assignment or transfer of any of the Assets, other than in the ordinary course of business;

     (l) incurrence of indebtedness by any Seller for borrowed money or commitment to borrow money entered into by any Seller, or loans made or agreed to be made by any Seller, or indebtedness guaranteed by any Seller;

     (m) incurrence by any Seller of Liabilities, except Liabilities incurred in the ordinary course of business, or increase or change in any assumptions underlying or methods of calculating, any doubtful account contingency or other reserves of any Seller;

     (n) payment, discharge or satisfaction of any Liabilities of any Seller other than the payment, discharge or satisfaction in the ordinary course of business of Liabilities set forth or reserved for on the Interim Financial Statements or incurred in the ordinary course of business;

     (o) capital expenditure by any Seller, the execution of any Lease by any Seller or the incurring of any obligation by any Seller to make any capital expenditure or execute any Lease;

     (p) failure to pay or satisfy when due any Liability of any Seller, except where the failure would not have a material adverse effect on the Assets or the Business;

     (q) failure of any Seller to carry on diligently the Business in the ordinary course so as to keep available to Buyer the services of such Seller's employees, and to preserve for Buyer the Assets and the Business and the goodwill of such Seller's suppliers, customers, distributors and others having business relations with it;

     (r) disposition or lapsing of any Proprietary Rights or any disposition or disclosure to any person of any Proprietary Rights not theretofore a matter of public knowledge;

     (s) existence of any other event or condition which in any one case or in the aggregate has or might reasonably be expected to have a material adverse effect- on the Business; or

     (t) agreement by any Seller to do any of the things described in the preceding clauses (a) through (s) other than as expressly provided for herein;

that are in connection with, or related to the Business, other than as set forth in Schedule 4.4 hereto.

     4.5. Assets. Excluding the Leased Real Property, each Seller has and will transfer good and marketable title to the Assets and upon the consummation of the transactions contemplated hereby, Buyer will acquire good and marketable title to all of the Assets, free and clear of any Encumbrances, except for Permitted Encumbrances. The Assets include without limitation all assets necessary for the conduct of the Business as presently conducted. Schedule 4.5 contains accurate lists and summary descriptions of all tangible Assets where the value of an individual item exceeds Five Hundred Dollars ($500) or where an aggregate of similar items exceeds Five Hundred Dollars ($500). All tangible assets and properties which are part of the Assets are in good operating condition and repair and are usable in the ordinary course of business and conform in all material respects to all applicable Regulations (including Environmental Laws) relating to their use and operation.

     4.6. Facilities.

     (a) Actions. Except as set forth on Schedule 4.6 hereto, there are no pending or, to the best knowledge of Sellers, threatened condemnation proceedings or other Actions relating to any Facility.

     (b) Leases or Other Agreements. Except for Facility Leases listed on
Schedule 4.6, there are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy any Facility, or any real property in connection with the Business or any portion thereof or interest in any such Facility or real property.

     (c) Facility Leases and Leased Real Property. With respect to each Facility Lease, each Seller has and will transfer to Buyer at the Closing an unencumbered interest in the Leasehold Estate. Each Seller enjoys peaceful and undisturbed possession of all the Leased Real Property leased by such Seller, and each Seller has in all material respects performed all the obligations required to be performed by it through the date hereof.

     (d) Certificate of Occupancy. All Facilities have received all required approvals of governmental authorities (including without limitation Permits and a certificate of occupancy or other similar certificate permitting lawful occupancy of the Facilities) required in connection with the operation thereof and have been operated and maintained in all material respects in accordance with applicable Regulations.

     (e) Utilities. All Facilities are supplied with utilities (including without limitation water, sewage, disposal, electricity, gas and telephone) and other services necessary for the operation of such Facilities as currently operated, and there is no condition which would reasonably he expected to result in the termination of the present access from any Facility to such utility services.

     (f) Improvements, Fixtures and Equipment. The improvements constructed on the Facilities, including without limitation all Leasehold Improvements, and all Fixtures and Equipment and other tangible assets owned, leased or used by any Seller at the Facilities are (i) insured to the extent and in a manner customary in the industry, (ii) structurally sound with no known material defects, (iii) in good operating condition and repair, subject to ordinary wear and tear, (iv) not in need of maintenance, repair or correction except for ordinary routine maintenance and repair, the cost of which would not be material, (v) sufficient for the operation of the Business as presently conducted and (vi) in conformity, in all material respects, with all applicable Regulations. None of the improvements is subject to any commitment or other arrangement for their sale or use by any affiliate of any Seller or third parties.

     (g) No Special Assessment. No Seller has received notice of any special assessment relating to any Facility or any portion thereof and there is no pending or threatened special assessment.

     4.7. Franchise Agreements, Contracts and Commitments.

     (a) Franchise Agreements. Schedule 4.7(a) sets forth a list of all Franchise Agreements. With respect to Franchisees, (i) River Diego has entered into written Franchise Agreements with all of the Franchisees, (ii) except as described in Section 4.7(a) of the Disclosure Schedule, all rights under the Franchise Agreements shall continue, unchanged after Closing without the consent of any person or the payment of any penalty, the incurrence of any additional obligation or change of any term or provision thereof, (iii) all agreements and understandings with regard to any advertising fund are set forth in the Franchise Agreements, (iv) Sellers have delivered to Buyer true, correct and complete copies of all Franchise Offering Circulars used by Sellers and all Franchise Agreements listed on Schedule 4.7(a), including all amendments and supplements thereto, (v) Section 4.7(a) of the Disclosure Schedule reflects a true, correct and complete list of the Franchisees, and with respect to each Franchisee, the location of the Franchise, the expiration date of the Franchise Agreement and a description of any right of the Franchisee to renew or extend the term of the Franchise Agreement. Sellers have disclosed in writing any material differences in the Franchise Agreements from the form of Franchise Agreement which is part of the Company's Offering Circular as in effect when each respective Franchise Agreement was signed (other than differences in percentage royalty rate or expiration date). Sellers have complied with all Regulations relating to the offering, registration and consummation of the Franchise Agreements, and the transfer of the Franchise Rights as contemplated by this Agreement. No Franchisee listed on Schedule 4.7(a) which is a party to a Franchise Agreement has notified any Seller of its cessation or intent to cease conducting business as a Franchisee. Other than the Franchisees and Texas Lil's and Corner Deli located in Temecula, California the Sellers and their affiliates have no other distributors or retail outlets.

     (b) Contracts. Schedule 4.7(b) sets forth a complete and accurate list of all Contracts (excluding Franchise Agreements) relating to the Business, of the following categories:

     (i) Contracts not made in the ordinary course of business;

     (ii) Employment contracts and severance agreements, including without limitation Contracts (A) to employ or terminate executive officers or other personnel and other contracts with present or former officers, directors or shareholders of any Company or (B) that will result in the payment by, or the creation of any Liability to pay on behalf of Buyer or any Seller any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

     (iii) Labor or union contracts;

     (iv) Distribution, license, technical assistance, sales, commission, consulting, agency or advertising contracts related to the Assets or the Business;

     (v) Options with respect to any property, real or personal, whether such Seller shall be the grantor or grantee thereunder;

     (vi) Contracts involving future expenditures or Liabilities, actual or potential;

     (vii) Contracts or commitments relating to commission arrangements with others;

     (viii) Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether such Seller shall be the borrower, lender or guarantor thereunder or whereby any Assets are pledged (excluding credit provided by any Seller in the ordinary course of business to purchasers of its products);

     (ix) Contracts containing covenants limiting the freedom of any Seller or any of its officers, directors, shareholders or any affiliates of such Seller, to engage in any line of business or compete with any person;

     (x) Any Contract with the United States, state or local government or any agency or department thereof;

     (xi) Leases of real property;

     (xii) Leases of personal property not cancelable (without Liability) within thirty (30) calendar days.

Sellers have delivered to Buyer true, correct and complete copies of all of the Contracts and Leases listed on Schedule 4.7(b), including all amendments and supplements thereto.

     (c) Absence of Defaults. All of the Franchise Agreements, Contracts and Leases to which any Seller is a party or by which it or any of the Assets is bound or affected are valid, binding and enforceable in accordance with their terms. Each Seller has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its material obligations under each of such Franchise Agreements, Contracts and Leases. All parties to such Franchise Agreements, Contracts and Leases have complied in all material respects with the provisions thereof, no party is in Default thereunder and no notice of any claim of Default has been given to any Seller. Each Seller has no reason to believe that the products and services called for by any unfinished Contract cannot be supplied in accordance with the terms of such Contract, including time specifications, and has no reason to believe that any unfinished Contract will upon performance by any Seller result in a loss to such

Seller. With respect to any Leases, no Seller has received any notice of cancellation or termination under any option or right reserved to the lessor, or any notice of Default, thereunder. No party to any Franchise Agreement is in Default of a payment obligation or the performance of any other obligation under such Franchise Agreement, and no Franchisee has any rescission right with respect to any Franchise Agreement.

     (d) Product Warranty. Each Seller has committed no act, and there has been no omission, which may result in, and there has been no occurrence which may give rise to, product liability or Liability for breach of warranty (whether covered by insurance or not) on the part of any Seller, with respect to services rendered prior to or on the Closing Date.

     (e) Leases. Schedule 4.7(b) also contains a complete and accurate description of the material terms of all Leases described in clauses (xi) and
(xii) of Section 4.7(b), including without limitation a general description of the leased property or items, the term, the monthly or annual rent, any and all renewal options, and any requirements for the consent of third parties to assignments thereof.

     4.8. Permits.

     (a) Schedule 4.8 sets forth a complete list of all Permits used in the operation of the Business or otherwise held by any Seller. Each Seller has, and at all times has had, all Permits required under any Regulation (including Environmental Laws) in the operation of its Business or in the ownership of the Assets, and owns or possesses such Permits free and clear of all Encumbrances. No Seller is in Default, or has received any notice of any claim of Default, with respect to any such Permit. Except as otherwise governed by law, all such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and will not be adversely affected by the completion of the transactions contemplated by this Agreement. No present or former shareholder, director, officer or employee of any Company or any affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any Permit which such Company owns, possesses or uses.

     (b) Except as disclosed on Schedule 4.8 hereto, no notice to, declaration, filing or registration with, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by any Seller in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.

     4.9. No Conflict or Violation. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by any Seller with any of the provisions hereof, will (a) violate or conflict with any provision of the Articles of Incorporation or Bylaws of any Company, (b) violate, conflict with, or result in or constitute a Default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the Assets under, any of the terms, conditions or provisions of any Contract, Franchise Agreement, Lease or Permit, (i) to which any Seller is a party or
(ii) by which the Assets are bound, (c) violate any Regulation or Court Order,
(d) impose any Encumbrance on the Assets or the Business, except in the case of each of clauses (a), (b), (c) and (d) above, for such violations, Defaults, terminations, accelerations or creations of Encumbrances which, in the aggregate would not have a material adverse effect on the Assets, the Business or on the ability of any Seller to consummate the transactions contemplated hereby.

     4.10. Financial Statements. Sellers have heretofore delivered to Buyer the Financial Statements. The Financial Statements (a) are in accordance with the books and records of the Companies, (b) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and (c) fairly and accurately present the consolidated assets, Liabilities (including all reserves) and financial position of the Companies as of the respective dates thereof and the consolidated results of operations and changes in cash flows for the periods then ended (subject, in the case of the Interim Financial Statements, to normal year-end adjustments). Except for the combined statements of revenues and expenses of the Companies for the year ended December 30, 1995, the Year-End Financial Statements have been examined by Arthur Anderson & Co., independent certified public accountants, whose report thereon is included with such Year-End Financial Statements. At the respective dates of the Financial Statements, there were no Liabilities of any Company, which, in accordance with generally accepted accounting principles, should have been set forth or reserved for in the Financial Statements or the notes thereto, which are not set forth or reserved for in the Financial Statements or the notes thereto.

     4.11. Books and Records. Each Company has given Buyer access to Books and Records and accounts, which accurately and fairly reflect the activities of such Company. The minute books of each Company previously delivered to Buyer, to the extent they relate to the actions previously taken by the shareholders, board of directors and committees of the board of directors of such Company, accurately and adequately reflect such actions. Schedule 4.11 sets forth a complete list of all actions previously taken by the shareholders, board of directors and committees of the board of directors of each Company to the extent that such actions are not reflected in the minute books of the Companies. The copies of the stock book records of each Company previously delivered to Buyer are true, correct and complete, and accurately reflect all transactions effected in such Company's stock through and including the date hereof. No Company has engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of each Company.

     4.12. Litigation. Except as set forth on Schedule 4.12, there are no Actions pending, threatened or, to the best of any Seller's knowledge, anticipated (a) against, related to or affecting (i) any Company, the Business or the Assets (including with respect to Environmental Laws), (ii) any officers or directors of any Company as such, or (iii) any shareholder of any Company in such shareholder's capacity as a shareholder of such Company, (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement (c) that involve the risk of criminal liability, or (d) in which any Seller is a plaintiff. The Bankruptcy Plan was before the Bankruptcy Court as Case No. SB3-28279 DN, which case has been closed by the Bankruptcy Court as of November 28, 1995. None of the Assets are subject to the jurisdiction of the Bankruptcy Court. No Seller is in Default with respect to or subject to any Court Order, and there are no unsatisfied judgments against any Seller, the Business or the Assets. There is not a reasonable likelihood of an adverse determination of any pending Actions. There are no Court Orders or agreements with, or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate, bind or in any way affect any Seller or any Facility or Former Facility.

     4.13. Labor Matters. No Company is a party to any labor agreement with respect to its employees with any labor organization, union, group or association and there are no employee unions

(nor any other similar labor or employee organizations) under local statutes, custom or practice. In the past five years, no Company has experienced any attempt by organized labor or its representatives to make such Company conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of such Company. There is no labor strike or labor disturbance pending or, to the best of each Seller's knowledge, threatened against any Seller, nor is any grievance currently being asserted, and in the past five years no Company has experienced a work stoppage or other labor difficulty. Each Company is in compliance with all applicable laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours and is not and has not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against any Seller pending before the National Labor Relations Board or any other domestic or foreign governmental agency arising out of conduct of the Business, and there are no facts or information which would give rise thereto.

     4.14. Liabilities. Except as set forth on Schedule 4.14 hereto and other than Excluded Liabilities, no Company has any Liabilities due or to become due, except Liabilities arising in the ordinary course of business under Contracts, Leases, Permits and other business arrangements described in the Disclosure Schedule (and under those Contracts, Leases and Permits which are not required to be disclosed on the Disclosure Schedule) or in accordance with this Agreement (none of which relates to any Default under any Contract or Lease, breach of warranty, tort, infringement or violation of any Regulation or Court Order or arose out of any Action) and none of which, individually or in the aggregate, has or would have a material adverse effect on the Business or the Assets.

     4.15. Compliance with Law. Each Seller, in the conduct of the Business, has not violated and is in compliance with all Regulations and Court Orders relating to the Assets or the Business or operations of such Seller. No Seller has received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such Regulations or Court Orders, and no Seller has any reason to anticipate that any existing circumstances are likely to result in violations of any of the foregoing. Without limiting the foregoing, there is no accusation or investigation pending against any Seller from the ABC.

     4.16. No Brokers. None of the Sellers nor any of their respective officers, directors, employees, shareholders or affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Buyer or any of its affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

     4.17. No Other Agreements to Sell the Assets. None of the Sellers nor any of their respective officers, directors, shareholders or affiliates have any commitment or legal obligation, absolute or contingent, to any other person or firm other than the Buyer to sell, assign, transfer or effect a sale of any of the Assets (other than inventory in the ordinary course of business), to sell or effect a sale of a majority of the capital stock of any Company, to effect any merger, consolidation, liquidation, dissolution or other reorganization of any Company (other than the reorganization of TLC pursuant to the Bankruptcy
Plan), or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

     4.18. Proprietary Rights.

     (a) Proprietary Rights. Schedule 4.18 lists all Trademarks used by Sellers in connection with the Business. Schedule 4.18 also sets forth: (i) for each trademark, the application serial number or the registration number, the class of goods covered and the expiration date for each country in which a trademark has been registered, (ii) for each service mark, the serial number or the registration number, the class of goods covered and the expiration date for each country in which a service mark has been registered and (iii) for each copyright, the copyright number and date of filing for each country in which a copyright has been filed. No Seller owns, controls or uses any patents or patent applications in connection with the Business.

     (b) Royalties and Licenses. No Seller has any obligation to compensate any person for the use of any such Proprietary Rights nor has any Seller granted to any person any license, option or other rights to use in any manner any of its Proprietary Rights, whether requiring the payment of royalties or not, except for the rights granted to Franchisees by River Diego pursuant to the Franchise Agreements.

     (c) Ownership and Protection of Proprietary Rights. Each Seller owns and has the sole right to use each of its Proprietary Rights. Except for applications pending, all of the trademarks listed in the Disclosure Schedule have been duly issued and all of the other Proprietary Rights exist, are registered and are subsisting. No Seller has any patents or pending patent applications with respect to the Business or the Assets. None of the Proprietary Rights is involved in any pending or threatened litigation. No Seller has received any notice of invalidity or infringement of any rights of others with respect to such trademarks. Each Seller has taken all reasonable and prudent steps to protect the Proprietary Rights from infringement by any other firm, corporation, association or person. No other firm, corporation, association or person (i) has the right to use any Proprietary Rights of any Seller, (ii) has notified any Seller that it is claiming any ownership of or right to use such Proprietary Rights, or (iii) to the best of each Seller's knowledge, is infringing upon any such Proprietary Rights in any way. Each Seller's use of the Proprietary Rights owned by it is not infringing upon or otherwise violating the rights of any third party in or to such Proprietary Rights, and no proceedings have been instituted against or notices received by any Seller that are presently outstanding alleging that any Seller's use of the Proprietary Rights infringes upon or otherwise violates any rights of a third party in or to such Proprietary Rights. All of the Proprietary Rights are valid and enforceable rights of the Seller owning such rights and will not cease to be valid and in full force and effect by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

     4.19. Employees.

     (a) Sellers have previously delivered to Buyer a schedule which (i) contains a list of all employees of the Companies employed in connection with the Business, and their wage rates or salaries, as of the date of this Agreement and (ii) sets forth the dates of employment for such employees.
Schedule 4.19 (x) contains a list of all Employee Plans and (y) identifies all employment agreements, including collective bargaining agreements, in effect with respect to any such employees.

     (b) With respect to each Employee Plan qualified under Section 401 of the Code, Sellers have made available to Buyer a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service,
(ii) the document setting forth the Employee

Plan, (iii) the trust agreement relating to such Employee Plan, (iv) the most recent summary plan description, and (v) the most recent determination letter issued by the Internal Revenue Service.

     (c) To the knowledge of Sellers, no event has occurred which has resulted in the creation of any undischarged liability to any Company in connection with any Employee Plan (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

     4.20. Transactions with Certain Persons. Except as set forth on Schedule 4.20, no officer, director or employee of any Company nor any member of any such person's immediate family is presently, or within the past five (5) years has been, a party to any transaction with any Seller relating to the Business, including without limitation, any contract, agreement or other arrangement (a) providing for the furnishing of services by, (b) providing for the rental of real or personal property to or from, or (c) otherwise requiring payments to (other than for services as officers, directors or employees of any Company) any such person or corporation, partnership, trust or other entity in which any such person has an interest as a shareholder, officer, director, trustee or partner.

     4.21. Tax Matters.

     (a) Filing of Tax Returns. Each Company (and any affiliated group of which such Company is now or has been a member) has timely filed with the appropriate taxing authorities all returns (including without limitation information returns and other material information) in respect of Taxes required to be filed through the date hereof and will timely file any such returns required to be filed on or prior to the Closing Date. The returns and other information filed are complete and accurate in all material respects. Except as specified in Schedule 4.21, no Company, nor any group of which any Company now or was a member, has requested any extension of time within which to file returns (including without limitation information returns) in respect of any taxes. Each Company has delivered to Buyer complete and accurate copies of such Company's federal, state and local tax returns for the years 1991, 1992, 1993 and 1994.

     (b) Payment of Taxes. Except as specified in Schedule 4.21 hereto, all Taxes of each Company, in respect of periods beginning before the Closing Date, have been timely paid, or will be timely paid, or an adequate reserve has been established therefor, as set forth in the Disclosure Schedule and none of the Companies has any material Liability for Taxes in excess of the amounts so paid or reserves so established.

     (c) Audits. Investigations or Claims. Except as set forth in the Disclosure Schedule, the consolidated federal income tax returns of each Company have been filed with the IRS for all periods to and including those set forth in the Disclosure Schedule, and except to the extent shown therein, no material deficiencies for Taxes, have been claimed, proposed or assessed by any taxing or other governmental authority against each Company. Except as set forth in the Disclosure Schedule, there are no pending or, to the best of each Seller's knowledge, threatened audits, investigations or claims for or relating to any material additional Liability in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that in the reasonable judgment of each Seller is likely to result in a material additional Liability for Taxes. Except as set forth in the Disclosure Schedule, no extension of a statute of limitations relating to Taxes is in effect with respect to each Company.

     (d) Lien. Except as specified in Schedule 4.21, there are no liens for Taxes (other than for current Taxes not yet due and payable) on the Assets.

     (e) Safe Harbor Lease Property. None of the Assets is property that is required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code.

     (f) Security for Tax-Exempt Obligations. None of the Assets directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

     (g) Tax-Exempt Use Property. None of the Assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

     (h) Foreign Person. None of the Companies is a person other than a United States person within the meaning of the Code.

     (i) No Withholding. The transaction contemplated herein is not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

     4.22. Insurance. Schedule 4.22 contains a complete and accurate list of all policies or binders of fire, liability, title, worker's compensation, product liability (which list shall be for 3 years) and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided, loss experience history by line of coverage) maintained by any Company on the Business, the Assets or its employees. All insurance coverage applicable to any of the Companies, the Business and the Assets is in full force and effect, insures such Company in reasonably sufficient amounts against all risks usually insured against by persons operating similar businesses or properties of similar size in the localities where such businesses or properties are located, provides coverage as may be required by applicable Regulation and by any and all Contracts to which such Seller is a party and has been issued by insurers of recognized responsibility. There is no Default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion. There are no outstanding unpaid premiums except in the ordinary course of business and no notice of cancellation or nonrenewal of any such coverage has been received. There are no provisions in such insurance policies for retroactive or retrospective premium adjustments, other than adjustments which may arise based on Sellers' gross sales. All products liability, general liability and workers' compensation insurance policies maintained by any Company have been occurrence policies and not claims made policies. There are no outstanding performance bonds covering or issued for the benefit of any Company. There are no facts upon which an insurer might be justified in reducing coverage or increasing premiums on existing policies or binders. No insurer has advised any Seller that it intends to reduce coverage, increase premiums or fail to renew existing policy or binder.

     4.23. Inventory. The Disclosure Schedule contains a complete and accurate list of all Inventory as of March 31, 1996 and the addresses at which the Inventory is located. The Inventory as set forth on the Disclosure Schedule or arising since March 31, 1996 was acquired and has been maintained in accordance with the regular business practices of Sellers, consists of new and unused items of a quality and quantity usable or saleable in the ordinary course of business, and is valued at reasonable amounts based on the normal valuation policy of Sellers at prices equal to the lower of cost or market value on a first-in-first-out basis. None of such Inventory is perished, unusable, damaged or unsalable in the ordinary course of business.

     4.24. Purchase Commitments and Outstanding Bids. No outstanding purchase or outstanding lease commitment of any Company presently is in excess of the normal, ordinary and usual requirements of the Business or was made at any price in excess of the now current market price or contains terms and conditions more onerous than those usual and customary in the Business. There is no outstanding bid, proposal, Contract or unfilled order which relates to the Assets which will or would, if accepted, have a material adverse effect, individually or in the aggregate, on the Business or the Assets or will or would, if accepted, reasonably be expected to result in a net loss to any Company.

     4.25. Payments. No Seller has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, client, customer, supplier, government official or other party, in the United States or any other country, which is in any manner related to the Business, Assets or operations of Sellers, which is, or may be with the passage of time or discovery, illegal under any federal, state or local laws of the United States (including without limitation the U.S. Foreign Corrupt Practices Act) or any other country having jurisdiction; no Seller has participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers, and each Seller has at all times done business in an open and ethical manner.

     4.26. Distributors and Suppliers. Schedule 4.26 sets forth a complete and accurate list of the names and addresses, on a collective basis, of the ten largest suppliers of the Business, showing the approximate total purchases in dollars by Sellers from each such supplier during such fiscal year. Since January 1, 1995, there has been no adverse change in the business relationship of any Seller with any distributor or supplier named on Schedule 4.26. No Seller has received any communication from any distributor or supplier named on
Schedule 4.26 of any intention to terminate or materially reduce supplies to such Seller.

     4.27. Compliance With Environmental Laws.

     (a) Definitions. The following terms, when used in this Section 4.27, shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

     (i) "Seller". For purposes of this Section, the term "Seller" shall include (i) all affiliates of any Company, (ii) all partnerships, joint ventures and other entities or organizations in which any Company was at any time or is a partner, joint venturer, member or participant and (iii) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by any Seller or to which any Seller has succeeded.

     (ii) "Release" shall mean and include any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Substance, and otherwise as defined in any Environmental Law.

     (iii) "Hazardous Substance" shall mean any pollutant, contaminant, chemical, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitible or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including, without limitation, any quantity of asbestos in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by- products or derivatives, radioactive substance or material, pesticide waste waters, sludges, slag and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Laws.

     (iv) "Environmental Laws" shall mean all Regulations which regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling or disposal of, or emission, discharge or other release or threatened release of, Hazardous Substances or otherwise dangerous substances, wastes, pollution or materials (whether, gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including without limitation protection of the health and safety of employees. Environmental Laws shall include, without limitation, the Federal Insecticide, Fungicide, Rodenticide Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Hazardous Materials Transportation Act and all analogous or related federal, state or local law, each as amended.

     (v) "Environmental Conditions" means the introduction into the environment of any pollution, including, without limitation, any contaminant, irritant or pollutant or other Hazardous Substance (whether or not upon any Facility or Former Facility or other property and whether or not such pollution constituted at the time thereof a violation of any Environmental Law as a result of any Release of any kind whatsoever of any Hazardous Substance) as a result of which any Seller has or may become liable to any person or by reason of which any Facility, Former Facility or any of the Assets may suffer or be subjected to any lien.

     (b) Facilities. The Facilities and all Former Facilities are, and were at all times when owned, leased or operated by any Seller, owned, leased and operated by such Seller in compliance with all Environmental Laws and in a manner that will not give rise to any Liability under any Environmental Laws. Without limiting the foregoing, (i) there is not and has not been any Hazardous Substance used, generated, treated, stored, transported, disposed of, handled or otherwise existing on, under, about or emanating from any Facility or any Former Facility which were caused by any Seller or any agent or employee thereof, except for quantities of any such Hazardous Substances stored or otherwise held on, under or about any such Facility in full compliance with all Environmental Laws and necessary for the operation of the Business, (ii) each Seller has at all times used, generated, treated, stored, transported, disposed of or otherwise handled its Hazardous Substances in compliance with all Environmental Laws and in a manner that will not result in Liability of any Seller under any Environmental Law, (iii) there is not now and has not been at any time when any Seller owned, leased or operated any Facility or Former Facility, any underground or above-ground storage tank or pipeline at any Facility or Former Facility where the installation, use, maintenance, repair, testing, closure or removal of such tank or pipeline was not in compliance with all Environmental Laws and there has been no Release from or rupture of any such tank or pipeline, including without limitation any Release from or in connection with the filling or emptying of such tank, and (iv) no Seller manufactures or distributes any product in the State of California which requires the warning mandated by the California Safe Drinking Water and Toxic Enforcement Act of 1986 ("Proposition 65").

     (c) Notice of Violation. No Seller has received any notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, (i) any Release or threatened Release of any Hazardous Substance at any location, whether at the Facilities, the Former Facilities or otherwise or
(ii) an alleged violation of or non-compliance with the conditions of any Permit required under any Environmental Law or the provisions of any Environmental Law. No Seller has received notice of any other claim, demand or Action by any individual or entity alleging any actual or threatened injury or damage to any person, property, natural resource or the environment arising from or relating to any Release or threatened Release of any Hazardous Substances at, on, under, in, to or from any Facilities or Former Facilities, or in connection with any operations or activities of any Seller.

     (d) Environmental Conditions. To the best of each Seller's knowledge, there are no present or past Environmental Conditions in any way relating to the Business or at any Facility or Former Facility.

     (e) Environmental Audits or Assessments. True, complete and correct copies of the written reports, and all parts thereof, including any drafts of such reports if such drafts are in the possession or control of any Seller, of all environmental audits or assessments which have been conducted at any Facility or Former Facility within the past five years, either by any Seller or any attorney, environmental consultant or engineer engaged by any Seller for such purpose, have been delivered to Buyer and a list of all such reports, audits and assessments and any other similar report, audit or assessment of which any Seller has knowledge is included on the Disclosure Schedule.

     (f) Releases or Waivers. No Seller has released any other person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

     (g) Notices, Warnings and Records. Each Seller has given all notices and warnings, made all reports, and has kept and maintained all records required by and in compliance with all Environmental Laws.

     4.28. Banking Relationships. Schedule 4.28 sets forth a complete and accurate description of all arrangements that each Company has with any banks, savings and loan associations or other financial institutions providing for checking accounts, safe deposit boxes, borrowing arrangements, and certificates of deposit or otherwise, indicating in each case account numbers, if applicable, and the person or persons authorized to act or sign on behalf of such Company in respect of any of the foregoing.

     4.29. Material Misstatements Or Omissions. No representations or warranties by any Seller in this Agreement, nor any document, exhibit, statement, certificate or schedule heretofore or hereinafter furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, including without limitation the Disclosure Schedule, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. Each Seller has disclosed all events, conditions and facts materially affecting the Business, and the prospects and financial condition of such Seller.

                                  ARTICLE V.

                   REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Sellers as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

     5.1. Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     5.2. Authorization. Buyer has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and the Ancillary Agreements, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements by Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly approved by the board of directors of Buyer. No other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Buyer and is, and upon execution and delivery of the Ancillary Agreements, will be legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their terms.

     5.3. No Conflict or Violation. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Buyer, (b) violate, conflict with, or result in or constitute a Default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of Buyer's assets under, any of the terms, conditions or provisions of any contract, indebtedness, note, bond, indenture, security or pledge agreement, commitment, license, lease, franchise, permit, agreement, authorization, concession, or other instrument or obligation to which Buyer is a party, (c) violate any Regulation or Court Order, except, in the case of each of clauses (a), (b) and
(c) above, for such violations, Defaults, terminations, accelerations or creations of Encumbrances which, in the aggregate, would not have a material adverse effect on the business of Buyer or its ability to consummate the transactions contemplated hereby.

     5.4. Litigation. Except as set forth on Schedule 5.4, there are no Actions pending, threatened or, to the best of Buyer's knowledge, anticipated (a) against, related to or affecting (i) Buyer, (ii) any officers or directors of Buyer or (iii) any shareholder of Buyer in such shareholder's capacity as a shareholder of Buyer, (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement (c) that involve the risk of criminal liability, or (d) in which Buyer is a plaintiff. Buyer is neither in Default with respect to nor subject to any Court Order, and there are no unsatisfied judgments against Buyer. There is not a reasonable likelihood of an adverse determination of any pending Actions.

     5.5. Consents and Approvals. Except as set forth on Exhibit I hereto, no notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

     5.6. No Brokers. Neither Buyer nor any of its officers, directors, employees, shareholders or affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of any Seller or any of its respective affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

                                 ARTICLE Vl.

                        COVENANTS OF SELLERS AND BUYER

     Each Seller, on the one hand, and Buyer, on the other hand, each covenant with the other as follows:

     6.1. Further Assurances. Upon the terms and subject to the conditions contained herein, the parties agree, both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement,
(ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the parties agree to use their respective best efforts (A) to obtain all necessary waivers, consents and approvals from other parties to the Contracts, Leases and Franchise Agreements to be assumed by Buyer; provided, however that Buyer shall not be required to make any payments, commence litigation or agree to modifications of the terms thereof in order to obtain any such waivers, consents or approvals, (B) to obtain all necessary Permits as are required to be obtained under any Regulations, (C) to defend all Actions challenging this Agreement or the consummation of the transactions contemplated hereby, (D) to lift or rescind any injunction or restraining order or other Court Order adversely affecting the ability of the parties to consummate the transactions contemplated hereby,
(E) to give all notices to, and make all registrations and filings with third parties, including without limitation all actions necessary to comply with the procedures of the "Bulk Sales Act" and any submissions of information requested by any governmental authorities, and (F) to fulfill all conditions to this Agreement. Each Seller and Buyer will commence all action required under this
Section 6.1 by a date which is early enough to allow the transactions contemplated hereunder to be consummated by the Closing Date.

     6.2. Consents; Franchisee and Landlord Estoppel Certificates. Sellers shall use their reasonable good faith efforts to obtain all consents, including Franchise Estoppel Certificates from each Franchisee and Landlord Estoppel Certificates from each landlord or lessor under each Facility Lease. Buyer shall assist and cooperate with Sellers in connection therewith, including the furnishing of any reasonable information regarding Buyer requested by any Franchisee or other third party. Sellers shall keep Buyer reasonably informed as to their progress with respect to obtaining such consents. Sellers acknowledge and agree that no terms or provisions of any Franchise, Lease or other Contract shall be modified or amended in connection with obtaining the consents without the prior written consent of Buyer, which consent shall not be unreasonably withheld. Sellers shall take, or cause to be taken, all actions necessary, proper or advisable to ensure that neither the IRS nor any California taxing authority takes any enforcement or other action against any of the Assets or the Business on account of unpaid Taxes of any Seller either prior to or after the Closing.

     6.3. No Solicitation.

     (a) No Solicitation. From the date hereof through the Closing or the earlier termination of this Agreement, each of the Sellers and their Representatives shall not, and shall cause each of their respective shareholders or Representatives (including without limitation investment bankers, attorneys and accountants), not to, directly or indirectly, enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with, any corporation, partnership, person or other entity or group, other than Buyer and its Representatives, concerning any sale of all or a portion of the Assets or the Business, or of any shares of capital stock of any Company, or any merger, consolidation, liquidation, dissolution or similar transaction involving any Company (each such transaction being referred to herein as a "Proposed Acquisition Transaction"). Each Seller shall not, directly or indirectly, through any officer, director, employee, representative, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) or entity relating to any Proposed Acquisition Transaction or participate in any negotiations regarding, or furnish to any other person any information with respect to such Seller for the purposes of, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to seek or effect a Proposed Acquisition Transaction. Each Seller hereby represents that it is not now engaged in discussions or negotiations with any party other than Buyer with respect to any of the foregoing. Each Seller shall notify Buyer promptly (orally and in writing) if any such written offer, or any inquiry or contact with any person with respect thereto, is made and shall provide Buyer with a copy of such offer and shall keep Buyer informed on the status of any negotiations regarding such offer. Each Seller agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which such Seller is a party.

     (b) Notification. Each Seller will immediately notify Buyer if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested with respect to any Proposed Acquisition Transaction and notify Buyer of the terms of any proposal which it may receive in respect of any such Proposed Acquisition Transaction, including without limitation the identity of the prospective purchaser or soliciting party.

     6.4. Notification of Certain Matters. From the date hereof through the Closing, each Seller shall give prompt notice to Buyer of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement or in any exhibit or schedule hereto to be untrue or inaccurate in any material respect and (b) any material failure of any Seller, or any of its respective affiliates, or of any of its respective shareholders or Representatives, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any exhibit or schedule hereto; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. Each Seller shall promptly notify Buyer of any Default, the threat or commencement of any Action, or any development that occurs before the Closing that could in any way materially affect any Seller, the Assets or the Business.

     6.5. Investigation by Buyer.

     From the date hereof through the Closing Date:

     (a) Each Seller shall, and shall cause its officers, directors, employees and agents to, afford the Representatives of Buyer and its affiliates complete access at all reasonable times to the Assets for the purpose of inspecting the same, and to the officers, employees, agents, attorneys, accountants, properties, Books and Records (one day's notice shall be given by Buyer to Sellers for the inspection of such Books and Records) and Contracts of such Seller, and shall furnish Buyer and its Representatives all financial, operating and other data and information as Buyer or its affiliates, through their respective Representatives, may reasonably request, including an unaudited consolidated balance sheet and the related statements of income, retained earnings and cash flow for each month from the Interim Balance Sheet Date through the Closing Date within fifteen (15) calendar days after the end of each four (4) weeks which financial statements shall (a) be true, correct and complete, (b) be in accordance with the books and records of such Seller and (c) accurately set forth the assets, Liabilities and financial condition, results of operations and other information purported to be set forth therein in accordance with generally accepted accounting principles consistently applied.

     (b) (i) Buyer shall have the right, at its sole cost and expense to (A) conduct tests of the soil surface or subsurface waters and air quality at, in, on, beneath or about the Leased Real Property, and such other procedures as may be recommended by an independent environmental consultant selected by Buyer (the "Consultant") based on its reasonable professional judgment, in a manner consistent with good engineering practice, (B) inspect records, reports, permits, applications, monitoring results, studies, correspondence, data and any other information or documents relevant to environmental conditions or environmental noncompliance, and (C) inspect all buildings and equipment at the Leased Real Property, including without limitation the visual inspection of the Facilities for asbestos-containing construction materials; provided, in each case, such tests and inspections shall be conducted only (1) during regular business hours; and (2) in a manner which will not unduly interfere with the operation of the Business and/or the use of, access to or egress from the Leased Property.

     (ii) Buyer's right to conduct tests, inspect records and other documents, and visually inspect all buildings and equipment at the Leased Real Property shall also be subject to the following terms and conditions:

     (A) All testing performed on Buyer's behalf shall be conducted by the Consultant;

     (B) Each Seller shall have the right to accompany the Consultant as it performs testing;

     (C) Except as otherwise required by law, any information concerning the Leased Real Property gathered by Buyer or the Consultant as the result of, or in connection with, the testing shall be kept confidential in accordance with subsection (D) below and shall not be revealed to, or discussed with, anyone other than Representatives of Buyer or Representatives of such Seller who agrees to comply with the provisions of subsection (D) below; and

     (D) In the event that any party to this Agreement or any party set forth in subsection (C) above is requested or required to disclose information described in subparagraph (b)(i), Buyer shall provide such Seller or such Seller shall provide Buyer, as the case may be, with prompt notice of such request so that Seller or Buyer, as the case may be, may seek an appropriate protective order or waiver by the other party's compliance with this Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, such party is nonetheless, in the opinion of its counsel, compelled to disclose such information to any tribunal or else stand liable for contempt or suffer other censure or penalty, such party will furnish only that portion of the information which is legally required and will exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be afforded to the disclosed information. The requirements of this subparagraph shall not apply to information in the public domain or lawfully acquired on a nonconfidential basis from others.

     6.6. Conduct of Business. From the date hereof through the Closing, Sellers shall, except as contemplated by this Agreement, or as consented to by Buyer in writing, operate the Business in the ordinary course of business and substantially in accordance with past practice and will not take any action inconsistent with this Agreement or with the consummation of the Closing. Without limiting the generality of the foregoing, no Seller shall, except as specifically contemplated by this Agreement or as consented to by Buyer in writing:

     (a) change or amend the Articles of Incorporation or Bylaws of such Seller;

     (b) enter into, extend, materially modify, terminate or renew any Contract, Lease or Franchise Agreement, except in the ordinary course of business;

     (c) sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any of the Assets, or any interests therein, except in the ordinary course of business;

     (d) fail to acquire, produce, maintain or sell inventory consistent with past business practices of each Company, or fail to have sufficient provisions for food, liquor and supplies to be available on the Closing Date so as to ensure that no interruption in operations will result following the Closing;

     (e) incur any Liability for long-term interest bearing indebtedness, guarantee the obligations of others, indemnify others or, except in the ordinary course of business, incur any other Liability;

     (f) (i) take any action with respect to the grant of any bonus, severance or termination pay (otherwise than pursuant to policies or agreements of such Seller in effect on the date hereof that are described on the Disclosure Schedule) or with respect to any increase of benefits payable under its severance or termination pay policies or agreements in effect on the date hereof or increase in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing Employee Plan or policy;

     (ii) make any change in the key management structure of such Seller, including without limitation the hiring of additional officers or the termination of existing officers;

     (iii) adopt, enter into or amend any Employee Plan, agreement (including without limitation any collective bargaining or employment agreement), trust, fund or other arrangement for the benefit or welfare of any employee, except for any such amendment as may be required to comply with applicable Regulations; or

     (iv) fail to maintain all Employee Plans in accordance with applicable Regulations;

     (g) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of any corporation, partnership, association or other business organization or division thereof;

     (h) declare, set aside, make or pay any dividend or other distribution in respect of such Seller's capital stock;

     (i) fail to expend funds for budgeted capital expenditures or commitments for the benefit of the Business;

     (j) willingly allow or permit to be done, any act by which any of the Insurance Policies may be suspended, impaired or canceled;

     (k) (i) fail to pay its accounts payable and any debts owed or obligations due to it, or pay or discharge when due any Liabilities, in the ordinary course of business; or

     (ii) fail to collect its accounts receivable in the ordinary course of business;

     (l) fail to maintain the Assets in substantially their current state of repair, excepting normal wear and tear, or fail to replace consistent with Seller's past practice, inoperable, worn-out or obsolete or destroyed Assets;

     (m) make any loans or advances to any partnership, firm or corporation, or, except for expenses incurred in the ordinary course of business, any individual;

     (n) fail to comply with all Regulations applicable to it, the Assets and the Business;

     (o) intentionally do any other act which would cause any representation or warranty of such Seller in this Agreement to be or become untrue in any material respect;

     (p) issue, repurchase or redeem or commit to issue, repurchase or redeem, any shares of such Seller's capital stock, any options or other rights to acquire such stock or any securities convertible into or exchangeable for such stock;

     (q) fail to use its best efforts to (i) retain such Seller's employees and
(ii) maintain the Business so that such employees will remain available to Buyer on and after the Closing Date, (iii) maintain existing relationships with suppliers, customers and others having business dealings with such Seller and
(iv) otherwise preserve the goodwill of the Business so that such relationships and goodwill will be preserved on and after the Closing Date; or

     (r) enter into any agreement, or otherwise become obligated, to do any action prohibited hereunder.

     6.7. Employee Matters.

     (a) Buyer may extend offers of employment to those of Sellers' employees whom it desires to hire (such employees are hereinafter referred to as the "Rehired Employees"), which offers shall be on terms and conditions which Buyer shall determine in its sole discretion. Notwithstanding the foregoing, nothing in this Agreement shall impose upon Buyer an obligation to hire or offer to hire any of Sellers' employees or to interview any of Sellers' employees for positions of employment with Buyer. Each Seller shall terminate the employment of all of the Rehired Employees immediately prior to the Closing and shall pay such Rehired Employees (and all other employees formerly employed in connection with the Business) all amounts due under the Employee Plans (including severance, accrued vacation, and other benefits). Sellers shall cooperate with and use its best efforts to assist Buyer in its efforts to secure satisfactory employment arrangements with the Rehired Employees. Prior to the Closing, Sellers shall cooperate with Buyer to assist Buyer in evaluating Sellers' employees employed in connection with the Business, including providing Buyer with reasonable access (on a confidential basis) to pertinent employee records. Prior to the Closing, Buyer shall provide notice to Sellers of any employees that Buyer does not anticipate employing.

     (b) Sellers shall be solely responsible for all of the Employee Plans and all obligations and liabilities thereunder. Buyer shall not assume any of the Employee Plans or any obligation or liability thereunder.

     (c) Nothing contained in this Agreement shall confer upon any Rehired Employee any right with respect to continuance of employment by Buyer, nor shall anything herein interfere with the right of Buyer to terminate the employment of any of the Rehired Employees at any time, with or without cause, or restrict Buyer in the exercise of its independent business judgment in modifying any of the terms and conditions of the employment of the Rehired Employees.

     (d) No provision of this Agreement shall create any third party beneficiary rights in any Rehired Employee, any beneficiary or dependents thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to any Rehired Employee by Buyer or under any benefit plan which Buyer may maintain.

     (e) After the Closing Date, no Seller shall, directly or indirectly, hire or offer employment to or seek to hire or offer employment to any Rehired Employee or any other employee of Buyer or any successor or affiliate of Buyer which is engaged in the Business, unless Buyer first terminates the employment of such employee or gives its written consent to such employment or offer of employment.

                                 ARTICLE VII.

                      CONDITIONS TO SELLERS' OBLIGATIONS

     The obligations of Sellers to consummate the transactions provided for hereby are subject, in the discretion of Sellers, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Sellers:

     7.1. Representations, Warranties and Covenants. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Buyer shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

     7.2. No Actions or Court Orders. No Action by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage Buyer, the Assets or the Business materially if the transactions contemplated hereby are consummated, including without limitation any material adverse effect on the right or ability of Buyer to own, operate, possess or transfer the Assets after the Closing. There shall not be any Regulation or Court Order that makes the purchase and sale of the Business or the Assets contemplated hereby illegal or otherwise prohibited.

     7.3. Opinion of Counsel. Buyer shall have delivered to Sellers an opinion of Latham & Watkins, counsel to Buyer, dated as of the Closing Date, in form and substance reasonably satisfactory to Sellers, to the effect that:

     (a) Incorporation. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

     (b) Corporate Power and Authority. Buyer has the necessary corporate power and authority to enter into this Agreement and the Debt Agreements and to consummate the transactions contemplated hereby and thereby;

     (c) Corporate Action and Enforceability. The execution, delivery and performance of this Agreement and the Debt Agreements by Buyer have been duly authorized by all necessary corporate action of Buyer, and this Agreement and the Debt Agreements have been duly executed and delivered by Buyer, and constitute legally valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity), (ii) limitations imposed by federal or state law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies, or (iii) other customary limitations reasonably satisfactory to Sellers' counsel; and

     (d) No Breach of Contracts. Neither the execution and delivery of this Agreement or the Debt Agreements by Buyer nor the consummation of the transactions contemplated hereby or thereby will (i) violate the Certificate of Incorporation or Bylaws of Buyer or (ii) to the actual knowledge of such counsel, violate any Court Order applicable to Buyer.

     In rendering such opinions, such counsel may rely as they deem advisable
(a) as to matters governed by the laws of jurisdictions other than states in which they maintain offices, upon opinions of local counsel satisfactory to such counsel, and (b) as to factual matters, upon certificates and assurances of public officials and officers of Buyer. In addition, such opinions may be subject to such additional qualifications and exceptions as are reasonably acceptable to counsel to Sellers.

     7.4. Certificates. Buyer shall furnish Sellers with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by Sellers.

     7.5. Corporate Documents. Sellers shall have received from Buyer resolutions adopted by the board of directors of Buyer approving this Agreement, the Ancillary Agreements and the transactions contemplated hereby or thereby, certified by Buyer's corporate secretary.

     7.6. Assumption Document. Buyer shall have executed and delivered the Assumption Document.

     7.7. Ancillary Agreements. Buyer shall have executed and delivered the Ancillary Agreements to which Buyer is a party.

                                ARTICLE VIII.

                      CONDITIONS TO BUYER'S OBLIGATIONS

     The obligations of Buyer to consummate the transactions provided for hereby are subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer:

     8.1. Representations. Warranties and Covenants. All representations and warranties of Sellers contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Sellers shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by them prior to or on the Closing Date.

     8.2. Consents; Regulatory Compliance and Approval. All Permits, consents, approvals and waivers from governmental authorities and other parties necessary to the consummation of the transactions contemplated hereby and for the operation of the Business by Buyer (including, without limitation, the Temporary Liquor Permits and all required third party consents to the assignment of the Leases, Contracts and Franchise Agreements to be assumed by Buyer) shall have been obtained. Buyer shall be satisfied that all approvals required under any Regulations to carry out the transactions contemplated by this Agreement shall have been obtained and that the parties shall have complied with all Regulations applicable to the Acquisition.

     8.3. No Actions or Court Orders. No Action by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage Buyer, the Assets or the Business materially if the transactions contemplated hereby are consummated, including without limitation any material adverse effect on the right or ability of Buyer to own, operate, possess or transfer the Assets after the Closing. Without limiting the generality of the foregoing, Buyer shall be satisfied that neither the IRS nor any California taxing authority has taken or will take any enforcement or other action against or with respect to any of the Assets on account of any unpaid

Taxes of any Seller. There shall not be any Regulation or Court Order that makes the purchase and sale of the Business or the Assets contemplated hereby illegal or otherwise prohibited.

     8.4. Opinion of Counsel. Sellers shall have delivered to Buyer an opinion of counsel to Sellers, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer, to the effect that:

     (a) Incorporation. Each Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California;

     (b) Corporate Power and Authority. Each Company has the necessary corporate power and authority to enter into this Agreement and the Debt Agreements and to consummate the transactions contemplated hereby and thereby; and each Company has the necessary corporate power and authority to own, lease and operate the Assets and other properties and to conduct the Business as presently conducted;

     (c) Corporate Action and Enforceability. The execution, delivery and performance of this Agreement and the Debt Agreements by each Company have been duly authorized by all necessary corporate action of such Company, and this Agreement and the Debt Agreements have been duly executed and delivered by the Sellers, and no approval of the stockholders of such Company is required in connection therewith or, if required, such approval has been duly obtained in accordance with the provisions of such Company's Articles of Incorporation and Bylaws and applicable law, and this Agreement and each Debt Agreement constitute legally valid and binding obligations of each Seller, enforceable against such Seller in accordance with their terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity), (ii) limitations imposed by federal or state law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies, or (iii) other customary limitations reasonably satisfactory to Buyer's counsel;

     (d) No Breach of Contracts. Neither the execution and delivery of this Agreement or the Debt Agreements by any Seller nor the consummation of the transactions contemplated hereby or thereby will (i) violate the Articles of Incorporation or Bylaws of such Company, (ii) cause a Default under any term or provision of any Franchise Agreements known to such counsel to which such Seller is a party or (iii) to the actual knowledge of such counsel, violate any Court Order applicable to such Seller;

     (e) No Violation of Law. The sale of the Franchises were made pursuant to a current registration filed with the Commissioner of Corporations under the California Franchise Investment Law of 1971, as amended; and no Permit of, or filing with, any governmental authority or, to the best knowledge of such counsel, any other person, is required for the execution and delivery of this Agreement or the Debt Agreements by any Seller or the consummation by such Seller of the transactions contemplated hereby and thereby, except as set forth in this Agreement, the Disclosure Schedule, the exhibits hereto or the Debt Agreements; and

     (f) Transfer and Assignment. The documents to be delivered by Sellers at the Closing to effect the transfer and assignment to Buyer of all rights, title and interest of Sellers in and to the Assets are effective to do so, subject to
(i) the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and equitable principles (whether considered in an action at law or in equity), (ii) limitations imposed by federal or state law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies, or (iii) other customary limitations reasonably satisfactory to Buyer's counsel.

     In rendering such opinions, such counsel may rely as they deem advisable
(a) as to matters governed by the laws of jurisdictions other than states in which they maintain offices, upon opinions of local counsel satisfactory to such counsel, and (b) as to factual matters, upon certificates and assurances of public officials and officers of the Companies. In addition, such opinions may be subject to such additional qualifications and exceptions as are reasonably acceptable to counsel to Buyer.

     8.5. Certificates. Sellers shall have furnished Buyer with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by Buyer.

     8.6. Material Changes. Since June 17, 1995, there shall not have been any material adverse change with respect to the Business or the Assets.

     8.7. Corporate Documents. Buyer shall have received from Sellers resolutions adopted by the boards of directors of each Company approving this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, certified by each Company's corporate secretary.

     8.8. Due Diligence Review. Buyer and its Representatives shall have conducted a due diligence review of each Seller's Books and Records, Financial Statements, and other records and accounts of the Business, and in the sole discretion of Buyer, Buyer shall be satisfied on the basis of such review that there has been no breach of the representations and warranties or the pre-closing covenants of any Seller made pursuant to this Agreement. Such review shall have no effect whatsoever on the Liability of any Seller to Buyer under this Agreement or otherwise for breach of any representations, warranties, or covenants of such Seller hereunder.

     8.9. Financing. Buyer shall have received proceeds from a Private Placement Bridge Financing in an amount not less than Seven Hundred Fifty Thousand Dollars ($750,000).

     8.10. Conveyancing Documents; Release of Encumbrances. Sellers shall have executed and delivered each of the documents described in Section 3.2 hereof so as to effect the transfer and assignment to Buyer of all right, title and interest in and to the Assets and Sellers shall have filed (where necessary) and delivered to Buyer all documents necessary to release the Assets from all Encumbrances (other than Permitted Encumbrances), which documents shall be in a form reasonably satisfactory to Buyer's counsel.

     8.11. Permits. Buyer shall have obtained or been granted the right to use all Permits necessary to its operation of the Business including the Temporary Liquor Permits, but excluding the Liquor Licenses.

     8.12. Other Agreements. Sellers shall have executed and delivered the Ancillary Agreements in the forms attached as exhibits hereto. Buyer shall have entered into such employment and non-competition agreements or arrangements with such Rehired Employees as Buyer deems necessary or appropriate for the continued operation of the Business, on such terms as may be mutually agreeable to Buyer and such parties, and such employment agreements shall be in full force and effect as of the Closing.

     8.13. Fullerton Lease. Buyer shall have entered into a lease, to operate a Restaurant at 2720 East Nutwood, Fullerton, California, on terms acceptable to Buyer and substantially similar to the terms of the current Fullerton Lease.

     8.14. Westminster Franchise. Sellers shall have terminated and caused the termination of the franchise agreement entered into on September 15, 1988 with TL Cow, Inc. and/or Vinay Pai and any and all related agreements or arrangements relating to the franchise restaurant located in Westminster, California, including but not limited to the Management Agreement, as amended, between TLC and TL Cow, Inc. (collectively, the "Westminster Agreements"). Buyer shall be satisfied that all rights and obligations, including without limitation all rights to the Proprietary Rights, arising from the Westminster Agreements shall have been terminated.

     8.15. Franchisee Estoppel Certificates. Sellers shall have delivered to Buyer a Franchisee Estoppel Certificate from each of the Franchisees which are parties to Franchise Agreements as of the Closing Date.

     8.16. Landlord Estoppel Certificates. Sellers shall have delivered to Buyer a Landlord Estoppel Certificate from each landlord or lessor for all Facility Leases as of the Closing Date.

     8.17. Bulk Sales. Sellers and Buyer shall comply with the procedures of the "Bulk Sales Act" or similar law of any or all of the states in which the Assets are situated or of any other state which may be asserted to be applicable to the transactions contemplated hereby, including without limitation any notice required in compliance with Division 6 of the California Commercial Code. Sellers shall furnish Buyer and Escrow Holder with the information necessary to prepare such notice, including without limitation all names and business addresses used by it within the last three (3) years and the location of all the Assets to be transferred under this Agreement, at least fifteen (15) days before the Closing Date.

                                 ARTICLE IX.

                     RISK OF LOSS: CONSENTS TO ASSIGNMENT

     9.1. Risk of Loss. From the date hereof through the Closing Date, all risk of loss or damage to the property included in the Assets shall be borne by Sellers, and thereafter shall be borne by Buyer. If any portion of the Assets is destroyed or damaged by fire or any other cause on or prior to the Closing Date, other than use, wear or loss in the ordinary course of business, Sellers shall give written notice to Buyer as soon as practicable after, but in any event within five (5) calendar days of, discovery of such damage or destruction, the amount of insurance, if any, covering such Assets and the amount, if any, which any Seller is otherwise entitled to receive as a consequence. Prior to the Closing, Buyer shall have the option, which shall be exercised by written notice to Sellers within ten (10) calendar days after receipt of Seller's notice or if there is not ten (10) calendar days prior to the Closing Date, as soon as practicable prior to the Closing Date, of (a) accepting such Assets in their destroyed or damaged condition in which event Buyer shall be entitled to the proceeds of any insurance or other proceeds payable with respect to such loss and to such indemnification for any uninsured portion of such loss pursuant to Section 10.3, and the full Purchase Price shall be paid for such Assets, (b) excluding such Assets from this Agreement, in which event the Purchase Price shall be reduced by the amount allocated to such Assets, as mutually agreed between the parties or (c) terminating this Agreement in accordance with Section 11.1. If Buyer accepts such Assets, then after the Closing, any insurance or other proceeds shall belong, and shall be assigned to, Buyer without any reduction in the Purchase Price; otherwise, such insurance proceeds shall belong to Sellers.

     9.2. Consents to Assignment. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contract, Lease, Franchise Agreement, Permit or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a Default thereof or in any way adversely affect the rights of Buyer thereunder. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights thereunder so that Buyer would not receive all such rights, Sellers will cooperate with Buyer, in all reasonable respects, to provide to Buyer the benefits under any such Contract, Lease, Franchise Agreement, Permit or any claim or right, including without limitation enforcement for the benefit of Buyer of any and all rights of any Seller against a third party thereto arising out of the Default or cancellation by such third party or otherwise. Nothing in this Section 9.2 shall affect Buyer's right to terminate this Agreement under Sections 8.2 and 11.1 in the event that any consent or approval to the transfer of any Asset is not obtained.

     9.3. Facility Lease Consents. With respect to any Facility Lease, if any Seller has not obtained any required consents by the Closing Date, or the lessor has given any notice of intention either to terminate or exercise a right of first refusal or has commenced or threatened to comrnence litigation to enjoin such assignment or to terminate such Facility Lease, the following provisions shall apply:

     (a) Facility Lease--Reasonable Consent. As to any Facility Lease requiring that the lessor or other party shall not unreasonably withhold its consent to such Seller's assignment, Buyer shall have the right, to be exercised on or before the Closing Date by giving written notice to Seller, either (i) to terminate this Agreement with respect to the Facility affected by such Facility Lease (including, at the option of Buyer, the sale of all or a portion of the Assets relating to such Facility), in which case the Purchase Price shall be reduced by the amount allocated to such Facility and the related Assets or (ii) to proceed to Closing with respect to such Facility.

     (b) Indemnification. Subject to the limitations as set forth in Section 10.3(a), Sellers hereby agree (i) to defend, indemnify and hold Buyer harmless from and against any and all losses, damages, Liabilities, costs and expenses (including without limitation reasonable attorneys' fees) of any type whatsoever suffered by Buyer by reason of the attempted assignment of such Facility Lease to Buyer, and (ii) if any of the above events result in a final cancellation or nullification of the applicable Facility Lease or the attempted assignment from Sellers to Buyer of such Facility Lease, then Sellers shall repurchase, within thirty (30) calendar days after such cancellation or nullification, the Facility affected by such Facility Lease (together with, at Buyer's option, all or a portion of the Assets relating to such Facility) for a purchase price in an amount equal to the portion of the Purchase Price allocated to such Facility and the related Assets plus the costs of the then current Inventory relating to the operations conducted in such Facility.

     (c) Facility Lease--Consent Required. As to any Facility Lease requiring consent, but without a reasonableness standard, either Buyer or such Seller may so terminate this

Agreement with respect to the Facility covered by such Facility Lease, and, at the option of Buyer, the Purchase Price shall be reduced as provided in the preceding subsection.

     (d) Subleases. The parties acknowledge and agree that some of the Facility Leases may provide that, although the Facility Lease may not be assigned by such Seller without the written consent of the Consenting Party, such Seller may sublet the property covered by such Facility Lease without such consent. If any Consenting Party refuses to give its written consent to an assignment of such Facility Lease, or conditions its consent on terms unacceptable to Seller or Buyer, then in lieu of assigning such Facility Lease to Buyer, and with no adjustment in the Purchase Price, Seller shall sublet the Facility to Buyer on the same terms and conditions (including rental and other payments) that are contained in the existing Facility Lease, for the balance of the term thereof less one day.

                                  ARTICLE X.

                         ACTIONS BY SELLERS AND BUYER
                              AFTER THE CLOSING

     10.1. Books and Records: Tax Matters.

     (a) Books and Records. Each party agrees that it will cooperate with and make available to the other party, during normal business hours, all Books and Records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing which are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose. The party requesting any such Books and Records, information or employees shall bear all of the out-of-pocket costs and expenses (including without limitation attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or employees.

     (b) Cooperation and Records Retention. Sellers and Buyer shall (i) each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to Liability for Taxes, (ii) each retain and provide the other with any records or other information that may be relevant to such return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any tax return of the other for any period. Without limiting the generality of the foregoing, Buyer and Sellers shall each retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all tax returns, supporting work schedules, and other records or information that may be relevant to such returns for all tax periods or portions thereof ending on or before the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.

     (c) Payment of Liabilities. Following the Closing Date and prior to any Seller receiving any portion of the Purchase Price from the Escrow, Sellers shall pay through the Escrow all of the debts and Liabilities of Sellers relating to the Business pursuant to the Escrow Agreement, including any Liability for Taxes, other than Assumed Liabilities.

     10.2. Survival of Representations, Etc. All of the representations, warranties, covenants and agreements made by each party in this Agreement or in any attachment, Exhibit, the Disclosure Schedule, certificate, document or list delivered by any such party pursuant hereto shall survive the Closing for a period of (and claims based upon or arising out of such representations, warranties, covenants and agreements may be asserted at any time before the date which shall be) two (2) years following the Closing (except with respect to the representations and warranties set forth in Sections 4.19, 4.21, and
4.27 which shall survive until the expiration of the applicable statute of limitations (with extensions) with respect to the matters addressed in such sections). Each party hereto shall be entitled to rely upon the representations and warranties of the other party set forth in this Agreement. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any Claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

     10.3. Indemnifications.

     (a) By Sellers. Each Seller shall, jointly and severally, indemnify, save and hold harmless Buyer, its affiliates and its Representatives, from and against any and all costs, losses (including without limitation diminution in value), Taxes, Liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), including without limitation interest, penalties, costs of mitigation, losses in connection with any Environmental Law (including without limitation any clean-up or remedial action), lost profits and other losses resulting from any shutdown or curtailment of operations, damages to the environment, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (herein, "Damages"), incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty or the inaccuracy of any representation, made by Sellers in or pursuant to this Agreement; (ii) any breach of any covenant or agreement made by Sellers in or pursuant to this Agreement; (iii) any Excluded Liability or
(iv) any Liability imposed upon Buyer by reason of Buyer's status as transferee of the Business or the Assets.

     The term "Damages" as used in this Section 10.3 is not limited to matters asserted by third parties against any Seller or Buyer, but includes Damages incurred or sustained by any Seller or Buyer in the absence of third party claims. Payments by Buyer of amounts for which Buyer is indemnified hereunder, and payments by any Seller of amounts for which such Seller is indemnified, shall not be a condition precedent to recovery. Sellers' obligation to indemnify Buyer, and Buyer's obligation to indemnify Sellers, shall not limit any other rights, including without limitation rights of contribution which either party may have under statute or common law. Notwithstanding the foregoing, Sellers shall in no circumstances be liable for Damages or any other liability under this Agreement for any amounts aggregating more than the amount of the Purchase Price.

     (b) By Buyer. Buyer shall indemnify and save and hold harmless Sellers, its affiliates and subsidiaries, and its Representatives from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty or the inaccuracy of any representation, made by Buyer in or pursuant to this Agreement; (ii) any breach of any covenant or agreement made by Buyer in or pursuant to this Agreement; or (iii) from and after the Closing, any Assumed Liability.

     (c) Cooperation. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

     (d) Defense of Claims. If a claim for Damages (a "Claim") is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall, subject to Section 10.2, give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 10.3. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action,
(ii) to employ and engage attorneys of its own choice to handle and defend the same unless the named parties to such action or proceeding include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, in which event the indemnified party shall be entitled, at the indemnifying party's cost, risk and expense, to separate counsel of its own choosing, and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld. If the indemnifying party fails to assume the defense of such claim within fifteen (15) calendar days after receipt of the Claim Notice, the indemnified party against which such claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party; provided, however, that such Claim shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the indemnified party assumes the defense of the claim, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 10.3 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or judgment.

     (e) Seller's Right of Offset. Anything in this Agreement to the contrary notwithstanding, any Seller may elect to pay to Buyer any amount as to which such Seller is obligated to indemnify Buyer pursuant to any provision of this
Section 10.3, up to the aggregate principal balances of Notes A and/or B then outstanding, by means of a reduction in the then outstanding balance of either or both of Note A and Note B in the amount so designated by such Seller (the "Offset Amount"). Following delivery by such Seller to Buyer of notice of such Seller's election to utilize such offset, the outstanding principal balance of Note A and/or Note B, as the case may be, shall be decreased in an amount equal to the Offset Amount. The exercise by Seller of such offset rights shall not eliminate any indemnification obligations of such Seller or any other Seller to Buyer in excess of the Offset Amount.

     (f) Product and Warranty Liability. The provisions of this Section 10.3 shall cover, without limitation, all Liabilities of whatsoever kind, nature or description relating, directly or indirectly, to product liability, litigation or claims against Buyer or Sellers in connection with, arising out of, or relating to products sold from the Facilities by Buyer or Sellers.

     (g) Brokers and Finders. Pursuant to the provisions of this Section 10.3, Buyer and Sellers shall each indemnify, hold harmless and defend the other party from the payment of any and all broker's and finder's expenses, commissions, fees or other forms of compensation which may be due or payable from or by the indemnifying party, or may have been earned by any third party acting on behalf of the indemnifying party in connection with the negotiation and execution hereof and the consummation of the transactions contemplated hereby.

     (h) Representatives. No individual Representative of any party shall be personally liable for any Damages under the provisions contained in this Section
10.3. Nothing herein shall relieve either party of any Liability to make any payment expressly required to be made by such party pursuant to this Agreement.

     (i) Failure to Close. Notwithstanding the provisions of this Section 10.3, in the event the Closing does not take place, the sole and exclusive remedy for both parties shall be as set forth under clause (iii) of Section 11. l(b) of this Agreement.

     10.4. Bulk Sales. Sellers and Buyer shall comply with the procedures of the "Bulk Sales Act" or similar law of any or all of the states in which the Assets are situated or of any other state which may be asserted to be applicable to the transactions contemplated hereby. Sellers hereby agree that the indemnity provisions of Section 10.3 hereof shall apply to any Damages of Buyer arising out of or resulting from the failure of any Seller or Buyer to comply with any such laws.

     10.5. Name and Name Change. Sellers hereby grant to Buyer, effective as of the Closing Date, the right to use the names "Texas Loosey's," "Texas Loosey's Chili Parlor and Saloon," "Texas Tested Tried and Trusted" and any and all variations thereof for any lawful business or other lawful purpose whatsoever, and Sellers shall have no right whatsoever to such names. In addition, if requested by Buyer, TLC shall file an amendment to its Articles of Incorporation to change its corporate name to a name acceptable to Buyer, in its reasonable discretion, such name to have no reference to "Texas Loosey's," "TLC" or any other name or mark that has such a near resemblance thereto as may be likely to cause confusion or mistake to the public, or to otherwise deceive the public. Such amendment shall be in a form acceptable for filing with the Secretary of State of the State of California.

     10.6. Return of Liquor License. Following any event of default by Buyer under the Security Agreement which is not cured by Buyer within any applicable grace period, Buyer shall cooperate with Sellers, and shall at the request of Sellers execute and deliver such documents and releases as may be required or necessary in order to transfer the Liquor Licenses (or any subsequent liquor license issued to Buyer with respect to the Business) to Sellers and to enable Sellers to utilize such liquor licenses in the operation of the Business by Sellers following the exercise by Sellers of any remedies of Sellers available to them under the Security Agreement.

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

                                 ARTICLE XI.

                                MISCELLANEOUS

     11. 1. Termination.

     (a) Termination. This Agreement may be terminated at any time prior to
Closing:

     (i) By mutual written consent of Buyer and Sellers;

     (ii) By Buyer or Sellers if the Closing shall not have occurred on or before thirty (30) days after the date hereof; provided however, that this provision shall not be available to Buyer if Sellers have the right to terminate this Agreement under clause (iv) of this Section 11.1(a), and this provision shall not be available to Sellers if Buyer has the right to terminate this Agreement under clause (iii) of this Section ll.l(a);

     (iii) By Buyer if there is a material breach of any representation or warranty set forth in Article IV hereof or any covenant or agreement to be complied with or performed by Sellers pursuant to the terms of this Agreement or the failure of a condition set forth in Article VIII to be satisfied (and such condition is not waived in writing by Buyer) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article VIII to be satisfied on or prior to the Closing Date, provided that Buyer may not terminate this Agreement prior to the Closing if Sellers have not had an adequate opportunity to cure such failure; or

     (iv) By Sellers if there is a material breach of any representation or warranty set forth in Article V hereof or of any covenant or agreement to be complied with or performed by Buyer pursuant to the terms of this Agreement or the failure of a condition set forth in Article VII to be satisfied (and such condition is not waived in writing by Sellers) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article VII to be satisfied on or prior to the Closing Date; provided that, Sellers may not terminate this Agreement prior to the Closing Date if Buyer has not had an adequate opportunity to cure such failure.

     (b) In the Event of Termination. In the event of termination of this
Agreement:

     (i) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

     (ii) The provisions of Section 11.11 (relating to confidentiality) shall continue in full force and effect; and

     (iii) If this Agreement is terminated pursuant to clause (iii) of Section
11. l(a), Sellers agree to pay Buyer's expenses in connection with the due diligence, legal work, and financing expenses for this transaction up to a maximum reimbursement of Seventy Thousand Dollars ($70,000); if this Agreement is terminated pursuant to clause (iv) of Section 11. l(a), Buyer agrees to pay Sellers' expenses in connection with the legal work for this transaction and the audit of the

Business up to a maximum reimbursement of Sixty-Five Thousand Dollars ($65,000). The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

     11.2. Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties; except that Buyer may, without such consent, assign all such rights and obligations to a wholly-owned subsidiary (or a partnership controlled by Buyer) or subsidiaries of Buyer or to a successor in interest to Buyer which shall assume all obligations and Liabilities of Buyer under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

     11.3. Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (, FED EX); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

     If to Sellers, addressed to:

          Mr. Ron Walton
          30075 Ynez Road
          Temecula, California 92592

     With a copy to:

          Miller & Holguin
          1801 Century Park East, 7th Floor
          Los Angeles, California 90067
          Attention: Henry A. Holguin, Esq.

     If to Buyer, addressed to:

          Texas Loosey's Steakhouse Holdings, Inc.
          1752 Clement Street
          San Francisco, California 94121
          Attention: Hiram J. Woo

     With a copy to:

          Latham & Watkins
          650 Town Center Drive, Suite 2000
          Costa Mesa, California 92626
          Attention: Cary K. Hyden, Esq.

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     11.4. Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California (without reference to the choice of law provisions of California law), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

     11.5. Termination of Prior Agreement; Entire Agreement; Amendments and Waivers. The Prior Agreement is hereby terminated in its entirety and shall be of no further force or effect. This Agreement, the Ancillary Agreements, together with all exhibits and schedules hereto and thereto (including the Disclosure Schedule), constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, including without limitation all letters of intent and agreements in principle. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     11.6. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.7. Expenses. Except as otherwise specified in this Agreement, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

     11.8. Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     11.9. Titles: Gender. The titles, captions or headings of the Articles and Sections herein, and the use of a particular gender, are for convenience of reference only and are not intended to be a part of or to affect or restrict the meaning or interpretation of this Agreement.

     11.10. Publicity. Neither Buyer nor any of the Sellers, nor any of their affiliates, shall make any public announcements prior to the Closing (including, without limitation, any announcement to any employees, customers or suppliers) in respect of this Agreement or otherwise communicate with any news media, except as the parties may mutually agree. Sellers shall, and shall cause its attorneys, accountants and other representatives to, cooperate with Buyer and its affiliates in providing required disclosure pursuant to the federal securities laws, including in connection with any registration statements of Buyer or its affiliates.

     11.11. Confidential Information.

     (a) No Disclosure. The parties acknowledge that the transaction described herein is of a confidential nature and shall not be disclosed except to consultants, advisors and affiliates, or as required by law, until such time as the parties make a public announcement regarding the transaction as provided in
Section 11.10.

     (b) Preservation of Confidentiality. In connection with the negotiation of this Agreement, the preparation for the consummation of the transactions contemplated hereby, and the performance of obligations hereunder, Buyer acknowledges that it will have access to confidential information relating to Sellers, including technical, manufacturing or marketing or financial information, ideas, recipes, formulas, methods, developments, inventions, improvements, business plans, trade secrets, scientific or statistical data, diagrams, drawings, specifications or other proprietary information relating thereto, together with all analyses, compilations, studies or other documents, records or data prepared by any Seller or Buyer or their respective Representatives which contain or otherwise reflect or are generated from such information ("Confidential Information"). The term "Confidential Information" does not include information received by Buyer in connection with the transactions contemplated hereby which (i) is or becomes generally available to the public other than as a result of a disclosure by Buyer or its Representatives, (ii) was within Buyer's possession prior to its being furnished to Buyer by or on behalf of Sellers in connection with the transactions contemplated hereby, provided that the source of such information was not known by Buyer to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to any Seller or any other Person with respect to such information or (iii) becomes available to Buyer on a non-confidential basis from a source other than Sellers or any of their respective Representatives, provided that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to any Seller or any other Person with respect to such information.

     (c) Buyer shall treat all Confidential Information as confidential, preserve the confidentiality thereof and not disclose any Confidential Information, except to its Representatives and Affiliates who need to know such Confidential Information in connection with the transactions contemplated hereby. Buyer shall use all reasonable efforts to cause its Representatives to treat all Confidential Information as confidential, preserve the confidentiality thereof and not disclose any Confidential Information. Buyer shall be responsible for any breach of this Agreement by any of its Representatives. If, however, Confidential Information is disclosed, Buyer shall immediately notify Sellers in writing and take all reasonable steps required to prevent further disclosure.

     (d) Until the Closing or the termination of this Agreement, all Confidential Information shall remain the property of the party who originally possessed such information. In the event of the termination of this Agreement for any reason whatsoever, Buyer shall, and shall cause its Representatives to, return to Sellers all Confidential Information (including all copies, summaries and extracts thereof) furnished to Buyer by Sellers in connection with the transactions contemplated hereby.

     (e) If Buyer or any of its Representatives or Affiliates is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) or is required by operation of law to disclose any Confidential Information, Buyer shall provide Sellers with prompt written notice of such request or requirement, which notice shall, if practicable, be at least 48 hours prior to making such disclosure, so that Sellers may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of such a waiver, Buyer or any of its Representatives are nonetheless, in the opinion of counsel, legally compelled to disclose Confidential Information, then Buyer may disclose that portion of the Confidential Information which such counsel advises is legally required to be disclosed, provided that Buyer uses its reasonable efforts to preserve the confidentiality of the Confidential Information, whereupon such disclosure shall not constitute a breach of this Agreement.

     11.12. Cumulative Remedies. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     11.13. Service of Process. Consent to Jurisdiction.

     (a) Service of Process. Each parties hereto irrevocably consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party's address set forth herein, or by any other method provided or permitted under California law.

     (b) Consent and Jurisdiction. Each party hereto irrevocably and unconditionally (1) agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought in the United States District Court for the Central District of California or, if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the County of Orange, California; (2) consents to the jurisdiction or any such court in any such suit, action or proceeding; and (3) waives any objection which such party may have to the laying of venue of any such suit, action or proceeding in any such court.

     11.14. Arbitration. Notwithstanding anything herein to the contrary, in the event that there shall be a dispute among the parties arising out of or relating to this Agreement, including without limitation the indemnities provided in
Article X, or the breach thereof, the parties agree that such dispute shall be resolved by final and binding arbitration in Orange County, California, administered by three (3) arbitrators, one to be selected directly by each party and the third arbitrator to be selected by the two arbitrators so chosen. Such arbitration proceeding shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect or such other procedures as the parties may agree to prior to the Closing. Depositions may be taken and other discovery may be obtained during such arbitration proceedings to the same extent as authorized in civil judicial proceedings. Any award issued as a result of such arbitration shall be final and binding between the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The fees and expenses of such arbitration (including reasonable attorneys' fees) or any action to enforce an arbitration award shall be paid by the party that does not prevail in such arbitration.

     11.15. Attorneys' Fees. If any party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys' fees, incurred in connection with such action including any appeal of such action.

     11.16. Nature of Obligations. The obligations of Sellers under this Agreement shall be joint and several.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

                              "BUYER"

                              TEXAS LOOSEY'S STEAKHOUSE HOLDINGS, INC.
                              a Delaware corporation

                              By
                              /s/ Richard M. Lee

                              Richard M. Lee, Chairman and
                              Chief Executive Officer

                              "SELLERS "

                              TLC RESTAURANT MGMT. CORP.,
                              a California corporation

                              By
                              /s/ Ron Walton

                              Ron Walton, President

                              BETTER BUSINESS SECURITY, INC.,
                              a California corporation

                              By
                              /s/ Ron Walton
                              Ron Walton, President

                              RIVER DIEGO INVESTMENT CORP.,
                              a California corporation

                              By
                              /s/ Ron Walton
                              Ron Walton, President

                              /s/ Ron Walton
                              Ron Walton

                             Extension Agreement


It is mutually agreed to extend the terms of Note "A" between the Buyers "Texas Loosey's Steakhouse & Saloon Inc." and Sellers "TLC Restaurant Mgmt, River-Diego Investment Corp., Better Business Security Inc., and Ron Walton under the following conditions:

I. EXTENDED DUE DATE Sellers agree to extend the now in default Note "A" from the current due date of February 19, 1997 to an extended due date of June 19, 1997.

A) Seller will extend the due date an additional sixty (60) days to August 19, 1997 provided Buyer's "Texas Loosey's Steakhouse and Saloon Inc." have submitted their registration statement of a public offering to the Securities and Exchange Commission.

II. CONSIDERATION In consideration for Sellers extending the due date on Note "A" (as stated above) Buyer agrees to:

A) Pay ten (10%) percent interest on Note "A" from August 19, 1996 through February 19, 1997.

B) Increase the interest rate to fifteen (15%) percent on Note "A" from February 20, 1997 until paid in full.

C) Buyers agree to increase the total consideration of Walton's consulting agreement from $180,000.00 to $190,000.00 and continue the monthly, payment rate of five thousand dollars ($5,000.00) per month until IPO is realized, at which time payments will increase to $7,500.00 per month as per the Consulting Agreement.

D) Buyers agree to continue to pay the interest only payment as required under the terms of Note "B", directly to Walton (Sellers Agent) outside of escrow and without off sets.

It is mutually agreed that should Buyer default on either Note "B" or the Consulting Agreement during the terms of this Extension Agreement, the Extension Agreement will automatically be revoked and Note "A" will again be in default, at which time Seller will take whatever action necessary to recover possession of said Business and Buyer will cooperate fully with Seller in returning possession to Seller.

Agreed and accepted on this 24 day of March 1997.

Seller: TLC Restaurant Mgmt. Corp., River-Diego Investment Corp., and Better Business Securities Corp., and Ron Walton

/s/ Ron Walton
Ron Walton (Agent)

Buyer: Texas Loosey's Steakhouse and Saloon Inc.

/s/ Hiram J Woo

Hiram J Woo (President)

                                                                 EXHIBIT 10.10

JEAN ALLEN ESCROW CO., INC.                      ESCROW NO. 7602
4012 KATELLA AVENUE, SUITE #103                            --------------------
LOS ALAMITOS, CALIFORNIA 90720                   ESCROW OFFICER CHERI L. PARKS
TELEPHONE (310) 799-3344                                       ----------------
FACSIMILE   (310) 799-3345                       DATE   FEBRUARY 20, 1996
                                                      -------------------------
               --SALE OF BUSINESS ESCROW INSTRUCTIONS\PAGE ONE--

**THESE ESCROW INSTRUCTIONS SUPERCEDE & REPLACE ONES DATED lO-16-95
AND 2-6-96,**

This agreement made this 20TH DAY OF FEBRUARY, 1996, Between

           TLC RESTAURANT MANAGEMENT CORP., A CALIFORNIA CORPORATION
            BETTER BUSINESS SECURITY, INC., A CALIFORNIA CORPORATION
             RIVER DIEGO INVESTMENT CORP., A CALIFORNIA CORPORATION
                                   RON WALTON

whose mailing address is: P. O. BOX 1697, TEMECULA, CA 92593 hereinafter known and designated as the Sellers, and

        TEXAS LOOSEY'S STEAK HOUSE HOLDING, INC., A DELAWARE CORPORATION

whose mailing address is: 1752 CLEMENT ST., SAN FRANCISCO, CA 94121 hereinafter known and designated as the Buyers.

WITNESSETH:

Whereas the Sellers are the owners of the RESTAURANT businesses known as: "TEXAS LOOSEY'S CHILI PARLOR AND SALOON OF TORRANCE"
located at: 22252 PALOS VERDES BOULEVARD, TORRANCE CA 90505
"TEXAS LOOSEY'S CHILI PARLOR AND SALOON OF FULLERTON"
located at: 2720 E. NUTWOOD AVENUE, FULLERTON, CA 92631
"TEXAS LOOSEY'S CHILI PARLOR AND SALOON OF MORENO VALLEY'
located at:     24811 SUNNYMEAD BOULEVARD, MORENO VALLEY, CA 92553

And whereas, the Sellers agree to sell and the Buyers agree to purchase the said businesses from the Sellers on the following terms and conditions:

1. Purchase price of Assets and Franchise               $1,520,000.00
Rights related to the TEXAS LOOSEY'S CHILI
PARLOR AND SALOON RESTAURANTS pursuant to that certain ASSET PURCHASE AGREEMENT DATED
OCTOBER 2, 1995 AS AMENDED by and between the Parties hereto.

Inventory of Merchandise--priced at                     $ NONE
current wholesale prices.

    Total Purchase Price                                $1,520,000.00

Buyers Deposit in Escrow upon execution of these        $ 275,000.00
Escrow Instructions $280,000.00 ($275,000.00
shall be applied to the Purchase Price and $5,000.00 shall be applied to Buyers escrow closing costs and charges. Said deposit shall be made pursuant to the terms and conditions of the ASSET PURCHASE AGREEMENT DATED OCTOBER 2, 1995
AS AMENDED; however said deposit shall be made prior to the Buyers physical possession of the business premises with temporary liquor licenses.)

Promissory Note "A", Security Agreement and             $ 375,000.00
 Assignment of Lease and Collateral Security
 --In favor of Sellers.

Promissory Note "B", Security Agreement and             $ 870,000.00
 Assignment of Lease and Collateral Security
--In favor of Sellers.

                                  - PAGE TWO -

This Escrow shall close on the 2ND day of APRIL, 1996 or after when permanent ON-SALE GENERAL LIQUOR LICENSE NO. 47-99593, ON-SALE GENERAL LIQUOR LICENSE NO. 47-148856 and ON-SALE GENERAL LIQUOR LICENSE NO. 47-264095 have been transferred into the names of the within-named Buyers according to the rules and regulations of the Department of Alcoholic Beverage Control Board; and the parties agree to do all things necessary to close said Escrow on the above date.

2. The Sellers agree to transfer to the Buyers the aforementioned valid ON-SALE GENERAL LIQUOR LICENSES to the licensed premises.

3. The parties hereto agree to pay all Escrow Charges including but not limited to Chattel Searches and Publication Costs on a basis of 50% from the Buyers and 50% from the Sellers.

4. No inventory of merchandise shall be included in the selling and purchase price.

5. Possession of premises shall be granted the Buyers as of actual date TEMPORARY ON-SALE GENERAL LIQUOR LICENSES have been issued to the within-named Buyers according to the rules and regulations of the Department of Alcoholic Beverage Control Board provided that all funds have been deposited into escrow as required under Paragraph No. 1, all pro rations and security deposits have been paid outside of escrow, all executed Promissory Notes have been deposited into escrow, evidence of Buyers liability insurance has been deposited into escrow and providing that $275,000.00 has been distributed to the Sellers' creditors as required under Paragraph No. 20 of these Instructions.

6. WITH THE EXCEPTION OF THE PRO RATIONS FOR THE PERSONAL PROPERTY TAXES, you as escrow holders are authorized and instructed NOT TO MAKE ANY PRO RATIONS through this escrow transaction, and the Parties agree that any PRO RATIONS necessary shall be handled OUTSIDE OF ESCROW pursuant to the terms and conditions of the ASSET PURCHASE AGREEMENT DATED OCTOBER 2, 1995 AS AMENDED.

You as escrow holders are authorized and instructed to ADJUST the INTEREST on the Promissory Note and Security Agreement reflected in Paragraph No. 1 herein to the actual date physical possession has been granted Buyers by Sellers as the interest shall commence on the date of possession.

7. The undersigned Buyers agree to negotiate ASSIGNMENTS OF THE
LEASES together with ASSIGNMENTS OF LEASE AS COLLATERAL SECURITY covering the business premises known as:

                 2252 PALOS VERDES BOULEVARD, TORRANCE CA 90505
                  2720 E. NUTWOOD AVENUE, FULLERTON, CA 92631
               24811 SUNNYMEAD BOULEVARD, MORENO VALLEY, CA 92553

After the Buyers have successfully obtained the executed ASSIGNMENTS OF LEASES and ASSIGNMENTS OF LEASE AS COLLATERAL SECURITY, the Buyers agree to deposit a copy of same into escrow prior to the transfer of the liquor licenses and to provide evidence of same directly to the Department of Alcoholic Beverage Control Board.

The Buyers agree to reimburse the Sellers OUTSIDE OF ESCROW prior to the date of possession the amounts of the LEASE SECURITY DEPOSITS of the existing leases now held by Lessors; and you as escrow holders shall not be concerned therewith.

8. THERE IS NO REAL ESTATE BROKER INVOLVED IN THIS ESCROW
TRANSACTION.

9. Buyers shall reimburse Sellers through escrow sales tax on fixtures and equipment based on the value of $ TO BE GIVEN LATER or as required by the State Board of Equalization.

                                 - PAGE THREE -

10. The allocation of the purchase price of $1,520,000.00 shall be furnished escrow holders at a later date and approved in writing by Buyers and Sellers.

11. The purchase price shall include all items as indicated in that certain ASSET PURCHASE AGREEMENT DATED OCTOBER 2, 1995 AS AMENDED which includes all FURNITURE, FIXTURES AND EQUIPMENT indicated on SCHEDULE 4.5 of said AGREEMENT.

12. It is mutually agreed between the Sellers and Buyers, the parties hereto, that no representations have been made by either party other than those specifically set forth in these Escrow Instructions or the ASSET PURCHASE AGREEMENT DATED OCTOBER 2, 1995 AS AMENDED together with all its attachments.

13. The Buyers and Sellers agree to furnish JEAN ALLEN ESCROW CO., INC. with releases from the STATE BOARD OF EQUALIZATION, EMPLOYMENT DEVELOPMENT DEPARTMENT and INTERNAL REVENUE SERVICE prior to the close of escrow. The undersigned Buyers and Sellers authorize and instruct escrow holders to pay said agencies prior to the close and completion of escrow as indicated in Paragraph No. 20 of these Instructions.

14. The sellers agree to accept; and the Buyers agree to execute, as a part of the purchase price, Promissory Note "A" in the principal amount of $375,000.00, referred to on Page One; bearing no interest (EXCEPT AS STIPULATED BELOW), payable in ONE (1) INSTALLMENT of $375,000.00 all due and payable SIX (6) MONTHS after actual date physical possession has been granted buyers by Sellers. Note to be delivered to Sellers at the close of this transaction. Note shall be secured by a Security Agreement covering all securable assets of said business together with an Assignment of Lease as Collateral Security. (A PROMISSORY NOTE AND SECURITY SATISFACTORY TO BOTH BUYERS AND SELLERS SHALL BE DEPOSITED INTO ESCROW, AND APPROVED IN WRITING BY BUYERS AND SELLERS.)

Said Promissory Note shall contain the following recitals:

"In the event of sale, transfer, assignment or removal of personal property located at 22252 PALOS VERDES BOULEVARD, TORRANCE, CA 90505, 2720 E. NUTWOOD AVENUE, FULLERTON, CA 92631 or 24811 SUNNYMEAD BOULEVARD, MORENO VALLEY, CA 92553, securing this Note, the unpaid balance of principal and interest, if any, then due on the Note shall become due and payable at the option of the holders of said Note."

"This Note shall not bear any interest unless this Note is in default at which time it shall bear interest at the rate of TEN (10%) per annum from the commencing from the date of possession of business premises by Promissors until paid."

"A default of Promissory Note 'A' or 'B' shall result in the acceleration of the unpaid principal and interest, if any, then due under the Note not in default at the sole option of the holders of said Note.

15. You as escrow holders shall prepare a Uniform Commercial Code Form UCC-1, "Financing Statement," securing the aforementioned Promissory Note to reflect as Item No. 6 thereon the following recital:

"Furniture, removeable trade fixtures, equipment, accounts, contract rights, tradename, tradestyle, franchise rights and franchise agreements (present and future), leasehold, inventory and additions thereof, proceeds of the same or similar type hereafter acquired by the Debtors, together with the proceeds of any insurance policies covering the herein described collateral located at 22252 PALOS VERDES BOULEVARD, TORRANCE CA 90505, 2720 E. NUTWOOD AVENUE, FULLERTON, CA 92631 and 24811 SUNNYMEAD BOULEVARD, MORENO VALLEY, CA 92553."

                           - PAGE THREE...CONTINUED -

Further, you shall use the above recital on Exhibit "A," Schedule of Collateral, which shall be attached to the Security Agreement referred to above. (SAID EXHIBIT "A" SHALL BE A DUPLICATE OF SCHEDULE 4.5 OF THE ASSET PURCHASE AGREEMENT.)

The Uniform Commercial Code Form UCC-1, Financing Statement, is to be filed within Ten (10) days after date physical possession has been granted Buyers, with the Secretary of State, Uniform Commercial Code Division, in Sacramento, California and the respective County Recorder.

16. The Sellers agree to accept: and the buyers agree to execute, as a part of the purchase price, Promissory Note "B" in the principal amount o $870,000.00, referred to on Page One. Said Note shall bear interest at the rate of EIGHT (8%) percent per annum (compounded monthly) from the date of possession and no payments shall be due under said Note for SIX (6) Months following said possession date Thereafter, said Note shall be payable in INTEREST ONLY installments of $6,035.90 or more per month commencing SEVEN (7) months following the date of possession and continuing monthly thereafter for a period of TWELVE (12) months from the date of the first INTEREST ONLY installment at which time said Note shall be payable in principal and interest installments of $10,984.85 or more per month (BASED ON A TEN YEAR AMORTIZATION WITH INTEREST AT EIGHT (8%) PERCENT PER ANNUM, COMPOUNDED ANNUALLY) and shall continue monthly thereafter for an additional FORTY-ONE (41) MONTHS at which time all remaining principal and accrued interest shall become all due and payable in full; Note to be delivered to Sellers at the close of this transaction. Note shall be secured by a Security Agreement covering all securable assets of said business together with an Assignment of Lease as Collateral Security. (A PROMISSORY NOTE AND SECURITY SATISFACTORY TO BOTH BUYERS AND SELLERS SHALL BE DEPOSITED INTO ESCROW, AND APPROVED IN WRITING BY BUYERS AND SELLERS.)

Said Promissory Note shall contain the following recitals:

"In the event of sale, transfer, assignment or removal of personal property located at 22252 PALOS VERDES BOULEVARD, TORRANCE, CA 90505, 2720 E. NUTWOOD AVENUE, FULLERTON, CA 92631 or 24811 SUNNYMEAD BOULEVARD, MORENO VALLEY, CA 92553, securing this Note, the unpaid balance of principal and interest, then due on the Note shall become due and payable at the option of the holders of said Note."

"Promissors agree to pay a late charge penalty of EIGHT (8%) percent of any installment not paid within TEN (10) days of the due date of said installment."

"A default of Promissory Note 'A' or 'B' shall result in the acceleration of the unpaid principal and interest, if any, then due under the Note not in default at the sole option of the holders of said Note.

17. You as escrow holders shall prepare a Uniform Commercial Code Form UCC-1, "Financing Statement," securing the aforementioned Promissory Note to reflect as Item No. 6 thereon the following recital:

"Furniture, removeable trade fixtures, equipment, accounts, contract rights, tradename, tradestyle, franchise rights and franchise agreements (present and future), leasehold, inventory and additions thereof, proceeds of the same or similar type hereafter acquired by the Debtors, together with the proceeds of any insurance policies covering the herein described collateral located at 22252 PALOS VERDES BOULEVARD, TORRANCE CA 90505, 2720 E. NUTWOOD AVENUE, FULLERTON, CA 92631 and 24811 SUNNYMEAD BOULEVARD, MORENO VALLEY, CA 92553."

                           - PAGE THREE...CONTINUED -

Further, you shall use the above recital on Exhibit "A," Schedule of Collateral, which shall be attached to the Security Agreement referred to above. (SAID EXHIBIT "A" SHALL BE A DUPLICATE OF SCHEDULE 4.5 OF THE ASSET PURCHASE AGREEMENT.)

The Uniform Commercial Code Form UCC-1, Financing Statement, is to be filed within Ten (10) days after date physical possession has been granted Buyers, with the Secretary of State, Uniform Commercial Code Division, in Sacramento, California and the respective County Recorders.

18. The Buyers named herein agree to execute and deliver a Reassignment of Lease mentioned in Paragraph No. 7 of these Instructions in favor of the holder of Promissory Note referred to as Paragraph No. 14 and 16 of these Instructions as security collateral for the performance of said Note and instruct you as escrow holders to deliver said Reassignment of Lease and Lease to the holders of Promissory Note at the close of this transaction.

19. The Buyers named herein agree to assume existing insurance or maintain insurance coverage subject to Sellers approval during the term of said Promissory Note referred to in Paragraph No. 14 and 16 of these Instructions with a first loss payable clause in favor of the Sellers attached to the business policy in favor of the Sellers, original of which shall be delivered to Sellers outside of escrow prior to actual date physical possession is granted Buyers by Sellers.

20. UPON ESCROW HOLDERS RECEIPT OF THESE ESCROW INSTRUCTIONS DULY EXECUTED BY THE BUYERS AND SELLERS AND THE DOWN PAYMENT OF $275,000.00, THE UNDERSIGNED PARTIES HEREBY AUTHORIZE AND INSTRUCT ESCROW HOLDERS TO IMMEDIATELY REMIT THE ENTIRE SUM OF S275,000.00 TO THE FOLLOWING TAXING AGENCIES TO BE APPLIED TO SELLERS' UNPAID TAX LIABILITIES:

     A) INTERNAL REVENUE SERVICE

     B) EMPLOYMENT DEVELOPMENT DEPARTMENT

     C) STATE BOARD OF EQUALIZATION

     D) FRANCHISE TAX BOARD

THE AMOUNTS TO BE PAID TO THE ABOVE TAXING AGENCIES SHALL BE BASED UPON WRITTEN DEMANDS FROM AGENCIES AND/OR SELLERS APPROVED IN WRITING BY THE SELLERS WITH NO FURTHER AUTHORIZATION FROM THE BUYERS. AT THE CLOSE AND COMPLETION OF ESCROW, ESCROW HOLDERS ARE AUTHORIZED AND INSTRUCTED TO CHARGE THE AMOUNTS SO DISBURSED TO THE ACCOUNT OF THE SELLERS.

THE UNDERSIGNED PARTIES ARE FULLY AWARE THAT ESCROW HOLDERS ARE DISBURSING SAID FUNDS PRIOR TO THE CLOSE AND COMPLETION OF ESCROW FROM FUNDS ON DEPOSIT IN ESCROW. THE PARTIES HERETO ARE FULLY AWARE THAT AFTER SUCH FUNDS ARE DISBURSED, SUCH FUNDS SHALL BE NON-REFUNDABLE FROM SAID TAXING AGENCIES, AND THE PARTIES DO HEREBY AGREE TO HOLD YOU AS ESCROW HOLDERS HARMLESS OF ALL LIABILITY FOR DISBURSING SUCH FUNDS.

THE PARTIES DO AGREE THAT IN THE EVENT THIS ESCROW TRANSACTION IS CANCELLED OR TERMINATED DUE TO THE DEFAULT OF THE BUYERS, THE FUNDS PAID TO THE TAXING AGENCIES IN THE SUM OF $275,000.00 SHALL BE DEEMED AS LIQUIDATED DAMAGES AND THE SELLERS SHALL NOT BE REQUIRED TO REIMBURSE THE BUYERS FOR SAID FUNDS AND THE BUYERS SHALL HAVE NO RECOURSE TO PURSUE SELLERS FOR ANY REIMBURSEMENT.

THE PARTIES DO AGREE THAT IN THE EVENT THIS ESCROW TRANSACTION IS
CANCELLED OR TERMINATED DUE TO THE DEFAULT OF THE SELLERS, THE SELLERS AGREE TO REIMBURSE THE BUYERS FOR THE FUNDS PAID TO THE TAXING
AGENCIES IN THE SUM OF $275,000.00. IN SUCH EVENT, THE BUYERS AGREE

                           - PAGE THREE...CONTINUED -

will be for the fiscal year beginning July 1, 1995 and ending June 30, 1996, all or part of which may follow Buyers' possession date, Sellers will be responsible for the entire taxes billed and warrant to pay the same prior to the delinquent date and to hold Buyers harmless of and against any liability for the same. YOU AS ESCROW HOLDERS ARE AUTHORIZED AND INSTRUCTED TO PRO RATE SAME AS OF THE DATE OF POSSESSION.

27. Buyers acknowledge that the County Personal Property Taxes will be billed in the name of the Buyers, Buyers having been in possession as of the lien date of March 1, 1996. However, since the taxes will be for the fiscal year beginning July 1, 1996 and ending June 30, 1997, Buyers will be responsible for the entire taxes billed and warrant to pay the same prior to the delinquent date and to hold Sellers harmless of and against any liability for the same.

28. The parties hereto hereby instruct you as escrow holder, on their behalf and at their expense, to:

(A) Record and publish a Notice to Creditors of Bulk Sale and Intention to transfer Liquor License.

     (B) Obtain for the benefit of the Parties hereto an updated Search for Liens from the Secretary of State, Sacramento, California on:

          (i.) Seller  Name--at any and all addresses


          (ii.) Business Name--at business address
                Escrow holder is authorized and instructed to obtain demands and releases of any liens shown on said report and pay said demands, subject to Sellers' approval, from Buyers' down payment unless otherwise instructed by the parties hereto. No title insurance or guarantee is being obtained in connection with this report and escrow holder is relieved of all responsibility and/or liability for the sufficiency or correctness of said report and for any liens which may be filed after date of said report and prior to close of escrow.

     (C) Obtain a County Search for Abstracts of Judgement and Tax Liens from the county in which business is located on:

          (i.) Seller Name--at business address

          (ii.) Business Name--at business address

                Escrow holder is authorized and instructed to obtain demands and releases of any liens shown on said report and pay said demands, subject to Sellers' approval, from Buyers' down payment. No title insurance or guarantee is being obtained in connection with this report and escrow holder is relieved of all responsibility and/or liability for the sufficiency or correctness of said report and for any liens which may be filed after date of said report and prior to close of escrow.

     (D) Within TEN (10) days of Buyers' possession, if earlier, file a Uniform Commercial Code Financing Statement, together with such other applicable amending UCC forms as may be handed you, if any, with the Secretary of State and respective counties.

Further, the parties authorize payment, from funds on deposit in escrow, of the charges for any and all of these procedures, when required or billed. You as escrow holders are authorized and instructed to charge the respective parties on a 50-50 basis for all the above charges EXCEPTING as otherwise stipulated hereinabove.

29. Buyers shall cause to be handed you Corporate Resolution reflecting thereon authorization for execution of all documents enabling said Buyers to purchase subject assets prior to date physical possession is granted Buyers by Sellers or within Fifteen (15) days from the opening of this escrow transaction.

                           - PAGE THREE...CONTINUED -

TO ACCEPT AND THE SELLERS AGREE TO EXECUTE A PROMISSORY NOTE IN THE PRINCIPAL AMOUNT OF $275,000.00 WITH INTEREST AT THE RATE OF EIGHT (8%) PERCENT PER ANNUM, FROM THE DATE THAT THIS ESCROW TRANSACTION HAS BEEN CANCELLED, POSSESSION OF PREMISES HAS BEEN RETURNED TO SELLERS, AND WRITTEN INSTRUCTIONS FROM BUYERS AND SELLERS HAVE BEEN DEPOSITED INTO ESCROW, PAYABLE AT $5,576.01 OR MORE PER MONTH. FIRST PAYMENT ON SAID NOTE SHALL COMMENCE THIRTY (30) DAYS FOLLOWING THE CANCELLATION OF THIS ESCROW AS STIPULATED ABOVE PROVIDED POSSESSION HAS BEEN RETURNED TO SELLERS AND SHALL CONTINUE MONTHLY THEREAFTER FOR A PERIOD OF FIVE
(5) YEARS FROM THE DATE OF THE FIRST PRINCIPAL AND INTEREST INSTALLMENT, AT WHICH TIME ALL REMAINING PRINCIPAL AND ACCRUED INTEREST SHALL BECOME ALL DUE AND PAYABLE IN FULL. INITIAL HERE:

--------       --------       --------       --------        -------
(SELLER)       (SELLER)       (SELLER)       (SELLER)        (BUYER)

21. The parties hereto agree to direct you and you are hereby directed, after the requirements for transfer as provided in Section 24049 are satisfied, to pay out of the purchase price or consideration the claims of the bonafide creditors of the Sellers who file their claims with you before you are notified by the Department of Alcoholic Beverage Control Board of its approval of the transfer of the ON-SALE GENERAL LIQUOR LICENSES involved in this transaction, or if the purchase price or consideration is not sufficient to pay such claims in full, to distribute the consideration in accordance with Section 24074 of the Business and Professions Code; and you shall make the payment or distribution within a reasonable time after the completion of the transfer of said Licenses.

22. Subject to the precedent recording requirements, the parties shall immediately, and no later than Fourteen (14) days frorn opening date of escrow, make the first available appointment with the proper office of the Department of Alcoholic Beverage Control and shall cause an application to be made at the proper district office of the Department of Alcoholic Beverage Control for the transfer of the alcoholic beverage licenses intended to be transferred, at which time, Buyers shall pay the liquor license transfer fees, liquor license fees, incidental fees, required by the Department, and the close of this escrow shall be subject to the Department's approval of the transfer and permanent issuance of the liquor licenses to the Buyers.

23. Sellers warrant and represent to Buyers, there are no pending citations, violations or disciplinary proceedings against the ON-SALE GENERAL LIQUOR LICENSES involved herein, and should any occur during the term of this escrow, the Sellers agree to do all necessary things, including stipulating, making an offer in compromise and paying any assessment imposed or acceptable by the Department of Alcoholic Beverage Control to dispose of such action in the earliest possible manner within the prescribed time period in order to complete the ON-SALE GENERAL LIQUOR LICENSE transfers to the Buyers.

24. The Buyers warrant that there is nothing in the Buyers' record, criminal or otherwise, that would prevent the issuance of said liquor licenses to the within named Buyers. The Buyers further represent and warrant as of the closing date of escrow that Buyers have never been convicted of a felony and as far as known to Buyers, Buyers are qualified to hold the Alcoholic Beverage Licenses to be transferred hereunder.

25. It is understood and agreed between the Parties hereto that there is no Merchandise Inventory involved so far as this transaction is concerned; and you as escrow holders shall be held harmless in connection therewith.

26. Buyers acknowledge that the County Personal Property Taxes were billed in the name of the Sellers, Sellers having been the owner of record as of the lien date of March 1, 1995. However, since the taxes

                           - PAGE THREE...CONTINUED -

30. Sellers shall cause to be handed you Corporate Resolution reflecting thereon authorization for execution of all documents enabling said Sellers to sell subject assets within Fifteen (15) days form the opening of this escrow transaction.

31. Sellers warrant that the Selling corporations involved herein this escrow are corporations duly organized, validly existing, and in good standing under the laws of the State of California and have full power to enter into this escrow transaction and consummate this transaction in its entirety.

32. Buyers warrant that the Buying corporation involved herein this escrow is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power to enter into this escrow transaction and consummate this transaction in its entirety.

33. The parties expressly acknowledge and agree that upon the transfer of the California alcoholic beverage license to the Buyers and ownership of the funds deposited or to be deposited in escrow toward the purchase price has passed to the Sellers, subject to the interest therein of Sellers bona fide creditors, if any, but in any event, Buyers have no claim to or interest therein, and escrow holder shall proceed pursuant to the provisions of the California Alcoholic Beverage Control Act, to treat and distribute such funds accordingly with no further liability in so doing.

34. The parties acknowledge that certain funds for escrow costs, pro rations and reimbursements, usually referred to as closing costs of the Buyers are paid at and with the intent of closing the escrow. It is hereby agreed that the payment of such funds by the Buyers, in the amount furnished Buyers by escrow holder, shall constitute Buyers acknowledgment and approval of the close of escrow.

35. The Buyers and Sellers are entering into this escrow ready, willing and able to consummate the sale and purchase of said businesses and have investigated same to their entire satisfaction.

36. In the event that Buyers or Sellers utilize "facsimile" transmitted signed documents, Buyers and Sellers hereby agree to accept and hereby agree to instruct you as escrow holders to rely upon such documents as if they bore original signatures. Buyers and Sellers herein acknowledge and agree to provide to the other party, within Seventy-Two (72) hours of transmission, such documents bearing original signatures, by US Express Mail. Buyers and Sellers further acknowledge and agree that documents with non-original signatures may not be accepted for recording by the County Recorder or filing by the Secretary of State of California, thus making it impossible for the closing of a customary escrow without submission of original documents.

37. The parties herein instruct you as escrow holders that if for any reason you are required to hold funds after the scheduled closing date of escrow, escrow holders are instructed without further signatures required to withhold an escrow fee of $50.00 per month from the funds on deposit with escrow holders regardless of who deposited such funds. Said HOLD-OPEN fee will only be charged and collected by escrow holders after holding said funds for 90 days after the date set for disbursement, including the scheduled closing date, of the funds held. Additionally the parties herein irrevocably instruct you as escrow holders to automatically cancel this escrow without further instructions when all funds on deposit have been disbursed.

38. THE UNDERSIGNED PARTIES UNDERSTAND AND AGREE THAT THE ASSET PURCHASE AGREEMENT DATED OCTOBER 2, 1995 AS AMENDED (PRIOR TO THE DATE PHYSICAL POSSESSION IS GRANTED BUYERS BY SELLERS) BY AND BETWEEN THE PARTIES IS HEREBY INCORPORATED INTO THIS ESCROW; HOWEVER, THE PARTIES

                           - PAGE THREE...CONTINUED -

FURTHER AGREE THAT THESE ESCROW INSTRUCTIONS CONSTITUTE THE SOLE INSTRUCTIONS TO ESCROW HOLDERS. THE UNDERSIGNED PARTIES HEREBY ACKNOWLEDGE THAT YOU AS ESCROW ORDERS ARE BOUND AND INSTRUCTED ONLY BY THESE ESCROW INSTRUCTIONS. SHOULD THE ASSET PURCHASE AGREEMENT CONTAIN ANY INSTRUCTIONS TO ESCROW HOLDERS, YOU AS ESCROW HOLDERS SHALL NOT BE CONCERNED OR LIABLE IN CONNECTION THEREWITH.

39. The undersigned Parties, being the Buyers and Sellers, hereby acknowledge that these Escrow Instructions shall be subject to satisfactory negotiations of the AMENDMENT TO THE ASSET PURCHASE AGREEMENT AND CONSULTING AGREEMENT between the Buyers and Sellers as verified in writing prior to the date physical possession is granted Buyers by Sellers.

40. In the event a dispute arises by and between the Parties, you as escrow holders are authorized and instructed to proceed with the documentation necessary to transfer the funds held in escrow into an interest bearing account, and the undersigned Parties hereby agree to execute and deliver any documentation necessary to complete such transfer of funds.


--------------------------------------------------------------------------------
JEAN ALLEN ESCROW CO., INC. IS LICENSED BY THE DEPARTMENT OF CORPORATIONS, STATE OF CALIFORNIA; SAID LICENSE IS DATED MARCH 21, 1974 AND IS NUMBERED 963-0480.
--------------------------------------------------------------------------------

                                 - PAGE FOUR -

It is understood and agreed between the buyer and seller, that in the event any claims be received into escrow for any taxes due under the Alcoholic Beverage Tax Law, the Sales and Use Tax Law, the Personal Income Tax Law, or the Bank and Corporation Tax Law, or on unsecured property as defined in Section 134 of the Revenue and Taxation Code, or for payments due under the Unemployment Insurance Code, you are authorized and instructed to pay the same at close of escrow, or prior to close, if said payment is a condition precedent to the transfer of the Alcoholic Beverage License, as set forth in Section 24049 of Business and Professions Code, from the funds deposited in escrow, you are instructed to credit such payment to the Buyer against the purchase price. This being your instruction and authorization to make such payment without further authority for so doing.

It is understood and agreed between the buyer and seller, that after the requirements for transfer of the Alcoholic Beverage License, as provided for in
Section 24049 of the Business and Professions Code, are satisfied, you are authorized and instructed to pay out of the purchase price or consideration, the claims of the bonafide creditors of the seller who filed their claims with you before you were notified by the Department of Alcoholic Beverage Control of its approval of the transfer of the License, or in the event the purchase price or consideration is not sufficient to pay the claims in full, you are authorized and instructed to distribute the consideration as follows:

FIRST, to the United States for claims based on income or withholding taxes; and thereafter for claims based on any tax other than specified in Section 24049;

SECOND, to the payment of claims for wages, salaries, or fringe benefits of employees of the seller or transferor earned or accruing prior to the sale, transfer, or opening of an escrow for the sale thereof;

THIRD, to the payment of claims of secured creditors to the extent of the proceeds which arise from the sale of the security;

FOURTH, to the payment of claims on mechanics' liens;

FIFTH, to the payment of escrow fees and the payment of claims for prevailing brokerage fees for services rendered and claims for reasonable attorney's fees for service rendered;

SIXTH, to the payment of claims for goods sold and delivered to the transferor for resale at his licensed premises and the payment of claims for service rendered, performed, or supplied in connection with the operation of the licensed business;

SEVENTH, to the payment of other claims which have been reduced to court-ordered judgments, including claims for court-ordered support of minor child;

EIGHTH, to the payment of all other claims. The payment of these claims if sufficient assets are not available for the payment of the claims in full shall be paid pro rata;

In the event the Seller disapproves for payment any claim in full or in part, you shall notify the creditor who filed said claim of such full or partial disapproval, and you shall hold the amount or pro rata amount of said disallowed claim for a period of 25 days following, mailing of notice of disapproval to the said creditor, if the amount held is not levied upon by the creditor whose claim is disapproved during the 25 day period, then you are authorized and instructed to pay the amount so held over to the seller.

It is understood and agreed between the buyer and seller herein, that all claims filed in escrow, prior to notification to you of the transfer of the license, shall be treated as and shall be construed as being bonafide claims, and you are authorized and instructed to pay the same without any further approval from the seller herein, unless the seller notifies you in writing to the contrary, within 5 days from the date you furnish the seller with a list of claims filed in escrow, either by personal delivery of said list to seller, or upon said list being mailed by you to the seller at the seller's address set forth on Page One hereof, or the most current address furnished you in writing by seller.

It is understood and agreed between the buyer and seller herein, that in the event the purchase price or consideration is in the form of a promissory note or a promise to pay in favor of the seller, or any portion of the purchase price or consideration is in the form of a promissory note or a promise to pay in favor of the seller and the cash consideration is not sufficient to pay the creditors in full, then you are authorized and instructed to retain said note or promise in escrow, and the buyer agrees upon notice from you to pay said amounts as provided therein, into escrow, and you are to pay said amount pro rata from time to time to the bonafide creditors, until such time as the bonafide creditors claims have been paid in full, or the obligation due the seller has been fully satisfied, which ever occurs first.

You are authorized and instructed by the buyer and seller herein to comply with the instructions contained herein without any liability on your part for so doing.

-PAGE FIVE-

                                       I

  The Parties hereto do hereby agree to open, and do so open, an escrow at the office of JEAN ALLEN ESCROW CO., INC., for the purpose of completing the sale and purchase in accordance with all of the provisions of the Uniform Commercial Code of the State of California and provisions of Section 6102 et seq. of the California Commercial Code and the provisions of Sections 24049 and 24074 of the California Business and Professions Code and all laws pertaining to the subject matter of said escrow, and the Seller and Buyer instruct the escrow holders to comply with the provisions of those Code Sections.

  All parties to this escrow agreement agree that they or any of them will, on demand of the Jean Allen Escrow Co., Inc., sign, make, execute, and deliver unto the Jean Allen Escrow Co., Inc. all necessary papers and documents as may be required of them or any of them, and furnish to Jean Allen Escrow Co., Inc. all records, papers and documents necessary or requisite to the completion of all steps necessary to the consummation of the sale of the business contemplated in this escrow agreement. All parties hereto agree to comply with the terms of this escrow agreement promptly and without unnecessary delay.

                                       II

  No notice, demand or change of instructions shall be of any effect in this escrow unless given in writing by all parties affected thereby. In the event conflicting demands are made by any party hereto, or by any third person, or conflicting notices are served upon the escrow holder with respect to this escrow holder with respect to this escrow, whether said escrow has been completed or not, all of the parties hereto expressly agree that the escrow holder shall have the absolute right at its election to do either or all of the following:

  (a) Withhold and stop all further proceedings in the performance of this escrow; withhold the re-delivery of any and all monies, papers, documents, contracts or deeds deposited in the escrow; file a suit in interpleader or intervention, if that becomes reasonably necessary in its judgement, obtain an order from the court requiring the parties to interplead or intervene as it deems fit, proper and necessary; and litigate in any court of competent jurisdiction their several claims or rights or demands of any nature whatsoever, amongst or between any and all of the parties including third persons, if any, arising out of or connected with the said escrow.

  (b) In the event such interpleader suit or action in intervention is brought, it is understood that Jean Allen Escrow Co., Inc., as escrow holder, shall be fully released and discharged from all obligations to further perform any and all duties or obligations imposed upon it in this escrow, and the parties hereto jointly and severally agree to pay said Jean Allen Escrow Co., Inc., a corporation, all costs, expenses, charges, and reasonable attorney's fees expended by it, or which is incurred by it, or which it may incur in connection with the said escrow, or which may affect any right, title or interest therein or herein of either party; and such amounts of money thereof shall become a part of the judgment therefor to be rendered in such suit or action. In this connection it is understood and agreed by and between all of the parties hereto that said Jean Allen Escrow Co., Inc., a corporation, shall have the right, in its discretion, to withhold any and all papers, documents, deeds and instruments deposited in the said escrow, until the final determination of the said suit or action; and it is further agreed by the parties hereto that the said Jean Allen Escrow Co., Inc. is hereby given a first lien on any and all monies deposited in said escrow and on any and all papers, instruments, documents, deeds, and everything deposited in said escrow, for its fee, costs, charges, attorney's fee, and all other necessary expense until the final determination of such suit or action.

                                      III

  The parties authorize Jean Allen Escrow Co., Inc. to pay from any funds deposited in escrow all charges for publications, recordations, filings and chattel and security interest searches when incurred. The parties authorize Jean Allen Escrow Co., Inc. to pay from funds deposited in escrow at the close thereof or following notice of cancellation or recission or following a failure of the parties to comply with the terms of Paragraph I hereof all escrow fees, attorney's fees or other charges incurred in connection with the escrow, whether incurred for account of buyer or seller.

                                       IV

  It is specifically understood by the parties hereto that the Jean Allen Escrow Co., Inc., is a stake holder only under the laws of the State of California, and for the escrow fee charged, shall not be required to perform any other services or duties other than the ordinary services or duties as such stakeholder. However, should it become necessary in the completion of this escrow to render additional services other than as a stakeholder, then and in that event the said escrow holder shall be entitled compensation for such services, which shall become an additional cost and charge of this escrow, and said escrow holder may reimburse itself immediately for the reasonable amount of said additional services rendered by it, to all of which the parties hereto jointly and severally agree.

                                       V

  The escrow holder is not to be held liable for the sufficiency or correctness as to form, manner or execution, or validity of any instrument deposited in escrow, nor as to the identity, authority, or rights of any person executing the same, nor for failure to comply with any of the provisions of any agreement, contract or instrument filed or referred to in said escrow, and its duties hereunder shall be limited to the safekeeping of such money, instruments or other documents received by it as escrow holder and of the disposition of same in accordance with the written instruments and instructions accepted in this escrow, and as otherwise agreed in this agreement.

                                   -PAGE SIX-

                                       VI

  It is understood by the parties hereto that in consideration of Jean Allen Escrow Co., Inc. acting as escrow holder, that it shall in no case or event be liable for the failure for any of the conditions of this escrow, or damage caused by the exercise of its discretion in any particular manner, or for any other reason, except gross negligence or wilful misconduct with reference to the said escrow, and it shall not be liable or responsible for its failure to ascertain the terms or conditions, or to comply with any of the provisions of, any agreement, contract, or other document or written instrument filed herein, or referred to in the escrow, nor shall it be liable or responsible for or on account of any fraud of any nature whatsoever, for forgeries of any nature whatsoever, or for false personations.

                                      VII

  All the parties hereto further agree, jointly and severally, to pay on demand, as well as to indemnify and hold the escrow holder harmless, of and from any and all costs, damages, judgments, attorney's fees, expenditures, obligations, expenses and liabilities of any kind or nature which in good faith, the escrow holder may incur or sustain in connection with, or arising out of this escrow, and the escrow holder is hereby given a lien upon all of the rights, titles and interests of each of the undersigned in all escrow papers and other property and monies deposited in escrow, to protect the escrow holder's rights and to indemnify and reimburse said escrow holder under this escrow, including an expert witness fee if that becomes necessary.

                                      VIII

  The escrow holder is hereby authorized to pay such claims of the creditors of the seller as have been approved by the seller and if the amount of approved bills plus the amount held to cover disputed and unapproved bills aggregate more than the amount accruing to the account of the Seller after deducting expenses, the Seller agrees to make up the deficiency by depositing sufficient amount of money in escrow on or before seven days following the time set out above.

                                       IX

  It is understood that the escrow holder will not be liable to the buyer or secured party, or any other party, on account of any property included hereunder which is subject to conditional sale or lease contracts or other form of lease, contract or agreement, or chattel mortgage or on account of liens of any kind or nature whatsoever, or from defects in title which may exist with respect to any property. It is understood by the parties to this escrow that no chattel search is required covering the property involved herein and Jean Allen Escrow Co., Inc. is hereby relieved of all liability for not procuring such chattel search unless specifically provided for in this escrow. In the event, however, a chattel search is required by the parties hereto, and one is procured, it is understood that said buyer shall pay the costs thereof and which sum shall be an additional charge or cost or expense of said escrow; that furthermore such report as received from a reputable company rendering such chattel search reports, shall be conclusive and binding on the parties hereto.

                                       X

  The Jean Allen Escrow Co., Inc. is not to be concerned with any unpaid insurance, personal property tax, retail sales, beverage, unemployment, old age or social security taxes or contributions or any other tax, unless otherwise specifically instructed in this escrow.

                                       XI

  This Agreement shall inure to the benefit of, and be binding upon the heirs, executors, administrators and assigns of each of the parties hereto. Words used in this Agreement in the present tense include the future as well as the present; words used in the masculine gender include the feminine and neuter; the singular number includes the plural, and the plural the singular; and the word "person" includes a corporation as well as a natural person.

                                      XII

  All funds received in this escrow shall be deposited with a Federally insured bank with other escrow funds and all disbursements shall be made by check of Jean Allen Escrow Co., Inc. For the purpose of pro-rating, "Close of Escrow" shall mean the date for the payment of the consideration as set forth in the Notice to CREDITORS of BULK TRANSFER. Make all pro-rations on the basis of a 30-day month. All documents and funds due the respective parties herein are to be mailed to the addresses set out below their respective signatures, unless otherwise instructed. Our signatures on any documents and instructions pertaining to this escrow indicate our unconditional approval of same. In the event deposit in escrow is made by personal check, the maker, and party depositing said check, hereby agrees that the amount drawn in this check is on deposit to the credit of the maker in the bank indicated on check free and clear from any claims and the maker hereby guarantees payment of this check and agrees not to stop payment of same. If for any reason this check is not paid when presented for payment, and is placed in the hands of an attorney for collection, the maker hereby agrees to pay attorney's fee and such other costs as the court may allow.

                                      XIII

  Should any paragraph, clause or provision of this agreement be construed or interpreted by a court of competent jurisdiction to be void, or invalid, or unenforcible, such decision shall affect only those paragraphs, clauses or provisions so construed or interpreted, and shall in no event affect the remaining paragraphs, clauses or provisions of this agreement.

                                  -PAGE SEVEN-

                                      XIV

  In the event the seller rejects or refuses to approve any creditors' claims which have been filed in this escrow prior to the close of escrow, then in such event, the escrow holder is hereby authorized to withhold from the funds due the seller an amount equal to the amount of said claim and to withhold said amount until the disputed claim has been settled between the parties.

                                       XV

  The buyer and seller hereby authorize and empower the Jean Allen Escrow Co., Inc. to pay off any existing liens or charges against any personal property connected with or the subject of this escrow upon being notified thereof by such lien holder; the sum so paid by Jean Allen Escrow Co., Inc. shall be for the account of the seller and shall be deducted from all monies due such seller.

                                      XVI

  If these instructions require the preparation and execution of any promissory note or other writing which evidences an indebtedness or chose in action, or any security agreement or other document which is intended to create a security interest in real or personal property, then the parties agree to furnish Jean Allen Escrow Co., Inc. appropriate forms to accomplish the said requirements. Should the parties elect to use any such form made available to them by Jean Allen Escrow Co., Inc., it is agreed that Jean Allen Escrow Co., Inc. has made available such forms as an accommodation only, and Jean Allen Escrow Co., Inc. shall not be liable to the parties for the selection of the forms or their correctness and sufficiency.

                                     XVII


                                     XVIII

  These instructions may be executed in counterparts, each of which shall be deemed an original regardless of the date of its execution and delivery. All such counterparts, together shall constitute one and the same document.

                                      XIX

  The foregoing terms, conditions, provisions and instructions have been read and are understood and agreed to by each of the parties hereto.

  Receipt of a copy of these escrow instructions is hereby acknowledged by the buyer and the seller.

TEXAS LOOSEY'S STEAK HOUSE HOLDING, INC.,       TLC RESTAURANT MANAGEMENT CORP.,
A DELAWARE CORPORATION                          A CALIFORNIA CORPORATION


BY                                            BY
------------------------------------          --------------------------------
RICHARD M. LEE, CHAIRMAN/CEO   Buyer          RON WALTON, PRESIDENT     Seller
                                              BETTER BUSINESS SECURITY, INC.,
                                                        A CA CORP.


BY                                            BY
------------------------------------          --------------------------------
HIRAM WOO, PRESIDENT           Buyer          RON WALTON, PRESIDENT     Seller
                                              RIVER DIEGO INVESTMENT CORP.,
                                                        A CA CORP

                                              BY
------------------------------------          --------------------------------
                               Buyer          RON WALTON, PRESIDENT     Seller


------------------------------------          --------------------------------
                               Buyer          RON WALTON,               Seller


------------------------------------          --------------------------------
                               Buyer                                    Seller


------------------------------------          --------------------------------
                               Buyer                                    Seller

                                  EXHIBIT "A"
Furniture, removeable trade fixtures, equipment, accounts, contract rights, tradename, tradestyle, franchise rights and franchise agreements (present and future), leasehold, inventory and additions thereof, proceeds of the same or similar type hereafter acquired by the Debtors, together with the proceeds of any insurance policies covering the herein described collateral located at 22252 PALOS VERDES BOULEVARD, TORRANCE CA 90505, 2720 E. NUTWOOD AVENUE, FULLERTON, CA 92631 and 24811 SUNNYMEAD BOULEVARD, MORENO VALLEY, CA 92553.

                                    SCHEDULE

Schedule 4.5--ASSETS
                                    TORRANCE
                        FURNITURE, FIXTURES, & EQUIPMENT
                                   INVENTORY

                               NORTH DINING ROOM
                             ----------------------
QUANTITY     DESCRIPTION
15           6 ft. straight back pleated naugahyde and fabric booths
15           4 ft. straight back pleated naugahyde and fabric booths
30           Metal wall mount table bases
8            Brass floor mount table bases
7            30" x 48" formica and oak trimmed table tops
8            30" x 72" formica and oak trimmed table tops
15           5 light brass and glass hanging light fixtures
1            36" x 68" custom exit door with leaded glass windows
1            Set panic hardware
1 lot        48' x 50' french pane mirrored wall complete with bric-a-brack shelf
5            Custom painted pictures with frames
3            Metal wall mount TV brackets
1            Oak wall mount TV shelves
4            19" Sharp remote color TV's
1            L-shaped formica and oak waitress station complete with water and ice station, glass and cup storage, trash dumps
1            6 ft. formica and oak overhead cabinet
2            10' x 12' backlit overhead mirror and leaded glass ceiling treatment
2            42" oak and brass fly fans, complete with 5-light fixture
1            36" x 50" formica and oak taco bar, complete with brass and glass sneeze rail and two built-in electric heating elements
40           Artificial flowers and basket arrangements
4            Music speakers wall mount
150          Yards Atlas Visions carpeting
4            Oak high chairs
4            Plastic booster chairs

                               SOUTH DINING ROOM
                             ----------------------
12           4 ft. straight back pleated naugahyde and fabric booths
8            30" x 48" formica and oak trimmed table tops

INITIAL HERE:                                                     Page 1 of 17

------ ------- ------ ------                                     ------ -------

                                    SCHEDULE

                              TORRANCE, continued

6         Metal wall mount table base
5         Metal floor mount table base
3         6" round formica table tops
30        Oak and naugahyde chairs
3         4 ft. oak and glass booth dividers
2         10' x 12' backlit overhead mirror and leaded glass ceiling treatment
1         36" x 68" custom entry door with leaded glass windows and brass hardware
6         5 light brass and glass hanging light fixtures
2         42" oak and brass fly fans, complete with 5-light fixture
3         19" Sharp remote color TV
2         Oak wall mount TV shelves
1         Metal wall mount TV brackets
1         3' x 4' neon "Tickle My Ribs" sign
1         L-shaped formica and oak waitress station, complete with water and ice station, glass and cup storage, trash dump
2         6 ft. formica and oak overhead cabinet
4         Music speakers wall mount
26        Artificial flower and basket arrangements
1         8' x 8' oak and leaded glass room divider
1         5 ft. oak and glass hostess station
1         6 ft. formica hostess storage cabinet
11        Lace window covering with brass fixtures
5         Mauve pleated window shades
1         3-light brass tract lighting
1         5-light and brass hurricane hanging light fixture
1         Neon "Open" sign
2         5 ft. oak and metal waiting benches

                                     LOUNGE
                                ---------------
1         8' x 5' oak, etched glass and formica stand up bar room divider
1         13' x 5' oak, etched glass and formica stand up bar room divider
1         24' x 12' oak and leaded glass with recessed lighting overhead bar
1 lot     Miscellaneous brass overhead glass racks
16        Chrome and naugahyde bar stools
16        Naugahyde and wood bar chairs

INITIAL HERE:                                                       Page 2 of 17

------ ------ ------ ------                                     ------- ------

                                    SCHEDULE

                              TORRANCE, continued

4          24" x 24" formica with oak trim table tops
4          Metal floor mount table bases
1          Electric popcorn maker on wheeled base
8          Naugahyde and oak chairs
1          18' x 3' french pane mirrored wall complete with bric-a-brack shelf
13         Artificial flower and basket arrangements
1          Honeywell air purifier
2          Perlick formica and oak trim 2-door reach-in coolers
1          6 ft. formica and oak liquor display cabinet
1          18 ft. stainless steel underbar unit complete with two speed stations and (1) three compartment sink and (2) mixer station
1          12' x 2' rectangular island bar formica and oak with two waitress stations and oak bar rails
2          Four tap brass beer towers complete with drains and refrigeration
1          19" Sony color TV
1          Metal wall mount TV brackets
2          Shure column speaker
1          Shure amplifier
1          Mitsubishi big screen TV with formica base cabinet
2          Music speakers wall mount
1          3' x 5' Texas Loosey's painted sign
4          Brass ceiling mount stage lights with dimmer controls
1 lot      Miscellaneous bar glasses and small ware
2          Hamilton Beach bar blenders
1          Polar Beer custom long-draw beer system

                                     OFFICE
                               -----------------

1            FDS 200 TEC P.O.S. system, complete with CPU, (3) waitress terminals, (4)
             keyboards, (5) remote printers, and power packs and office printer and operating software
1            IBM compatible 386 PC, complete with miscellaneous software,
             Okidata printer, and modem
2            Modular Data credit card terminals with Star printers
1 lot        4 phone (4) line telephone system
1            8' x 8' walk-in modular beer cooler complete with remote compressor and fan coil unit

INITIAL HERE:                                                       Page 3 of 17

------ ------ ------ ------                                     ------- ------

                                    SCHEDULE

                              TORRANCE, continued

1             Atlas chest freezer
1 lot         Miscellaneous file cabinets
1 lot         Miscellaneous storage cabinets
1 lot         Miscellaneous metal storage shelves
1             2 compartment safe (no combo)
1             Set (8) compartment employee lockers
1             13" Sharp remote color TV
1             Teal five disc CD player
1             Tracker satellite system
1             JVC amplifier
1             H.Q. VCR Player
1             Sharp UX171 fax machine
1             Channel Plus TV channel system
1             2 compartment major safe
1             Office desk
2             Office chairs
1 lot         Miscellaneous office shelves and cabinets
1             Canon MP210 calculator
1             Motion sensor silent alarm system

                                    KITCHEN
                                ----------------
1             18' X 5' stainless steel chef's dish-up counter complete with salad station. ice cream freezer, refrigeration under counter, (6) gas full size hot inserts and chef's cold table and s/s overhead pass through shelf with dual heat lamps
1             26" Delfield sandwich cold table
1             5 ft. US Range double oven with 36" grill and (4) burners
1             5 ft. Jade s/s cheese melter
1             Pitco fryolator 3-fryer and dump station gas unit
1             4 H. Jade gas grill
1             4 H. Jade gas broiler
1             10' H. custom s/s refrigerator/freezer base
1             22' H. s/s exhaust hood complete with s/s backflashing, nine head fire exhaust system and make-up air
1             10' x 10' s/s custom walk-in cooler complete with remote compressor and fan coil unit
1 lot         Miscellaneous metal storage shelves (for above unit)


 INITIAL HERE                                                      Page 4 of 17

------ ------ ------ ------                                     ------- ------

                                    SCHEDULE

                              TORRANCE, continued

1          9' x 8' custom walk-in cooler complete with remote compressor and fan coil unit
1 lot      Miscellaneous metal storage shelves (for above unit)
2          Goldstar microwave ovens
1          Chitwood s/s double over smoker
1          Groem s/s 40 gallon steak kettle
1          7 ft. s/s work table, complete with overhead pot racks and (2) s/s ingredient bins
1          Utility s/s self contained single door freezer reach-in
1          Hobart 60 qt. mixer with attachments
1          8' x 4' s/s exhaust hood complete
1          Kidde fire exhaust system
1          3-drawer s/s Toastmaster bun warmer
1          24" x 24" s/s two shelf equipment base
1          3 spindle Hamilton Beach malt mixer
2          Plastic ingredient bins
1          7'6" s/s two compartment sinks with drains
1          6 ft. s/s work table with under shelf and can opener
2          S/S L-shaped wall shelf with brackets
2          6 ft. s/s wall shelves with brackets
1          Globe s/s meat slicer
1          U-shaped s/s dirty dish station complete with disposal and rinse hose
1          Nemco electric potato cutter
1          6 ft. s/s clean dish storage shelf
1          10 ft. s/s wall shelf
1 lot      Miscellaneous pots, pans, inserts, dishes, glasses, flatware, coffee mugs, and baskets
1          7 ft. s/s wall shelf with brackets
1          4 tier plastic chemical storage rack
1          Manitowoc ice maker
1          Nemco onion cutter


INITIAL HERE:                                                    Page 5 of 17

------ ------ ------ ------                                     ------- ------

                                    SCHEDULE

                                   FULLERTON
                         FURNITURE, FIXTURES, EQUIPMENT
                                   INVENTORY

                             NORTHWEST DINING ROOM
                       ----------------------------------

QUANTITY    DESCRIPTION
14        4 ft. straight back pleated naugahyde booths
3         24" x 47" formica with oak trim table tops
4         30" x 47" formica with oak trim table tops
7         Metal floor mount table bases
4         6 ft. round formica with oak trim table tops
4         Heavy metal table bases
26        Oak and naugahyde chairs
1         8 ft. formica with oak trim waitress station complete with ice bin, water station,
2         trash dump and glass storage
1         8 ft. formica overhead cabinet
1         2 pot bun coffer warmer
11        Custom western pictures with wood frames
1         27" Sharp remote color TV
1         Metal wall hung TV bracket
7         5-light brass and glass hanging light fixtures
2         3-light brass tract lighting
1         36" x 6'8" custom exit door with panic hardware
2         1' x 7' leaded glass door panels
5         Lace window covers with brass fixtures
2         Mauve pleated window shades
50        Linear ft. custom bric-a-brack shelving
41        Miscellaneous artificial nower and basket arrangements
1         Honeywell air purifier (ceiling mounted)
1         10' x 12' backlit overhead mirror and leaded glass ceiling treatment
1         42" oak and brass fly fan complete with five light brass light fixture
1         30" x 43" formica with oak trim table top with metal base
275       Yards Atlas Visions carpet


INITIAL HERE:                                                       Page 6 of 17

------ ------ ------ ------                                     ------- ------

                                    SCHEDULE

Schedule 4.5--ASSETS, ontinued

                              FULLERTON, continued

                                     LOUNGE
                                 -------------
1          6 ft. formica and oak taco bar complete with glass and oak sneeze rails and (3) electric heating elements
1          3-light brass tract light
1          Zenith big screen projector TV complete with remote control screen
4          6 ft. straight back pleated naugahyde booths
2          30" x 72" formica with oak trim table tops
2          Metal floor mount table bases
1          19" Sony remote color TV
4          24" Sharp remote color TV's
3          Metal wall mount TV brackets
1          Neon "Open" sign
11         Lace window covering with brass fixtures
4          Mauve pleated window shades
2          36" round oak claw foot stand up tables
12         Beige padded naugahyde bar chairs
24         Wood and naugahyde bar stools
3          24" x 24" formica with oak time table tops
1          30" x 30" formica with oak time table tops
4          Meal floor mounted table bases
8          Oak and naugahyde chairs
1          12' x 24' oak and leaded glass rectangular overhead bar with recessed lighting
1          12' x 24' rectangular oak and formica island bar with two s/s waitress stations
2          4 tap brass beer towers
1          Electric popcorn maker with wheel base
2          Custom painted pictures with wood frames
1          24 ft. custom s/s under bar with (2) bar stations and three compartment sink, (2) mixer stations, and dish storage
2          6 ft. formica liquor display stations back light
1          24" refrigerated mug chiller
2          Hamilton Beach bar blenders
1          18 ft. oak and formica stand up bar
1          8 ft. formica and oak waitress stations complete with ice and water, trash dump and glass storage
14         4 ft. straight back pleated naugahyde booths


INITIAL HERE:                                                       Page 7 of 17

------ ------ ------ ------                                     ------- ------

                                    SCHEDULE

                              FULLERTON, continued

7         Metal wall mount table bases
7         30" x 47" formica with oak trim table tops
95        Lineal ft. of custom bric-a-brack wall shelves
35        Miscellaneous artificial flower and basket arrangements
4         5 light brass and glass hanging 5-light fixtures
1         42" oak and brass fly fan complete with 5-light fixture
1         10' x 12' backlit overhead mirror and leaded glass ceiling treatment
1         7 ft. rectangular backlit overhead mirror and leaded glass ceiling treatment
3         42" oak and brass fly fan complete with light fixture
2         Honeywell air purifier (ceiling mounted)
1         Polar Beer long draw beer systems
1         4 ft. oak and glass hostess counter
1         17 ft. oak, formica and glass hostess back bar cabinets
1         4 phone (4) line phone systems
2         Custom entry doors with leaded glass windows and brass hardware
1 lot     Brass hanging glass racks
1 lot     Miscellaneous bar glass and small ware
4         36" round PVC tables
3         42" square PVC and glass tables
30        PVC chairs
6         Cloth umbrellas
3         Plexiglass face backlit exterior signs
          (1) 3' x 8' (2) 4' x 10'
7         Gas patio heaters with mounting brackets
1 lot     500 lineal ft. dazzle exterior decorative lighting

                               SOUTH DINING ROOM
                           -------------------------
16        4 ft. straight back pleated naugahyde booths
10        30" x 47" formica with oak trim table tops
2         24" x 24" formica with oak trim table tops
2         6 ft. round formica with oak trim table tops
14        Metal floor mount table bases
5         5-light brass and glass hanging light fixtures
1         10' x 12' backlit overhead mirror and leaded glass ceiling treatment
10        Custom painted western pictures with frames

INITIAL HERE:                                                      Page 8 of 17

------ ------ ------ ------                                     ------- ------

                                    SCHEDULE


                    FULLERTON, continued

1           42" oak and brass fly fan with 5-light fixture
1 lot       24 ft. of leaded glass booth dividers
22          Oak and naugahyde chairs
1           U-shaped formica and oak waitress station complete with ice, water, trash dump, and glass storage
1           Brass railroad hanging light fixture

                                    KITCHEN
                              --------------------
1           60 gallon Groem gas steam kettle
1           Double oven Chitwood smoker oven
1           4' x 4' s/s exhaust hood with motor
1           4' x 5' s/s exhaust hood with motor
1           11 ft. s/s 3-compartment sink with 2 drains
1           6 ft. s/s pot rack
1           Nemco electric french fry cutter
1           Nemco onion cutter
1           11 ft. s/s dirty dish table with under shelf and overhead storage
1           Garbage disposal
1           Fisher rinse hose unit
1           7'6" s/s clean dish table with under shelf and dish storage
1           4 ft. (4) tier metal dish storage rack
1           10 ft. s/s work table with under shelf
1           5 ft. s/s work table with under shelf
1           3 ft. s/s table with hand sink and can opener
1           5 ft. s/s work table with under shelf and drawer
1           US Berkel electric meat slicer
1 lot       Miscellaneous pots, pans, utensils, inserts, glasses, coffee mugs, and baskets
1           60 qt. Hobart mixer with attachments ..
1           Groem s/s electric 20 qt. steam kettle
1           Modular 11' x 11' walk-in cooler complete with remote compressor and fan coil unit (food)
1           10' x 7' walk-in cooler complete with remote compressor and fan coil unit
            (beer)
1 lot       Miscellaneous metal storage shelves for above coolers
2           30" plastic air curtain for coolers

INITIAL HERE:                                                       Page 9 of 17

------ ------ ------ ------                                     ------- ------

                                    SCHEDULE


                              FULLERTON, continued

1              Dean s/s 3 fryer and dump station fryer unit
1              4 ft. Jade gas grill
1              3 ft. Jade gas grill
1              Jade (6) burner gas top
1              3 ft. Jade s/s charbroiler
1              6 ft. s/s US Range cheese melter
1              Custom 16 ft. s/s refrigerator base unit complete with remote compressor and fan coil
1              26 ft. s/s chef's line complete with refrigerator base, (3) gas hot inserts,
               (4) electric hot inserts, hand sink and drawers, remote compressor
1              10 ft. s/s double pass through shelf with heat lamps
1              26" under counter reach-in freezer unit
1              22 ft. s/s exhaust hood complete with fire system and make-up air
1 lot          Miscellaneous dry storage shelves and ingredient bins

                            KITCHEN WAITRESS STATION
                     -------------------------------------
1              15 ft. formica cabinet complete with sink, dry storage and cup storage with built-in cold table (non-working)
2              Microwave ovens
1              Hamilton Beach (3) spindle malt mixer
1              Silver King milk dispenser
1              26 ft. formica cabinet complete with refrigerated under bar, built-in ice cream freezer, glass and dirty dish storage and two drawer bun warmer
1              9 ft. wall mount dessert case (non-working)
1              Raetone 2 door s/s reach-in freezer
4              Eliason easy swing kitchen door

                                     OFFICE
                              ---------------------
1 lot          Miscellaneous metal metro storage shelves
1              IBM compatible 386 PC complete with software, Okidata printer and modem
1              FDS 200 TEC P.O.S. system complete with (4) waitress terminals, (7) remote printers, (1) CPU and office printer
1              Major two compartment money safe
1              Panasonic VCR

INITIAL HERE:                                                      Page 10 of 17

------ ------ ------ ------                                     ------- ------

                                    SCHEDULE

                              FULLERTON, continued

1            Tracker satellite system
1            Teal five disc CD player
1            13" remote color TV
1            Muzak A-230 amplifier
1            Sharp UX183 fax machine
1            Office desk with 2 file cabinets
1            8 ft. built-in storage cabinets
2            Office chairs
1            Sharp calculator
1 lot        Miscellaneous metal storage shelves
1            Built-in cash drawer metal cabinet
1            Motion sensor silent alarm system

                                 MORENO VALLEY
                        FURNITURE, FIXTURES, & EQUIPMENT
                                   INVENTORY

                             SOUTHWEST DINING ROOM
                         -----------------------------
24          4 ft. straight back pleated naugahyde booths
12          Metal floor mounted table bases
12          30" x 47" formica with oak trim table tops
4           48" round formica and oak table tops
4           Heavy metal floor mounted table bases
20          Oak back padded seat chairs
10          Brass and etched glass booth dividers
15          Custom framed southwest prints
2           Sharp 20" remote color TV's
2           Metal wall mount TV brackets
12          Metal hanging light fixtures
3           42" brass fly fans with light kit
1           Honeywell air purifier (ceiling mounted)
5           Ceiling mounted music speakers
1           Mauve pleated window blind
2           Electric exit signs


INITIAL HERE:                                                      Page 11 of 17

------ ------ ------ ------                                     ------- ------

                                    SCHEDULE


                            MORENO VALLEY, continued

                               NORTH DINING ROOM
                         ------------------------------

25         4 ft. pleated straight back naugahyde booths
1          4' x 8' pleated naugahyde horseshoe booth
3          2 ft. pleated straight back naugahyde booths
13         30" x 47" formica with oak trim table tops
1          24" x 30" formica with oak trim table top
1          30" x 48" formica with oak trim table top
15         Metal floor mount table bases
1          9'6" custom formica and oak waitress station complete with water, ice, and trash dump
1          9'6 custom formica and oak overhead cabinet
3          Sharp 13" remote color TV's
2          Sharp 20" remote color TV's
1          Metal wall mount TV bracket
1          Mounted Texas longhorn head
18         Custom framed southwest prints
9          Brass and etched glass booth dividers
14         Metal hanging light fixtures
1          Modular Data credit card terminal with Star printer
10         Artificial flower arrangements
1          Custom oak and formica planter/booth divider
3          4 ft. glass block booth dividers
10         Mauve vertical blinds
10         Fabric window valances
7          Ceiling mount music speakers
4          Electric exit signs
1          42" brass and oak fly fan complete with 5-light fixture
1 lot      50 lineal ft. dazzle decorative lighting
1          12 ft. L-shaped custom glass, oak, and formica lighted hostess station
1          Custom formica and oak hostess cabinet
1          6 ft. pleated straight back naugahyde waiting booth
1          10 ft. pleated straight back naugahyde waiting booth
1          Custom oak and glass sound equipment cabinet
1          Channel Plus TV controller

INITIAL HERE:                                                     Page 12 of 17

------ ------ ------ ------                                     ------- ------

                                    SCHEDULE


                            MORENO VALLEY, continued

1            Neon "Open" sign
330          Yards Atlas Visions carpet
2            Fire extinguisher
1            Eliason easy swing kitchen door

                                     LOUNGE
                                ---------------
3            30" round formica and oak stand-up table
3            42" high heavy metal table bases
23           Padded back and seat naugahyde and wood bar stools
6            Padded back and seat naugahyde and wood arm bar chairs
1            48" round formica and oak table top
1            Heavy metal floor mount table base
4            Oak back padded seat chairs
1            10' x 20' rectangular island bar oak and formica complete with two waitress
             s/s stations
2            4 ft. brass overhead glass racks
1            5 ft. Perlick refrigerated bottle box
2            5 ft. liquor display cases
1            20 ft. custom s/s under bar unit complete with two bar stations and one (3)
             well glass sink, (2) blender shelves
2            Hamilton Beach bar blenders
1 lot        Miscellaneous bar glasses
2            Brass six tap beer towers
1            Modular Data credit card terminal with Star printer
4            Sharp 13" remote color TV's
2            Sharp 25" remote color TV's
1            Sony 19" remote color TV
1            Custom TV cabinet for (2)13" TV's
1            10 ft. custom waitress station complete with water and ice, trash dumps, and glass storage
1            10 ft. custom overhead cabinet
3            Metal wall mount TV brackets
1 lot        30' x 4' custom wall mirror with oak trim
2            Eliason easy swing kitchen doors
3            Custom framed southwest prints

INITIAL HERE:                                                      Page 13 of 17

------ ------ ------ ------                                     ------- ------

                                    SCHEDULE


                            MORENO VALLEY, continued

1          7 ft. custom oak, formica, and glass taco bar complete with (2) electric heating elements and trash dump
1          Commercial electric popcorn maker on cart base
2          Electric exit signs
1          10' x 20' custom bar overhead with recessed lighting
1 lot      75 ft. dazzle decorative lighting
1          Set 8 ft. Texas longhorn horns
4          Artificial flower arrangements
1          Honeywell air purifier ceiling mounted
4          Music speakers ceiling mounted
1          Fire extinguisher
2          (4) light brass fixture

                                 BALCONY DINING
                           -------------------------
6          2 ft. straight back pleated naugahyde booths
4          4 ft. straight back pleated naugahyde booths
3          24" x 30" formica with oak trim table tops
2          30" x 47" formica with oak trim table tops
5          Metal floor mount table base
1          Custom 5' x 5' planter, high chair and cabinet storage oak and formica
8          Artificial flower arrangements
1          20 ft. custom oak and formica room divider
3          Custom carousel horses mounted on brass poles
5          Metal hanging light fixtures
3          Mauve vertical blinds
3          Fabric window valances
3          Brass and etched glass booth dividers
4          Oak high chairs
4          Glass block and oak booth dividers
6          Ceiling mount music speakers
2          Custom framed southwest prints
1          Honeywell air purifier ceiling mounted
1 lot      Stage lighting with remote control
1          17 ft. pleated straight back naugahyde booth
1          12 ft. pleated straight back naugahyde booth

INITIAL HERE:                                                     Page 14 of 17

------ ------ ------ ------                                     ------- ------

                                    SCHEDULE

                            MORENO VALLEY, continued

2          24" x 30" formica with oak trim table top
1          30" x 4' formica with oak trim table top
2          30" x 6' formica with oak trim table top
7          Metal floor mount table bases
1          12' x 4' custom western wall mural
1          Mounted Texas longhorn head
1          7 ft. custom glass block, oak and etched glass room divider
1          4' x 8' elevated stage
1 lot      Miscellaneous custom hand rails
1          Sharp 20" remote color TV
1          42" brass and oak fly fan with 5-light fixture
1          Metal wall mount TV bracket

                                    KITCHEN
                                    -------
1          Custom 14 ft. s/s waitress station complete with (3) door Delfield refrigerated cold table, (1) Wells electric bun warmer, (1) two door ice cream freezer, and
           (1) cola dispenser (built-in; owned by Pepsi)
1          (1) spindle Hamilton Beach malt mixer
1          14 ft. s/s shelf with brackets
1          Traulsen s/s (2) door reach-in refrigerator
1          15'6" s/s custom shelf
1          14' s/s two shelf pass through window complete with (2) Hatco heat lamps
1 lot      Miscellaneous dishes, pots, pans, utensils, inserts, glasses, coffee mugs, baskets
1          Hobart single gas convection oven
1          Groem 60 gallon gas steam kettle
1          Chitwood s/s double smoker oven
1          4' x 10' s/s exhaust hood complete with s/s flashing.and motor assembly
1          4' x 19' s/s exhaust hood complete with s/s flashing and motor assembly
1          Range guard fire exhaust system
1          8 ft. custom s/s refrigerator and freezer equipment base
1          3 ft. DCS gas charbroiler
1          3 ft. Vulcan gas grill
1          Dean s/s three fryer and filtering fryer unit
1          6 ft. custom s/s refrigerator equipment base unit

INITIAL HERE:                                                      Page 15 of 17

------ ------ ------ ------                                     ------- ------

                                    SCHEDULE

                            MORENO VALLEY, continued

1          Imperial (4) burner gas unit
1          Imperial 24" gas grill
1          US Range 6 ft. s/s cheese melter
2          5 ft. s/s Randell self contained refrigerated sandwich table
1          Four hole gas steam table
2          15" x 30" s/s trash dumps and spacers
1          S/S heating lamp
1          Sharp microwave oven
1          Sanyo microwave oven
1          12 ft. s/s prep table with sink and under shelf
1          9 ft. s/s shelf and brackets
1          Hobart meat slicer
1          Edlund s/s knife holder
1          7 ft. s/s prep table with drain with attachments under shelf and can opener
1          Hobart grinder motor
1          Nemco onion cutter
1          Hobart 20 qt. mixer with attachments
1          Nemco electric potato cutter
1          Pelouze receiving scale
1          7' x 16' custom walk-in cooler complete with remote compressor and fan coil unit
1          5' x 7' custom walk-in freezer complete with fan coil unit and remote compressor
1          3 ft. Mars air door
1          American Appliance 100 gallon gas water heater
1          Custom s/s U-shaped dishwashing unit complete with s/s overhead shelf, (1)
1          Fisher rinse hose, (1) SS100 garbage disposal, and two tub pot sink with drain  boards
1          7 ft. s/s clean dish shelf
4          Miscellaneous size metal metro shelves
1          Polar beer long draw beer system

                                     OFFICE
                          ---------------------------
1          FDS 300 TEC P.O.S. cash register system complete with (4) server

INITIAL HERE:                                                      Page 16 of 17

------ ------ ------ ------                                     ------- ------

                                    SCHEDULE
Schedule 4.5--ASSETS, continued

                            MORENO VALLEY, continued

          terminals, (5) keyboards, (6) remote printers, (1) CPU, and printer complete with software
1         IBM compatible 386 personal computer with Okidata printer and associated software
1         Major two compartment money safe
2         4' x 6' metal storage cabinets
1         6' x 10' formica desk top complete with (2) drawer file cabinet
1         Metal (4) drawer file cabinet
1         Merlin phone system, (4) phone (4) lines with intercom
1         Manitowoc ice maker
1         8' x 14' cold storage modular walk-in cooler complete with remote compressor and fan coil unit
3         4 ft. (3) tier keg racks
2         4 ft. metal metro shelves
13        Miscellaneous size metal metro shelves
1         2' x 12' formica counter
4         Padded back and seat wood and naugahyde arm chairs
4         Miscellaneous cork boards
1         Silent alarm system complete
2         12 opening employee lockers metal
2         4 opening employee lockers metal
1         Sharp EL-1196G calculator
1         10 ft. formica and oak overhead shelf
3         Swivel office chairs
1 lot     Miscellaneous office supplies and equipment
1         Double face plexiglass exterior pole sign
2         Single face plexiglass exterior pole sign
1         Individual neon letters exterior sign Restaurant and Lounge
1 lot     100 lineal ft. neon tubing exterior
1         6 ft. metal and canvas entry awning

DATED THIS 16TH DAY OF AUGUST , 1996.

READ AND APPROVED:

TLC RESTAURANT MANAGEMENT CORP.,       TEXAS LOOSEY'S STEAKOUSE  SALOON, INC.,
A CALIFORNIA  CORPORATION                     A DELAWARE CORPORATION

BY:                                    BY:
   ----------------------------------     -------------------------------------
   RON WALTON, PRESIDENT                  RICHARD M. LEE,
BETTER  BUSINESS SECURITY, INC.,          CHAIRMAN/CEO
A CA CORPORATION

BY:                                    BY:
   ----------------------------------     -------------------------------------
   RON WALTON, PRES.                      HIRAM WOO, PRES.
RIVER DIEGO INVESTMENT CORP.,
A CA  CORPORATION

BY:
   ----------------------------------
   RON WALTON, PRES.


----------------------------------
RON WALTON, AN INDIVIDUAL

                                                                 EXHIBIT 10.11

                                   EXHIBIT M

                            SECURED PROMISSORY NOTE

$375,000.00                                             Costa Mesa, California
                                                                    8-19, 1996

  This secured promissory note ("Note") evidences a portion of the purchase price payable by Texas Loosey's Steakhouse Holdings, Inc., a Delaware corporation ("Maker"), under the Amended and Restated Asset Purchase Agreement dated as of April 10, 1996 (the "Purchase Agreement") by and among TLC Restaurant Mgmt. Corp., a California corporation ("TLC"), Better Business Security, Inc., a California corporation, River Diego Investment Corp., a California corporation, Ron Walton (collectively, the "Payees") and Maker. This
Note is secured by a Security Agreement of even date herewith (the "Security Agreement") by and among Maker and Payees.

  1. Promise to Pay. For value received, Maker hereby promises to pay to Ron Walton, as agent for the Payees, at his office at 30075 Ynez Road, Temecula, California 92592 or to such other party or at such other place as Payees may from time to time in writing designate, the principal sum of Three Hundred Seventy-Five Thousand Dollars ($375,000.00), or such other amount as may result from the adjustments provided in Sections 2.5 and 3.4 of the Purchase Agreement, on the terms set forth in this Note.

  2. Interest. This Note shall not accrue interest, except as provided in
Section 5 of this Note.

  3. Principal Payment. The entire unpaid principal balance of this Note shall be due and payable on the earlier of six months following the Closing Date (as defined in the Purchase Agreement) or the date that Maker has caused a registration statement in connection with a public offering of securities by Maker to be filed with the Securities and Exchange Commission.

  4. Prepayment. Maker shall have the right to prepay the whole or any part of the unpaid principal of this Note at any time without the payment of any additional consideration therefor.

  5. Default Rate. Amounts not paid when due hereunder shall bear interest from the due date until such amounts are paid at the rate of eight percent (8%) per annum; provided, however, that in the event such interest rate would violate any applicable usury law, the default rate shall be the highest lawful interest rate permitted under such usury law.

  6. Acceleration. At the option of Payees, this Note shall be immediately due and payable upon the occurrence at any time of any of the following events:

    (i) Any event of default under this Note which is not cured by Maker within ten (10) days following receipt by Maker of a notice thereof from Payees;

    (ii) The admission by any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, of its inability to pay its debts as they mature, or an assignment for the benefit of the creditors of any of the foregoing parties;

    (iii) The commencement of proceedings in bankruptcy, or for the reorganization of any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, or for the readjustment of any of the debts of any of the foregoing parties, under the federal Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, by any of the foregoing parties, or against any of the foregoing parties, which shall not be discharged within thirty (30) days of their commencement;

    (iv) The appointment of a receiver, trustee or custodian for any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, or for any substantial part of the assets of any of the foregoing parties, or the institution of proceedings for the dissolution or the full or partial liquidation of any of the foregoing parties, and such receiver or trustee shall not be discharged within thirty (30) days of his or its appointment, or such proceedings shall not be discharged within thirty (30) days of their commencement, or the discontinuance of the business or the material change in the nature of the business of any of the foregoing parties; or

    (v) The dissolution of Maker.

  7. Remedies. All rights and remedies of Payees under this Note and the Security Agreement are cumulative and in additional to all other rights and remedies available under the Purchase Agreement, at law or in equity, and all such rights and remedies may be exercised singly, successively and/or concurrently. Failure to exercise any right or remedy shall not be deemed a waiver of such right or remedy.

  8. Waivers. Maker hereby expressly waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note and all other notices and demands of every kind that would otherwise be available in connection with this Note.

  9. Partial Exercise. No single or partial exercise of any power hereunder or under the Purchase Agreement shall preclude other or further exercise thereof or the exercise of any other power hereunder or thereunder. No delay or omission on the part of Payees in exercising any right hereunder or under the Purchase Agreement shall operate as a waiver of such right or of any other right hereunder or thereunder.

  10. Costs of Collection. If this Note is not paid when due Maker promises to pay, on demand, all costs of collection, including, but not limited to, reasonable attorneys' fees and costs.

  11. Notice. All notices, requests, demands and other communications which are required or may be given under this Note shall be in writing and shall be deemed to have been duly given if given in the manner and to the address(es) set forth in Section 11.3 of the Purchase Agreement.

  12. Governing, Law and Forum. This Note is to be governed by, and construed and enforced in accordance with, the internal laws, and not the laws pertaining to conflict or choice of laws, of the State of California. The exclusive forum for the determination of any action relating to the validity and enforceability hereof shall be either an appropriate court of said State or that court of the United States which includes said State within its territorial jurisdiction.

  13. Severability. Every provision of this Note is intended to be severable. In the event any term or provision is declared illegal, invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction, such illegality, invalidity or unenforceability shall not affect the balance of the terms and provisions of this Note, which shall remain binding and enforceable.

                                        "Maker"


                                        ----------------------------------------
                                        Texas Loosey's Steakhouse Holdings, Inc.

                                                                 EXHIBIT 10.12

                                   EXHIBIT N

                            SECURED PROMISSORY NOTE

$870,000.00                                         Costa Mesa, California
                                                      8-19, 1996

  This secured promissory note ("Note") evidences a portion of the purchase price payable by Texas Loosey's Steakhouse Holdings, Inc., a Delaware corporation ("Maker"), under the Amended and Restated Asset Purchase Agreement dated as of April 10, 1996 (the "Purchase Agreement") by and among TLC Restaurant Mgmt. Corp., a California corporation, Better Business Security, Inc., a California corporation, River Diego Investment Corp., a California corporation, Ron Walton (collectively, the "Payees") and Maker. This Note is secured by a Security Agreement of even date herewith (the "Security Agreement") by and between Maker and Payees.

  1. Promise to Pay. For value received, Maker hereby promises to pay to Ron Walton, as agent for the Payees, at his office at 30075 Ynez Road, Temecula, California 92592 or to such other party or at such other place as Payees may from time to time in writing designate, the principal sum of Eight Hundred Seventy Thousand Dollars ($870,000.00), on the terms set forth in this Note.

  2. Interest. Interest shall accrue on the outstanding principal balance at the rate of eight percent (8%) per annum, simple interest, from the date hereof.

  3. Principal and Interest Payments.

    (i) Installments--Public Offering. If Maker has caused a registration statement in connection with a public offering of securities by Maker to be filed with the Securities and Exchange Commission on or before the last day of the sixth month following the Closing Date (as defined in the Purchase Agreement) (such last day herein referred to as the "Six Month Date"), then unpaid principal and interest shall be amortized on a ten (10) year basis commencing on the Six Month Date, and shall be due and payable in equal monthly installments of $10,977.72, with the first such installment due and payable on the last day of the month immediately following the Six Month Date and the remaining installments due and payable on the last day of each month thereafter. For purposes hereof, interest accrued from the date hereof to the Six Month Date shall be added to principal that is unpaid as of the Six Month Date, and such interest shall be due and payable, with interest thereon, accordingly.

    (ii) Installments--No Public Offering. If Maker has not caused a registration statement in connection with a public offering of securities by Maker to be filed with the Securities and Exchange Commission on or before the Six Month Date, then monthly interest-only payments of $6,032.00 shall be due and payable commencing on the last day of the month immediately following the Six Month Date and on the last day of each month thereafter to and including the twelfth month following the Six Month Date. Thereafter, unpaid principal and interest shall be amortized on a ten (10) year basis commencing on the last day of the twelfth month following the Six Month Date, and shall be due and payable in equal monthly installments of $10,977.72, with the first such installment due and payable on the last day of the thirteenth month following the Six Month Date, and the remaining installments due and payable on the last day of each month thereafter.

For purposes hereof, interest accrued from the date hereof to the Six Month Date shall be added to principal that is unpaid as of the Six Month Date, and such interest shall be due and payable, with interest thereon, accordingly.

    (iii) Maturity. The entire unpaid principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable on the fifth anniversary of the date hereof.

  4. Prepayment. Maker shall have the right to prepay the whole or any part of the unpaid principal of this Note at any time without the payment of any additional consideration therefor; provided, however, that any such prepayment of principal shall be accompanied by payment of any unpaid interest which has accrued through the date of prepayment.

  5. Cross-Default. An event of default under Note A (as defined in the Purchase Agreement) which is not cured within ten (10) days following receipt by Maker of notice thereof from Payees shall also constitute an event of default under this Note.

  6. Default Payment. In the event payment of any installment hereunder is made more than ten (10) days after the date it is due, a late penalty fee of eight percent (8%) of such installment amount shall be charged.

  7. Acceleration. At the option of Payees, this Note shall be immediately due and payable upon the occurrence at any time of any of the following events:

    (i) Any event of default under this Note which is not cured by Maker within ten (10) days following receipt by Maker of a notice thereof from Payees;

    (ii) The admission by any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, of its inability to pay its debts as they mature, or an assignment for the benefit of the creditors of any of the foregoing parties;

    (iii) The commencement of proceedings in bankruptcy, or for the reorganization of any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, or for the readjustment of any of the debts of any of the foregoing parties, under the federal Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, by any of the foregoing parties, or against any of the foregoing parties, which shall not be discharged within thirty (30) days of their commencement;

    (iv) The appointment of a receiver, trustee or custodian for any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, or for any substantial part of the assets of any of the foregoing parties, or the institution of proceedings for the dissolution or the full or partial liquidation of any of the foregoing parties, and such receiver or trustee shall not be discharged within thirty (30) days of his or its appointment, or such proceedings shall not be discharged within thirty (30) days of their commencement, or the discontinuance of the business or the material change in the nature of the business of any of the foregoing parties; or

    (v) The dissolution of Maker.

  8. Remedies. All rights and remedies of Payees under this Note and the Security Agreement are cumulative and in additional to all other rights and remedies available under the Purchase Agreement, at law or in equity, and all such rights and remedies may be exercised singly, successively and/or concurrently. Failure to exercise any right or remedy shall not be deemed a waiver of such right or remedy.

  9. Waivers. Maker hereby expressly waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note and all other notices and demands of every kind that would otherwise be available in connection with this Note.

  10. Partial Exercise. No single or partial exercise of any power hereunder or under the Purchase Agreement shall preclude other or further exercise thereof or the exercise of any other power hereunder or thereunder. No delay or omission on the part of Payees in exercising any right hereunder or under the Purchase Agreement shall operate as a waiver of such right or of any other right hereunder or thereunder.

  11. Costs of Collection. If this Note is not paid when due Maker promises to pay, on demand, all costs of collection, including, but not limited to, reasonable attorneys' fees and costs.

  12. Notice. All notices, requests, demands and other communications which are required or may be given under this Note shall be in writing and shall be deemed to have been duly given if given in the manner and to the address(es) set forth in Section 11.3 of the Purchase Agreement.

  13. Governing Law and Forum. This Note is to be governed by, and construed and enforced in accordance with, the internal laws, and not the laws pertaining to conflict or choice of laws, of the State of California. The exclusive forum for the determination of any action relating to the validity and enforceability hereof shall be either an appropriate court of said State or that court of the United States which includes said State within its territorial jurisdiction.

  14. Severability. Every provision of this Note is intended to be severable. In the event any term or provision is declared illegal, invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction, such illegality, invalidity or unenforceability shall not affect the balance of the terms and provisions of this Note, which shall remain binding and enforceable.

                                        "Maker"


                                        ----------------------------------------
                                        Texas Loosey's Steakhouse Holdings, Inc.

                                                                 EXHIBIT 10.13

                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                              KENT & JENNY ANDERSEN
                                  AS "SELLERS,"

                                       AND

                    TEXAS LOOSEY'S STEAKHOUSE & SALOON, INC.
                                   AS "BUYER"

                            DATED SEPTEMBER 23, 1996






                            ASSET PURCHASE AGREEMENT

              This Asset Purchase Agreement dated as of September 23, 1996 (this "Agreement"), is by and between Kent & Jenny Andersen ("seller") and Texas Loosey's Steakhouse & Saloon, Inc., a Delaware corporation ("Buyer"). Texas Loosey's Chili Parlor & Saloon of Norco and Riverside shall be sometimes referred to collectively as "Company".

                                    RECITALS

              Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, certain of such assets of Sellers, all upon the terms and subject to the conditions of this Agreement.

                                    AGREEMENT

     NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     1.1 Defined Terms. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

     "ABC" shall mean the Department of Alcoholic Beverage Control of the State of California.

     "ABC License Requirements" shall mean the Alcoholic Beverage Control Act (California Business and Professions Code Sections 23000, et seq.) and the Regulations of the ABC.

     "Action" shall mean any action, claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental audit, inquiry, criminal prosecution, investigation or unfair labor practice charge or complaint.

     "affiliate" shall have the meaning set forth in the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Ancillary Agreements" shall mean the Security Agreement, Agreement Not to Compete, and Consulting Agreement substantially in the forms attached hereto as Exhibits C, K and O respectively.

     "Assets" shall mean all of the right, title and interest in and to the business, properties, assets and rights of any kind, whether tangible or intangible, real or personal and constituting, or used or useful in connection with, or related to, the Business owned by Sellers or in which Sellers have any interest, including without limitation all of Sellers' right, title and interest in the following:

                          (a) all Contract Rights, to the extent transferable, and the Franchise Rights;
                          (b)  all Leases;
                          (c)  all Leasehold Estates;

                           (d)  all Leasehold Improvements;

                           (e) all Fixtures and Equipment; except those belonging to seller personally;

                           (f)  all Inventory;
                           (g)  all Books and Records;
                           (h)  all Proprietary Rights relating to the Business;
                           (i)  the Liquor Licenses and to the extent
                                transferable, all Permits;

                           (j) all computers and software, except those belonging to seller personally;

                           (k)  all available supplies, manuals, menus, sales
literature, promotional literature, customer, prospective customer, supplier and distributor lists, art work, display units, files, telephone and fax numbers and purchasing records related to the Business;

                           (l)  all promotional merchandise, including without
limitation shirts, hats and pins;

                           (m) all rights under or pursuant to all warranties,
representations and guarantees made by suppliers in connection with the Assets or services furnished to Seller pertaining to the Business or affecting the Assets, to the extent such warranties, representations and guarantees are assignable; and

                           (n)  all goodwill related to the Business;
but excluding therefrom the Excluded Assets.

                           "Bankruptcy Court" shall mean the United States
Bankruptcy Court for the Central District of California.

                           "Books  and Records" shall mean copies of any of
the following, as may be reasonably requested by Buyer: (a) all records and lists of the Seller pertaining to the Assets, (b) all records and lists pertaining to the Business, customers, suppliers or personnel of the Companies,
(c) all product, business and marketing plans of the Companies, (d) all books, ledgers, files, reports, plans, drawings and operating records of every kind maintained by the Seller, but excluding the originals of the Companies' minute books, stock books and tax returns and (e) any information referred to in clauses (a) through (d) which is computer maintained and stored data and all computer software necessary to access and process such data.

                           "Business" shall include all business and operations
of Seller of any type, kind or nature, conducted at or with respect to the Restaurants pursuant to the Franchise Agreements.

                           "Closing Date" shall mean the date upon which the
Closing occurs, or such other date as Buyer and Sellers shall mutually agree upon.

                           "Code" shall mean the Internal Revenue Code of 1986,
as amended, and the rules and regulations thereunder.

                           "Contract" shall mean any agreement, contract, note,
loan, evidence of indebtedness, purchase order, letter of credit, indenture, security or pledge agreement, franchise agreement, undertaking, practice, covenant not to compete, employment agreement, license, instrument, obligation or commitment to which Seller is a party or is bound and which relates to the Business or the Assets, whether oral or written, but excluding all Leases, and accounts receivable.

                           "Contract Rights" shall mean all of Seller's rights
and obligations under the Contracts listed on Schedule 4.7(b) and not rejected by Buyer and under any Contracts not so listed which Buyer, in its sole discretion, elects to accept and assume.

                           "Copyrights" shall mean registered copyrights,
copyright applications and unregistered copyrights.

                           "Court Order" shall mean any judgment, decision,
consent decree, injunction, ruling or order of any federal, state or local court or governmental agency, department or authority that is binding on any person or its property under applicable law.

                           "Debt Agreements" shall mean the Security Agreement

                           "Default" shall mean (a) a breach of or default under
any Contract, or Lease (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or Lease, or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract or Lease.

                           "Disclosure Schedule" shall mean a schedule executed
and delivered by Seller to Buyer as of the date hereof which sets forth the exceptions to the representations and warranties contained in Article IV hereof and certain other information called for by this Agreement. Unless otherwise specified, each reference in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Disclosure Schedule.

                           "Employee Plans" shall mean (a) all employee pension
benefit plans and employee welfare benefit plans as defined in Section 3 of ERISA and (b) all employment, consulting, severance or other similar contracts, arrangements or policies and all plans, arrangements (written or oral), programs, agreements or commitments providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits, in either case (a) or (b) which (i) Seller (or any entity under common control with Seller or within a controlled group or affiliated service group with Seller, within the meaning of Section 414 of the Code) maintains, administers, contributes to or is required to contribute to, or at any time prior to the Closing Date, under which Seller (or any such other entity) maintained, administered, contributed to or was required to contribute to, or under which Seller (or any such other entity) may incur any liability and (ii) which cover any employees or former employees of Seller employed in connection with the Business.

                           "Encumbrance" shall mean any claim, lien, pledge,
option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

                           "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

                           "Excluded Assets," notwithstanding any other
provision of this Agreement, shall mean the following assets of the Companies which are not to be acquired by Buyer hereunder:

                           (a)  all assets identified in Schedule 1.1 hereto;

                           (b) all cash and cash equivalents held by the Companies;

                           (c)  all accounts and notes receivable (whether
current or noncurrent), refunds, deposits, prepayments or prepaid expenses (including without limitation any prepaid insurance premiums) of Sellers;

                           (d)  all Permits, to the extent not transferable; and

                           (e)  all claims, causes of action, choses in action,
rights of recovery and rights of set-off of any kind against any person or entity arising out of or relating to the Assets to the extent related to the Excluded Liabilities.

                           "Facilities" shall mean all stores, restaurant
buildings, offices, warehouses, improvements, administration buildings, and all real property and related facilities which are identified or listed on Exhibit "A" attached hereto.

                           "Facility Leases" shall mean all of the leases of
Facilities listed on Schedule 4.6.

                           "Financial Statements" shall mean the Year-End
Financial Statements and the Interim Financial
Statements.

                           "Fixtures and Equipment" shall mean all of the
furniture, fixtures, furnishings, machinery, supplies, equipment, tooling, molds, patterns, dies, kitchenware, food-processors, refrigerators, ovens, utensils and other tangible personal property owned by Seller and used in connection with the Business, wherever located and including any such Fixtures and Equipment in the possession of any of Seller's suppliers, including all warranty rights with respect thereto.

                           "Former Facility" shall mean each plant, office,
manufacturing facility, store, warehouse, improvement, administrative building and all real property and related facilities that was owned, leased or operated by the Company at any time prior to the date hereof, but excluding any Facilities.

                           "Franchise" shall mean any franchise operating
pursuant to a Franchise Agreement.

                           "Franchise Agreements" shall mean the franchise
agreements identified as such on Schedule 4.7(a) hereto; reference to a "Franchise Agreement" shall mean any one of the "Franchise Agreements".

                           "Franchisee" shall mean any franchisee party to any
Franchise Agreement, franchise, license, territorial or similar Contract to which Seller is a party.

                           "Insurance Policies" shall mean the insurance
policies related to the Assets listed on Schedule 4.22

                           "Interim Financial Statements" shall mean the
combined statement of revenue and expenses of the companies for the twenty-four
(42) week period ended September 19, 1996, together with the notes thereto.

                           "Inventory" shall mean all of the Companies'
inventory held for sale and all of the Companies' food items, beverage items, liquor, paper products, merchandise, wrapping, supply and packaging items and similar items with respect to the Business, in each case wherever the same may be located.

                           "Leased Real Property" shall mean all leased property
described in the Facility Leases.

                           "Leasehold Estates" shall mean all of the Companies
rights and obligations as lessee under the Leases.

                           "Leasehold Improvements" shall mean all leasehold
improvements situated in or on the Leased Real Property and owned by Seller.

                           "Leases" shall mean all of the Facility Leases and
all of the existing leases with respect to the personal or real property of the Seller listed on Schedule 4.7(b) and not rejected by Buyer.

                           "Liabilities" shall mean any direct or indirect
liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any person of any type, whether accrued, absolute, contingent, matured, unmatured or other.

                           "Liquor Licenses" shall mean the liquor licenses with
respect to all of the Restaurants, including any and all documents affecting the validity of such licenses, issued to the Seller by the ABC.

                           "material adverse effect" or "material adverse
change" shall mean with respect to the Business or the Assets any significant adverse effect or change in the condition (financial or other), business, results of operations, prospects, assets, Liabilities or operations of the Business and/or the Assets or on the ability of Seller to consummate the transaction contemplated hereby, or any event or condition which would, with the passage of time, constitute a "material adverse effect" or "material adverse change."

                           "ordinary course of business" or "ordinary course"
or any similar phrase shall mean the ordinary course of the Business and consistent with Seller past practice.

                           "Patents" shall mean all patents and patent
applications and registered design and registered design applications.

                           "Permits" shall mean all licenses, permits,
franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, or any other person, necessary or desirable for the past, present or anticipated conduct of, or relating to the operation of the Business or the ownership of the Assets, including without limitation the Temporary Liquor Permits but excluding the Liquor Licenses.

                           "Proprietary Rights" shall mean all of Seller's
Copyrights, Patents, Trademarks, Trade Names, technology rights and licenses, computer software (including without limitation any source or object codes therefor or documentation relating thereto), trade secrets, recipes, food and drink formulas, menus, processes, secret ingredients, franchises, know-how, inventions, designs, specifications, plans, drawings and intellectual property rights, that are related to the Business.

                           "Regulations" shall mean any laws, statutes,
ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any foreign, federal, state or local government and any other governmental department or agency, including without limitation Environmental Laws, energy, motor vehicle safety, public utility, zoning, building and health codes, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

                           "Representative" shall mean any officer, director,
principal, attorney, agent, employee or other representative.

                           "Restaurant" shall mean one of the Texas Loosey's
Chili Parlor and Saloon restaurants listed on Schedule 4.6(b) hereto. "Restaurants" shall mean any or all of such Restaurants.

                           "Tax" shall mean any federal, state, local, foreign
or other tax, levy, impost, fee, assessment or other government charge, including without limitation income, estimated income, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, franchise or withholding taxes, and any premium, including without limitation interest, penalties and additions in connection therewith.

                           "Temporary Liquor Permits" shall mean temporary
operating permits with respect to all of the Restaurants necessary for the sale of alcoholic beverages issued by the ABC.

                           "Trademarks" shall mean registered trademarks,
registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

                           "Trade Names" shall mean "Texas Loosey's," "Texas
Loosey's Chili Parlor and Saloon," "Texas Tested Tried and Trusted," designs showing the state of Texas superimposed on the flag of the State of Texas, any and all variations thereof and all other trade names used in or useful in connection with, or related to, the Business.

                           "Warrants" shall mean (a) agreements, rights to
subscribe (including any preemptive rights), options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire any common stock or other equity securities of any Company, and (b) outstanding securities of the Companies that are convertible into or exchangeable for capital shares or other equity securities of the Companies.

                           "Year-End Financial Statements" shall mean the
unaudited combined statement of revenues and expenses of the Companies for the years ended December 31, 1994, December 30, 1995 and year to date September 28, 1996.


                                   ARTICLE II.

                           PURCHASE AND SALE OF ASSETS

                2.1. Transfer of Assets. Upon the terms and subject to the conditions contained herein, at the Closing, Seller will sell, convey, transfer, assign and deliver to Buyer, and Buyer will acquire from Seller, the Assets, free and clear of all Encumbrances, except two SBA loans in the approximate amount or $372,549. and two notes due Ron Walton for franchise fees at a discounted value of $74,673 since assigned from Ron Walton to Buyer and other minor liens which in the aggregate are not substantial in amount, do not materially detract from the value or transferability of the property or assets subject thereto or interfere with the present use and have not arisen other than in the ordinary course of business ("Permitted Encumbrances"). The term Permitted Encumbrances shall also include any liens disclosed in the Disclosure Schedule which Buyer expressly agrees may encumber the Assets as of the Closing.

                2.2. Assumption of Liabilities. Upon the terms and subject to the conditions contained herein, at the Closing, Buyer shall assume the Liabilities, and only the Liabilities (the "Assumed Liabilities"), of Seller as indicated in 2.1 above and more specifically if itemized on Exhibit "H".

                2.3. Excluded Liabilities. Notwithstanding any other provision of this Agreement, except for the Assumed Liabilities expressly specified in
Section 2.2, Buyer shall not assume, or otherwise be responsible for, any Liabilities of Sellers, whether liquidated or unliquidated, or known or unknown, whether arising out of occurrences prior to, at or after the date hereof ("Excluded Liabilities"), which Excluded Liabilities include, without limitation:

                           (a)      Any Liability to or in respect of any
employees or former employees of Seller including without limitation (i) any employment agreement, whether or not written, between Seller and any person,
(ii) any Liability under any Employee Plan at any time maintained, contributed to or required to be contributed to by or with respect to Seller or under which Seller may incur Liability, or any contributions, benefits or Liabilities therefor, or any Liability with respect to Seller's withdrawal or partial withdrawal from or termination of any Employee Plan and (iii) any claim of an unfair labor practice, or any claim under any state unemployment compensation or worker's compensation law or regulation or under any federal or state employment discrimination law or regulation, which shall have been asserted on or prior to the Closing Date or is based on acts or omissions which occurred on or prior to the Closing Date;

                           (b)      Any Liability of  Seller in respect of any
Tax, except for any documentary and transfer taxes and any sales, use or other taxes imposed by reason of the transfers of Assets as provided hereunder;

                           (c)      Any Liability arising from any injury to or
death of any person or damage to or destruction of any property, whether based on negligence, breach of warranty, strict liability, enterprise liability or any other legal or equitable theory arising from foods, beverages or goods sold or from services performed by or on behalf of Seller or any other person or entity on or prior to the Closing Date;


                           (d)      Any Liability of  Seller arising out of or
related to any Action against such Seller or any Action which adversely affects the Assets and which shall have been asserted on or prior to the Closing Date or to the extent the basis of which shall have arisen on or prior to the Closing Date;

                           (e)      Any accounts payable of  Seller arising
before or after the Closing Date which relate to the period prior to the Closing Date;

                           (f)      Any Liability of  Seller resulting from
entering into, performing its obligations pursuant to or consummating the transactions contemplated by, this Agreement (including without limitation any Liability of Seller pursuant to Article X hereof);

                           (g)      Any Liability related to any Former
Facility; and

                           (h)      Any Liability of  Seller under the
Franchise Agreements which arose or were to be performed prior to the Closing Date.

                2.4. Purchase Price. At the Closing, upon the terms and subject to the conditions set forth herein Buyer shall; (a) pay to Seller for the sale, transfer, assignment, conveyance and delivery of the Assets (other than the Inventory), the aggregate amount of Five hundred sixty three thousand one hundred seventy seven dollars ($563,177) (the "Purchase Price"), consisting of
(i) Seventy-Five thousand two hundred thirty-four dollars ($75,234) in cash, which shall be paid into escrow, (ii) a promissory note in the principal amount of Forty Thousand Seven Hundred thirty-one dollars ($40,731.00), substantially in the form of Exhibit M attached hereto, to be secured by the Assets (iii) Assumption of Seller's SBA notes and Ron Waltons's notes totaling $447,212 as indicated in 2.1 and Exhibit "H". The Purchase Price shall be allocated among the Assets in the manner required by Section 1060 of the Code and regulations thereunder as shall be mutually agreed to by the parties prior to the Closing. The Purchase Price so allocated shall be attached hereto as Exhibit B. Buyer and Seller agree to each prepare and file on a timely basis with the Internal Revenue Service substantially identical initial and supplemental Internal Revenue Service Forms 8594 "Asset Acquisition Statements Under Section 1060" consistent with Exhibit B.

                2.5. Inventory. On the Closing Date, Seller shall provide Buyer with a written itemized list of existing Inventory and the wholesale cost of each item of Inventory paid by the Seller. At Buyer's election, Buyer or its designated representative may participate in taking the physical Inventory and preparing the Inventory list. Buyer shall purchase, at wholesale cost, such Inventory provided that such item of Inventory is usable and/or re-sellable. The payment of such Inventory shall be paid by Buyer to Seller in cash at possession and closing.

                2.6        Prorations.

                (a) Utilities: Taxes. As promptly as practicable following the Closing Date, but in no event later than thirty (30) calendar days thereafter, the real and personal property taxes, water, gas, electricity and other utilities, common area maintenance reimbursements to lessors, total business or other license fees or taxes, merchants' association dues and other similar periodic charges payable with respect to the Assets or the Business shall be prorated between Buyer and Seller effective as of the Closing Date. To the extent practicable, utility meter readings for the Facilities shall be determined as of the Closing Date. If the real property tax rate for the current tax year is not established by the Closing Date, the prorations shall be made on the basis of the rate in effect for the preceding tax year and shall be adjusted when the exact amounts are determined. All such prorations shall be based upon the most recent available assessed value of any Facility prior to the Closing Date.

                           (b)      Rents. Seller shall pay all minimum or base
rent under the Lease; through the end of the calendar month in which the Closing Date occurs, and Buyer shall reimburse Seller for such rent accrued from the Closing Date through the end of such month within thirty
(30) calendar days following the Closing Date. Payments of percentage rent, if any, due under the provisions of the Leases shall be adjusted to the Closing Date as follows. Buyer shall pay any percentage rent due for periods expiring after the Closing Date, and Seller shall be responsible for that portion of such percentage rent paid by Buyer and due under the Leases based on sales from the commencement of the current lease year through the Closing Date, and Buyer shall be responsible for that portion due under the Lease based on sales from and after the Closing Date. Within thirty (30) calendar days after the Closing Date, Seller will furnish to Buyer records which evidence the gross sales of Sellers at each Facility to the extent necessary to enable Buyer to comply with the percentage rent provision of each Lease. Buyer shall provide to Seller, within thirty (30) calendar days before the annual settlement of percentage rent under any Lease for the partial year in which Seller was operating such Facility, a statement showing the manner of computation of all percentage rent due under each Lease for such year. Any reimbursement due Buyer from Seller in respect of its pro rata share of percentage rent shall be paid within fifteen (15) calendar days after written demand therefor by Buyer.

                           (c)      Payments in Cash. All payments due under
this Section 2.6 shall be payable in cash.

                2.7. Closing Costs: Transfer Taxes and Fees. Buyer shall be responsible for any documentary and transfer taxes and any sales, use or other taxes imposed by reason of the transfers of Assets provided hereunder and any deficiency, interest or penalty asserted with respect thereto and for any title searches or insurance premiums for title insurance to be obtained by Buyer Buyer shall pay the fees and costs of recording or filing all applicable conveyancing instruments described in Section 3.2(a). Buyer shall pay all costs of applying for new Permits and obtaining the transfer of existing Permits which may be lawfully transferred. Buyer shall pay one-half (1/2) the fees and other charges incurred in connection with the Escrow as provided in Section 3.3, and Seller shall be responsible for the remainder up to a maximum $750.00 with any excess paid by Buyer.


                                  ARTICLE III.

                                     CLOSING

                3.1. Closing. The Closing of the transactions contemplated herein (the "Closing") shall be held at 10:00 a.m. local time on the Closing Date at the offices of Jean Allen Escrow Co., 4012 Katella Ave., Los Alamitos, CA 90720, unless the parties hereto otherwise agree.

                3.2.       Conveyances at Closing.

                           (a)         Instruments and Possession. To effect

the sale and transfer referred to in Section 2.1 hereof, Seller will, at the Closing, execute and deliver to Buyer:

                                    (i)     one or more bills of sale, in the
form attached hereto as Exhibit D, conveying in the aggregate all of Seller owned personal property included in the Assets;

                                    (ii)    subject to Sections 9.2 and 9.3, one
or more Assignments of Lease substantially in the form attached hereto as Exhibit E with respect to the Leases;

                                    (iii)   subject to Sections 9.2 and 9.3,
one or more Assignments of Contract Rights, each in the form as shall be mutually agreed to by the parties prior to the Closing and attached hereto as Exhibit F, with respect to the Contract Rights and Franchise Rights;

                                    (iv)    Assignments of Patents, Trademarks
Trade Names and other Proprietary Rights (including an assignment of all of Seller's rights, title and interest to the names "Texas Loosey's," "Texas Loosey's Chili Parlor and Saloon," "Texas Tested Tried and Trust" and all variations thereof) each in the form as shall be mutually agreed to by the parties prior to the Closing and attached hereto as Exhibit G, in recordable form to the extent necessary to assign such rights; and

                                    (v)     such other instruments as shall be
requested by Buyer to vest in Buyer title in and to the Assets in accordance with the provisions hereof.

                           (b)      Assumption Document. Upon the terms and
subject to the conditions contained herein, at the Closing Buyer shall deliver to Seller an instrument of assumption substantially in the form attached hereto as Exhibit H, evidencing Buyer's assumption, pursuant to
Section 2.2, of the Assumed Liabilities (the "Assumption Document").

                           (c)      Form of Instruments. To the extent that a
form of any document to be delivered hereunder is not attached as an Exhibit hereto, such documents shall be in form and substance and shall be executed and delivered in a manner, satisfactory to both Buyer and Seller.

                           (d)      Consents. Subject to Sections 9.2 and 9.3,
Seller shall take all actions necessary to deliver (and Buyer shall cooperate with Seller in connection with the delivery of) all Permits and any other third party consents required for the valid transfer of the Assets as contemplated by this Agreement, except for the Liquor Licenses which shall be deposited in an escrow account as provided in Section 3.3 below.

                           (e)      Ancillary Agreements.  Each of the Ancillary
Agreements shall be executed and delivered to the parties thereto.

                           (f)      Books and Records. Seller shall deliver to
Buyer the Books and Records.


                           (g)      Landlord Estoppel Certificates. Seller shall
deliver to Buyer copies of all Landlord Estoppel Certificates received from the landlord or lessor for all Facility Leases.

                3.3. Escrow. On or before the Closing Date, Seller and Buyer shall enter into an escrow agreement (the "Escrow Agreement") on terms mutually acceptable to the parties for the purpose of effecting the transfer of the Liquor Licenses from Seller to Buyer and paying certain creditors of Seller from the proceeds of Note, Seller and Buyer shall establish an escrow account (the "Escrow") with, and shall deliver escrow instructions that are mutually acceptable to, Jean Allen Escrow Company at 4012 Katella Avenue Suite 103, Los Alamitos, California 90720 (the "Escrow

Holder"). At the Closing, Buyer shall deliver to the Escrow Holder for deposit into the Escrow (a) Seventy Five Thousand Two Hundred thirty-four Dollars ($75,234) the cash portion of the Purchase Price payable pursuant to Section 2.2, and (b) an additional Two Thousand Dollars ($2,000), which shall be applied to the portion of the Escrow fees and charges payable by Buyer. At the Closing, the Seller shall deliver the Liquor Licenses and Note to the Escrow Holder for deposit into the Escrow. The Escrow shall be conducted in accordance with the ABC License Requirements and the provisions of the Escrow Agreement.


                                   ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                        Seller hereby represents and warrants to Buyer as follows, except as otherwise set forth on the Disclosure Schedule, representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

                4.1 Organization of Companies. The Company is privately owned by Seller, validly existing and in good standing under the laws of the State of California with full power and authority to conduct the Business as it is presently being conducted and to own and lease its properties and assets. Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary.

                4.2. Subsidiaries. The Companies have no direct or indirect stock or other equity or ownership interest in any corporation, association, partnership joint venture or other entity.

                4.3. Authorization. Seller has all requisite power and authority, and has taken all action necessary, to execute and deliver this Agreement and the Ancillary Agreements to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Seller and is, and upon execution and delivery of the Ancillary Agreements will be, legal, valid and binding obligation of each Seller, enforceable against seller in accordance with its terms.

                4.4. Absence of Certain Changes or Events. Since August 10, 1996, there has not been any:

                           (a)      actual or threatened material adverse change
in the financial condition, working capital, shareholders' equity, assets, Liabilities, reserves, revenues, income earnings, prospects or Business of Companies;

                           (b)      change in accounting methods, principles or
practices by the company affecting the Assets, its Liabilities or the Business;

                           (c)      material revaluation by Seller or any of the
Assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable:

                           (d)      damage, destruction or loss (whether or not
covered by insurance) materially and adversely affecting the Assets or the Business;

                           (e)      cancellation of any indebtedness or waiver
or release of any right or claim of Seller relating to its activities or properties which had or will have a material adverse effect on the Assets or the Business;

                           (f)              declaration, setting aside, or
payment of dividends or distributions by Seller in respect of any equity securities thereof or any redemption, purchase or other acquisition of Seller's securities;

                           (g)      material increase in the rate of
compensation payable or to become payable to any director, officer or other employee of Seller or any consultant, Representative or agent of Seller, including without limitation the making of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, service award or other similar benefit to, any such person, or the addition to, modification of, or contribution to any Employee Plan, arrangement, or practice described in the Disclosure Schedule;

                           (h)      adverse change in employee relations which
has or is reasonably likely to have a material adverse effect on the productivity, the financial condition, results of operations or Business of Seller or the relationships between the employees of Seller and the management of Seller;

                           (i)      amendment, cancellation or termination of
any Contract, Franchise Agreement, commitment, agreement, Lease, transaction or Permit relating to the Assets or the Business or entry into any Contract, Franchise Agreement, commitment, agreement, Lease, transaction or Permit which is not in the ordinary course of Seller's business, including without limitation any employment or consulting agreements;

                           (j)      mortgage, pledge or other encumbrance of any
Assets, except purchase money mortgages arising in the ordinary course of business;

                           (k)      sale, assignment or transfer of any of the
Assets, other than in the ordinary course of business;

                           (1)      incurrence of indebtedness by Seller for
borrowed money or commitment to borrow money entered into by Seller, or loans made or agreed to be made by Seller, or indebtedness guaranteed by Seller;

                           (m)      incurrence by  Seller of Liabilities, except
Liabilities incurred in the ordinary, course of business, or increase or change in any assumptions underlying or methods of calculating, any doubtful account contingency or other reserves of Seller;

                           (n)      payment, discharge or satisfaction of any
Liabilities of Seller other than the payment, discharge or satisfaction in the ordinary course of business of Liabilities set forth or reserved for on the Interim Financial Statements or incurred in the ordinary course of business;

                           (o)      capital expenditure by Seller, the execution
of any Lease by Seller or the incurring of any obligation by Seller to make any capital expenditure or execute any Lease;

                           (p)      failure to pay or satisfy when due any
Liability of Seller, except where the failure would not have a material adverse effect on the Assets or the Business;

                           (q)      failure of  Seller to carry on diligently
the Business in the ordinary course so as to keep available to Buyer the services of Seller's employees, and to preserve for Buyer the Assets and the Business and the goodwill of Seller's suppliers, customers, distributors and others having business relations with it;

                           (r)      disposition or lapsing of any Proprietary
Rights or any disposition or disclosure to any person of any Proprietary Rights not theretofore a matter of public knowledge;

                           (s)      existence of any other event or condition
which in any one case or in the aggregate has or might reasonably be expected to have a material adverse effect on the Business; or

                           (t)      agreement by Seller to do any of the things
described in the preceding clauses (a) through (s) other than as expressly provided for herein; that are in connection with, or related to the Business, other than as set forth in Schedule 4.4 hereto,

                4.5. Assets, Excluding the Leased Real Property, Seller has and will transfer good and marketable title to the Assets and upon the consummation of the transactions contemplated hereby, Buyer will acquire good and marketable title to all of the Assets, free and clear of any Encumbrances, except for Permitted Encumbrances. The Assets include without limitation all assets necessary for the conduct of the Business as presently conducted. Schedule 4.5 contains accurate lists and summary descriptions of all tangible Assets where the value of an individual item exceeds Five Hundred Dollars ($500) or where an aggregate of similar items exceeds Five Hundred Dollars ($500). All tangible assets and properties which are part of the Assets are in good operating condition and repair and are usable in the ordinary course of business and conform in all material respects; to all applicable Regulations (including Environmental Laws) relating to their use and operation.

                4.6.       Facilities.

                           (a) Actions. Except as set forth on Schedule 4.6 hereto, there are no pending or, to the best knowledge of Seller, threatened condemnation proceedings or other Actions relating to any Facility.

                           (b)      Leases or Other Agreements. Except for
Facility Leases listed on Schedule 4.6, there are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy any Facility, or any real property in connection with the Business or any portion thereof or interest in any such Facility or real property.

                           (c)      Facility Leases and Leased Real Property.
With respect to each Facility Lease, Seller has and will transfer to Buyer at the Closing an unencumbered interest in the Leasehold Estate. Seller enjoys peaceful and undisturbed possession of all the Leased Real Property leased by Seller, and Seller has in all material respects performed all the obligations required to be performed by it through the date hereof.

                           (d)      Certificate of Occupancy. All Facilities
have received all required approvals of governmental authorities (including without limitation Permits and a certificate of occupancy or other similar certificate permitting lawful occupancy of the Facilities) required in connection with the operation thereof and have been operated and maintained in all material respects in accordance with applicable Regulations.

                           (e)      Utilities. All Facilities are supplied with
utilities (including without limitation water, sewage, disposal, electricity, gas and telephone) and other services necessary for the operation of such Facilities as currently operated, and there is no condition which would reasonably be expected to result in the termination of the present access from any Facility to such utility services.

                           (f)      Improvements, Fixtures and Equipment. The
improvements constructed on the Facilities, including without limitation all Leasehold Improvements, and all Fixtures and Equipment and other tangible assets owned, leased or used by Seller at the Facilities are (i) insured to the extent and in a manner customary in the industry, (ii) structurally sound with no known material defects, (iii) in good operating condition and repair, subject to ordinary wear and tear, (iv) not in need of maintenance, repair or correction except for ordinary routine maintenance and repair, the cost of which would not be material, (v) sufficient for the operation of the Business as presently conducted and (vi) in conformity, in all material respects with all applicable Regulations. None of the improvements is subject to any commitment or other arrangement for their sale or use by any affiliate of any Seller or third parties.

                           (g)      No Special Assessment. Seller has received
notice of any special assessment relating to any Facility or any portion thereof and there is no pending or threatened special assessment.

                4.7.       Contracts and Commitments.

                           (a)      Contracts. Schedule 4.7(a) sets forth a
complete and accurate list of all Contracts (excluding Franchise Agreements) relating to the Business, of the following categories:

                                    (i)     Contracts not made in the ordinary
course of business;

                                    (ii)    Employment contracts and severance
agreements, including without limitation Contracts (A) to employ or terminate executive officers or other personnel and other contracts with present or former officers, directors or partners of Company or (B) that will result in the payment by, or the creation of any Liability to pay on behalf of Buyer or Seller any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

                                    (iii)   Labor or union contracts;

                                    (iv)    Distribution, license, technical
assistance, sales, commission, consulting, agency or advertising contracts related to the Assets or the Business;

                                    (v)     Options with respect to any
property, real or personal, whether Seller shall be the grantor or grantee thereunder;

                                    (vi)    Contracts involving future
expenditures or Liabilities, actual or potential;

                                    (vii)   Contracts or commitments
relating to commission arrangements with others;

                                    (viii)  Promissory notes, loans,
agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether Seller shall be the borrower, lender or guarantor thereunder or whereby any Assets are pledged (excluding credit provided by Seller in the ordinary course of business to purchasers of its products);

                                    (ix)    Contracts containing covenants
limiting the freedom of Seller or any of its officers, directors, shareholders or any affiliates of Seller, to engage in any line of business or compete with any person;

                                    (x)     Any Contract with the United States,
state or local government or any agency or department thereof;

                                    (xi)    Leases of real property;

                                    (xii)   Leases of personal property not
cancelable (without Liability) within thirty (30) calendar days.

Seller have delivered to Buyer true, correct and complete copies of all of the Contracts and Leases listed on Schedule 4.7(a), including all amendments and supplements thereto.

                           (b)      Absence of Defaults. All of the Contracts
and Leases to which Seller is a party or by which it or any of the Assets is bound or affected are valid, binding and enforceable in accordance with their terms. Seller has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its material obligations under each of Contracts and Leases. All parties to such Contracts and Leases have complied in all material respects with the provisions thereof, no party is in Default thereunder and no notice of any claim of Default has been given to Seller. Seller has no reason to believe that the products and services called for by any unfinished Contract cannot be supplied in accordance with the terms of such Contract, including time specifications, and has no reason to believe that any unfinished Contract will upon performance by Seller result in a loss to Seller. With respect to any Leases, Seller has not received any notice of cancellation or termination under any option or right reserved to the lessor, or any notice of Default, thereunder.

                           (c)      Product Warranty.  Seller has committed no
act, and there has been no omission, which may result in, and there has been no occurrence which may give rise to, product liability or Liability for breach of warranty (whether covered by insurance or not) on the part of Seller, with respect to services rendered prior to or on the Closing Date.

                           (d)      Leases. Schedule 4.7(a) also contains a
complete and accurate description of the material terms of all Leases described in clauses (xi) and (xii) of Section 4.7(a), including without limitation a general description of the leased property or items, the term, the monthly or annual rent, any and all renewal options, and any requirements for the consent of third parties to assignments thereof.

                4.8.       Permits.

                           (a)      Schedule 4.8 sets forth a complete list of
all Permits used in the operation of the Business or otherwise held by Seller. Seller has, and at all times has had, all Permits required under any Regulation (including Environmental Laws) in the operation of its Business or in the ownership of the Assets, and owns or possesses such Permits free and clear of all Encumbrances. Seller is not in Default, or has received any notice of any claim of Default, with respect to any such Permit. Except as otherwise governed by law, all such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and will not be adversely affected by the completion of the transactions contemplated by this Agreement. No present or former partner, director, officer or employee of Company or any affiliate thereof, or any other person, firm corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any Permit which Company owns, possesses or uses.

                           (b)      Except as disclosed on Schedule 4.8 hereto,
no notice to, declaration, filing or registration with, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Seller in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.

                4.9. No Conflict or Violation. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (a) violate or conflict with any provision of the Articles of Incorporation or Bylaws of the Company, (b) violate, conflict with, or result in or constitute a Default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the Assets under, any of the terms, conditions or provisions of any Contract, Franchise Agreement, Lease or Permit, (i) to which Seller is a party or (ii) by which the Assets are bound,
(c) violate any Regulation or Court Order, (d) impose any Encumbrance on the Assets or the Business, except in the case of each of clauses (a), (b), (c) and
(d) above, for such violations, Defaults, terminations, accelerations or creations of Encumbrances which, in the aggregate would not have a material adverse effect on the Assets, the Business or on the ability of Seller to consummate the transactions contemplated hereby.

                4.10. Financial Statements. Seller has heretofore delivered to Buyer the Financial Statements. The Financial Statements (a) are in accordance with the books and records of the Company, (b) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and (c) fairly and accurately present the consolidated assets, Liabilities (including all reserves) and financial position of the Company as of the respective dates thereof and the consolidated results of operations and changes in cash flows for the periods then ended (subject, in the case of the Interim Financial Statements, to normal year-end adjustments).

                4.11. Books and Records. Company shall give Buyer access to Books and Records and accounts, which accurately and fairly reflect the activities of such Company for the purpose of audits.

                4.12. Litigation. Except as set forth on Schedule 4.12, there are no Actions pending, threatened or, to the best of any Seller's knowledge, anticipated (a) against, related to or affecting (i) Company, the Business or the Assets (including with respect to Environmental Law), (ii) any principal or officers of Company as such, or (iii) any owner of Company in such capacity as an owner/partner of such Company, (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement (c) that involve the risk of criminal liability, or (d) in which Seller is a plaintiff. None of the Assets are subject to the jurisdiction of the Bankruptcy Court. Seller is not in Default with respect to or subject to any Court Order, and there are no unsatisfied judgments against Seller, the Business or the Assets. There is not a reasonable likelihood of an adverse determination of any pending Actions. There are no Court Orders or agreements with, or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate, bind or in any way affect Seller or any Facility or Former Facility.

                4.13. Labor Matters. Company is not a party to any labor agreement with respect to its employees with any labor organization, union, group or association and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice. In the past five years, Company has not experienced any attempt by organized labor or its representatives to make Company conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of Company. There is no labor strike or labor disturbance pending or, to the best of Seller's knowledge, threatened against Seller, nor is any grievance currently being asserted, and in the past Five years Company has not experienced a work stoppage or other labor difficulty. Company is in compliance with all applicable laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours and is not and has not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against Seller pending before the National Labor Relations Board or any other domestic or foreign governmental agency arising out of conduct of the Business, and there are no facts or information which would give rise thereto.

                4.14. Liabilities. Except as set forth on Schedule 4.14 hereto and other than Excluded Liabilities, Company does not have any Liabilities due or to become due, except Liabilities arising in the ordinary course of business under Contracts, Leases, Permits and other business arrangements described in the Disclosure Schedule (and under those Contracts, Leases and Permits which are not required to be disclosed on the Disclosure Schedule) or in accordance with this Agreement (none of which relates to any Default under any Contract or Lease, breach of warranty, tort, infringement or violation of any Regulation or Court Order or arose out of any Action) and none of which, individually or in the aggregate, has or would have a material adverse effect on the Business or the Assets.

                4.15. Compliance with Law. Seller, in the conduct of the Business, has not violated and is in compliance with all Regulations and Court Orders relating to the Assets or the Business or operations of such Seller. No Seller has received notice to the effect that, or otherwise been advised that, it is not in compliance with any such Regulations or Court Orders, and Seller does not have any reason to anticipate that any existing circumstances are likely to result in violations of any of the foregoing. Without limiting the foregoing, there is no accusation or investigation pending against Seller from the ABC.

                4.16. No Brokers. Seller nor any of their respective officers, directors, employees, shareholders or affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Buyer or any of its affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

                4.17. No Other Agreements to Sell the Assets. The Seller or any of its respective officers, directors, shareholders or affiliates have any commitment or legal obligation, absolute or contingent, to any other person or firm other than the Buyer to sell, assign, transfer or effect a sale of any of the Assets (other than inventory in the ordinary course of business), to effect any merger, consolidation, liquidation, dissolution or other reorganization of the Company, or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

                4.18.      Employees.

                           (a)      Seller have previously delivered to Buyer a
schedule which (i) contains a list of all employees of the Company employed in connection with the Business, and their wage rates or salaries, as of the date of this Agreement and (ii) sets forth the dates of employment for such employees. Schedule 4.19 (x) contains a list of all Employee Plans and (y) identifies all employment agreements, including collective bargaining agreements, in effect with respect to any such employees.

                           (b)      With respect to each Employee Plan qualified
under Section 401 or the Code, Seller have made available to Buyer a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service, (ii) the document setting forth the Employee Plan,
(iii) the trust agreement relating to such Employee Plan, (iv) the most recent summary plan description, and (v) the most recent determination letter issued by the Internal Revenue Service.

                           (c)      To the knowledge of Seller, no event has
occurred which has resulted in the creation of any undischarged liability to any Company in connection with any Employee Plan (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.


                4.19.      Tax Matters.

                           (a)      Filing of Tax Returns. The Company (and any
affiliated group of which such Company is now or has been a member) has timely filed with the appropriate taxing authorities all returns (including without limitation information returns and other material information) in respect of Taxes required to be filed through the date hereof and will timely file any such returns required to be filed on or prior to the Closing Date. The returns and other information filed are complete and accurate in all material respects. Except as specified in Schedule 4.20, no Company, nor any group of which Company now or was a member, has requested any extension of time within which to file returns (including without limitation information returns) in respect of any taxes. Company has delivered to Buyer complete and accurate copies of such Company's federal, state and local tax returns for the years 1994 and 1995.

                           (b)      Payment of Taxes. Except as specified in
Schedule 4.20 hereto, all Taxes of Company, in respect of periods beginning before the Closing Date, have been timely paid, or will be timely paid, or an adequate reserve has been established therefor, as set forth in the Disclosure Schedule and the Company does not have any material Liability for Taxes in excess of the amounts so paid or reserves so established.

                           (c)      Audits, Investigations or Claims. Except as
set forth in the Disclosure Schedule, the consolidated federal income tax returns of the Company have been filed with the IRS for all periods to and including those set forth in the Disclosure Schedule, and except to the extent shown therein, no material deficiencies for Taxes, have been claimed, proposed or assessed by any taxing or other governmental authority against each Company. Except as set forth in the Disclosure Schedule, there are no pending or, to the best of Seller's knowledge, threatened audits, investigations or claims for or relating to any material additional Liability in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that in the reasonable judgment of Seller is likely to result in a material additional Liability for Taxes. Except as set forth in the Disclosure Schedule, no extension of a statute of limitations relating to Taxes is in effect with respect to Company.

                           (d)      Lien. Except as specified in Schedule 4.21,
there are no liens for Taxes (other than for current Taxes not yet due and payable) on the Assets.

                           (e)      Safe Harbor Lease Property.  None of the
Assets is property that is required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code.

                           (f)      Security for Tax-Exempt Obligations. None
of the Assets directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

                           (g)      Tax-Exempt Use Property.  None of the Assets
is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                           (h)      Foreign Person.  The Company is not a person
other than a United States person within the meaning of the Code.

                           (i)      No Withholding. The transaction contemplated
herein is not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

                4.20 Insurance. Schedule 4.21 contains a complete and accurate list of all policies or binders of fire, liability, title, worker's compensation, product liability (which list shall be for 3 years) and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided, loss experience history by line of coverage) maintained by Company on the Business, the Assets or its employees. All insurance coverage applicable to any of the Companies, the Business and the Assets is in full force and effect, insures Company in reasonably sufficient amounts against all risks usually insured against by persons operating similar businesses or properties of similar size in the localities where such businesses or properties are located, provides coverage as may be required by applicable Regulation and by any and all Contracts to which Seller is a party and has been issued by insurers of recognized responsibility. There is no Default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion. There are no outstanding unpaid premiums except in the ordinary course of business and no notice of cancellation or nonrenewal of any such coverage has been received. There are no provisions in such insurance policies for retroactive or retrospective premium adjustments, other than adjustments which may arise based on Seller's gross sales. All products liability, general liability and workers' compensation insurance policies maintained by the Company have been occurrence policies and not claims made policies. There are no outstanding performance bonds covering or issued for the benefit of the Company. There are no facts upon which an insurer might be justified in reducing coverage or increasing premiums on existing policies or binders. No insurer has advised Seller that it intends to reduce coverage, increase premiums or fail to renew existing policy or binder.


                4.21. Purchase Commitments and Outstanding Bids. No outstanding purchase or outstanding lease commitment of Company presently is in excess of the normal, ordinary and usual requirements of the Business or was made at any price in excess of the now current market price or contains terms and conditions more onerous than those usual and customary in the Business. There is no outstanding bid, proposal, Contract or unfilled order which relates to the Assets which will or would, if accepted, have a material adverse effect, individually or in the aggregate, on the Business or the Assets or will or would, if accepted, reasonably be expected to result in a net loss to Company.

                4.22. Payments. Seller has not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, client, customer, supplier, government official or other party, in the United States or any other country, which is in any manner related to the Business, Assets or operations of Sellers, which is, or may be with the passage of time or discovery, illegal under any federal, state or local


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



laws of the United States (including without limitation the U.S. Foreign Corrupt Practices Act) or any other country having jurisdiction; Seller has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers, and Seller has at all times done business in an open and ethical manner.

                4.23. Distributors and Suppliers. Schedule 4.25 sets forth a complete and accurate list of the names and addresses, on a collective basis, of the ten largest suppliers of the Business, showing the approximate total purchases in dollars by Seller from each such supplier during such fiscal year. Since January 1,1996, there has been no adverse change in the business relationship of Seller with any distributor or supplier named on Schedule 4.25. Seller has not received any communication from any distributor or supplier named on Schedule 4.25 of any intention to terminate or materially reduce supplies to Seller.

                4.24.      Compliance With Environmental Laws.

                           (a)      Definitions. The following terms, when used
in this Section 4.26, shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

                                    (i)     "Seller". For purposes of this
Section, the term  "Seller" shall include (i) all affiliates of any Company,
(ii) all partnerships, joint ventures and other entities or organizations in which Company was at any time or is a partner, joint venturer, member or participant and (iii) all predecessor or former corporations, partnerships, joint ventures organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by Seller or to which Seller has succeeded.

                                    (ii)    "Release" shall mean and include any
spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Substance, and otherwise as defined in any Environmental Law.

                                    (iii)   "Hazardous Substance" shall mean
any pollutant, contaminant, chemical, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitible or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including, without limitation, any quantity of asbestos in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or byproducts or derivatives, radioactive substance or material, pesticide waste waters, sludges, slag and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Laws.

                                    (iv)    "Environmental Laws" shall mean all
Regulations which regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling or disposal of, or emission, discharge or other release or threatened release of, Hazardous Substances or otherwise dangerous substances, wastes, pollution or materials (whether, gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including without limitation protection of the health and safety of employees. Environmental Laws shall include, without limitation, the Federal Insecticide, Fungicide, Rodenticide Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Hazardous Materials Transportation Act and all analogous or related federal, state or local law, each as amended.

                                    (v)     "Environmental Conditions" means
the introduction into the environment of any pollution, including, without limitation, any contaminant, irritant or pollutant or other Hazardous Substance (whether or not upon any Facility or Former Facility or other property and whether or not such pollution constituted at the time


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



thereof a violation of any Environmental Law as a result of any Release of any kind whatsoever of any Hazardous Substance) as a result of which Seller has or may become liable to any person or by reason of which any Facility, Former Facility or any of the Assets may suffer or be subjected to any lien.

                           (b)      Facilities. The Facilities and all Former
Facilities are, and were at all times when owned, leased or operated by Seller, owned, leased and operated by Seller in compliance with all Environmental Laws and in a manner that will not give rise to any Liability under any Environmental Laws. Without limiting the foregoing, (i) there is not and has not been any Hazardous Substance used, generated, treated, stored, transported, disposed of, handled or otherwise existing on, under, about or emanating from any Facility or any Former Facility which were caused by Seller or any agent or employee thereof, except for quantities of any such Hazardous Substances stored or otherwise held on, under or about any such Facility in full compliance with all Environmental Laws and necessary for the operation of the Business, (ii) Seller has at all times used, generated, treated, stored, transported, disposed of or otherwise handled its Hazardous Substances in compliance with all Environmental Laws and in a manner that will not result in Liability of Seller under any Environmental Law, (iii) there is not now and has not been at any time when Seller owned, leased or operated any Facility or Former Facility, any underground or above-ground storage tank or pipeline at any Facility or Former Facility where the installation, use, maintenance, repair, testing, closure or removal of such tank or pipeline was not in compliance with all Environmental Laws and there has been no Release from or rupture of any such tank or pipeline, including without limitation any Release from or in connection with the filling or emptying of such tank, and
(iv) Seller does not manufacture or distribute any product in the State of California which requires the warning mandated by the California Safe Drinking Water and Toxic Enforcement Act of 1986 ("Proposition 65").

                           (c)      Notice of Violation. Seller has not received
any notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, (i) any Release or threatened Release of any Hazardous Substance at any location, whether at the Facilities, the Former Facilities or otherwise or (ii) an alleged violation of or non-compliance with the conditions of any Permit required under any Environmental Law or the provisions of any Environmental Law. Seller has not received notice of any other claim, demand or Action by any individual or entity alleging any actual or threatened injury or damage to any person, property, natural resource or the environment arising from or relating to any Release or threatened Release of any Hazardous Substances at, on, under, in, to or from any Facilities or Former Facilities, or in connection with any operations or activities of Seller.

                           (d)      Environmental Conditions To the best of
Seller's knowledge, there are no present or past Environmental Conditions in any way relating to the Business or at any Facility or Former Facility.

                           (e)      Environmental Audits or Assessments. True,
complete and correct copies of the written reports, and all parts thereof, including any drafts of such reports if such drafts are in the possession or control of Seller, of all environmental audits or assessments which have been conducted at any Facility or Former Facility within the past five years, either by Seller or any attorney, environmental consultant or engineer engaged by any Seller for such purpose, have been delivered to Buyer and a list of all such reports, audits and assessments and any other similar report, audit or assessment of which Seller has knowledge is included on the Disclosure Schedule.

                           (f)      Releases or Waivers. Seller has not released
any other person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

                           (g)      Notices, Warnings and Records. Seller has
given all notices and warnings, made all reports, and has kept and maintained all records required by and in compliance with all Environmental Laws.

                4.25. Banking Relationships. Schedule 4.25 sets forth a complete and accurate description of all arrangements that each Company has with any banks, savings and loan associations or other financial institutions providing for checking accounts, safe deposit boxes, borrowing arrangements, and certificates of deposit or otherwise, indicating in each case account numbers, if applicable, and the person or persons authorized to act or sign on behalf of such Company in respect of any of the foregoing.


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




                4.26. Material Misstatements Or Omissions. No representation or warranties by Seller in this Agreement, nor any document, exhibit, statement, certificate or schedule heretofore or hereinafter furnished to Buyer pursuant hereto, or in connection with transactions contemplated hereby, including without limitation the Disclosure Schedule, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading, Seller has disclosed all events, conditions and facts materially affecting the Business, and the prospects and financial condition of such Seller.

                                   ARTICLE V.

                      REPRESENTATIONS AND WARRANTIES BUYER

                           Buyer hereby represents and warrants to Seller as
follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

                5.1. Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                5.2. Authorization. Buyer has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and the Ancillary Agreements, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements by Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly approved by the board of directors of Buyer. No other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Buyer and is, and upon execution and delivery of the Ancillary Agreements, will be legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their terms.

                5.3. No Conflict or Violation. Neither the execution, delivery or performance this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof will (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Buyer, (b) violate, conflict with, or result in or constitute a Default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of Buyer's assets under, any of the terms, conditions or provisions of any contract, indebtedness, note, bond, indenture, security or pledge agreement, commitment, license, lease, franchise, permit, agreement, authorization, concession, or other instrument or obligation to which Buyer is a party, (c) violate any Regulation or Court Order, except, in the case of each of clauses (a), (b) and (c) above, for such violations, Defaults, terminations, accelerations or creations of Encumbrances which, in the aggregate, would not have a material adverse effect on the business of Buyer or its ability to consummate the transactions contemplated hereby.

                5.4. Litigation. Except as set forth on Schedule 5.4, there are no Actions pending, threatened or, to the best of Buyer's knowledge, anticipated
(a) against, related to or affecting (i) Buyer, (ii) any officers or directors of Buyer or (iii) any shareholder of Buyer in such shareholder's capacity as a shareholder of Buyer, (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement (c) that involve the risk of criminal liability, or (d) in which Buyer is a plaintiff. Buyer is neither in Default with respect to nor subject to any Court Order, and there are no unsatisfied judgments against Buyer. There is not a reasonable likelihood of an adverse determination of any pending Actions.

                5.5.       Consents and Approvals.  Except as set forth on
Exhibit I hereto, no notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

                5.6. No Brokers. Neither Buyer nor any of its officers, directors, employees, shareholders or affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of any Seller or any of its respective affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.


                                   ARTICLE VI.

                         COVENANTS OF SELLERS AND BUYERS

                           Seller, on the one hand, and Buyer, on the other
hand, each covenant with the other as follows:

                6.1. Further Assurances. Upon the terms and subject to the conditions contained herein, the parties agree, both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the parties agree to use their respective best efforts (A) to obtain all necessary waivers, consents and approvals from other parties to the Contracts and Leases to be assumed by Buyer; provided, however that Buyer shall not be required to make any payments, commence litigation or agree to modifications of the terms thereof in order to obtain any such waivers, consents or approvals, (B) to obtain all necessary Permits as are required to be obtained under any Regulations, (C) to defend all Actions challenging this Agreement or the consummation of the transactions contemplated hereby, (D) to lift or rescind any injunction or restraining order or other Court Order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (E) to give all notices to, and make all registrations and filings with third parties, including without limitation all actions necessary to comply with the procedures of the "Bulk Sales Act" and any submissions of information requested by any governmental authorities, and (F) to fulfill all conditions to this Agreement. Seller and Buyer will commence all action required under this Section 6.1 by a date which is early enough to allow the transactions contemplated hereunder to be consummated by the Closing Date.

                6.2. Consents, Franchisee and Landlord Estoppel Certificates. Sellers shall use their reasonable good faith efforts to obtain all consents, Landlord Estoppel Certificates from each landlord or lessor under each Facility Lease. Buyer shall assist and cooperate with Seller in connection therewith, including the furnishing of any reasonable information regarding Buyer requested by any third party. Seller shall keep Buyer reasonably informed as to their progress with respect to obtaining such consents. Seller acknowledge and agree that no terms or provisions of any Lease or other Contract shall be modified or amended in connection with obtaining the consents without the prior written consent of Buyer, which consent shall not be unreasonably withheld. Seller shall take, or cause to be taken, all actions necessary, proper or advisable to ensure that neither the IRS nor any California taxing authority takes any enforcement or other action against any of the Assets or the Business on account of unpaid Taxes of Seller either prior to or after the Closing.


                6.3.       No Solicitation.

                           (a)      No Solicitation. From the date hereof
through the Closing or the earlier termination of this Agreement, Seller and their Representatives shall not, and shall cause each of their respective or Representatives (including without limitation investment bankers, attorneys and accountants), not to, directly or indirectly, enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with, any corporation, partnership, person or other entity or group, other than Buyer and its Representatives, concerning any sale of all or a portion of the Assets or the Business, or any merger, consolidation, liquidation, dissolution or similar transaction involving the Company (each such transaction being referred to herein as a "Proposed Acquisition Transaction"). Seller shall not, directly or indirectly, through any officer, director, employee, representative, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) or entity relating to any Proposed Acquisition Transaction or participate in any negotiations regarding, or furnish to any other person any information with respect to such Seller for the purposes of, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to seek or effect a Proposed Acquisition Transaction. Seller hereby represents that it is not now engaged in discussions or negotiations with any party other than Buyer with respect to any of the foregoing. Seller shall notify Buyer promptly (orally and in writing) if any such written offer, or any inquiry or contact with any person with respect thereto, is made and shall provide Buyer with a copy of such offer and shall keep Buyer informed on the status of any negotiations regarding such offer. Seller agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which Seller is a party.

                           (b)      Notification  Seller will immediately notify
Buyer if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested with respect to any Proposed Acquisition Transaction and notify Buyer of the terms of any proposal which it may receive in respect of any such Proposed Acquisition Transaction, including without limitation the identity of the prospective purchaser or soliciting party.

                6.4. Notification of Certain Matters. From the date hereof through the Closing, Seller shall give prompt notice to Buyer of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement or in any exhibit or schedule hereto to be untrue or inaccurate in any material respect and (b) any material failure of Seller, or any of its respective affiliates, or of any of its respective Representatives, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any exhibit or schedule hereto; provided, however, that such disclosure shall not he deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. Seller shall promptly notify Buyer of any Default, the threat or commencement of any Action, or any development that occurs before the Closing that could in any way materially affect Seller, the Assets or the Business.


                6.5. Investigation by Buyer

                     From the date hereof through the Closing Date:

                           (a)      Seller shall, and shall cause its officers,
directors, employees and agents to, afford the Representatives of Buyer and its affiliates complete access at all reasonable times to the Assets for the purpose of inspecting the same, and to the officers, employees, agents, attorneys, accountants, properties, Books and Records (one day's notice shall be given by Buyer to Seller for the inspection of such Books and Records) and Contracts of Seller, and shall furnish Buyer and its Representatives all financial, operating and other data and information as Buyer or its affiliates, through their respective Representatives, may reasonably request, including an unaudited statements of income, retained earnings and cash flow for each month from the interim Balance Sheet Date through the Closing Date within fifteen (15) calendar days after the end of each four (4) weeks which financial statements shall (a) be true, correct and complete, (b) be in accordance with the books and records of such Seller and (c) accurately set forth the assets, Liabilities and financial condition, results of operations and other information purported to be set forth therein in accordance with generally accepted accounting principles consistently applied.

                           (b)      (i)     Buyer shall have the right, at its
sole cost and expense to (A) conduct tests of the soil surface or subsurface waters and air quality at, in, on, beneath or about the Leased Real Property, and such other procedures as may be recommended by an independent environmental consultant selected by Buyer (the ("Consultant") based on its reasonable professional judgment, in a manner consistent with good engineering practice,
(B) inspect records, reports, permits, applications, monitoring results, studies, correspondence, data and any other information or documents relevant to environmental conditions or environmental noncompliance, and (C) inspect all buildings and equipment at the Leased Real Property, including without limitation the visual inspection of the Facilities for asbestos- containing construction materials; provided, in each case, such tests and inspections shall be conducted only (1) during regular business hours; and (2) in a manner which will not unduly interfere with the operation of the Business and/or the use of, access to or egress from the Leased Property.

                                    (ii)    Buyer's right to conduct tests,
inspect records and other documents, and visually inspect all buildings and equipment at the Leased Real Property shall also be subject to to the following terms and conditions:
                                            (A)      All testing performed on
Buyer's behalf shall be conducted by the Consultant;

                                            (B)      Seller shall have the right
to accompany the Consultant as it performs testing;

                                            (C)      Except as otherwise
required by law, any information concerning the Leased Real Property gathered by Buyer or the Consultant as the result of, or in connection with, the testing shall be kept confidential in accordance with subsection (D) below and shall not be revealed to, or discussed with, anyone other than

Representatives of Buyer or Representatives of Seller who agrees to comply with the provisions of subsection (D) below; and

                                            (D)      In the event that any
party to this Agreement or any party set forth in subsection (C) above is requested or required to disclose information described in subparagraph (b)(i), Buyer shall provide Seller or Seller shall provide Buyer, as the case may be, with prompt notice of such request so that Seller or Buyer, as the case may be, may seek an appropriate protective order or waiver by the other party's compliance with this Agreement . If, in the absence of a protective order or the receipt of a waiver hereunder, party is nonetheless, in the opinion of its counsel, compelled to disclose such information to any tribunal or else stand liable for contempt or suffer other censure or penalty, such party will furnish only that portion of the information which is legally required and will exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be afforded to the disclosed information. The requirements of this subparagraph shall not apply to information in the public domain or lawfully acquired on a nonconfidential basis from others.

                6.6. Conduct of Business. From the date hereof through the Closing, Sellers shall, except as contemplated by this Agreement, or as consented to by Buyer in writing, operate the Business in the ordinary course of business and substantially in accordance with past practice and will not take any action inconsistent with this Agreement or with the consummation of the Closing. Without limiting the generality of the foregoing, Seller shall not, except as specifically contemplated by this Agreement or as consented to by Buyer in writing;

                           (a)      enter into, extend, materially modify,
terminate or renew any Contract, or Lease, except in the ordinary course of business;

                           (b)      sell, assign, transfer, convey, lease,
mortgage, pledge or otherwise dispose of or encumber any of the Assets, or any interests therein, except in the ordinary course of business;

                           (c)      fail to acquire, produce, maintain or sell
inventory consistent with past business practices of each Company, or fail to have sufficient provisions for food, liquor and supplies to be available on the Closing Date so as to ensure that no interruption in operations will result following the Closing;

                           (d)      incur any Liability for long-term interest
bearing indebtedness, guarantee the obligations of others, indemnify others or, except in the ordinary course of business, incur any other Liability;

                           (f)      (i)     take any action with respect to the
grant of any bonus, severance or termination pay (otherwise than pursuant to policies or agreements of Seller in effect on the date hereof that are described on the Disclosure Schedule) or with respect to any increase of benefits payable under its severance or termination pay policies or agreements in effect on the date hereof or increase in any manner the compensation or fringe benefits of any employee or pay any benefit ot required by any existing Employee Plan or policy;

                                    (ii)    make any change in the key
management structure of Seller, ncluding without limitation the hiring of additional officers or the termination of existing officers;

                                    (iii)   adopt, enter into or amend any
Employee Plan, agreement (including without imitation any collective bargaining or employment agreement), trust, fund or ther arrangement for the benefit or welfare of any employee, except for any such amendment as may be required to comply with applicable Regulations; or

                                    (iv)    fail to maintain all Employee Plans
in accordance with applicable Regulations;

                           (g)      acquire by merger or consolidation with, or
merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of any corporation, partnership, association or other business organization or division thereof;

                           (h)      fail to expend funds for budgeted capital
expenditures or commitments for the benefit of the Business;

                           (i)      willingly allow or permit to be done, any
act by which any of the Insurance Policies may be suspended, impaired or canceled;

                           (j)      (i)     fail to pay its accounts payable
and any debts owed or obligations due to it, or pay or discharge when due any Liabilities, in the ordinary course of business; or

                                    (ii)    fail to collect its accounts
receivable in the ordinary course at business;

                           (k)      fail to maintain the Assets in
substantially their current state of repair, excepting normal wear and tear, or fail to replace consistent with Seller's past practice, inoperable, worn-out or obsolete or destroyed Assets;

                           (l)      make any loans or advances to any
partnership, firm or corporation, or, except for expenses incurred in the ordinary course of business, any individual;

                           (m)      fail to comply with all Regulations
applicable to it, the Assets and the Business;

                           (n)      intentionally do any other act which would
cause any representation or warranty of Seller in this Agreement to be or become untrue in any material respect;

                           (o)      fail to use its best efforts to (i) retain
Seller's employees and (ii) maintain the Business so that such employees will remain available to Buyer on and after the Closing Date, (iii) maintain existing relationships with suppliers, customers and others having business dealings with Seller and (iv) otherwise preserve the goodwill of the Business so that such relationships and goodwill will be preserved on and after the Closing
Date; or;

                           (p)      enter into any agreement, or otherwise
become obligated, to do any action prohibited hereunder.

                6.7.       Employee Matters.

                           (a)      Buyer may extend offers of employment to
those of Seller's employees whom it desires to hire (such employees are hereinafter referred to as the "Rehired Employees"), which offers shall be on terms and conditions which Buyer shall determine in its sole discretion. Notwithstanding the foregoing, nothing in this Agreement shall impose upon Buyer an obligation to hire or offer to hire any of Seller's employees or to interview any of Seller's employees for positions of employment with Buyer. Seller shall terminate the employment of all of the Rehired Employees immediately prior to the Closing and shall pay such Rehired Employees (and all other employees formerly employed in connection with the Business) all amounts due under the Employee Plans (including severance, accrued vacation, and other benefits). Seller shall cooperate with and use its best efforts to assist
Buyer in its efforts to secure satisfactory employment arrangements with the Rehired Employees. Prior to the Closing, Seller shall cooperate with Buyer to assist Buyer in evaluating Seller's employees employed in connection with the Business, including providing Buyer with reasonable access (on a confidential basis) to pertinent employee records. Prior to the Closing, Buyer shall provide notice to Seller of any employees that Buyer does not anticipate employing.

                           (b)      Seller shall be solely responsible for all
of the Employee Plans and all obligations and liabilities thereunder. Buyer shall not assume any of the Employee Plans or any obligation or liability thereunder.

                           (c)      Nothing contained in this Agreement shall
confer upon any Rehired Employee any right with respect to continuance of employment by Buyer, nor shall anything herein interfere with the right of Buyer to terminate the employment of any of the Rehired Employees at any time, with or without cause, or restrict Buyer in the exercise of its independent business judgment in modifying any of the terms and conditions of the employment of the Rehired Employees

                           (d)      No provision of this Agreement shall create
any third party beneficiary rights in any Rehired Employee, any beneficiary or dependents thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to any Rehired Employee by Buyer or under any benefit plan which Buyer may maintain.

                           (e)      After the Closing Date, Seller shall not,
directly or indirectly, hire or offer employment to or seek to hire or offer employment to any Rehired Employee or any other employee of Buyer or any successor or affiliate of Buyer which is engaged in the Business, unless Buyer first terminates the employment of such employee or gives its written consent to such employment or offer of employment.


                                  ARTICLE VII.

                       CONDITIONS TO SELLER'S OBLIGATIONS

                  The obligations of Seller to consummate the transactions provided for hereby are subject, in the discretion of Seller, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller:

                7.1. Representations, Warranties and Covenants. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Buyer shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

                7.2. No Actions or Court Orders. No Action by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage Buyer, the Assets or the Business materially if the transactions contemplated hereby are consummated, including without limitation any material adverse effect on the right or ability of Buyer to own, operate, possess or transfer the Assets after the Closing. There shall not be any Regulation or Court Order that makes the purchase and sale of the Business or the Assets contemplated hereby illegal or otherwise prohibited.

                7.3.       Certifies and confirm that:

                           (a)      Incorporation. Buyer is a corporation duly
incorporated, validly existing and in good standing under the laws of the State of Delaware.


                           (b)      Corporate Power and Authority. Buyer has the
necessary corporate power and authority to enter into this Agreement and the Debt Agreements and to consummate the transactions contemplated hereby and thereby;

                           (c)      Corporate Action and Enforceability. The
execution, delivery and performance of this Agreement and the Debt
Agreements by Buyer have been duly authorized by all necessary corporate action of Buyer, and this Agreement and the Debt Agreements have been duly executed and delivered by Buyer, and constitute legally valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity), (ii) limitations imposed by federal or state law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies, or (iii) other customary limitations reasonably satisfactory to Seller.

                           (d)      No Breach of Contracts. Neither the
execution and delivery of this Agreement or the Debt Agreements by Buyer nor the consummation of the transactions contemplated hereby or thereby will (i) violate the Certificate of Incorporation or Bylaws of Buyer or (ii) the actual knowledge of such counsel, violate any Court Order applicable to Buyer.


                7.4. Certificates. Buyer shall furnish Seller with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by Seller.

                7.5.       Corporate Documents.   Seller shall have received
from Buyer resolutions adopted by the board of directors of Buyer approving this Agreement, the Ancillary Agreements and the transactions contemplated hereby or thereby, certified by Buyer's corporate secretary.

                7.6. Assumption Document. Buyer shall have executed and delivered the Assumption Document.

                7.7. Ancillary Agreements. Buyer shall have executed and delivered the Ancillary Agreements to which Buyer is a party.


                                  ARTICLE VIII.

                        CONDITIONS TO BUYER'S OBLIGATIONS

                  The obligations of Buyer to consummate the transactions provided for hereby are subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer:

                8.1. Representations, Warranties and Covenants. All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Seller shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by them prior to or on the Closing Date.

                8.2. Consents: Regulatory Compliance and Approval. All Permits, consents, approvals and waivers from governmental authorities and other parties necessary to the consummation of the transactions contemplated hereby and for the operation of the Business by Buyer (including, without limitation, the Temporary Liquor Permits and all required third party consents to the assignment of the Leases and Contracts to be assumed by Buyer) shall have been obtained. Buyer shall be satisfied that all approvals required under any Regulations to carry out the transactions contemplated by this Agreement shall have been obtained and that the parties shall have complied with all Regulations applicable to the Acquisition.

                8.3. No Actions or Court Orders. No Action by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage Buyer, the Assets or the Business materially if the transactions contemplated hereby are consummated, including without limitation any material adverse effect on the right or ability of Buyer to own, operate, possess or transfer the Assets after the Closing. Without limiting the generality of the foregoing, Buyer shall be satisfied that neither the IRS nor any California taxing authority has taken or will take any enforcement or other action against or with respect to any of the Assets on account of any unpaid Taxes of Seller. There shall not be any Regulation or Court Order that makes the purchase and sale of the Business or the Assets contemplated hereby illegal or otherwise prohibited.

                8.4.       Seller certifies and confirm that:

                           (a)      Incorporation.  Company is a proprietorship
validly existing and in good standing under the laws of the State of California;

                           (b)      Power and Authority. Seller/Company has the
necessary power and authority to enter into this Agreement and the Debt Agreements and to consummate the transactions contemplated hereby and thereby; and the Company has the necessary power and authority to own, lease and operate the Assets and other properties and to conduct the Business as presently conducted;

                           (c)      Action and Enforceability. The execution,
delivery and performance of this Agreement and the Debt Agreements by the Company have been duly authorized by all necessary action of the Company, and this Agreement and the Debt Agreements have been duly executed and delivered by the Seller, and no other approval from the Company is required in connection therewith or, if required, such approval has been duly obtained the Company and this Agreement and each Debt Agreement constitute legally valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity), (ii) limitations imposed by federal or state law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies, or (iii) other customary limitations reasonably satisfactory to Buyer's counsel;

                           (d)      No Breach of Contracts. Neither the
execution and delivery of this Agreement or the Debt Agreements by Seller nor the consummation of the transactions contemplated hereby or thereby will (i) violate the procedure of Company, (ii) violate any Court Order applicable to Seller;

                           (e)      Transfer and Assignment. The documents to be
delivered by Seller at the Closing to effect the transfer and assignment to Buyer of all rights, title and interest of Seller in and to the Assets are effective to do so, subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and equitable principles (whether considered in an action at law or in equity), (ii) limitations imposed by federal or state law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies, or (iii) other customary limitations reasonably satisfactory to Buyer.

                8.5. Certificates. Seller shall have furnished Buyer with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by Buyer.

                8.6. Material Changes. Since August 10, 1996, there shall not have been any material adverse change with respect to the Business or the Assets.

                8.7. Due Diligence Review. Buyer and its Representatives shall have conducted a due diligence review of Seller's Books and Records, Financial Statements, and other records and accounts of the Business, and in the sole discretion of Buyer, Buyer shall be satisfied on the basis of such review that there has been no breach of the representations and warranties or the pre-closing covenants of Seller made pursuant to this Agreement. Such review shall have no effect whatsoever on the Liability of Seller to Buyer under this Agreement or otherwise for breach of any representations, warranties, or covenants of Seller hereunder.

                8.8. Conveyancing Documents; Release of Encumbrances. Seller shall have executed and delivered each of the documents described in Section 3.2 hereof so as to effect the transfer and assignment to Buyer of all right, title and interest in and to the Assets and Seller shall have filed (where necessary) and delivered to Buyer all documents necessary to release the Assets from all Encumbrances (other than Permitted Encumbrances), which documents shall be in a form reasonably satisfactory to Buyer.

                8.9. Permits. Buyer shall have obtained or been granted the right to use all Permits necessary to its operation of the Business including the Temporary Liquor Permits, but excluding the Liquor Licenses.

                8.10. Other Agreements. Seller shall have executed and delivered the Ancillary Agreements in the forms attached as exhibits hereto. Buyer shall have entered into such employment and non-competition agreements or arrangements with such Rehired Employees as Buyer deems necessary or appropriate for the continued operation of the Business, on such terms as may be mutually agreeable to Buyer and such parties, and such employment agreements shall be in full force and effect as of the Closing.

                8.11. Landlord Eptoppel Certificates. Seller shall have delivered to Buyer a Landlord Estoppel Certificate from each landlord or lessor for all Facility Leases as of the Closing Date.

                8.12. Bulk Sales. Seller and Buyer shall comply with the procedures of the "Bulk Sales Act" or similar law of any or all of the states in which the Assets are situated or of any other state which may be asserted to be applicable to the transactions contemplated hereby, including without limitation any notice required in compliance with Division 6 of the California Commercial Code. Seller shall furnish Buyer and Escrow Holder with the information necessary to prepare such notice, including without limitation all names and business addresses used by it within the last three (3) years and the location of all the Assets to be transferred under this Agreement, at least fifteen (15) days before the Closing Date.


                                   ARTICLE IX

                      RISK OF LOSS; CONSENTS TO ASSIGNMENT

                9.1. Risk of Loss. From the date hereof through the Closing Date, all risk of loss or damage to the property included in the Assets shall be borne by Seller, and thereafter shall be borne by Buyer. If any portion of the Assets is destroyed or damaged by fire or any other cause on or prior to the Closing Date, other than use, wear or loss in the ordinary course of business, Seller shall give written notice to Buyer as soon as practicable after, but in any event within five (5) calendar days of, discovery of such damage or destruction, the amount of insurance, if any, covering such Assets and the amount, if which any Seller is otherwise entitled to receive as a consequence. Prior to the Closing Buyer shall have the option, which shall be exercised by written notice to Seller within ten (10) calendar days after receipt of Seller notice or if there is not ten (10) calendar days prior to the Closing Date, as soon as practicable prior to the Closing Date, of (a) accepting such Assets in their destroyed or damaged condition in which event Buyer shall be entitled to the proceeds of any insurance or other proceeds payable with respect to such loss and to such indemnification for any uninsured portion of such loss pursuant to Section 10.3, and the full Purchase Price shall be paid for such Assets, (b)


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



excluding such Assets from this Agreement, in which event the Purchase Price shall be reduced by the amount allocated to such Assets, as mutually agreed between the parties or (c) terminating this Agreement in accordance with Section
11.1. If Buyer accepts such Assets, then after the Closing, any insurance or other proceeds shall belong, and shall be assigned to, Buyer without any reduction in the Purchase Price; otherwise, such insurance proceeds shall belong to Seller.

                9.2. Consents to Assignment. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contract, Lease, Permit or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a Default thereof or in any way adversely affect the rights of Buyer thereunder. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights thereunder so that Buyer would not receive all such rights, Seller will cooperate with Buyer, in all reasonable respects, to provide to Buyer the benefits under any such Contract, Lease, Franchise Agreement, Permit or any claim or right, including without limitation enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereto arising out of the Default or cancellation by such third party or otherwise. Nothing in this Section 9.2 shall affect Buyer's right to terminate this Agreement under Sections 8.2 and 11.1 in the event that any consent or approval to the transfer of any Asset is not obtained.

                9.3. Facility Lease Consents. With respect to any Facility Lease, if Seller has not obtained any required consents by the Closing Date, or the lessor has given any notice of intention either to terminate or exercise a right of first refusal or has commenced or threatened to commence litigation to enjoin such assignment or to terminate such Facility Lease, the following provisions shall apply:

                           (a)      Facility Lease - Reasonable Consent. As to
any Facility Lease requiring that the lessor or other party shall not unreasonably withhold its consent to Seller's assignment, Buyer shall have the right, to be exercised on or before the Closing Date by giving written notice to Seller, either (i) to terminate this Agreement with respect to the Facility affected by such Facility Lease (including, at the option of Buyer, the sale of all or a portion of the Assets relating to such Facility), in which case the Purchase Price shall be reduced by the amount allocated to such Facility and the related Assets or (ii) to proceed to Closing with respect to such Facility.

                           (b)      Indemnification. Subject to the limitations
as set forth in Section 10.3(a), Seller hereby agrees (i) to defend, indemnify and hold Buyer harmless from and against any and all losses, damages, Liabilities, costs and expenses (including without limitation reasonable attorneys' fees) of any type whatsoever suffered by Buyer by reason of the attempted assignment of such Facility Lease to Buyer, and (ii) if any of the above events result in a final cancellation or nullification of the applicable Facility Lease or the attempted assignment from Seller to Buyer of such Facility Lease, then Seller shall repurchase, within thirty (30) calendar days after such cancellation or nullification, the Facility affected by such Facility Lease (together with, at Buyer's option, all or a portion of the Assets relating to such Facility) for a purchase price in an amount equal to the portion of the Purchase Price allocated to such Facility and the related Assets plus the costs of the then current Inventory relating to the operations conducted in such Facility.

                           (c)      Facility Lease - Consent Required.  As to
any Facility Lease requiring consent, but without a reasonableness standard, either Buyer or Seller may so terminate this Agreement with respect to the Facility covered by such Facility Lease, and, at the option of Buyer, the Purchase Price shall be reduced as provided in the preceding subsection.

                           (d)      Subleases.  The parties acknowledge and
agree that some of the Facility Leases may provide that, although the Facility Lease may not be assigned by Seller without the written consent of the Consenting Party, Seller may sublet the property covered by such Facility Lease without such consent. If any Consenting Party refuses to give its written consent to an assignment of such Facility Lease, or conditions its consent on terms unacceptable to Seller or Buyer, then in lieu of assigning such Facility Lease to Buyer, and with no adjustment in the


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



Purchase Price, Seller shall sublet the Facility to Buyer on the same terms and conditions (including rental and other payments) that are contained in the existing Facility Lease, for the balance of the term thereof less one day.


                                   ARTICLE X.

                           ACTIONS BY SELLER AND BUYER
                                AFTER THE CLOSING

                10.1.      Books and Records: Tax Matters.

                           (a)      Books and Records. Each party agrees that
it will cooperate with and make available to the other party, during normal business hours, all Books and Records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing which are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose. The party requesting any such Books and Records, information or employees shall bear all of the out-of-pocket costs and expenses (including without limitation attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or employees.

                           (b)      Cooperation and Records Retention. Seller
and Buyer shall (i) each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to Liability for Taxes, (ii) each retain and provide the other with any records or other information that may be relevant to such return, audit or examination proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any tax return of the other for any period. Without limiting the generality of the foregoing, Buyer and Seller shall each retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all tax returns, supporting work schedules, and other records or information that may be relevant to such returns for all tax periods or portions thereof ending on or before the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.

                           (c)      Payment of Liabilities. Following the
Closing Date and prior to Seller receiving any portion of the Purchase Price from the Escrow, Seller shall pay through the Escrow all of the debts and Liabilities of Seller relating to the Business pursuant to the Escrow Agreement, including any Liability for Taxes, other than Assumed Liabilities.

                10.2. Survival of Representations Etc. All of the representations, warranties, covenants and agreements made by each party in this Agreement or in any attachment, Exhibit, the Disclosure Schedule, certificate, document or list delivered by any such party pursuant hereto shall survive the Closing for a period of (and claims based upon or arising out of such representations, warranties, covenants and agreements may be asserted at any time before the date which shall be) two (2) years following the Closing (except with respect to the representations and warranties set forth in Sections 4.18, 4.19, and 4.24 which shall survive until the expiration of the applicable statute of limitations (with extensions) with respect to the matters addressed in such sections). Each party hereto shall be entitled to rely upon the representations and warranties of the other party set forth in this Agreement. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any Claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

                10.3.      Indemnifications.



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



                           (a)      By Seller. Seller shall, jointly and
severally, indemnify, save and hold harmless Buyer, its affiliates and its Representatives, from and against any and all costs, losses
(including without limitation diminution in value), Taxes, Liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), including without limitation interest, penalties, costs of mitigation, losses in connection with any Environmental Law (including without limitation any clean-up or remedial action), lost profits and other losses resulting from any shutdown or curtailment of operations, damages to the environment, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (herein, "Damages"), incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty or the inaccuracy of any representation, made by Seller in or pursuant to this Agreement; (ii) any breach of any covenant or agreement made by Seller in or pursuant to this Agreement; (iii) any Excluded Liability or (iv) any Liability imposed upon Buyer by reason of Buyer's status as transferee of the Business or the Assets.

                  The term "Damages" as used in this Section 10.3 is not limited to matters asserted by third parties against Seller or Buyer, but includes Damages incurred or sustained by Seller or Buyer in the absence of third party claims. Payments by Buyer of amounts for which Buyer is indemnified hereunder, and payments by Seller of amounts for which such Seller is indemnified, shall not be a condition precedent to recovery. Seller's obligation to indemnify Buyer, and Buyer's obligation to indemnity Seller, shall not limit any other rights, including without limitation rights of contribution which either party may have under statute or common law. Notwithstanding the foregoing, Seller shall in no circumstances be liable for Damages or any other liability under this Agreement for any amounts aggregating more than the amount of the Purchase Price.

                           (b)      By Buyer. Buyer shall indemnify and
save and hold harmless Seller, its affiliates and subsidiaries, and its Representatives from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty or the inaccuracy of any representation, made by Buyer in or pursuant to this Agreement; (ii) any breach of any covenant or agreement made by Buyer in or pursuant to this Agreement; or
(iii) from and after the Closing, any Assumed Liability.

                           (c)      Cooperation. The indemnified party shall
cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

                           (d)      Defense of Claims. If a claim for Damages
(a "Claim") is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall, subject to Section 10.2, give written notice (a
"Claim Notice") to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this
Section 10.3. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same unless the named parties to such action or proceeding include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, in which event the indemnified party shall be entitled, at the indemnifying party's cost, risk and expense, to separate counsel of its own choosing, and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the


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



written consent of the indemnified party, such consent not to be unreasonably withheld. If the indemnifying party fails to assume the defense of such claim within fifteen (15) calendar days after receipt of the Claim Notice, the indemnified party against which such claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party; provided, however, that such Claim shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the indemnified party assumes the defense of the claim, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 10.3 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or judgment.

                           (e)      Seller's Right of Offset. Anything in this
Agreement to the contrary notwithstanding, Seller may elect to pay to Buyer any amount as to which Seller is obligated to indemnify Buyer pursuant to any provision of this Section 10.3, up to the aggregate principal balances of the Note, then outstanding, by means of a reduction in the then outstanding balance of such Note in the amount so designated by Seller (the "Offset Amount"). Following delivery by Seller to Buyer of notice of Seller's election to utilize such offset, the outstanding principal balance of the Note shall be decreased in an amount equal to the Offset Amount. The exercise by Seller of such offset rights shall not eliminate any indemnification obligations of Seller to Buyer in excess of the Offset Amount.

                           (f)      Product and Warranty Liability.
The provisions of this Section 10.3 shall cover, without limitation, all Liabilities of whatsoever kind, nature or description relating, directly or indirectly, to product liability, litigation or claims against Buyer or Seller in connection with, arising out of, or relating to products sold from the Facilities by Buyer or Seller.

                           (g)      Broker and Finders. Pursuant to the
provisions of this Section 10.3, Buyer and Seller shall each indemnify, hold harmless and defend the other party from the payment of any and all broker's and finder's expenses, commissions, fees or other forms of compensation which may be due or payable from or by the indemnifying party, or may have been earned by any third party acting on behalf of the indemnifying party In connection with the negotiation and execution hereof and the consummation of the transactions contemplated hereby.

                           (h)      Representatives. No individual
Representative of any party shall be personally liable for any Damages under the provisions contained in this Section 10.3. Nothing herein shall relieve either party of any Liability to make any payment expressly required to be made by such party pursuant to this Agreement.

                           (i)      Failure to Close. Notwithstanding the
provisions of this Section 10.3, in the event the Closing does not take place, the sole and exclusive remedy for both parties shall be as set forth under clause (iii) of Section 11.1(b) of this Agreement.

                10.4. Bulk Sales. Seller and Buyer shall comply with the procedures of the "Bulk Sales Act" or similar law of any or all of the states in which the Assets are situated or of any other state which may be asserted to be applicable to the transactions contemplated hereby. Seller hereby agree that the indemnity provisions of Section 10.3 hereof shall apply to any Damages of Buyer arising out of or resulting from the failure of any Seller or Buyer to comply with any such laws.

                10.5. Name and Name Change. Seller hereby grant to Buyer, effective as of the Closing Date, the right to use the names "Texas Loosey's," "Texas Loosey's Chili Parlor and Saloon," "Texas Tested Tried and Trusted" and any and all variations thereof for any lawful business or other lawful purpose whatsoever, and Seller shall have no right whatsoever to such names.



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



                10.6. Return of Liquor License. Following any event of default by Buyer under the Security agreement which is not cured by Buyer within any applicable grace period, Buyer shall cooperate with Seller, and shall at the request of Seller execute and deliver such documents and releases as may be required or necessary in order to transfer the Liquor Licenses (or any subsequent liquor license issued to Buyer with respect to the Business) to Seller and to enable Seller to utilize such liquor licenses in the operation of the Business by Seller following the exercise by Sellers of any remedies of Seller available to them under the Security Agreement.





                                   ARTICLE XI.

                                  MISCELLANEOUS

                11.1.      Termination.

                           (a)      Termination. This Agreement may be
terminated at any time prior to Closing:

                                    (i)     By mutual written consent of Buyer
                                            and Seller;

                                    (ii)    By Buyer or Seller if the Closing
shall not have occurred on or before thirty (30) days after the date hereof; provided however, that this provision shall not be available to Buyer if Seller has the right to terminate this Agreement under clause (iv) of this Section 11.1(a), and this provision shall not be available to Seller if Buyer has the right to terminate this Agreement under clause (iii) of this Section 11.1(a);

                                    (iii)   By Buyer if there is a material
breach of any representation or warranty set forth in Article IV hereof or any covenant or agreement to be complied with or performed by Seller pursuant to the terms of this Agreement or the failure of a condition set forth in
Article VIII to be satisfied (and such condition is not waived in writing by Buyer) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article VIII to be satisfied on or prior to the Closing Date, provided that Buyer may not terminate this Agreement prior to the Closing if Seller has not had an adequate opportunity to cure such failure; or

                                    (iv)    By Seller if there is a material
breach of any representation or warranty set forth in Article V hereof or of any covenant or agreement to be complied with or performed by Buyer pursuant to the terms of this Agreement or the failure of a condition set forth in Article VII to be satisfied (and such condition is not waived in writing by Sellers) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article VII to be satisfied on or prior to the Closing Date provided that, Seller may not terminate this Agreement prior to the Closing Date if Buyer has not had an adequate opportunity to cure such failure.

                           (b)      In the Event of Termination. In the event
of termination of this Agreement:

                                    (i)     Each party will redeliver all
documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

                                    (ii)    The provisions of Section 11.11
(relating to confidentiality) shall continue in full force and effect; and

                                    (iii)   If this Agreement is terminated
pursuant to clause (iii) of Section 11.1(a), Seller agrees to pay Buyer's expenses in connection with the due diligence, audit of Business, legal work, and financing expenses for this transaction up to a maximum reimbursement of Twenty Thousand Dollars ($20,000); if this Agreement


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



is terminated pursuant to clause (iv) of Section 11.1(a), Buyer agrees to pay Seller's expenses in connection with any legal work for this transaction up to a maximum reimbursement of Five Thousand Dollars ($5,000). The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

                11.2. Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties; except that Buyer may, without such consent, assign all such rights and obligations to a wholly-owned subsidiary (or a partnership controlled by Buyer) or subsidiaries of Buyer or to a successor in interest to Buyer which shall assume all obligations and Liabilities of Buyer under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

                11 3. Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g.. FED EX); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

                  If to Seller, addressed to;

                          Mr. & Mrs. Kent & Jenny Andersen
                          205 Bathurst Rd.
                          Riverside, California 92592

                  If to Buyer, addressed to:

                          Texas Loosey's Steakhouse & Saloon, Inc.
                          1752 Clement Street
                          San Francisco, California, 94121
                          Attention:  Hiram J. Woo



or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

                11.4. Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California (without reference to the choice of law provisions of California law), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

                11.5. Entire Agreement Amendments and Waivers. This Agreement, the Ancillary Agreements, together with all exhibits and schedules hereto and thereto (including the Disclosure Schedule), constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, including without limitation all letters of intent and agreements in principle. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.


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




                11.6. Entire Agreement; Amendments and Waivers. This Agreement, the Ancillary agreements, together shall constitute one and the same instrument.

                11.7. Expenses. Except as otherwise specified in this Agreement, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

                11.8. Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

                11.9. Titles: Gender. The titles, captions or headings of the Articles and Sections herein, and the use of a particular gender, are for convenience of reference only and are not intended to be a part of or to affect or restrict the meaning or interpretation of this Agreement.

                11.10. Publicity. Neither Buyer nor the Seller, nor any of their affiliates, shall make any public announcements prior to the Closing (including, without limitation, any announcement to any employees, customers or suppliers) in respect of this Agreement or otherwise communicate with any news media, except as the parties may mutually agree. Seller shall, and shall cause its attorneys, accountants and other representatives to, cooperate with Buyer and its affiliates in providing required disclosure pursuant to the federal securities laws, including in connection with any registration statements of Buyer or its affiliates.

                11.11.     Confidential Information.

                           (a)      No Disclosure. The parties acknowledge that
the transaction described herein is of a confidential nature and shall not be disclosed except to consultants, advisors and affiliates, or as required by law, until such time as the parties make a public announcement regarding the transaction as provided in Section 11.10.

                           (b)      Preservation of Confidentiality. In
connection with the negotiation of this Agreement, the preparation for the consummation of the transactions contemplated hereby, and the performance of obligations hereunder, Buyer acknowledges that it will have access to confidential information relating to Seller, including technical, manufacturing or marketing or financial information, ideas, recipes, formulas, methods, developments, inventions, improvements, business plans, trade secrets, scientific or statistical data, diagrams, drawings, specifications or other proprietary information relating thereto, together with all analyses, compilations, studies or other documents, records or data prepared by Seller or Buyer or their respective Representatives which contain or otherwise reflect or are generated from such information ("Confidential Information"). The term "Confidential Information" does not include information received by Buyer in connection with the transactions contemplated hereby which (i) is or becomes generally available to the public other than as a result of a disclosure by Buyer or its Representatives, (ii) was within Buyer's possession prior to its being furnished to Buyer by or on behalf of Seller in connection with the transactions contemplated hereby, provided that the source of such information was not known by Buyer to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to Seller or any other Person with respect to such information or (iii) becomes available to Buyer on a non-confidential basis from a source other than Seller or any of their respective Representatives, provided that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to Seller or any other Person with respect to such information.

                           (c)      Buyer shall treat all Confidential
Information as confidential, preserve the confidentiality thereof and not disclose any Confidential Information, except to its Representatives and Affiliates who need to know such Confidential Information in connection with the transactions contemplated hereby. Buyer shall use all reasonable efforts to cause its Representatives to treat all Confidential Information as confidential, preserve the


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



confidentiality thereof and not disclose any Confidential Information. Buyer shall be responsible for any breach of this Agreement by any of its Representatives. If, however, Confidential Information is disclosed, Buyer shall immediately notify Seller in writing and take all reasonable steps required to prevent further disclosure.

                           (d)      Until the Closing or the termination of this
Agreement, all Confidential Information shall remain the property of the party who originally possessed such information. In the event of the termination of this Agreement for any reason whatsoever, Buyer shall, and shall cause its Representatives to, return to Seller all Confidential Information (including all copies, summaries and extracts thereof) furnished to Buyer by Seller in connection with the transactions contemplated hereby.

                           (e)      If Buyer or any of its Representatives or
Affiliates is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) or is required by operation of law to disclose any Confidential Information, Buyer shall provide Seller with prompt written notice of such request or requirement, which notice shall, if practicable, be at least 48 hours prior to making such disclosure, so that Seller may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of such a waiver, Buyer or any of its Representatives are nonetheless, in the opinion of counsel, legally compelled to disclose Confidential Information, then Buyer may disclose that portion of the Confidential Information which such counsel advises is legally required to be disclosed provided that Buyer uses its reasonable efforts to preserve the confidentiality of the Confidential Information, whereupon such disclosure shall not constitute a breach of this Agreement.

                11.12. Cumulative Remedies. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

                11.13.     Service of Process, Consent to Jurisdiction.

                           (a)      Service of Process. Each parties hereto
irrevocably consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party's address set forth herein, or by any other method provided or permitted under California law.

                           (b)      Consent and Jurisdiction. Each party hereto
irrevocably and unconditionally (1) agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought in the United States District Court for the Central District of California or, if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the County of Orange, California; (2) consents to the jurisdiction or any such court in any such suit, action or proceeding; and
(3) waives any objection which such party way have to the laying of venue of any such suit, action or proceeding in any such court.

                11.14. Arbitration. Notwithstanding anything herein to the contrary, in the event that there shall be a dispute among the parties arising out of or relating to this Agreement, including without limitation the indemnities provided in Article X, or the breach thereof, the parties agree that such dispute shall be resolved by final and binding arbitration in Orange County, California, administered by three (3) arbitrators, one to be selected directly by each party and the third arbitrator to be selected by the two arbitrators so chosen. Such arbitration proceeding shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect or such other procedures as the parties may agree to prior to the Closing. Depositions may be taken and other discovery may be obtained during such arbitration proceedings to the same extent as authorized in civil judicial proceedings. Any award issued as a result of such arbitration shall be final and binding between the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The fees and expenses of such arbitration (including reasonable attorneys' fees) or any action to enforce an arbitration award shall be paid by the party that does not prevail in such arbitration.

                11.15. Attorneys' Fees. If any party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

                11.16. Nature of Obligations. The obligations of Seller under this Agreement shall be joint and several.

                           IN WITNESS WHEREOF, the parties hereto have caused
this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

                           "BUYER"

                           TEXAS LOOSEY'S STEAKHOUSE & SALOON, INC.
                           a Delaware corporation

                           By __________________________________________
                                     Richard M. Lee, Chairman and
                                        Chief Executive Officer

                           "SELLERS"

                           By ___________________________________________
                                       Kent Andersen, Proprietor

                           By ___________________________________________
                                      Jenny Andersen, Proprietor

                                                                 EXHIBIT 10.14

JEAN ALLEN ESCROW CO., INC.         ESCROW NO. 7794.
4012 KATELLA AVENUE, SUITE #103                -------------------
LOS ALAMOS, CALIFORNIA 90720        ESCROW OFFICER CHERI L. PARKS.
TELEPHONE (310) 799-3344                           ---------------
FACSIMILE (310) 799-3345            DATE OCTOBER 31, 1996
                                         -----------------

            --SALE OF BUSINESS ESCROW INSTRUCTIONS\PAGE ONE--

This agreement made this 31st DAY OF OCTOBER, 1996, Between KENT E. ANDERSEN AND JENNY A. ANDERSEN whose mailing address is: 205 BATHURST ROAD, RIVERSIDE, CA 92506 hereinafter known and designated as the Sellers, and

TEXAS LOOSEY'S STEAKHOUSE AND SALOON, INC., A DELAWARE CORPORATION whose mailing address is 1752 CLEMENT ST., SAN FRANCISCO, CA 94121 hereinafter known and designated as the Buyers.

WITNESSETH:

   Whereas the Sellers are the owners of the RESTAURANT businesses known as:
"TEXAS LOOSEY'S OF RIVERSIDE" located at: 151 E. ALESSANDRO, RIVERSIDE, CALIFORNIA 92508 "TEXAS LOOSEY'S OF NORCO" located at: 1825 HAMNER AVENUE, SPACE A-E, NORCO, CALIFORNIA 91760

   And whereas, the Sellers agree to sell and the Buyers agree to purchase the said businesses from the Sellers on the following terms and conditions:

1. Purchase price of Assets related to the                $563,177.00
"TEXAS LOOSEY'S RESTAURANTS" pursuant to that certain ASSET PURCHASE AGREEMENT DATED 9-23-96 between the parties hereto.

Inventory of Merchandise--priced at current               $ NONE
wholesale prices.

   Total Purchase Price                                   $563,177.00

Buyers Deposit in Escrow upon execution of these          $ 22,000.00
Escrow Instructions $5,000.00 and Buyers agree to deposit an additional $17,000.00 cash plus closing costs into escrow upon demand by escrow holders prior to the transfer of the liquor licenses involved in this transaction.

Assume SBA Loan in favor of WELLS FARGO BANK              $136,226.25--approx.
in full compliance with Section 24074 of the Business and Professions Code of the State of California

Assume SBA Loan in favor of BAY CITIES NATIONAL           $237,302.71--approx.
BANKD in full compliance with Section 24074 of the Business and Professions Code of the State of California.

Cancellation of Two Notes and Security Agreements         $127,907.00
held by Buyer which were originally in favor of RIVER-DIEGO INVESTMENT CORP. in full compliance with Section 24074 of the Business and Professions Code of the State of California.

Promissory Note and Security Agreement--In                $ 39,741.04--approx.
favor of Sellers.

                             --PAGE TWO--

This Escrow shall close on the 30TH day of DECEMBER, 1996 or after when permanent ON-SALE GENERAL LIQUOR LICENSE NO. 47-282905 AND ON-SALE GENERAL LIQUOR LICENSE NO. 47-241658 have been transferred into the names of the within-named Buyers according to the rules and regulations of the Department of Alcoholic Beverage Control Board; and the parties agree to do all things necessary to close said Escrow on the above date.

2. The Sellers agree to transfer to the Buyers the aforementioned valid ON-SALE GENERAL LIQUOR LICENSES to the licensed premises.

3. The parties hereto agree to pay all Escrow Charges including but not limited to Chattel Searches and Publication Costs on a basis of 50% PLUS SELLERS' FEES OVER $750.00 from the Buyers and 50% from the Sellers UPTO A MAXIMUM OF $750.00

4. No inventory of merchandise shall be included in the selling and purchase price.

5. Possession of premises shall be granted the Buyers as of actual date TEMPORARY ON-SALE GENERAL LIQUOR LICENSES have been issued to the within-named Buyers according to the rules and regulations of the Department of Alcoholic Beverage Control Board provided that all funds have been deposited into escrow as required under Paragraph No. 1.

6. WITH THE EXCEPTION OF THE PRO RATIONS FOR THE PERSONAL PROPERTY TAXES AND REAL PROPERTY TAXES AND INTEREST ON THE SBA LOANS BEING ASSUMED, you as escrow holders are authorized and instructed NOT TO MAKE ANY PRO RATIONS through this escrow transaction, and the Parties agree that any PRO RATIONS necessary shall be handled OUTSIDE OF ESCROW pursuant to the terms and conditions of the ASSET PURCHASE AGREEMENT DATED SEPTEMBER 23, 1996.

You as escrow holders are authorized and instructed to ADJUST the INTEREST on the Promissory Note and Security Agreement reflected in Paragraph No. 1 herein to the actual date physical possession has been granted Buyers by Sellers as the interest shall commence on the date of possession.

7. The undersigned Buyers agree to negotiate NEW LEASES OR ASSIGNMENTS OF THE LEASES covering the business premises known as:
        151 E. ALESSANDRO, RIVERSIDE, CALIFORNIA 92508
        1825 HAMNER AVENUE, SPACE A-E, NORCO, CALIFORNIA 91760

After the Buyers have successfully obtained the executed NEW LEASES AND/OR ASSIGNMENTS OF LEASES, the Buyers agree to deposit a copy of same into escrow prior to the transfer of the liquor licenses and to provide evidence of same directly to the Department of Alcoholic Beverage Control Board.

The undersigned Buyers and Sellers hereby acknowledge and agree that there shall be no transfer of any LEASE SECURITY DEPOSIT under the existing leases as stipulated hereinabove.

8. THERE IS NO REAL ESTATE BROKER INVOLVED IN THIS ESCROW TRANSACTION.

9. Buyers shall reimburse Sellers through escrow sales tax on fixtures and equipment based on the value of $10,000.00 on "RIVERSIDE STORE" and $10,000.00 "NORCO STORE" or as required by the State Board of Equalizationiton.

10. The undersigned Parties, being the Buyers and Sellers, hereby agree to allocate the purchase price of $563,177.00 as follows:

                  --PAGE THREE\ESCROW NO. 7794--
The breakdown of the "RIVERSIDE AND NORCO STORES" are as follows:

FURNITURE, FIXTURES AND EQUIPMENT              $ 20,000.00
(10,000.00 FOR EACH LOCATION)
LIQUOR LICENSE                                 $ 45,000.00
LEASEHOLD IMPROVEMENTS                         $448,177.00
GOODWILL                                       $ 50,000.00
TOTAL PURCHASE PRICE                           $563,177.00

11. The purchase price shall include all items as indicated in that certain ASSET PURCHASE AGREEMENT DATED SEPTEMBER 23, 1996 which includes all FURNITURE, FIXTURES AND EQUIPMENT indicated under said agreement. The undersigned Buyers and Sellers agree to furnish you as escrow holders a copy of same upon the close and completion of escrow.

12. It is mutually agreed between the Sellers and Buyers, the parties hereto, that no representations have been made by either party other than those specifically set forth in these Escrow Instructions or the ASSET PURCHASE AGREEMENT DATED SEPTEMBER 23, 1996 together with all its attachments.

13. The Buyers and Sellers agree to furnish JEAN ALLEN ESCROW CO., INC. with releases from the STATE BOARD OF EQUALIZATION AND EMPLOYMENT DEVELOPMENT DEPARTMENT prior to the close of escrow.

14. The Buyers expressly agree to assume and perform, as of possession date by Buyers and as a part of the purchase price, the existing SBA Loan held by WELLS FARGO BANK, whose address is P.O. BOX 11055, SAN JOSE, CALIFORNIA 95103, with an approximate unpaid principal balance of $136,226.25, payable $4,062.86 or more per month, including interest at the rate of ELEVEN (11%) percent per annum, payments due on the 1ST day of each month. The Sellers warrant said obligation may be assumed by the Buyers named herein as a part of the purchase price, and Buyers agree to execute any and all documents required by the holder of said SBA Loan, in order to affect the assumption thereof. You as escrow holders are herein authorized and instructed to secure Beneficiary Statement from the holder of said SBA Loan subject to the approval of the parties hereto on the principal balance due and owing as of the date Buyers take physical possession of subject business and premises; and any difference in the principal balance due and owing shall be adjusted by the PROMISSORY
NOTE AND SECURITY AGREEMENT IN FAVOR OF SELLERS.

The undersigned Parties, being the Buyers and Sellers hereby acknowledge and agree that the Assumption of the SBA Loan can only be completed after the creditors' claims of greater or equal priority have been satisfied in full compliance with Section 24074 of the Business and Professions Code in the State of California.

In the event that there are insufficient funds to satisfy the creditors of greater or equal priority, then the aforementioned Assumption shall not be completed until such time as the said creditors are satisfied.

15. The Buyers expressly agree to assume and perform, as of possession date by Buyers and as a part of the purchase price, the existing SBA Loan held by BAY CITIES NATIONAL BANK, whose address is 1333 S. PACIFIC COAST HIGHWAY, REDONDO BEACH, CA 90277, with an approximate unpaid principal balance of $237,302.71, payable $3,822.72 or more per month, including interest at the rate of ELEVEN (11%) percent per annum, payments due on the 1ST day of each month. The Sellers warrant said obligation may be assumed by the Buyers named herein as a part of the purchase price, and Buyers agree to execute any and all documents required by the holder of said SBA Loan, in order to affect the assumption thereof. You as escrow holders are herein authorized and instructed to secure Beneficiary Statement from

             --PAGE THREE...CONTINUED\ESCROW NO. 7794--

the holder of said SBA Loan subject to the approval of the parties hereto on the principal balance due and owing as of the date Buyers take physical possession of subject business and premises; and any difference in the principal balance due and owing shall be adjusted by the PROMISSORY NOTE AND SECURITY AGREEMENT IN FAVOR OF SELLERS.

The undersigned Parties, being the Buyers and Sellers hereby acknowledge and agree that the Assumption of the SBA Loan can only be completed after the creditors' claims of greater or equal priority have been satisfied in full compliance with Section 24074 of the Business and Professions Code in the State of California.

In the event that there are insufficient funds to satisfy the creditors of greater or equal priority, then the aforementioned Assumption shall not be completed until such time as the said creditors are satisfied.

16. The undersigned Parties, being the Buyers and Sellers, hereby agree that the Buyers shall payoff both SBA Loans as stipulated in Paragraph No. 14 and 15 of these Instructions upon the earlier of: 1) the date which is SIX (6) MONTHS following the date of possession by Buyers or 2) the date of Initial Public Offering of the stock in Buyers' corporation.

17. The undersigned Parties, being the Buyers and Sellers, hereby acknowledge and agree that this escrow transaction involves the cancellation of Two Notes and Security Agreements with an unpaid balance of $127,907.00 originally held by RIVER-DIEGO INVESTMENT CORP. and now owned by the Buyers. Upon the close and completion of escrow, Buyers agree to hand Sellers outside of escrow, the Original Notes and Security Agreements marked "PAID" together with a full release of said debts from RIVER-DIEGO INVESTMENT CORP. and RON WALTON; and you as escrow holders shall not be concerned therewith. The above cancellation of debts shall only be completed after the creditors' claims of greater or equal priority have been satisfied in full compliance with Section 24074 of the Business and Professions Code in the State of California.

In the event that there are insufficient funds to satisfy the creditors of greater or equal priority, then the aforementioned cancellation of debt shall not be completed until such time as the said creditors are satisfied.

18. The Sellers agree to accept: and the Buyers agree to execute, as a part of the purchase price, Promissory Note in the APPROXIMATE principal amount of $39,741.04 (EXACT BALANCE TO BE ADJUSTED BY THE SBA LOANS AS INDICATED HEREINABOVE), referred to on Page One, payable INTEREST ONLY APPROXIMATELY OF $331.18 or more per month, including interest at the rate of TEN (10%) percent per annum, first payment shall commence Thirty (30) days after date physical possession has been granted Buyers and continue monthly thereafter for a period of SIX (6) MONTHS from the date of the first INTEREST ONLY payment, at which time all remaining principal and accrued interest shall become all due and payable in full; Note to be delivered to Sellers at the close of this transaction. Note shall be secured by a Security Agreement covering all securable assets of said business.

Said Promissory Note shall contain the following recitals:

"In the event of sale, transfer, assignment or removal of personal property located at 151 E. ALESSANDRO, RIVERSIDE, CALIFORNIA 92508 or 1825
HAMNER AVENUE, SPACE A-E, NORCO, CALIFORNIA 91760, securing this Note, the unpaid balance of principal and interest, then due on the Note shall become due and payable at the option of the holders of said Note."

                 --PAGE THREE...CONTINUED\ESCROW NO. 7794--

"Promissors agree to pay a late charge penalty of FIVE (5%) percent of any installment not paid within TEN (10) days of the due date of said installment."

"In the event of Initial Public Offering of Buyers' corporation, the unpaid balance of principal and interest, then due on this Note shall become due and payable at the option of the holders of said Note."

19. You as escrow holders shall prepare a Uniform Commercial Code Form UCC-1, "Financing Statement," securing the aforementioned Promissory Note to reflect as Item No. 6 thereon the following recital:

"Furniture, removeable trade fixtures, equipment, accounts, contract rights, leasehold, inventory and additions thereof, proceeds of the same or similar type hereafter acquired by the Debtors, together with the proceeds of any insurance policies covering the herein described collateral located at 151 E. ALESSANDRO, RIVERSIDE, CALIFORNIA 92508 and 1825 HAMNER AVENUE, SPACE
A-E, NORCO, CALIFORNIA 91760."

Further, you shall use the above recital on Exhibit "A," Schedule of Collateral, which shall be attached to the Security Agreement referred to above. (SAID EXHIBIT "A" SHALL BE A DUPLICATE OF SCHEDULE IN THE ASSET PURCHASE AGREEMENT.)

The Uniform Commercial Code Form UCC-1, Financing Statement, is to be filed at the close of escrow or within Ten (10) days after date physical possession has been granted Buyers, whichever date is first to occur, with the Secretary of State, Uniform Commercial Code Division, in Sacramento, California.

20. The Buyers named herein agree to maintain insurance coverage satisfactory to SBA Lienholders and Sellers during the term of said Loans and Promissory Note referred to in these Instructions with evidence of same to be delivered to the SBA Lienholders and Sellers outside of escrow at the close of this transaction.

21. The parties hereto agree to direct you and you are hereby directed, after the requirements for transfer as provided in Section 24049 are satisfied, to pay out of the purchase price or consideration the claims of the bonafide creditors of the Sellers who file their claims with you before you are notified by the Department of Alcoholic Beverage Control Board of its approval of the transfer of the ON-SALE GENERAL LIQUOR LICENSES involved in this transaction, or if the purchase price or consideration is not sufficient to pay such claims in full, to distribute the consideration in accordance with Section 24074 of the Business and Professions Code; and you shall make the payment or distribution within a reasonable time after the completion of the transfer of said Licenses.

22. Subject to the precedent recording requirements, the parties shall immediately, and no later than Fourteen (14) days from opening date of escrow, make the first available appointment with the proper office of the Department of Alcoholic Beverage Control and shall cause an application to be made at the proper district office of the Department of Alcoholic Beverage Control for the transfer of the alcoholic beverage licenses intended to be transferred, at which time, Buyers shall pay the liquor license transfer fees, liquor license fees, incidental fees, required by the Department, and the close of this escrow shall be subject to the Department's approval of the transfer and permanent issuance of the liquor licenses to the Buyers.

23. Sellers warrant and represent to Buyers, there are no pending citations, violations or disciplinary proceedings against the ON-SALE GENERAL LIQUOR LICENSES involved herein, and should any occur during the term of this escrow, the Sellers agree to do all necessary things, including stipulating, making an offer in compromise and paying any

              --PAGE THREE...CONTINUED\ESCROW NO. 7794--

assessment imposed or acceptable by the Department of Alcoholic Beverage Control to dispose of such action in the earliest possible manner within the prescribed time period in order to complete the ON-SALE GENERAL LIQUOR LICENSE transfers to the Buyers.

24. The Buyers warrant that there is nothing in the Buyers' record, criminal or otherwise, that would prevent the issuance of said liquor licenses to the within named Buyers. The Buyers further represent and warrant as of the closing date of escrow that Buyers have never been convicted of a felony and as far as known to Buyers, Buyers are qualified to hold the Alcoholic Beverage Licenses to be transferred hereunder.

25. It is understood and agreed between the Parties hereto that there is no Merchandise Inventory involved so far as this transaction is concerned; and you as escrow holders shall be held harmless in connection therewith.

26. Buyers acknowledge that the County Personal Property Taxes were billed in the name of the Sellers, Sellers having been the owner of record as of the lien date of March 1, 1996. However, since the taxes will be for the fiscal year beginning July 1, 1996 and ending June 30, 1997, all or part of which may follow Buyers' possession date, Sellers will be responsible for the entire taxes billed and warrant to pay the same prior to the delinquent date and to hold Buyers harmless of and against any liability for the same. YOU AS ESCROW HOLDERS ARE AUTHORIZED AND INSTRUCTED TO PRO RATE SAME AS OF THE DATE OF POSSESSION.

27. Sellers hereby warrant to Buyers that the following is a list of all business names and addresses which have been used by the Sellers within the last THREE (3) YEARS:

     "TEXAS LOOSEY'S OF RIVERSIDE," 151 E. ALESSANDRO, RIVERSIDE, CA "TEXAS LOOSEY'S OF NORCO," 1825 HAMNER AVENUE, SPACE A-E, NORCO, CA

28. The parties hereto hereby instruct you as escrow holder, on their behalf and at their expense, to:

    (A) Record and publish a Notice to Creditors of Bulk Sale and Intention to transfer Liquor License.
    (B) Obtain for the benefit of the Parties hereto an updated Search for Liens from the Secretary of State, Sacramento, California on:
        (i.) Seller Name--at any and all addresses
        (ii.) Business Name--at business address
        Escrow holder is authorized and instructed to obtain demands and releases of any liens shown on said report and pay said demands, subject to Sellers' approval, from Buyers' down payment unless otherwise instructed by the parties hereto. No title insurance or guarantee is being obtained in connection with this report and escrow holder is relieved of all responsibility and/or liability for the sufficiency or correctness of said report and for any liens which may be filed after date of said report and prior to close of escrow.
    (C) Obtain a County Search for Abstracts of Judgment and Tax Liens from the county in which business is located on:
        (i.) Seller Name--at business address
        (ii.) Business Name--at business address
        Escrow holder is authorized and instructed to obtain demands and releases of any liens shown on said report and pay said demands, subject to Sellers' approval, from Buyers' down payment. No title, insurance or guarantee is being obtained in connection with this report and escrow holder is relieved of all responsibility and/or liability for the

                   --PAGE THREE...CONTINUED\ESCROW NO. 7794--

        sufficiency or correctness of said report and for any liens which may be filed after date of said report and prior to close of escrow.
    (D) Within TEN (10) days of Buyers' possession, if earlier, file a Uniform Commercial Code Financing Statement, together with such other applicable amending UCC forms as may be handed you, if any, with the Secretary of State.

Further, the parties authorize payment, from funds on deposit in escrow, of the charges for any and all of these procedures, when required or billed. You as escrow holders are authorized and instructed to charge the respective parties on a 50-50 basis SUBJECT TO MAXIMUM INDICATED UNDER PARAGRAPH NO. 3 OF THESE INSTRUCTIONS for all the above charges EXCEPTING as otherwise stipulated hereinabove.

29. Buyers shall cause to be handed you Corporate Resolution reflecting thereon authorization for execution of all documents enabling said Buyers to purchase subject assets prior to date physical possession is granted Buyers by Sellers or within Fifteen (15) days from the opening of this escrow transaction.

30. Buyers warrant that the Buying corporation involved herein this escrow is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power to enter into this escrow transaction and consummate this transaction in its entirety.

31. The parties expressly acknowledge and agree that upon the transfer of the California alcoholic beverage license to the Buyers and ownership of the funds deposited or to be deposited in escrow toward the purchase price has passed to the Sellers, subject to the interest therein of Sellers bona fide creditors, if any, but in any event, Buyers have no claim to or interest therein, and escrow holder shall proceed pursuant to the provisions of the California Alcoholic Beverage Control Act, to treat and distribute such funds accordingly with no further liability in so doing.

32. The parties acknowledge that certain funds for escrow costs, pro rations and reimbursements, usually referred to as closing costs of the Buyers are paid at and with the intent of closing the escrow. It is hereby agreed that the payment of such funds by the Buyers, in the amount furnished Buyers by escrow holder, shall constitute Buyers acknowledgement and approval of the close of escrow.

33. The Buyers and Sellers are entering into this escrow ready, willing and able to consummate the sale and purchase of said businesses and have investigated same to their entire satisfaction.

34. In the event that Buyers or Sellers utilize "facsimile" transmitted signed documents, Buyers and Sellers hereby agree to accept and hereby agree to instruct you as escrow holders to rely upon such documents as if they bore original signatures. Buyers and Sellers herein acknowledge and agree to provide to the other party, within Seventy-Two (72) hours of transmission, such documents bearing original signatures, by US Express Mail. Buyers and Sellers further acknowledge and agree that documents with non-original signatures may not be accepted for recording by the County Recorder or filing by the Secretary of State of California, thus making it impossible for the closing of a customary escrow without submission of original documents.

35. The parties herein instruct you as escrow holders that if for any reason you are required to hold funds after the scheduled closing date of escrow, escrow holders are instructed without further signatures required to withhold an escrow fee of $50.00 per month from the funds on deposit with escrow holders regardless of who deposited such funds.

                  --PAGE THREE...CONTINUED\ESCROW NO. 7794--

Said HOLD-OPEN fee will only be charged and collected by escrow holders after holding said funds for 90 days after the date set for disbursement, including the scheduled closing date, of the funds held. Additionally the parties herein irrevocably instruct you as escrow holders to automatically cancel this escrow without further instructions when all funds on deposit have been disbursed.

36. THE UNDERSIGNED PARTIES UNDERSTAND AND AGREE THAT THE ASSET PURCHASE AGREEMENT DATED SEPTEMBER 23, 1996 BY AND BETWEEN THE PARTIES IS HEREBY INCORPORATED INTO THIS ESCROW; HOWEVER, THE PARTIES FURTHER AGREE THAT THESE ESCROW INSTRUCTIONS CONSTITUTE THE SOLE INSTRUCTIONS TO ESCROW HOLDERS. THE UNDERSIGNED PARTIES HEREBY ACKNOWLEDGE THAT YOU AS ESCROW HOLDERS ARE BOUND AND INSTRUCTED ONLY BY THESE ESCROW INSTRUCTIONS. SHOULD THE ASSET PURCHASE AGREEMENT CONTAIN ANY INSTRUCTIONS TO ESCROW HOLDERS, YOU AS ESCROW HOLDERS SHALL NOT BE CONCERNED OR LIABLE IN CONNECTION THEREWITH.

------------------------------------------------------------------------------
JEAN ALLEN ESCROW CO., INC. IS LICENSED BY THE DEPARTMENT OF CORPORATIONS, STATE OF CALIFORNIA; SAID LICENSE IS DATED MARCH 21, 1974 AND IS NUMBERED 963-0480.
------------------------------------------------------------------------------

                                 - PAGE FOUR -

It is understood and agreed between the buyer and seller, that in the event any claims be received into escrow for any taxes due under the Alcoholic Beverage Tax Law, the Sales and Use Tax Law, the Personal Income Tax Law, or the Bank and Corporation Tax Law, or on unsecured property as defined in Section 134 of the Revenue and Taxation Code, or for payments due under the Unemployment Insurance Code, you are authorized and instructed to pay the same at close of escrow, or prior to close, if said payment is a condition precedent to the transfer of the Alcoholic Beverage License, as set forth in Section 24049 of Business and Professions Code, from the funds deposited in escrow, you are instructed to credit such payment to the Buyer against the purchase price. This being your instruction and authorization to make such payment without further authority for so doing.

It is understood and agreed between the buyer and seller, that after the requirements for transfer of the Alcoholic Beverage License, as provided for in
Section 24049 of the Business and Professions Code, are satisfied, you are authorized and instructed to pay out of the purchase price or consideration, the claims of the bonafide creditors of the seller who filed their claims with you before you were notified by the Department of Alcoholic Beverage Control of its approval of the transfer of the License, or in the event the purchase price or consideration is not sufficient to pay the claims in full, you are authorized and instructed to distribute the consideration as follows:

FIRST, to the United States for claims based on income or withholding taxes; and thereafter for claims based on any tax other than specified in Section 24049;

SECOND, to the payment of claims for wages, salaries, or fringe benefits of employees of the seller or transferor earned or accruing prior to the sale, transfer, or opening of an escrow for the sale thereof;

THIRD, to the payment of claims of secured creditors to the extent of the proceeds which arise from the sale of the security;

FOURTH, to the payment of claims on mechanics' liens;

FIFTH, to the payment of escrow fees and the payment of claims for prevailing brokerage fees for services rendered and claims for reasonable attorney's fees for service rendered;

SIXTH, to the payment of claims for goods sold and delivered to the transferor for resale at his licensed premises and the payment of claims for service rendered, performed, or supplied in connection with the operation of the licensed business;

SEVENTH, to the payment of other claims which have been reduced to court-ordered judgments, including claims for court-ordered support of minor child;

EIGHTH, to the payment of all other claims. The payment of these claims if sufficient assets are not available for the payment of the claims in full shall be paid pro rata;

In the event the Seller disapproves for payment any claim in full or in part, you shall notify the creditor who filed said claim of such full or partial disapproval, and you shall hold the amount or pro rata amount of said disallowed claim for a period of 25 days following, mailing of notice of disapproval to the said creditor, if the amount held is not levied upon by the creditor whose claim is disapproved during the 25 day period, then you are authorized and instructed to pay the amount so held over to the seller.

It is understood and agreed between the buyer and seller herein, that all claims filed in escrow, prior to notification to you of the transfer of the license, shall be treated as and shall be construed as being bonafide claims, and you are authorized and instructed to pay the same without any further approval from the seller herein, unless the seller notifies you in writing to the contrary, within 5 days from the date you furnish the seller with a list of claims filed in escrow, either by personal delivery of said list to seller, or upon said list being mailed by you to the seller at the seller's address set forth on Page One hereof, or the most current address furnished you in writing by seller.

It is understood and agreed between the buyer and seller herein, that in the event the purchase price or consideration is in the form of a promissory note or a promise to pay in favor of the seller, or any portion of the purchase price or consideration is in the form of a promissory note or a promise to pay in favor of the seller and the cash consideration is not sufficient to pay the creditors in full, then you are authorized and instructed to retain said note or promise in escrow, and the buyer agrees upon notice from you to pay said amounts as provided therein, into escrow, and you are to pay said amount pro rata from time to time to the bonafide creditors, until such time as the bonafide creditors claims have been paid in full, or the obligation due the seller has been fully satisfied, which ever occurs first.

You are authorized and instructed by the buyer and seller herein to comply with the instructions contained herein without any liability on your part for so doing.

-PAGE FIVE-

                                       I

  The Parties hereto do hereby agree to open, and do so open, an escrow at the office of JEAN ALLEN ESCROW CO., INC., for the purpose of completing the sale and purchase in accordance with all of the provisions of the Uniform Commercial Code of the State of California and provisions of Section 6102 et seq. of the California Commercial Code and the provisions of Sections 24049 and 24074 of the California Business and Professions Code and all laws pertaining to the subject matter of said escrow, and the Seller and Buyer instruct the escrow holders to comply with the provisions of those Code Sections.

  All parties to this escrow agreement agree that they or any of them will, on demand of the Jean Allen Escrow Co., Inc., sign, make, execute, and deliver unto the Jean Allen Escrow Co., Inc. all necessary papers and documents as may be required of them or any of them, and furnish to Jean Allen Escrow Co., Inc. all records, papers and documents necessary or requisite to the completion of all steps necessary to the consummation of the sale of the business contemplated in this escrow agreement. All parties hereto agree to comply with the terms of this escrow agreement promptly and without unnecessary delay.

                                       II

  No notice, demand or change of instructions shall be of any effect in this escrow unless given in writing by all parties affected thereby. In the event conflicting demands are made by any party hereto, or by any third person, or conflicting notices are served upon the escrow holder with respect to this escrow holder with respect to this escrow, whether said escrow has been completed or not, all of the parties hereto expressly agree that the escrow holder shall have the absolute right at its election to do either or all of the following:

  (a) Withhold and stop all further proceedings in the performance of this escrow; withhold the re-delivery of any and all monies, papers, documents, contracts or deeds deposited in the escrow; file a suit in interpleader or intervention, if that becomes reasonably necessary in its judgement, obtain an order from the court requiring the parties to interplead or intervene as it deems fit, proper and necessary; and litigate in any court of competent jurisdiction their several claims or rights or demands of any nature whatsoever, amongst or between any and all of the parties including third persons, if any, arising out of or connected with the said escrow.

  (b) In the event such interpleader suit or action in intervention is brought, it is understood that Jean Allen Escrow Co., Inc., as escrow holder, shall be fully released and discharged from all obligations to further perform any and all duties or obligations imposed upon it in this escrow, and the parties hereto jointly and severally agree to pay said Jean Allen Escrow Co., Inc., a corporation, all costs, expenses, charges, and reasonable attorney's fees expended by it, or which is incurred by it, or which it may incur in connection with the said escrow, or which may affect any right, title or interest therein or herein of either party; and such amounts of money thereof shall become a part of the judgment therefor to be rendered in such suit or action. In this connection it is understood and agreed by and between all of the parties hereto that said Jean Allen Escrow Co., Inc., a corporation, shall have the right, in its discretion, to withhold any and all papers, documents, deeds and instruments deposited in the said escrow, until the final determination of the said suit or action; and it is further agreed by the parties hereto that the said Jean Allen Escrow Co., Inc. is hereby given a first lien on any and all monies deposited in said escrow and on any and all papers, instruments, documents, deeds, and everything deposited in said escrow, for its fee, costs, charges, attorney's fee, and all other necessary expense until the final determination of such suit or action.

                                      III

  The parties authorize Jean Allen Escrow Co., Inc. to pay from any funds deposited in escrow all charges for publications, recordations, filings and chattel and security interest searches when incurred. The parties authorize Jean Allen Escrow Co., Inc. to pay from funds deposited in escrow at the close thereof or following notice of cancellation or recission or following a failure of the parties to comply with the terms of Paragraph I hereof all escrow fees, attorney's fees or other charges incurred in connection with the escrow, whether incurred for account of buyer or seller.

                                       IV

  It is specifically understood by the parties hereto that the Jean Allen Escrow Co., Inc., is a stake holder only under the laws of the State of California, and for the escrow fee charged, shall not be required to perform any other services or duties other than the ordinary services or duties as such stakeholder. However, should it become necessary in the completion of this escrow to render additional services other than as a stakeholder, then and in that event the said escrow holder shall be entitled compensation for such services, which shall become an additional cost and charge of this escrow, and said escrow holder may reimburse itself immediately for the reasonable amount of said additional services rendered by it, to all of which the parties hereto jointly and severally agree.

                                       V

  The escrow holder is not to be held liable for the sufficiency or correctness as to form, manner or execution, or validity of any instrument deposited in escrow, nor as to the identity, authority, or rights of any person executing the same, nor for failure to comply with any of the provisions of any agreement, contract or instrument filed or referred to in said escrow, and its duties hereunder shall be limited to the safekeeping of such money, instruments or other documents received by it as escrow holder and of the disposition of same in accordance with the written instruments and instructions accepted in this escrow, and as otherwise agreed in this agreement.

                                   -PAGE SIX-

                                       VI

  It is understood by the parties hereto that in consideration of Jean Allen Escrow Co., Inc. acting as escrow holder, that it shall in no case or event be liable for the failure for any of the conditions of this escrow, or damage caused by the exercise of its discretion in any particular manner, or for any other reason, except gross negligence or wilful misconduct with reference to the said escrow, and it shall not be liable or responsible for its failure to ascertain the terms or conditions, or to comply with any of the provisions of, any agreement, contract, or other document or written instrument filed herein, or referred to in the escrow, nor shall it be liable or responsible for or on account of any fraud of any nature whatsoever, for forgeries of any nature whatsoever, or for false personations.

                                      VII

  All the parties hereto further agree, jointly and severally, to pay on demand, as well as to indemnify and hold the escrow holder harmless, of and from any and all costs, damages, judgments, attorney's fees, expenditures, obligations, expenses and liabilities of any kind or nature which in good faith, the escrow holder may incur or sustain in connection with, or arising out of this escrow, and the escrow holder is hereby given a lien upon all of the rights, titles and interests of each of the undersigned in all escrow papers and other property and monies deposited in escrow, to protect the escrow holder's rights and to indemnify and reimburse said escrow holder under this escrow, including an expert witness fee if that becomes necessary.

                                      VIII

  The escrow holder is hereby authorized to pay such claims of the creditors of the seller as have been approved by the seller and if the amount of approved bills plus the amount held to cover disputed and unapproved bills aggregate more than the amount accruing to the account of the Seller after deducting expenses, the Seller agrees to make up the deficiency by depositing sufficient amount of money in escrow on or before seven days following the time set out above.

                                       IX

  It is understood that the escrow holder will not be liable to the buyer or secured party, or any other party, on account of any property included hereunder which is subject to conditional sale or lease contracts or other form of lease, contract or agreement, or chattel mortgage or on account of liens of any kind or nature whatsoever, or from defects in title which may exist with respect to any property. It is understood by the parties to this escrow that no chattel search is required covering the property involved herein and Jean Allen Escrow Co., Inc. is hereby relieved of all liability for not procuring such chattel search unless specifically provided for in this escrow. In the event, however, a chattel search is required by the parties hereto, and one is procured, it is understood that said buyer shall pay the costs thereof and which sum shall be an additional charge or cost or expense of said escrow; that furthermore such report as received from a reputable company rendering such chattel search reports, shall be conclusive and binding on the parties hereto.

                                       X

  The Jean Allen Escrow Co., Inc. is not to be concerned with any unpaid insurance, personal property tax, retail sales, beverage, unemployment, old age or social security taxes or contributions or any other tax, unless otherwise specifically instructed in this escrow.

                                       XI

  This Agreement shall inure to the benefit of, and be binding upon the heirs, executors, administrators and assigns of each of the parties hereto. Words used in this Agreement in the present tense include the future as well as the present; words used in the masculine gender include the feminine and neuter; the singular number includes the plural, and the plural the singular; and the word "person" includes a corporation as well as a natural person.

                                      XII

  All funds received in this escrow shall be deposited with a Federally insured bank with other escrow funds and all disbursements shall be made by check of Jean Allen Escrow Co., Inc. For the purpose of pro-rating, "Close of Escrow" shall mean the date for the payment of the consideration as set forth in the Notice to CREDITORS of BULK TRANSFER. Make all pro-rations on the basis of a 30-day month. All documents and funds due the respective parties herein are to be mailed to the addresses set out below their respective signatures, unless otherwise instructed. Our signatures on any documents and instructions pertaining to this escrow indicate our unconditional approval of same. In the event deposit in escrow is made by personal check, the maker, and party depositing said check, hereby agrees that the amount drawn in this check is on deposit to the credit of the maker in the bank indicated on check free and clear from any claims and the maker hereby guarantees payment of this check and agrees not to stop payment of same. If for any reason this check is not paid when presented for payment, and is placed in the hands of an attorney for collection, the maker hereby agrees to pay attorney's fee and such other costs as the court may allow.

                                      XIII

  Should any paragraph, clause or provision of this agreement be construed or interpreted by a court of competent jurisdiction to be void, or invalid, or unenforcible, such decision shall affect only those paragraphs, clauses or provisions so construed or interpreted, and shall in no event affect the remaining paragraphs, clauses or provisions of this agreement.

                                  -PAGE SEVEN-

                                      XIV

  In the event the seller rejects or refuses to approve any creditors' claims which have been filed in this escrow prior to the close of escrow, then in such event, the escrow holder is hereby authorized to withhold from the funds due the seller an amount equal to the amount of said claim and to withhold said amount until the disputed claim has been settled between the parties.

                                       XV

  The buyer and seller hereby authorize and empower the Jean Allen Escrow Co., Inc. to pay off any existing liens or charges against any personal property connected with or the subject of this escrow upon being notified thereof by such lien holder; the sum so paid by Jean Allen Escrow Co., Inc. shall be for the account of the seller and shall be deducted from all monies due such seller.

                                      XVI

  If these instructions require the preparation and execution of any promissory note or other writing which evidences an indebtedness or chose in action, or any security agreement or other document which is intended to create a security interest in real or personal property, then the parties agree to furnish Jean Allen Escrow Co., Inc. appropriate forms to accomplish the said requirements. Should the parties elect to use any such form made available to them by Jean Allen Escrow Co., Inc., it is agreed that Jean Allen Escrow Co., Inc. has made available such forms as an accommodation only, and Jean Allen Escrow Co., Inc. shall not be liable to the parties for the selection of the forms or their correctness and sufficiency.

                                     XVII


                                     XVIII

  These instructions may be executed in counterparts, each of which shall be deemed an original regardless of the date of its execution and delivery. All such counterparts, together shall constitute one and the same document.

                                      XIX

  The foregoing terms, conditions, provisions and instructions have been read and are understood and agreed to by each of the parties hereto.

  Receipt of a copy of these escrow instructions is hereby acknowledged by the buyer and the seller.

TEXAS LOOSEY'S STEAKHOUSE & SALOON, INC.,
A DELAWARE CORPORATION


BY                                            BY
------------------------------------          --------------------------------
RICHARD M. LEE, CHAIRMAN/CEO   Buyer          KENT E. ANDERSEN          Seller


BY                                            BY
------------------------------------          --------------------------------
HIRAM WOO, PRESIDENT           Buyer          JENNY A. ANDERSEN         Seller


                                              BY
------------------------------------          --------------------------------
                               Buyer                                    Seller


------------------------------------          --------------------------------
                               Buyer                                    Seller


------------------------------------          --------------------------------
                               Buyer                                    Seller


------------------------------------          --------------------------------
                               Buyer                                    Seller

                         ESTIMATED CLOSING STATEMENT
                                    BUYER

TEXAS LOOSEY'S STEAKHOUSE & SALOON, INC.     Estimated Closing Date:
1752 CLEMENT STREET                          March 3, 1997
SAN FRANCISCO, CA 94121                      Escrow No.   7794
                                             Page 1

Property:
TEXAS LOOSEY'S RIVERSIDE/NORCO, RIVERSIDE, NORCO, CA 92500

                                                        DEBITS         CREDITS

Total Consideration                                   563,177.00
MERCHANDISE INVENTORY                                  20,004.23

DEPOSIT(S):
Deposit
   By: BUYER                                                           5,000.00

EXISTING & NEW ENCUMBRANCES:
Existing Loan of Record - WELLS FARGO BANK                           136,226.25
New Loan to File - KENT E. ANDERSEN                                   69,241.04
   JENNY A. ANDERSEN
Existing Loan of Record - BAY CITIES NATIONAL BANK                   237,302.71

ADJUSTMENTS:
CANCELLATION OF NOTES Cr. 74,672 (+) 53,235 Cash                     127,907.00
SALES TAX ON $20,000 @ 8.25%                            1,650.00

PRORATIONS:
PERSONAL PROPERTY TAXES at $2963.19 per year ESTIMATED    987.00
From 03/01/97 to 07/01/97
REAL PROPERTY TAXES                                     5,867.50
at $8801.25 per 6 months ESTIMATED
From 03/01/97 to 07/01/97

DISBURSEMENTS:
RECORDATION FEES                                           21.00
   Paid To: RIVERSIDE COUNTY RECORDER
1ST PUBLICATION, ETC. NOTICE                              600.00
   Paid To: ESCROW DOCUMENTATION, SEARCHES
2ND PUBLICATION, ETC. NOTICE                              600.00
   Paid To: ESCROW DOCUMENTATION, SEARCHES
UCC AND COUNTY SEARCHES                                   500.00
   Paid To: ESCROW DOCUMENTATION, SEARCHES
MESSENGER FEES                                            109.90
   Paid To: DELIVERIES TODAY
PAYMENT IN FULL OF UCC FILING                             150.00
   Paid To: SECRETARY OF STATE
MESSENGER FEES                                             50.00
   Paid To: CONSISTENT DELIVERY

ESCROW FEES:
Escrow Fees                                             2,500.00
Federal Express                                            15.50
Document Preparation                                      300.00
RE-DRAW FEES                                              200.00

FUNDS HELD:
CONTINGENCY FUND/PADDING                                  400.00

                         ESTIMATED CLOSING STATEMENT
                                    BUYER

TEXAS LOOSEY'S STEAKHOUSE & SALOON, INC.         Estimated Closing Date:
1752 CLEMENT STREET                              March 3, 1997
SAN FRANCISCO, CA 94121                          Escrow No. 7794
                                                 Page 2

Property:
TEXAS LOOSEY'S RIVERSIDE/NORCO, RIVERSIDE, NORCO, CA 92508

                                                        DEBITS          CREDITS

Balance Due Escrow                                                  $ 21,505.13
Totals                                                 602,177.90    602,177.90

NOTICE: This estimated closing statement is subject to changes, corrections or additions at the time of final computation of closing escrow statement.

                                                 JEAN ALLEN ESCROW CO., INC.





                                                 By: _________________________

                                                                 EXHIBIT 10.15

                          GALVESTON'S STEAKHOUSE CORP.
                               OMNIBUS STOCK PLAN

1.       Establishment, Purpose and Types of Awards

         Galveston's Steakhouse Corp. hereby establishes the GALVESTON'S STEAKHOUSE CORP. OMNIBUS STOCK PLAN (the "Plan"). The purpose of the Plan is to promote the long-term growth and profitability of Galveston's Steakhouse Corp. (the "Corporation") by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Corporation and (ii) enabling the Corporation to attract, retain and reward the best available persons for positions of substantial responsibility.

         The Plan permits the granting of stock options, including nonqualified stock options and incentive stock options qualifying under Section 422 of the Code, in any combination (collectively, "Options").


2.       Definitions

Under this Plan, except where the context otherwise indicates, the following definitions apply:

         (a) "Board" shall mean the Board of Directors of the Corporation.

         (b) "Change in Control" shall mean: (i) an acquisition of the Company, which in the sole discretion of the Board immediately prior to such acquisition, is determined to be an acquisition hostile to, and not in the best interests of, the stockholders of the Company, or (ii) an acquisition of fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities by any person, as such term is used in Sections 13(d) and 14(d)(ii) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") other than Richard M. Lee, or (iii) a change in the composition of the Board so that a majority of the members of the Board immediately prior to such change of control or change in composition of the Board, is determined to be a change hostile to, and not in the best interests of, the stockholders of the Company.

         (c) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder.

         (d) "Committee" shall mean the Board or committee of Board members appointed pursuant to Section 3 of the Plan to administer the Plan.

         (e) "Common Stock" shall mean shares of the Corporation's common stock, $.01 par value.

         (f) "Fair Market Value" of a share of the Corporation's Common Stock for any purpose on a particular date shall be determined in a manner such as the Committee shall in good faith determine to be appropriate; provided, however, that if the Common Stock is publicly traded, then Fair Market Value shall mean the last reported sale price per share of Common Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on a system established by the National Association of Securities Dealers, Inc. ("Nasdaq System"), or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Committee or by such other source or sources as shall be selected in good faith by the Committee; and, provided further, that in the case of incentive stock options, the determination of Fair Market Value shall be made by the Committee in good faith in conformance with the Treasury Regulations under Section 422 of the Code. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term "trading day" shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq System, any day other than a Saturday, a Sunday or a day in which banking institutions in the State of New York are closed.

         (g) "Grant Agreement" shall mean a written agreement between the Corporation and a grantee memorializing the terms and conditions of an Option granted pursuant to the Plan.

         (h) "Grant Date" shall mean the date on which the Committee formally acts to grant an Option to a grantee or such other date as the Committee shall so designate at the time of taking such formal action.

         (i) "Parent" shall mean a corporation, whether now or hereafter existing, within the meaning of the definition of "parent corporation" provided in Section 424(e) of the Code, or any successor thereto of similar import.

         (j) "Rule 16b-3" shall mean Rule 16b-3 as in effect under the Exchange Act on the effective date of the Plan, or any successor provision prescribing conditions necessary to exempt the issuance of securities under the Plan (and further transactions in such securities) from Section 16(b) of the Exchange Act.

         (k) "Subsidiary" and "subsidiaries" shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of "subsidiary corporation" provided in Section 424(f) of the Code, or any successor thereto of similar import.

3.       Administration

(a) Procedure. The Plan shall be administered by the Board. In the alternative, the Board may appoint a Committee consisting of not less than two
(2) members of the Board to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer the Plan. In the event that the Board is the administrator of the Plan in lieu of a Committee, the term "Committee" as used herein shall be deemed to mean the Board.

         Members of the Board or Committee who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of an Option to him or her.

         The Committee shall meet at such times and places and upon such notice as it may determine. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all of the members of the Committee shall be valid acts of the Committee.

         (b) Procedure After Registration of Common Stock.. Upon and after the point in time that the Common Stock or any other capital stock of the Corporation becomes registered under Section 12 of the Exchange Act, the Board shall take all action necessary to cause the Plan to be administered in accordance with the then effective provisions of Rule 16b-3, provided that any amendment to the Plan required for compliance with such provisions shall be made in accordance with Section 10 of the Plan.

         (c) Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Options under the Plan, prescribe Grant Agreements evidencing such Options and establish programs for granting Options. The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:

                  (i) determine the eligible persons to whom, and the time or times at which Options shall be granted,

                  (ii)     determine the types of Options to be granted,

                  (iii) determine the number of shares to be covered by each Option,

                  (iv) impose such terms, limitations, restrictions and conditions upon any such Option as the Committee shall deem appropriate,

                  (v) modify, extend or renew outstanding Options, accept the surrender of outstanding Options and substitute new Options, provided that no such action shall be taken with respect to any outstanding Option which would adversely affect the grantee without the grantee's consent, and

                  (vi) accelerate or otherwise change the time in which an Option may be exercised, in whole or in part, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Option following termination of any grantee's employment.

The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable and to interpret same, all within the Committee's sole and absolute discretion.

     (d) Limited Liability. To the maximum extent permitted by law, no member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Option thereunder.

     (e) Indemnification. To the maximum extent permitted by law, the members of the Committee shall be indemnified by the Corporation in respect of all their activities under the Plan.

         (f) Effect of Committee's Decision. All actions taken and decisions and determinations made by the Committee on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any participants in the Plan and any other employee of the Corporation, and their respective successors in interest.

4.       Shares Available for the Plan: Maximum Awards

         Subject to adjustments as provided in Section 9 of the Plan, the shares of stock that may be delivered or purchased under the Plan, including with respect to incentive stock options intended to qualify under Section 422 of the Code, shall not exceed an aggregate of 400,000 shares of Common Stock of the Corporation. The Corporation shall reserve said number of shares for Options to be awarded under the Plan, subject to adjustments as provided in Section 9 of the Plan. If any Option, or portion of an Option, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, the shares subject to such Option shall thereafter be available for further Options under the Plan unless such shares would not be deemed available for future Options pursuant to Section 16 of the Exchange Act.

         The maximum number of shares of Common Stock subject to Options of any combination that may be granted during any 12 consecutive month period to any one individual shall be limited to 400,000 shares. To the extent required by
Section 162(m) of the Code, shares of Common Stock subject to the foregoing limit with respect to which the related Option is terminated, surrendered or canceled shall not again be available for grant under this limit.

5.       Participation

         Participation in the Plan shall be open to all employees, officers and directors of the Corporation, or of any Parent or Subsidiary of the Corporation, as may be selected by the Committee from time to time. Notwithstanding the foregoing, participation in the Plan with respect to awards of incentive stock options shall be limited to employees of the Corporation or of any Parent or Subsidiary of the Corporation. To the extent necessary to comply with Rule 16b-3 or to constitute an "outside director" within the meaning of Section 162(m) of the Code, and only in the event that Rule 16b-3 or Section 162(m) of the Code is applicable to the Plan or an Option awarded thereunder, Committee members shall not be eligible to participate in the Plan while members of the Committee.

         Options may be granted to such eligible persons and for or with respect to such number of shares of Common Stock as the Committee shall determine, subject to the limitations in Section 4 of the Plan. A grant of any type of Option made in any one year to an eligible person shall neither guarantee nor preclude a further grant of that or any other type of Option to such person in that year or subsequent years.

6.       Stock Options

         Subject to the other applicable provisions of the Plan, the Committee may from time to time grant to eligible participants nonqualified stock options or incentive stock options as that term is defined in Section 422 of the Code. The Options granted shall be subject to the following terms and conditions.

         (a) Grant of Option. The grant of an Option shall be evidenced by a Grant Agreement, executed by the Corporation and the grantee, stating the number of shares of Common Stock subject to the Option evidenced thereby and the terms and conditions of such Option, in such form as the Committee may from time to time determine.

         (b) Price. The price per share payable upon the exercise of each Option ("exercise price") shall be determined by the Committee; provided, however, that in the case of incentive stock options, the exercise price shall not be less than 100% of the Fair Market Value of the shares on the date the Option is granted.

         (c) Payment. Options may be exercised in whole or in part by payment of the exercise price of the shares to be acquired in accordance with the provisions of the Grant Agreement, and/or such rules and regulations as the Committee may have prescribed, and/or such determinations, orders, or decisions as the Committee may have made. Payment of the exercise price shall be made in cash (or cash equivalents acceptable to the Committee) or by such other means as the Committee may prescribe. The Corporation may make or guarantee loans to grantees to assist grantees in exercising Options.

         If the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Committee, subject to such limitations as it may determine, may authorize payment of the exercise price, in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions, to:
(i) a brokerage firm designated by the Corporation to deliver promptly to the Corporation the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) the Corporation to deliver the certificates for such purchased shares directly to such brokerage firm.

     (d) Terms of Options. The term during which each Option may be exercised shall be determined by the Committee. In no event shall an Option be exercisable less than six months nor more
                                                         5
than ten years from the date it is granted. Prior to the exercise of the Option and delivery of the shares certificates represented thereby, the grantee shall have none of the rights of a stockholder with respect to any shares represented by an outstanding Option.

         (e) Restrictions on Incentive Stock Options. The aggregate Fair Market Value (determined as of the Grant Date) of shares of Common Stock with respect to which all incentive stock options first become exercisable by any grantee in any calendar year under this or another plan of the Corporation and its Parent and Subsidiary corporations may not exceed $100,000 or such other amount as may be permitted from time to time under Section 422 of the Code. To the extent that such aggregate Fair Market Value shall exceed $100,000, or other applicable amount, such Options (taking Options into account in the order in which they were granted) shall be treated as nonqualified stock options. In such case, the Corporation may designate the shares of Common Stock that are to be treated as stock acquired pursuant to the exercise of an incentive stock option by issuing a separate certificate for such shares and identifying the certificate as incentive stock option shares in the stock transfer records of the Corporation.

         The exercise price of any incentive stock option granted to a grantee who owns (within the meaning of Section 422(b)(6) of the Code, after the application of the attribution rules in Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Corporation or its Parent or Subsidiary corporations (within the meaning of Sections 422 and 424 of the Code) shall be not less than 110% of the Fair Market Value of the Common Stock on the grant date and the term of such Option shall not exceed five years.

         Incentive stock options shall only be issued to employees of the Corporation or of a Parent or Subsidiary of the Corporation.

         (f) Other Terms and Conditions. Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time. No Option shall be an incentive stock option unless so designated by the Committee at the time of grant or in the Grant Agreement evidencing such Option.

7.       Withholding of Taxes

         The Corporation may require, as a condition to any exercise of an Option under the Plan or a Grant Agreement (hereinafter referred to as a "taxable event"), that the grantee pay to the Corporation, in cash, any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Plan. The Corporation, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Plan, or to retain or sell without notice a sufficient number of the shares to be issued to such grantee to cover any such taxes.

8.       Transferability

         To the extent required to comply with Rule 16b-3, and in any event in the case of an incentive stock option, no Option granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Committee in accord with the provisions of the immediately preceding sentence, an Option may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

 9.      Adjustments; Business Combinations

         In the event of a reclassification, recapitalization, stock split, stock dividend, combination of shares, or other similar event, the maximum number and kind of shares reserved for issuance or with respect to which Options may be granted under the Plan as provided in Section 4 shall be adjusted to reflect such event, and the Committee shall make such adjustments as it deems appropriate and equitable in the number, kind and price of shares covered by outstanding Options made under the Plan, and in any other matters which relate to Options and which are affected by the changes in the Common Stock referred to above.

         In the event of any proposed Change in Control, the Committee shall take such action as it deems appropriate to effectuate the purposes of this Plan and to protect the grantees of Options, which action may include, but without limitation, any one or more of the following: (i) acceleration or change of the exercise dates of any Option; (ii) arrangements with grantees for the payment of appropriate consideration to them for the cancellation and surrender of any Option; and (iii) in any case where equity securities other than Common Stock of the Corporation are proposed to be delivered in exchange for or with respect to Common Stock of the Corporation, arrangements providing that any Option shall become one or more Options with respect to such other equity securities.

         In the event the Corporation dissolves and liquidates (other than pursuant to a plan of merger or reorganization), then notwithstanding any restrictions on exercise set forth in this Plan or any Grant Agreement (i) each grantee shall have the right to exercise his Option at any time up to ten (10) days prior to the effective date of such liquidation and dissolution; and (ii) the Committee may make arrangements with the grantees for the payment of appropriate consideration to them for the cancellation and surrender of any Option that is 50 canceled or surrendered at any time up to ten (10) days prior to the effective date of such liquidation and dissolution. The Committee may establish a different period (and different conditions) for such exercise, cancellation, or surrender to avoid subjecting the grantee to liability under
Section 16(b) of the Exchange Act Any Option not so exercised, canceled, or surrendered shall terminate on the last day for exercise prior to such effective date.

10.      Termination and Modification of the Plan

         The Board, without further approval of the stockholders, may modify or terminate the Plan or any portion thereof at any time, except that no modification shall become effective without prior approval of the stockholders of the Corporation if stockholder approval is necessary to comply with any tax or regulatory requirement or rule of any exchange or Nasdaq System upon which the

Common Stock is listed or quoted; including for this purpose stockholder approval that is required for continued compliance with Rule 16b-3 or stockholder approval that is required to enable the Committee to grant incentive stock options pursuant to the Plan.

         The Committee shall be authorized to make minor or administrative modifications to the Plan as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Corporation or that may be authorized or made desirable by such laws. The Committee may amend or modify the grant of any outstanding Option in any manner to the extent that the Committee would have had the authority to make such Option as so modified or amended. No modification may be made that would materially adversely affect any Option previously made under the Plan without the approval of the grantee.

 11.     Non-Guarantee of Employment

         Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an employee to continue in the employ of the Corporation or shall interfere in any way with the right of the Corporation to terminate an employee at any time.

12.      Termination of Employment

         For purposes of maintaining a grantee's continuous status as an employee and accrual of rights under any Options, transfer of an employee among the Corporation and the Corporation's Parent or Subsidiaries shall not be considered a termination of employment. Nor shall it be considered a termination of employment for such purposes if an employee is placed on military or sick leave or such other leave of absence which is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee's right to reemployment shall no longer be guaranteed either by law or contract.

13.      Written Agreement

         Each Grant Agreement entered into between the Corporation and a grantee with respect to an Option granted under the Plan shall incorporate the terms of this Plan and shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

14.      Non-Uniform Determinations

         The Committee's determinations under the Plan (including, without limitation, determinations of the persons to receive Options, the form, amount and timing of such Options, the terms and provisions of such Options and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options under the Plan, whether or not such persons are similarly situated.

15.      Limitation on Benefits

         With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

16.      Listing and Registration

         If the Corporation determines that the listing, registration or qualification upon any securities exchange or upon any Nasdaq System or under any law, of shares subject to any Option is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of shares thereunder, no such Option may be exercised in whole or in part and no restrictions on such Option shall lapse, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Corporation.

17.      Compliance with Securities Laws

         The Corporation may require that a grantee, as a condition to exercise of an Option, and as a condition to the delivery of any share certificate, provide to the Corporation, at the time of each such exercise and each such delivery, a written representation that the shares of Common Stock being acquired shall be acquired by the grantee solely for investment and will not be sold or transferred without registration or the availability of an exemption from registration under the Securities Act and applicable state securities laws. The Corporation may also require that a grantee submit other written representations which will permit the Corporation to comply with federal and applicable state securities laws in connection with the issuance of the Common Stock, including representations as to the knowledge and experience in financial and business matters of the grantee and the grantee's ability to bear the economic risk of the grantee's investment. The Corporation may require that the grantee obtain a "purchaser representative" as, that term is defined in applicable federal and state securities laws. The stock certificates for any shares of Common Stock issued pursuant to this Plan may bear a legend restricting transferability of the shares of Common Stock unless such shares are registered or an exemption from registration is available under the Securities Act and applicable state securities laws. The Corporation may notify its transfer agent to stop any transfer of shares of Common Stock not made in compliance with these restrictions. Common Stock shall not be issued with respect to an Option granted under the Plan unless the exercise of such Option and the issuance and delivery of share certificates for such Common Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any national securities exchange or Nasdaq System upon which the Common Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance to the extent such approval is sought by the Committee.

18.      Governing Law

         The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Board or Committee relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws rules and principles.

19.      Plan Subject to Certificate of Incorporation and By-Laws

         This Plan is subject to the Certificate of Incorporation and By-Laws of the Corporation, as they may be amended from time to time.

20.      Effective Date; Termination Date

         The Plan is effective as of , 1997, the date on which the Plan was adopted by the Board, subject to approval of the stockholders within twelve months of such date. Unless previously terminated, the Plan shall terminate on the close of business on
      , 2007, ten years from the effective date. Subject to other applicable provisions of the Plan, all Options granted under the Plan prior to termination of the Plan shall remain in effect until such Options have been satisfied or terminated in accordance with the Plan and the terms of such Options.

                                                                 EXHIBIT 10.16

                                STOCK OPTION AGREEMENT
                               ------------------------

     THIS AGREEMENT made in Riverside, California, as of the 3rd day of June, 1996, by and between TEXAS LOOSEY'S STEAKHOUSE & SALOON, INC., a Delaware corporation (hereinafter referred to as the "Company"), and Richard M. Lee (hereinafter referred to as the "Grantee").

                                  W I T N E S S E T H
                                  - - - - - - - - - -

     WHEREAS, the Company has determined to grant to the Grantee a Stock Option in accordance with the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, the Company and the Grantee do hereby agree as follows:

     1. The Company hereby grants to the Grantee an option (hereinafter referred to as the "Option") to purchase from the Company, upon the terms and conditions hereinafter set forth, an aggregate of 82,500 shares of the Common Stock of the Company, $.01 par value (hereinafter referred to as the "Common Stock"), at the purchase price of $1.00 per share.

     2. The Option shall be exercisable upon the earlier of: (i) June 3, 1998 or
(ii) one (1) year following the completion of an initial public offering by the Company.

     3. a. The Option may be exercised only as set forth herein.

        b. The Option may be exercised in whole or in part only by the delivery by the Grantee (or his legal representative) of written notice to the Company, at its principal offices personally or by certified mail. Each such notice shall state the number of shares with respect to which the Option is being exercised and shall specify a date, not less than five (5) days nor more than fifteen (15) days after the date of the delivery of such notice, on which the shares shall be taken and payment made. Payment for such shares shall be in any manner the Company deems acceptable, including, in the discretion of the Company, cash, certified or cashier's check or personal check. The Option shall not be deemed exercised in whole or in part until payment in the manner described above has been made.

     4. a. If the shares of Common Stock outstanding are changed in number of class by reason of a split-up, merger, consolidation, recapitalization, reorganization, reclassification, or any capital adjustment, including a stock dividend, or if any distribution is made to the holders of Common Stock other than a cash dividend, an appropriate adjustment shall be made in the number and class of shares or other securities as to which the Option, or any part thereof then unexercised, shall be exercisable and the option price per share thereof.

          b. Adjustments under this Paragraph 4 shall be made in an equitable manner by the Board of Directors of the Company, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

          c. The Grantee shall have no rights as a Shareholder with respect to shares of Common Stock covered by the Option until payment for such shares shall have been made in full and until the date of the issuance to him of a stock certificate for such shares.

     5. Nothing herein contained shall impose any obligations upon the Grantee to exercise the Option or any part thereof.

     6. a. The Company may, in its sole discretion, determine not to issue or deliver any certificates for shares of Common Stock pursuant to the exercise of this Option prior to (i) the completion of any registration or other qualification of such shares under any federal or state law or regulation, or the maintaining in effect of any such registration or other qualification which the Company shall, in its reasonable discretion upon the advice of counsel, determine to be necessary or advisable; and (ii) the obtaining of any other consent approval, or permit from any state or federal governmental agency which the Company shall, in its reasonable discretion upon the advice of counsel, determine to be necessary or advisable.

          b. Unless the shares of Common Stock to be acquired pursuant to the exercise of the Option shall have been registered under the Securities Act of 1933, as amended (the "Securities Act"), prior to such exercise, each notice of the exercise of the Option shall include a representation that any of the Option shares purchased shall be acquired for investment only and not with a view to, or for sale in connection with, any public distribution, and that any subsequent resale of any of such shares either shall be made pursuant to a registration statement under the Securities Act which has become effective and is current with regard to the shares being sold, or shall be made pursuant to an exemption from registration under the Securities Act. In addition, the certificates representing such shares shall bear a legend in substantially the following form:

           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT AND ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

     7. The Option shall not be subject to anticipation, sale, assignment, pledge, encumbrance or charge except by will or by the laws of descent and distribution. The Option shall be exercisable during the Grantee's lifetime solely by the Grantee and after his death, solely by his duly qualified personal representative or representatives. This Agreement shall be binding upon the personal representatives, heirs and distributees of the Grantee.

     8. No amendment or alteration of the terms of this Option shall be valid unless made in writing and signed by both of the parties hereto.

     9. This Option shall be governed in all respects by the laws of the State of Delaware.

    10. This Option contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributees, successors and assigns.

    11. Any notices required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand or sent by certified mail to the addresses set forth above or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of the delivery or mailing.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                 TEXAS LOOSEY'S STEAKHOUSE & SALOON, INC.

                                 By: /s/ Hiram Woo
                                 -----------------------------------------------
                                         Hiram J. Woo, President

                                 /s/ Richard M. Lee
                                 -----------------------------------------------
                                     Richard M. Lee

                                                                 EXHIBIT 10.17

                                STOCK OPTION AGREEMENT
                               ------------------------

     THIS AGREEMENT made in Riverside, California, as of the 3rd day of June, 1996, by and between TEXAS LOOSEY'S STEAKHOUSE & SALOON, INC., a Delaware corporation (hereinafter referred to as the "Company"), and Hiram J. Woo (hereinafter referred to as the "Grantee").

                                  W I T N E S S E T H
                                  - - - - - - - - - -

     WHEREAS, the Company has determined to grant to the Grantee a Stock Option in accordance with the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, the Company and the Grantee do hereby agree as follows:

     1. The Company hereby grants to the Grantee an option (hereinafter referred to as the "Option") to purchase from the Company, upon the terms and conditions hereinafter set forth, an aggregate of 82,500 shares of the Common Stock of the Company, $.01 par value (hereinafter referred to as the "Common Stock"), at the purchase price of $1.00 per share.

     2. The Option shall be exercisable upon the earlier of: (i) June 3, 1998 or
(ii) one (1) year following the completion of an initial public offering by the Company.

     3. a. The Option may be exercised only as set forth herein.

        b. The Option may be exercised in whole or in part only by the delivery by the Grantee (or his legal representative) of written notice to the Company, at its principal offices personally or by certified mail. Each such notice shall state the number of shares with respect to which the Option is being exercised and shall specify a date, not less than five (5) days nor more than fifteen (15) days after the date of the delivery of such notice, on which the shares shall be taken and payment made. Payment for such shares shall be in any manner the Company deems acceptable, including, in the discretion of the Company, cash, certified or cashier's check or personal check. The Option shall not be deemed exercised in whole or in part until payment in the manner described above has been made.

     4. a. If the shares of Common Stock outstanding are changed in number of class by reason of a split-up, merger, consolidation, recapitalization, reorganization, reclassification, or any capital adjustment, including a stock dividend, or if any distribution is made to the holders of Common Stock other than a cash dividend, an appropriate adjustment shall be made in the number and class of shares or other securities as to which the Option, or any part thereof then unexercised, shall be exercisable and the option price per share thereof.

          b. Adjustments under this Paragraph 4 shall be made in an equitable manner by the Board of Directors of the Company, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

          c. The Grantee shall have no rights as a Shareholder with respect to shares of Common Stock covered by the Option until payment for such shares shall have been made in full and until the date of the issuance to him of a stock certificate for such shares.

     5. Nothing herein contained shall impose any obligations upon the Grantee to exercise the Option or any part thereof.

     6. a. The Company may, in its sole discretion, determine not to issue or deliver any certificates for shares of Common Stock pursuant to the exercise of this Option prior to (i) the completion of any registration or other qualification of such shares under any federal or state law or regulation, or the maintaining in effect of any such registration or other qualification which the Company shall, in its reasonable discretion upon the advice of counsel, determine to be necessary or advisable; and (ii) the obtaining of any other consent approval, or permit from any state or federal governmental agency which the Company shall, in its reasonable discretion upon the advice of counsel, determine to be necessary or advisable.

          b. Unless the shares of Common Stock to be acquired pursuant to the exercise of the Option shall have been registered under the Securities Act of 1933, as amended (the "Securities Act"), prior to such exercise, each notice of the exercise of the Option shall include a representation that any of the Option shares purchased shall be acquired for investment only and not with a view to, or for sale in connection with, any public distribution, and that any subsequent resale of any of such shares either shall be made pursuant to a registration statement under the Securities Act which has become effective and is current with regard to the shares being sold, or shall be made pursuant to an exemption from registration under the Securities Act. In addition, the certificates representing such shares shall bear a legend in substantially the following form:

           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT AND ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

     7. The Option shall not be subject to anticipation, sale, assignment, pledge, encumbrance or charge except by will or by the laws of descent and distribution. The Option shall be exercisable during the Grantee's lifetime solely by the Grantee and after his death, solely by his duly qualified personal representative or representatives. This Agreement shall be binding upon the personal representatives, heirs and distributees of the Grantee.

     8. No amendment or alteration of the terms of this Option shall be valid unless made in writing and signed by both of the parties hereto.

     9. This Option shall be governed in all respects by the laws of the State of Delaware.

    10. This Option contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributees, successors and assigns.

    11. Any notices required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand or sent by certified mail to the addresses set forth above or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of the delivery or mailing.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                 TEXAS LOOSEY'S STEAKHOUSE & SALOON, INC.

                                 By: /s/ Richard M. Lee
                                 -----------------------------------------------
                                         Richard M. Lee, Chairman & CEO

                                 /s/ Hiram J. Woo
                                 -----------------------------------------------
                                     HIram J. Woo